Exhibit 10.1

Execution Version

CREDIT AGREEMENT

PROVIDING FOR A SENIOR SECURED TERM LOAN OF

UP TO $391,000,000

BY AND AMONG

SEACOR MARINE FOREIGN HOLDINGS INC.,

as Borrower,

SEACOR MARINE HOLDINGS INC.,

as Parent Guarantor

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS IDENTIFIED ON SCHEDULE 1-B,

KROLL AGENCY SERVICES LIMITED,

as Facility Agent

KROLL TRUSTEE SERVICES LIMITED,

as Security Trustee

as of November 27, 2024

	7.2	Distributions by the Facility Agent	41

	7.3	Distributions to the Transaction Obligors	41

	7.4	Clawback and Pre-Funding	41

	7.5	Application of Receipts; Partial Payments.	42

	7.6	No Set Off	42

	7.7	Currency of Account	42

	7.8	Change of Currency.	42

	7.9	Currency Conversion.	43

	7.10	Disruption to Payment Systems etc.	43

	7.11	Computations; Banking Day	43

	7.12	Conduct of Business by Finance Parties	44

	7.13	Payments to Finance Parties	44

	7.14	Redistribution of Payments	44

	7.15	Recovering Finance Party’s Rights	44

	7.16	Reversal of Redistribution	44

	7.17	Exceptions	45

8.	TAXES		45

	8.1	No Set Off	45

	8.2	Tax Credits	45

	8.3	Exclusion of Gross-up for Taxes	46

	8.4	Delivery of Tax Forms	46

	8.5	FATCA Information	47

	8.6	FATCA Withholding.	48

	8.7	FATCA Mitigation	48

9.	EVENTS OF DEFAULT		48

	9.1	Events of Default	48

	9.2	Application of Moneys	52

	9.3	Indemnification	52

10.	COVENANTS		52

	10.1	Affirmative Covenants	52

	10.2	Negative Covenants	59

	10.3	Minimum Value Percentage	64

11.	ASSIGNMENT		64

12.	ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC		66

	12.1	Illegality	66

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	12.2	Increased Costs	66

	12.3	Lender’s Certificate Conclusive	68

	12.4	Compensation for Losses	68

13.	CURRENCY INDEMNITY		68

	13.1	Currency Conversion	68

	13.2	Change in Exchange Rate	68

	13.3	Additional Debt Due	68

	13.4	Rate of Exchange	68

14.	FEES AND EXPENSES		69

	14.1	Fees	69

	14.2	Expenses	69

15.	THE FACILITY AGENT.		70

	15.1	Appointment of the Facility Agent	70

	15.2	Instructions	70

	15.3	Duties of the Facility Agent	71

	15.4	No Fiduciary Duties	72

	15.5	Application of Receipts	72

	15.6	Business with the Group	72

	15.7	Rights and Discretions.	72

	15.8	Responsibility for Documentation	74

	15.9	No Duty to Monitor	74

	15.10	Exclusion of Liability.	74

	15.11	Lenders’ Indemnity to the Facility Agent	76

	15.12	Resignation or Replacement of the Facility Agent	77

	15.13	Confidentiality.	78

	15.14	Relationship with the other Finance Parties	78

	15.15	Credit Appraisal by the Lenders	78

	15.16	Facility Agent’s Management Time	79

	15.17	Deduction from Amounts Payable by the Facility Agent	79

	15.18	Reliance and Engagement Letters	79

	15.19	Full freedom to Enter into Transactions	79

	15.20	Majority Lenders' Instructions.	80

	15.21	Determinations by Facility Agent	80

	15.22	Amounts Paid In Error.	80

	15.23	Additional Indemnity	81

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16.	THE SECURITY TRUSTEE		81

	16.1	Trust.	81

	16.2	Reserved	82

	16.3	Enforcement through Security Trustee only.	82

	16.4	Instructions	82

	16.5	Duties of the Security Trustee	84

	16.6	No fiduciary duties	84

	16.7	Business with the Group	84

	16.8	Rights and discretions.	84

	16.9	Responsibility for Documentation	86

	16.10	No Duty to Monitor	86

	16.11	Exclusion of Liability.	87

	16.12	Lenders’ Indemnity to the Security Trustee	88

	16.13	Resignation or Replacement of the Security Trustee	89

	16.14	Confidentiality.	90

	16.15	Credit Appraisal by the Lenders	90

	16.16	Security Trustee's Management Time	91

	16.17	Reliance and Engagement letters	91

	16.18	No Responsibility to Perfect Collateral	91

	16.19	Insurance by Security Trustee	92

	16.20	Custodians and nominees	92

	16.21	Delegation by the Security Trustee	92

	16.22	Additional Security Trustees	93

	16.23	Acceptance of title	93

	16.24	Releases	93

	16.25	Winding up of Trust	93

	16.26	Powers Supplemental	94

	16.27	Reserved	94

	16.28	Application of Receipts	94

	16.29	Permitted Deductions	94

	16.30	Prospective liabilities	94

	16.31	Investment of proceeds	94

	16.32	Currency conversion.	95

	16.33	Good Discharge.	95

	16.34	Amounts received by Borrower	95

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	16.35	Full freedom to enter into transactions	95

	16.36	Majority Lenders' Instructions.	96

	16.37	Indemnity to the Security Trustee	96

17.	NOTICES AND DEMANDS		97

	17.1	Notices	97

18.	MISCELLANEOUS		99

	18.1	Right of Set-off	99

	18.2	Time of Essence	99

	18.3	Invalidity	99

	18.4	References	99

	18.5	Further Assurances	99

	18.6	Prior Agreements, Merger	99

	18.7	Entire Agreement; Amendments	100

	18.8	Assumption re Event of Default	100

	18.9	Indemnification	100

	18.10	USA Patriot Act Notice; Bank Secrecy Act	101

	18.11	CEA Eligible Contract Participant	101

	18.12	Contractual Recognition of Bail-In	101

	18.13	Confidentiality	102

	18.14	Counterparts; Electronic Delivery	103

	18.15	Headings	103

	18.16	Publication	103

	18.17	Termination; Release.	103

19.	APPLICABLE LAW, JURISDICTION AND WAIVER		104

	19.1	Applicable Law	104

	19.2	Jurisdiction	104

	19.3	WAIVER OF IMMUNITY	104

	19.4	WAIVER OF JURY TRIAL	104

20.	GUARANTEE AND INDEMNITY		104

	20.1	Guarantee and Indemnity	104

	20.2	Continuing Guarantee	105

	20.3	Reinstatement	105

	20.4	Waiver of Defenses	105

	20.5	Other Waivers	106

	20.6	Acknowledgment of Benefits	106

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	20.7	Immediate Recourse	106

	20.8	Appropriations	107

	20.9	Deferral of Subsidiary Guarantors’ Rights	107

	20.10	Additional Security	107

	20.11	Independent Obligations	108

	20.12	Limitation of Liability	108

	20.13	Applicability of Provisions of Guarantee to Other Security	108

21.	SUBORDINATION		108

	21.1	Subordination of Liabilities	108

	21.2	Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances	108

	21.3	Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of an Obligor	109

	21.4	Obligation of the Payor Unconditional	110

	21.5	Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness	110

	21.6	Senior Indebtedness	110

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EXHIBITS

A	Form of Note
B	Form of Parent Guaranty
C-1	Form of Marshall Islands Mortgage
C-2	Form of United States Mortgage
D	Form of Earnings Assignment
E	Form of Insurances Assignment
F	Form of Charters Assignment
G	Form of Funding Notice
H	Form of Assignment and Assumption Agreement
I	Form of Pledge Agreement
J	Form of Earnings Account Pledge
K	Form of Debt Service Reserve Account Pledge
L	Form of Vessel Manager’s Undertaking
M	Form of Compliance Certificate
N	Form of Valuation Certificate
O	Form of Vessel Owner Undertaking Letter
P	Form of Pre-Delivery Assignment
Q	Form of Joinder Agreement

SCHEDULE 1-A	SUBSIDIARY GUARANTORS AND RELEVANT PARENTS

SCHEDULE 1-B	LENDERS

SCHEDULE 2	VESSELS

SCHEDULE 3	LIENS

SCHEDULE 4	INDEBTEDNESS

SCHEDULE 5	INVESTMENTS

SCHEDULE 6	AFFILIATE TRANSACTIONS

SCHEDULE 7	APPROVED BAREBOAT CHARTERS

7

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is made as of the 27th day of November, 2024, by and among (i) SEACOR Marine Foreign Holdings Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (“Borrower”), as borrower, (ii) SEACOR Marine Holdings Inc., a corporation incorporated under the laws of the State of Delaware (the “Parent Guarantor”), as parent guarantor, (iii) the Subsidiary Guarantors from time to time party hereto, (iv) the parties identified on Schedule 1-B hereto, as Lenders, (v) Kroll Agency Services Limited, as facility agent for the Lenders (the “Facility Agent”), and (vi) Kroll Trustee Services Limited, as security trustee for the Finance Parties (the “Security Trustee”).

WITNESSETH THAT:

WHEREAS, subject to the terms and conditions set forth herein, the Lenders have agreed to make available to the Borrower senior secured term loans in the aggregate principal amount of up to Three Hundred Ninety One Million Dollars (US$391,000,000) to refinance the Refinanced Indebtedness, partially fund the Contract Price Installments of the Newbuilding Vessels, and for general corporate purposes.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1.	DEFINITIONS

1.1 Specific Definitions. In this Agreement the words and expressions specified herein, including in the preamble hereof, shall, except where the context otherwise requires, have the meanings attributed to them below:

“Account Bank”	means JPMorgan Chase N.A., or any other financial institution approved by the Majority Lenders;

“Account Control Agreement”	means each account control agreement by and among the Borrower, the Account Bank and the Security Trustee in respect of any account subject to an Account Pledge entered into pursuant to the terms of this Agreement, in a form acceptable to the Security Trustee and the Majority Lenders;

“Account Pledge”	means each of the Earnings Account Pledge, the Debt Service Reserve Account Pledge and the Escrow Account Pledge;

“Administrative Questionnaire”	means an administrative questionnaire in a form supplied by the Facility Agent;

“Advance”	means a borrowing of all or part of a Tranche under this Agreement;

“Affected Financial Institution”	means (a) any EEA Financial Institution or (b) any UK Financial Institution;

“Affiliate”	means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any Person means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of that Person whether through ownership of voting securities or by contract or otherwise;

“Annex VI”	means the Regulations for the Prevention of Air Pollution from Ships to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997);

“Anti-Money Laundering Laws”	means (i) any U.S. anti-money laundering laws and regulations, including the U.S. Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations, and (ii) all other non-U.S. anti-money laundering laws and regulations that are applicable to any Obligor or any Finance Party;

“Approved Bareboat Charter”	means (i) any bareboat charter to an Affiliate, (ii) each bareboat charter set forth on Schedule 7 hereto, and (iii) such other bareboat charter as may be approved in writing by the Majority Lenders;

“Approved Broker(s)”	means (a) with respect to U.S. flag Vessels with a coastwise endorsement, Dufour, Laskay & Strouse, Inc. and North American Marine Consultants, LLC, and (b) with respect to non-U.S. flag Vessels, Fearnley Offshore Supply A/S, Pareto Shipbrokers AS, Arctic Offshore International AS, Grieg Shipbrokers and/or Clarkson Valuations Limited, or in each case to the extent agreed between the Borrower and the Majority Lenders, any affiliate of such person through which valuations are commonly issued, or any other Person subject to the prior written consent of the Facility Agent (acting upon the instructions of the Majority Lenders);

“Approved Flag Jurisdiction”	means the Republic of Marshall Islands, the United States, Mexico (solely with respect to SEACOR MARLIN, SEACOR MIXTECA and AMY CLEMONS MCCALL), Nigeria (solely with respect to the bareboat registration of AVA J. MCCALL and SEACOR CHEETAH) or such other jurisdiction as may be approved by the Security Trustee (acting at the direction of the Majority Lenders);

“Assignable Charter”	means a Charter with an initial term or duration in excess of (or capable of exceeding, by virtue of any optional extension) 12 months;

“Assigned Moneys”	means sums assigned to and/or received by the Security Trustee or any Lender pursuant to any Security Document;

“Assignment and Assumption Agreement(s)”	means the Assignment and Assumption Agreement(s) executed pursuant to Section 11 (Assignments) substantially in the form set out in Exhibit H;

“Assignments”	means the Earnings Assignments, the Insurances Assignments, the Charter Assignments and the Pre-Delivery Assignments;

“Availability Period”	means the period commencing on the Effective Date and ending on (a) with respect to Tranche A, the earlier of (x) the fourth Funding Date under Tranche A and (y) March 31, 2025, and (b) with respect to Tranche B, the earlier of (x) the second Delivery Date relating to a Newbuilding Vessel, and (y) March 31, 2027;

“Bail-In Action”	means the exercise of any Write-down and Conversion Powers;

“Bail-In Legislation”

(a)   in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)   in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;

“Banking Day(s)”	means any day excluding Saturday, Sunday and any day on which banks located in New York, New York and London, England are authorized or required by law or other governmental action to close;

“Borrower”	shall have the meaning ascribed thereto in the preamble;

“Buyer”	means each of Buyer 1 and Buyer 2;

“Buyer 1”	means SEACOR Mekong LLC, a Marshall Islands limited liability company;

“Buyer 2”	means SEACOR Rio Grande LLC, a Marshall Islands limited liability company;

“Capitalized Lease Obligations”	means, with respect to a Person, all obligations on account of principal of such Person as lessee under capitalized leases that are properly classified as a liability on a balance sheet in accordance with GAAP;

“Cash Equivalents”	means any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three (3) months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three (3) months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s;

“Change of Control”

means:

(a)   with respect to the Parent Guarantor, any event or series of events occurs pursuant to which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power or ownership interest of the Parent Guarantor;

(b)   with respect to the Parent Guarantor, any event or series of events occurs pursuant to which individuals who at the beginning of any period of two consecutive calendar years constituted the board of directors or equivalent governing body of the Parent Guarantor (together with any new directors (or equivalent) whose election by such board of directors or equivalent governing body or whose nomination for election was approved by a vote of at least two-thirds of the members of such board of directors or equivalent governing body then still in office who either were members of such board of directors or equivalent governing body at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the members of such board of directors or equivalent governing body then in office;

(c)   with respect to the Borrower, any event or series of events occurs pursuant to which the Parent Guarantor ceases to own and control, directly or indirectly, 100% of the voting power or ownership interest of the Borrower; or

(d)   with respect to any Vessel Owner, any event or series of events occurs pursuant to which the Parent Guarantor ceases to own and control, directly or indirectly, 100% of the voting power or ownership interest of such Vessel Owner;

“Charter”	means, in respect of a Vessel, any charter or other contract for its employment, whether or not already in existence;

“Charter Assignment”	means, in respect of an Assignable Charter (other than an Assignable Charter relating to SEACOR MARLIN, SEACOR MIXTECA and AMY CLEMONS MCCALL while such Vessel is registered under the laws of Mexico), an assignment of charter executed by the relevant Vessel Owner (or relevant member of the Group as is party to such Assignable Charter) in favor of the Security Trustee, in substantially the form attached hereto as Exhibit F or such other form reasonably acceptable to the Majority Lenders;

“Classification Society”	means, with respect to a Vessel, Lloyds Register, DNV GL, American Bureau of Shipping, Bureau Veritas or another member of the International Association of Classification Societies approved by the Majority Lenders with whom such Vessel is entered and who conducts periodic physical surveys and/or inspections of such Vessel;

“Code”	means the Internal Revenue Code of 1986, as amended, and any successor statute thereto and any regulation promulgated thereunder;

“Collateral”	means all property or other assets, real or personal, tangible or intangible, whether now owned or hereafter acquired in which the Security Trustee or any Finance Party has been granted a security interest pursuant to a Security Document;

“Commitments”	means the Senior Commitments and Junior Commitments;

“Commitment Fee”	means the Tranche A Commitment Fee and the Tranche B Commitment Fee;

“Compliance Certificate”	means a certificate attached hereto as Exhibit M or such other form acceptable to the Majority Lenders;

“Contract Price”	means, with respect to a Newbuilding Vessel, the price payable for the Ship under the Shipbuilding Contact, subject to adjustment as provided in the Shipbuilding Contract;

“Contract Price Installment”	means, with respect to a Newbuilding Vessel, each instalment of the Contract Price payable under the Shipbuilding Contract;

“COSCO Indebtedness”	means (i) those certain deferred payment agreements each dated January 18, 2018 as amended, modified or supplemented from time to time, between each of (a) the COSCO Vessel Owners and (b) COSCO Shipping Heavy Industry (Guangdong) Co., Ltd. and (ii) each parent guarantee dated May 31, 2020 as amended, modified or supplemented from time to time made by Parent Guarantor in favor of COSCO Shipping Heavy Industry (Guangdong) Co. Ltd.;

“COSCO Vessels”	means each of SEACOR AMAZON, SEACOR CONGO, SEACOR DEMERARA, SEACOR MURRAY, SEACOR NILE, SEACOR OHIO, SEACOR PARANA and SEACOR YANGTZE;

“COSCO Vessels Owners”	means each of SEACOR Amazon LLC, SEACOR Congo LLC, SEACOR Demerara LLC, SEACOR Murray LLC, SEACOR Nile LLC, SEACOR Ohio LLC, SEACOR Parana LLC and SEACOR Yangtze LLC, each a Marshall Islands limited liability company;

“Debt Service Reserve Account”	means the blocked deposit account with account no. 537297981 (or such other account approved in writing by the Majority Lenders) maintained by the Borrower with an Account Bank;

“Debt Service Reserve Account Pledge”	means the pledge of the Debt Service Reserve Account in favor of the Security Trustee, substantially in the form set out in Exhibit K or such other form reasonably acceptable to the Majority Lenders;

“Default”	means any event that would, with the giving of notice or passage of time, constitute an Event of Default;

“Default Rate”	means a rate per annum equal to two percent (2.00%) over the Fixed Interest Rate;

“Delivery Date”	means, with respect to a Newbuilding Vessel, the date on which such Newbuilding Vessel is delivered by the Shipyard to the relevant Buyer under the applicable Shipbuilding Contract;

“Disruption Event”

means either or both of:

(a)   a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loans (or otherwise in order for the transactions contemplated by the Loan Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)   the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

(i) from performing its payment obligations under the Loan Documents; or

(ii)  from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Loan Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted;

“DOC”	means a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

“Dollars” and the sign “$”	means the legal currency, at any relevant time hereunder, of the United States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be determined by the Facility Agent, acting at the direction of the Majority Lenders, to be customary for the settlement in New York City of banking transactions of the type herein involved);

“Earnings Account”	means the deposit account with account no. 537297833 (or such other account approved in writing by the Majority Lenders) maintained by the Borrower with an Account Bank;

“Earnings Account Pledge”	means the pledge of the Earnings Account executed by the Borrower in favor of the Security Trustee pursuant to the terms of this Agreement, substantially in the form set out in Exhibit J or such other form reasonably acceptable to the Security Trustee and the Majority Lenders;

“Earnings Assignment”	means, with respect to a Vessel, the assignment in respect of the earnings of such Vessel (other than SEACOR MARLIN, SEACOR MIXTECA and AMY CLEMONS MCCALL while such Vessel is registered under the laws of Mexico) from any and all sources (including requisition compensation), executed by the relevant Vessel Owner in favor of the Security Trustee substantially in the form attached hereto as Exhibit D or such other form reasonably acceptable to the Majority Lenders;

“EEA Financial Institution”	means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”	means any member state of the European Union, the United Kingdom, Iceland, Liechtenstein and Norway;

“EEA Resolution Authority”	means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution;

“Effective Date”	means the date of this Agreement;

“Environmental Approval(s)”	shall have the meaning ascribed thereto in Section 2.1(q) (Environmental Matters and Claims);

“Environmental Claim(s)”	shall have the meaning ascribed thereto in Section 2.1(q) (Environmental Matters and Claims);

“Environmental Law(s)”	shall have the meaning ascribed thereto in Section 2.1(q) (Environmental Matters and Claims);

“Equity Interest”

means:

(a)   any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person; and

(b)   all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person;

“ERISA”	means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute and regulation promulgated thereunder;

“ERISA Affiliate”	means a trade or business (whether or not incorporated) which is under common control with any Obligor or any Subsidiary thereof within the meaning of Sections 414(b), (c), (m) or (o) of the Code or which would be considered a member of a “controlled group” with any Obligor or any Subsidiary thereof under Section 4001 of ERISA;

“ERISA Funding Event”	means (a) any failure by any Plan to satisfy the minimum funding standards (for purposes of Section 412 of the Code or Section 302 of ERISA), whether or not waived; (b) the filing pursuant to Section 412 of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (c) the failure by any Obligor, Subsidiary thereof or ERISA Affiliate to make any required contribution to a Multiemployer Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430(i) of the Code); (e) the incurrence by any Obligor, Subsidiary thereof or ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (f) the receipt by any Obligor, Subsidiary thereof or ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Obligor, Subsidiary thereof or ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Section 4245 of ERISA, or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA; (g) any “reportable event”, as defined in Section 4043 of ERISA with respect to a Plan (other than an event for which the 30-day notice period to the PBGC is waived); or (h) the existence with respect to any Plan of a non-exempt “prohibited transaction” for purposes of Section 406 of ERISA or Section 4975 of the Code;

“ERISA Termination Event”	means (a) the imposition of any lien under Section 430(k) of the Code or any other lien in favor of the PBGC or any Plan or Multiemployer Plan on any asset of any Obligor, Subsidiary thereof or ERISA Affiliate thereof in connection with any Plan or Multiemployer Plan; (b) the receipt by any Obligor, Subsidiary thereof or ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan or Multiemployer Plan under Section 4042 of ERISA; (c) the filing of a notice of intent to terminate a Plan under Section 4041 of ERISA; (d) the institution of proceeding to terminate a Plan or a Multiemployer Plan; (e) the incurrence by any Obligor, Subsidiary thereof or ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; or (f) the occurrence of any other event or condition which might constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan;

“Escrow Account”	means the blocked deposit account with account no. 537297932 (or such other account approved in writing by the Majority Lenders) maintained by the Borrower with an Account Bank;

“EU Bail-In Legislation Schedule”	means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

“Event of Default”	shall have the meaning ascribed thereto in Section 9.1 (Events of Default);

“Exchange Act”	means the Securities and Exchange Act of 1934, as amended;

“Executive Orders”	means the directives issued to federal agencies by the President of the United States of America;

“Facility Agent”	shall have the meaning ascribed thereto in the preamble;

“Fair Market Value”	means, with respect to any Vessel, an average of the values provided by two Approved Brokers, for such Vessel on a stand-alone arm’s length, willing buyer, willing seller basis, free and clear of any Liens, charters or other encumbrances and with no value given to any pooling arrangements, provided that (a) appraisals evidencing Fair Market Value shall not be dated more than thirty (30) days prior to the date on which such appraisal is required pursuant to this Agreement, and (b) appraisals delivered together with the Funding Notice relating to the Initial Funding Date pursuant to Section 3.3 (Funding Notice) shall not be dated earlier than August 15, 2024;

“FATCA”

means:

(a)   Sections 1471 through 1474 of the Code and any regulations thereunder issued by the United States Treasury;

(b)   any treaty, law or regulation of any jurisdiction, or relating to an intergovernmental agreement between jurisdictions, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)   any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction;

“FATCA Deduction”	means a deduction or withholding from a payment under this Agreement or any Security Document required by or under FATCA;

“FATCA Exempt Party”	means a FATCA Relevant Party who is entitled under FATCA to receive payments free from any FATCA Deduction;

“FATCA Non-Exempt Party”	means a FATCA Relevant Party who is not a FATCA Exempt Party;

“FATCA Non-Exempt Lender”	means any Lender who is a FATCA Non-Exempt Party;

“FATCA Relevant Party”	means each Finance Party;

“Fee Letter”	means any letter or letters between any of the Finance Parties (or any of its Affiliates) and any Obligor setting out any of the fees payable by such Obligor in connection with the Loans contemplated by this Agreement;

“Finance Parties”	means the Facility Agent, the Security Trustee and the Lenders;

“Fixed Interest Rate”	means 10.30% per annum;

“Foreign Plan”	means an employee benefit plan, program, policy, scheme or arrangement that is not subject to U.S. law and is maintained or contributed to by any Obligor or Subsidiary thereof or for which any Obligor or Subsidiary thereof has or could have any liability;

“Foreign Termination Event”	means the occurrence of an event with respect to the funding or maintenance of a Foreign Plan that could reasonably be expected to result in a lien on, or seizure of, any Collateral;

“Foreign Underfunding”	means the excess, if any, of the accrued benefit obligations of a Foreign Plan (based on those assumptions used to fund that Foreign Plan or, if that Foreign Plan is unfunded, based on those assumptions used for financial accounting statement purposes or, if accrued benefit obligations are not calculated for financial accounting purposes, based on such reasonable assumptions as may be approved by the relevant Obligor’s independent auditors for these purposes) over the sum of (i) the assets of such Foreign Plan and (ii) the liability related to such Foreign Plan accrued by the relevant Obligor for financial accounting statement purposes which could reasonably be expected to result in a liability to any Obligor in the aggregate in excess of US$5,000,000;

“Funding Date”	means any date, being a Banking Day during the Availability Period on which all or a portion of the Loans is advanced to the Borrower, subject to the conditions in Article IV;

“Funding Notice”	has the meaning set forth in Section 3.3 (Funding Notice);

“GAAP”	shall have the meaning ascribed thereto in Section 1.3 (Accounting Terms);

“Governmental Authority”	means any nation or government, any state or other political subdivision thereof and any agency, authority, commission, board, bureau or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

“Group”	means the Parent Guarantor and its Subsidiaries;

“Historical Financial Statements”	means as of the Effective Date (i) the audited financial statements of the Parent Guarantor for the period ending December 31, 2023 and (ii) the unaudited financial statements of the Parent Guarantor for the periods ending June 30, 2024 and September 30, 2024;

“IAPPC”	means a valid international air pollution prevention certificate for a Vessel issued under Annex VI;

“Indebtedness”	means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) the face amount of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) Capitalized Lease Obligations, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, and (vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables;

“Indemnitee”	shall have the meaning ascribed thereto in Section 18.9 (Indemnification);

“Information”	means all information received from the Obligors relating to any of them or any of their respective businesses in connection with this Agreement that was not otherwise available to the Facility Agent or any Lender on a non-confidential basis prior to such disclosure by the Obligors; provided, that, in the case of information received from the Obligors after the Effective Date, such information is clearly identified at the time of delivery as confidential;

“Initial Funding Date”	means the first Funding Date to occur;

“Insurances Assignment”	means, with respect to a Vessel, an assignment in respect of the insurances over such Vessel (other than SEACOR MARLIN, SEACOR MIXTECA and AMY CLEMONS MCCALL while such Vessel is registered under the laws of Mexico) executed by the relevant Vessel Owner in favor of the Security Trustee in substantially the form attached hereto as Exhibit E or such other form reasonably acceptable to the Security Trustee and the Majority Lenders;

“Intercompany Creditor”	means the Parent Guarantor and each of its Subsidiaries;

“Intercompany Debt”	means all Indebtedness of an Obligor to an Intercompany Creditor which is subordinated pursuant to Section 21 (Subordination) hereof or an Intercompany Subordination Agreement;

“Intercompany Subordination Agreement”	means a subordination agreement made by an Intercompany Creditor and the Security Trustee in a form reasonably acceptable to the Security Trustee and the Majority Lenders;

“Inventory of Hazardous Materials”	shall have the meaning ascribed thereto in Resolution MEPC.269(68) of the International Maritime Organization;

“Investment”	means (i) any capital contribution to any Person, (ii) any purchase, acquisition or other investment in stock, Equity Interests, bonds, notes, debentures, other securities or assets constituting a business unit of any Person, (iii) any loan, credit or advance made to any Person, or (iv) any other investment in any Person; provided, that for clarity, purchases and other acquisitions of spares, materials, equipment and intangible property relating to vessels in the ordinary course are not deemed to be Investments;

“IRS”	means the Internal Revenue Service of the United States Department of the Treasury;

“ISM Code”	means the International Safety Management Code for the Safe Operating of Ships and for Pollution Prevention constituted pursuant to Resolution A.741(18) of the International Maritime Organization and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISPS Code”	means the International Ship and Port Facility Security Code adopted by the International Maritime Organization at a conference in December 2002, and amending the Safety of Life at Sea Convention and includes any amendments or extensions thereto and any regulation issued pursuant thereto;

“ISSC”	means the International Ship Security Certificate issued pursuant to the ISPS Code;

“Joinder Agreement”	means a joinder agreement to this Agreement pursuant to which a Person becomes a “Subsidiary Guarantor”, as applicable, in substantially the form of Exhibit Q or such other form acceptable to the Majority Lenders;

“Jones Act Vessel”	means,” with respect to a Vessel, a United States-flagged vessel qualified on the Effective Date to engage in domestic coastwise trade under the U.S. citizenship and cabotage laws principally contained in 46 U.S.C. § 50501(a), (b) and (d) and 46 U.S.C. Chapters 121 and 551, as amended or modified from time to time, and any successor statutes thereto;

“Junior Commitment(s)”	means, in relation to a Junior Lender, the portion of the Junior Loan set out opposite its name in Schedule 1-B hereto or, as the case may be, in any relevant Assignment and Assumption Agreement, as such amount shall be reduced from time to time pursuant to Section 5 (Repayment and Prepayment);

“Junior Lenders”	shall mean the lenders whose names and addresses are set out in Schedule 1-B hereto as having a Junior Commitment and any assignee thereof pursuant to the terms of Section 11 (Assignment) hereof;

“Junior Loan”	means the loan made available by the Junior Lenders to the Borrower pursuant to this Agreement, in an aggregate amount not to exceed the total Junior Commitments;

“Lender(s)”	means Junior Lenders or Senior Lenders, as applicable;

“Lien”	means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charge or security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or similar notice under the Uniform Commercial Code or the comparable law of any jurisdiction);

“Loans”	means the Junior Loan and the Senior Loan;

“Loan Document(s)”	means each of this Agreement, the Notes, the Security Documents, the Parent Guaranty, any Fee Letter, any Vessel Manager’s Undertaking, each Joinder Agreement, each Vessel Owner Undertaking Letter, any Intercompany Subordination Agreement and any other document designated as such by the Facility Agent (acting upon the instructions of the Majority Lenders) and the Borrower;

“Majority Lenders”	means, at any time, one or more Lenders who have or hold Commitments that exceed 66 2/3% of the aggregate total Commitments of all Lenders at such time;

“Management Agreement”	means with respect to each Vessel, a ship management agreement between each Vessel Owner and the relevant Vessel Manager, in a form reasonably satisfactory to the Majority Lenders;

“Material Adverse Effect”	means (a) a material adverse effect on (i) the ability of the Transaction Obligors, taken as a whole, to meet any of their respective obligations with regard to any Loan Document, the Loans and the financing arrangements established in connection therewith, or (ii) the business, property, assets, liabilities operations, condition (financial or otherwise) or prospects of the Parent Guarantor, or (b) a material impairment of the validity or enforceability of any Loan Document;

“Materials of Environmental Concern”	shall have the meaning ascribed thereto in Section 2.1(q) (Environmental Matters and Claims);

“Maturity Date”	means the five (5) year anniversary of the Initial Funding Date;

“Minimum Value Percentage”	shall have the meaning set forth in Section 10.3 (Minimum Value Percentage);

“Mortgage(s)”	means the first preferred/priority ship mortgage on each of the Vessels (other than SEACOR MARLIN, SEACOR MIXTECA and AMY CLEMONS MCCALL while such Vessel is registered under the laws of Mexico) or amendments or amendments and restatements thereof, in substantially the forms attached as Exhibits C-1 or C-2 hereto, executed by the relevant Vessel Owner in favor of the Security Trustee, or such other first preferred/priority ship mortgage reasonably acceptable to the Security Trustee and the Majority Lenders;

“MTSA”	means the Maritime & Transportation Security Act, 2002, as amended, inter alia, by Public Law 107-295;

“Multiemployer Plan”	means, at any time, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Obligor, Subsidiary thereof or ERISA Affiliate is making or accruing an obligation to make contributions (or is required to make or accrue an obligation to make contributions) or has within any of the six preceding plan years made or accrued an obligation to make contributions (or has been required to make or accrue an obligation to make contributions);

“Net Sale Proceeds”	means, with respect to the sale of a Vessel, 100% of the sale proceeds, net of any commissions and other actual and reasonable transaction costs which are documented and payable to a Person that is not an Affiliate of the Borrower, and taxes, if applicable;

“Newbuilding Vessel”	means each of Newbuilding Vessel 1 and Newbuilding Vessel 2;

“Newbuilding Vessel 1”	shall mean the Z-4423 MPSV vessel under construction with the Yard pursuant to Shipbuilding Contract 1 and designated as Hull No. MW628-11;

“Newbuilding Vessel 2”	shall mean the Z-4423 MPSV vessel under construction with the Yard pursuant to Shipbuilding Contract 2 and designated as Hull No. MW628-12;

“Note”	means each promissory note to be executed by the Borrower, to a Lender or its registered assigns to evidence the Loans (or a portion thereof) substantially in the form set out in Exhibit A or such other form reasonably acceptable to the Majority Lenders;

“Obligors”	means the Borrower, the Parent Guarantor and the Subsidiary Guarantors;

“OFAC”	means the U.S. Department of the Treasury’s Office of Foreign Assets Control;

“Operator”	means, in respect of a Vessel, the Person who operates such Vessel and falls within the definition of “Company” set out in rule 1.1.2 of the ISM Code;

“Parent Guaranty”	means the guaranty by the Parent Guarantor in favor of the Security Trustee, substantially in the form set out in Exhibit B or such other form approved by the Security Trustee and the Majority Lenders;

“Parent Guarantor”	shall have the meaning ascribed thereto in the preamble;

“Participant”	shall have the meaning ascribed thereto in Section 11(f);

“Party”	means each party to this Agreement;

“Patriot Act”	shall have the meaning ascribed thereto in Section 18.10 (USA Patriot Act Notice; Bank Secrecy Act);

“PBGC”	means the Pension Benefit Guaranty Corporation;

“Permitted Indebtedness”	shall have the meaning ascribed thereto in Section 10.2(l) (Indebtedness);

“Permitted Liens”	shall have the meaning ascribed thereto in Section 10.2(a) (Liens);

“Person”	means any individual, sole proprietorship, corporation, partnership (general or limited), limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

“Plan”	means any employee benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect to which any Obligor, Subsidiary thereof or ERISA Affiliate is or, within the six-year period prior to the date of this Agreement was, (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA;

“Pledge Agreement”	means a pledge agreement by each Relevant Parent in favor of the Security Trustee, pursuant to which the capital stock or membership interests, as the case may be, of each Subsidiary Guarantor (other than the Subsidiary Guarantor owning SEACOR MARLIN while such Vessel is registered under the laws of Mexico) are pledged, in substantially the form attached hereto as Exhibit I or such other form reasonably acceptable to the Security Trustee and the Majority Lenders;

“Pre-Delivery Assignment”	means, with respect to a Newbuilding Vessel, an assignment by the relevant Subsidiary Guarantor of such Newbuilding Vessel’s Shipbuilding Contract and/or related Refund Guarantee, in substantially the form attached hereto as Exhibit P or such other form reasonably acceptable to the Security Trustee and the Majority Lenders;

“Pre-Delivery Contract Termination Event”	means (a) a termination of a Shipbuilding Contract, (b) a sale or transfer of a Shipbuilding Contract to a party other than an Obligor, or (c) any event described in Section 9.1(h) (Bankruptcy) occurs with respect to the Refund Guarantor or the Shipyard;

“Quarter End Date”	means March 31, June 30, September 30 and December 31 of each year;

“Refinanced Indebtedness”	means the Indebtedness arising under (i) that certain credit agreement dated September 8, 2023 made by (among others) the Borrower, as borrower, the Facility Agent as facility agent and the lenders party thereto, (ii) that certain credit agreement dated June 16, 2023 made by (among others) SEACOR Alps LLC, SEACOR Andes LLC and SEACOR Atlas LLC, as joint and several borrowers, Mountain Supply LLC as facility agent and security trustee and the lenders party thereto, (iii) the 4.25% convertible senior notes due 2026 issued by the Parent Guarantor pursuant to an exchange agreement dated October 5, 2022 in an aggregate principal amount of $35,000,000, (iv) the 8.0% / 9.5% senior PIK toggle notes due 2026 issued by the Parent Guarantor pursuant to an exchange agreement dated October 5, 2022, in an aggregate principal amount of $90,000,000, (v) the Santander Indebtedness, and (vi) the COSCO Indebtedness, in each case as may be amended, modified or supplemented from time to time;

“Refund Guarantee”	means each of Refund Guarantee 1 and Refund Guarantee 2;

“Refund Guarantee 1”	means the guarantee(s) issued or to be issued by the Refund Guarantor in favor of Buyer 1 pursuant to Shipbuilding Contract 1 upon payment of each Contract Price Installment;

“Refund Guarantee 2”	means the guarantee(s) issued or to be issued by the Refund Guarantor in favor of Buyer 2 pursuant to Shipbuilding Contract 2 upon payment of each Contract Price Installment;

“Refund Guarantor”	means, with respect to a Refund Guarantee, Export Import Bank of China, Fujian Branch, Bank of China, China Construction Bank, Bank of Communications, or another bank nominated by the Shipyard and acceptable to the relevant Buyer and Lenders, provided however that there shall be no more than one (1) Refund Guarantor in respect of the Refund Guarantee relating to a Shipbuilding Contract;

“Regulation T”	means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Regulation U”	means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Regulation X”	means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time;

“Related Fund”	means, with respect to any Lender that is an investment fund (the “first fund”), any other investment fund that invests in commercial loans which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund;

“Related Party”	means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, receiver, delegate, agents and advisors of such Person and of such Person’s Affiliates;

“Relevant Parents”	means the entities identified as such on Schedule 1-A hereto or any other entity that owns any Equity Interests of a Subsidiary Guarantor and enters into a Pledge Agreement in accordance with the terms hereof;

“Relevant Individuals”	means, with respect to any Person, such Person’s directors (or equivalent), officers and employees;

“Repayment Date”	means March 31, 2025, and each Quarter End Date thereafter, up to and including the Maturity Date;

“Repeating Representations”	means those representations and warranties included in Sections 2.1(a) (Due Organization and Power), 2.1(b) (Authorization and Consents), 2.1(c) (Binding Obligations), 2.1(d) (No Violation), 2.1(e) (Filings; Stamp Taxes) (excluding clause (ii) therein), 2.1(m) (ERISA), 2.1(o) (Pari Passu Ranking), 2.1(w) (Citizenship), 2.1(x) (Investment Company), 2.1(u) (Solvency) and 2.1(z) (Sanctions and Anti-Money Laundering);

“Replacement Date”	shall have the meaning ascribed thereto in Section 5.4(a) (Sale of a Vessel);

“Replacement Vessel”	means, with respect to a Vessel that is sold, a replacement offshore support vessel for the oil and gas and/or offshore wind industry, of the same age or younger than the relevant Vessel and of at least comparable quality and specification, subject to the sole discretion of the Majority Lenders;

“Resolution Authority”	means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority;

“Responsible Officer”	means, as applied to any Person, any individual holding the position of chief executive officer, president, vice president, chief financial officer, secretary or treasurer of such Person (or, in each case, the equivalent thereof) or, with respect to any Person that is not a corporation and/or that does not have officers, any individual holding any such position of the general partner, the sole member, managing member or similar governing body of such Person;

“Restricted Party”	means any of the following currently or in the future: (a) an individual, entity or vessel named on a Sanctions List, or any entity or vessel 50% or more owned or controlled in the aggregate by, directly or indirectly, such individuals or entities, or (b) (i) an agency or instrumentality of, or an entity or vessel 50% or more owned or controlled by, or acting on behalf of or at the direction of (to the extent acting in such capacity), directly or indirectly, the government of a Sanctioned Country, (ii) an entity whose principal office is located in or that is organized under the laws of a Sanctioned Country, or (iii) any individual who is national or permanent resident of a Sanctioned Country; provided, however, that (x) to the extent that any individual, entity or vessel is operating in a Sanctioned Country pursuant to and in compliance with a valid specific or general license from OFAC for such operations or otherwise in compliance with the applicable Sanctions Laws, such individual, entity or vessel shall not be deemed to be a “Restricted Party” based on such operations, and (y) a person who is targeted only by “sectoral sanctions” or other Sanctions Laws that do not generally prohibit transactions with such person shall be a Restricted Party with respect to a transaction only to the extent that an Obligor, Finance Party or any other person organized or resident in the US, UK or EU would be prohibited by the law of such jurisdiction from entering into, directly or indirectly, such transaction with such person;

“Santander Indebtedness”	means Indebtedness under that certain credit agreement dated April 21, 2016 (as amended, supplemented or otherwise modified from time to time), made by (among others) SEA-CAT Crewzer III LLC as borrower and Santander Bank, N.A., as agent and security agent;

“Santander Vessels”	means each of SEACOR PANTHER and SEACOR PUMA;

“Sanctioned Country”	means a country or territory that is the target of any comprehensive, country-wide or territory-wide Sanctions Laws (currently the Donetsk, Luhansk, and Crimea regions of Ukraine, Cuba, Iran, North Korea, and Syria);

“Sanctions Laws”	means (a) all U.S. laws, rules, regulations or Executive Orders relating to economic or financial sanctions or trade embargoes, including, but not limited to any such laws, rules, regulations or Executive Orders administered and enforced by OFAC, and (b) any similar European Union, United Kingdom or United Nations laws, rules, regulation or orders relating to economic or financial sanctions or trade embargoes administered by a Governmental Authority that are applicable to (i) an Obligor or any Subsidiary thereof in the operation of its business or (ii) a Lender but only to the extent that compliance with such laws, rules or regulations does not conflict with any of the provisions listed in (a) and (b)(i) hereof;

“Sanctions List”	means the “Specially Designated Nationals List and Blocked Persons List” and any other similar or equivalent list of sanctioned individuals or entities maintained by OFAC and any other similar or equivalent list of sanctioned individuals or entities maintained by a Governmental Authority of the US, EU or
UK, or having jurisdiction over any Obligor, as the same may be amended, supplemented or substituted from time to time;

“SEACOR Marine”	means SEACOR Marine LLC, a Delaware limited liability company;

“SEA-CAT Crewzer III”	means SEA-CAT Crewzer III LLC, Marshall Islands limited liability company;

“Security Trustee”	shall have the meaning ascribed thereto in the preamble;

“Security Document(s)”	means the Pledge Agreements, the Mortgages, the Assignments, the Account Pledges, the Account Control Agreements and each other document that may be executed as security for the Loans and the Borrower’s obligations in connection therewith;

“Senior Commitment(s)”	means, in relation to a Senior Lender, the portion of the Senior Loan set out opposite its name in Schedule 1-B hereto or, as the case may be, in any relevant Assignment and Assumption Agreement, as such amount shall be reduced from time to time pursuant to Section 5 (Repayment and Prepayment);

“Senior Lenders”	shall mean the lenders whose names and addresses are set out in Schedule 1-B hereto as having a Senior Commitment and any assignee thereof pursuant to the terms of Section 11 (Assignment) hereof;

“Senior Loan”	means the loan made available by the Senior Lenders to the Borrower pursuant to this Agreement, in an aggregate amount not to exceed the total Senior Commitments;

“Shipbuilding Contract”	means each of Shipbuilding Contract 1 and Shipbuilding Contract 2;

“Shipbuilding Contract 1”	shall mean that certain shipbuilding contract with contract no. MW628-11 by and between Buyer 1 and the Shipyard, providing for the construction of Newbuilding Vessel 1 and its delivery to Buyer 1;

“Shipbuilding Contract 2”	shall mean that certain shipbuilding contract with contract no. MW628-12 by and between Buyer 2 and the Shipyard, providing for the construction of Newbuilding Vessel 2 and its delivery to Buyer 2;

“Shipyard”	means Fujian Mawei Shipbuilding Ltd., a company existing under the laws of the People’s Republic of China;

“SMC”	means the safety management certificate issued in respect of a vessel in accordance with rule 13 of the ISM Code;

“Sold Vessel”	shall have the meaning ascribed thereto in Section 5.4(a) (Sale of a Vessel);

“Subsidiary”	means, with respect to any Person, any business entity of which more than 50% of the outstanding voting stock or other equity interest if owned directly or indirectly by such Person and/or one or more other Subsidiaries of such Person;

“Subsidiary Guarantors”	means the entities identified on Schedule 1-A, upon the execution of the Joinder Agreement to which it is a party, SEA-CAT Crewzer III, the COSCO Vessels Owners, and any other entity that accedes to this Agreement as a Subsidiary Guarantor in accordance with the terms hereof;

“Taxes”	means any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for (a) taxes on or measured by the overall net income of any Finance Party, and franchise taxes and branch profits taxes of any Finance Party, imposed by its jurisdiction of incorporation or formation, or its principal office or its applicable lending office, or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Finance Party (unless and only to the specific extent such jurisdiction is asserted by reason of the activities of the Borrower) or (b) any taxes imposed under FATCA;

“Total Loss”	means, with respect to a Vessel: (a) actual, constructive or compromised loss of such Vessel; or (b) the requisition for title, nationalization, confiscation or expropriation of such Vessel;

“Total Loss Date”

means, in relation to the Total Loss of a Vessel:

(a) in the case of an actual, constructive or compromised loss of such Vessel, the date which is 180 days after such occurrence; or

(b) in the case of the requisition for title, nationalization, confiscation or expropriation of such Vessel, the date which is 270 days after such occurrence;

“Tranche A”	means the portion of the Loans attributable to the Vessels as of the Effective Date in an aggregate principal amount of up to Three Hundred Fifty Million United States Dollars ($350,000,000);

“Tranche A Commitment Fee”	has the meaning ascribed thereto in Section 14.1(a) (Tranche A Commitment Fee);

“Tranche B”	means Tranche B-1 and Tranche B-2;

“Tranche B Commitment Fee”	has the meaning ascribed thereto in Section 14.1(b) (Tranche B Commitment Fee);

“Tranche B-1”	means the portion of the Loans attributable to Newbuilding Vessel 1 in an aggregate principal amount of up to Twenty Million Five Hundred Thousand United States Dollars ($20,500,000);

“Tranche B-2”	means the portion of the Loans attributable to Newbuilding Vessel 2 in an aggregate principal amount of up to Twenty Million Five Hundred Thousand United States Dollars ($20,500,000);

“Transaction Obligor”	means each Obligor, any Vessel Manager that is a member of the Group or any other member of the Group who executes a Loan Document;

“U.S. Tax Obligor”

means:

(a)   an Obligor to the extent it is a “United States person” within the meaning of Section 7701(a)(30) of the Code; or

(b)   an Obligor some or all of whose payments under the Loan Documents are from sources within the United States for U.S. federal income tax purposes;

“Valuation Certificate”	means a certificate attached hereto as Exhibit N or such other form acceptable to the Majority Lenders;

“Vessel Manager”	means (a) SEACOR Marine and/or any other entity controlled by the Parent Guarantor, (b) with respect to SEACOR NILE, SEACOR OHIO and SEACOR YANGTZE, (i) Remøy Shipping AS (as technical manager) and (ii) TM Chartering AS (as commercial manager), or (c) any other management company appointed with the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld, conditioned or delayed;

“Vessel Manager’s Undertaking”	means each of the undertakings made or to be made by a Vessel Manager in favor of the Security Trustee in respect of a Vessel, substantially in the form set out in Exhibit L or such other form reasonably acceptable to the Security Trustee and the Majority Lenders;

“Vessel Owner”	means (a) each Subsidiary Guarantor and (b) solely with respect to the AVA J. MCCALL, SEACOR Marine;

“Vessel Owner Undertaking Letter”	means, with respect to SEACOR MARLIN, SEACOR MIXTECA and AMY CLEMONS MCCALL to the extent such Vessel is not subject to a Mortgage, an undertaking letter made or to be made by the relevant Vessel Owner in favor of the Security Trustee, including (a) a negative pledge in respect of such Vessel, (b) an agreement to grant a Mortgage, Earnings Assignment, Insurances Assignment and if applicable, Charter Assignment, relating to such Vessel, once it is no longer registered under the laws of Mexico, and (c) insurance undertakings with respect to the Vessel’s insurances. substantially in the form set out in Exhibit O, or such other form reasonably acceptable to the Security Trustee and the Majority Lenders;

“Vessels”	means the vessels listed on Schedule 2 hereto (as may be updated from time to time by the Majority Lenders to give effect to the delivery of each Newbuilding Vessel to its Buyer, the release of any Vessels or additional vessels added pursuant to the terms of this Agreement) and each of them;

“Withdrawal Liability(ies)”	means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA;

“Write-down and Conversion Powers”

means:

(a)   in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)   in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)  any similar or analogous powers under that Bail-In Legislation.

1.2 Computation of Time Periods; Other Definitional Provisions. In this Agreement, the Notes, and the other Loan Documents, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; words importing either gender include the other gender; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement, the Notes or such other Loan Documents, as applicable; references to agreements and other contractual instruments (including any Loan Document) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of the Loan Documents); references to any matter that is “approved” or requires “approval” of a party means approval given in the sole and absolute discretion of such party unless otherwise specified; words importing the plural include the singular and vice versa; references to a vessel by name in this Agreement shall be deemed to refer to the Vessel having such name as further described in Schedule 2.

1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement, the Notes, and the other Loan Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Facility Agent or the Lenders, as the case may be, under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States (“GAAP”) as amended from time to time including amendments to GAAP made as a result of the conformity of GAAP to International Financial Reporting Standards in effect.

1.4 Certain Matters Regarding Materiality. To the extent that any representation, warranty, covenant or other undertaking of any Obligor in this Agreement is qualified by reference to those which are not reasonably expected to result in a “Material Adverse Effect” or language of similar import, no inference shall be drawn therefrom that the Facility Agent, Security Trustee or Lenders have knowledge or approves of any noncompliance by such Obligor with any governmental rule.

1.5 Forms of Documents. Except as otherwise expressly provided in this Agreement, references to documents or certificates “substantially in the form” of Exhibits to another document means that such documents or certificates are duly completed in the form of the related Exhibits with substantive changes subject to the provisions of Section 18.7 (Entire Agreement; Amendments) of this Agreement, as the case may be, or the correlative provisions of the Security Documents.

2.	REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties. In order to induce the Finance Parties to enter into this Agreement and to induce the Lenders to make the Loans available to the Borrower, each Obligor hereby represents and warrants to the Finance Parties, as to itself and each other Obligor, to the Finance Parties on each Funding Date (other than in the case of each Subsidiary Guarantor owning a COSCO Vessel or Santander Vessel) and, in the case of each Subsidiary Guarantor owning a COSCO Vessel or Santander Vessel the Funding Date on which the COSCO Indebtedness or Santander Indebtedness is repaid, that:

 (a) Due Organization and Power. Each Obligor is duly formed or incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, has all requisite power to carry on its business as now being conducted and to enter into and perform its obligations under the Loan Documents to which it is a party, and has complied in all material respects with all statutory, regulatory and other requirements relative to such business and such agreements;

 (b) Authorization and Consents. All necessary corporate or limited liability company or similar action has been taken by each Obligor to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, such Obligor to enter into and perform its obligations under the Loan Documents to which it is a party, and to borrow, service and repay the Loans and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Loans or any part thereof;

 (c) Binding Obligations. Each Loan Document has been duly executed and delivered by each Obligor that is a party thereto and is the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms, except to the extent that such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of Finance Parties’ rights;

 (d) No Violation. The execution, delivery, and performance by each Obligor of the provisions of each of the Loan Documents to which it is party do not contravene any applicable law or regulation that is material to the conduct of such Obligor’s business or any contractual restriction binding on such Obligor or its articles of incorporation, memorandum of association, certificate of formation, by-laws or operating agreement (or equivalent instruments) thereof, and that the proceeds of the Loans shall be used by the Borrower exclusively for the purposes set forth in Section 3.1 (Purposes);

 (e) Filings; Stamp Taxes. Other than (x) the recording of the Mortgages in the relevant Approved Flag Jurisdictions, as the case may be, (y) the filing of Uniform Commercial Code financing statements in respect of the Assignments and the Pledge Agreements, and (z) the payment and filing or recording fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of the Loan Documents to which it is party, that any of them or any document relating thereto be (i) registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or (ii) that any stamp, registration or similar Taxes be paid on or in relation to the Loan Documents;

 (f) Litigation. There is no action, suit or proceeding pending or, to the knowledge of any Obligors, threatened in writing against it or any Obligor before any court, board of arbitration or administrative agency which is reasonably likely to result in a Material Adverse Effect;

 (g) No Subordination. There is no agreement, indenture, contract or instrument to which any Obligor is a party, or by which an Obligor may be bound, that requires the subordination in right of payment of any Obligor’s obligations under this Agreement to any other obligation thereof;

 (h) No Default. No Obligor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement by which it is bound, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect;

 (i) Vessels. With respect to each Vessel owned by a Vessel Owner, the relevant Subsidiary Guarantor hereby represents and warrants that such Vessel is:

(i)

in the sole and absolute ownership of the relevant Vessel Owner, and duly registered in its name under the laws and flag of the relevant Approved Flag Jurisdiction, unencumbered, save and except for the Mortgage recorded against it, the Assignments, Permitted Liens and as permitted hereby and thereby;

(ii)

classed in the highest classification and rating for vessels of the same age and type with its Classification Society without any material outstanding recommendations or adverse notations affecting class; and

(iii)

insured in accordance with the provisions of the Mortgage recorded against it or the applicable Vessel Owner Undertaking Letter and the requirements thereof in respect of such insurances will have been complied with;

 (j) Insurance. Each Obligor maintains the insurance required by Section 10.1(t) (Maintenance of Insurances);

 (k) Financial Information. The Historical Financial Statements have been prepared in accordance with GAAP and accurately and fairly present in all material respects the financial condition of the parties covered thereby as of the respective dates thereof and the results of the operations thereof for the period or respective periods covered by such financial statements, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Effective Date, no Obligor has any contingent obligations, liabilities for taxes or other outstanding financial obligations that are not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Obligors, taken as a whole;

 (l) Tax Returns. Each Obligor has filed all tax returns required to be filed by it and has paid all Taxes payable by it which have become due, other than those not yet delinquent and except for those (i) Taxes being contested in good faith and by appropriate proceedings or other acts and for which adequate reserves shall have been set aside on its books or (ii) where the failure to file or pay would not alone or in the aggregate result in a Material Adverse Effect;

 (m) ERISA. No ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding exists or has occurred, or is reasonably expected to exist or occur, that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in a Material Adverse Effect. None of the Obligors is a “benefit plan investor” within the meaning of Section 3(42) of ERISA;

 (n) Chief Executive Offices. The chief executive office and chief place of business of each Obligor (other than the Parent Guarantor) and the office in which the records relating to such party’s earnings and other receivables are kept is located at 5005 Railroad Avenue, Morgan City, Louisiana 70380, and the chief executive office and chief place of business of the Parent Guarantor and the office in which the records relating to its earnings and other receivables are kept is located at 12121 Wickchester Lane, Suite 500, Houston, TX 77079;

 (o) Pari Passu Ranking. Its payment obligations under the Loan Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally;

 (p) Equity Ownership. On the Effective Date, the Parent Guarantor indirectly and beneficially owns one hundred percent (100%) of each Transaction Obligor;

 (q) Environmental Matters and Claims. (a) Except as heretofore disclosed in writing to the Lenders or where the failure to comply would not alone or in the aggregate result in a Material Adverse Effect, (i) each of the Borrower and each Vessel Manager who is a member of the Group will, when required under applicable law to operate its business as then being conducted, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations and conventions relating to pollution prevention, protection of human health (to the extent related to exposure to Materials of Environmental Concern) or protection of the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations and conventions to which either is a party relating to (1) emissions, discharges, releases or threatened releases of pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products (“Materials of Environmental Concern”), or (2) the processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, the “Environmental Laws”); (ii) each of the Borrower and each Vessel Manager who is a member of the Group will, when required under applicable Environmental Law, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws (“Environmental Approvals”) and will, when required under applicable Environmental Law be in compliance with all such Environmental Approvals required to operate their business as then being conducted; and (iii) each of the Borrower and each Vessel Manager who is a member of the Group, and, to the knowledge of the Borrower, each other Vessel Manager (with respect to a Vessel it manages), has not received any notice of any claim, action or cause of action by any person, entity or Governmental Authority, alleging potential liability for, or a requirement to incur, Governmental Authority investigation costs, cleanup costs, response and/or remedial costs (whether incurred by a Governmental Authority or otherwise), natural resource damages, property damages, personal injuries, attorneys’ fees and expenses, or fines or penalties, in each case arising out of, based on or resulting from (1) the presence, or release or threat of release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) any violation, or alleged violation, of any Environmental Law or Environmental Approval (“Environmental Claim”) (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines and penalties, if any, payable by it in respect thereof have been paid in full or which are fully covered by insurance (including permitted deductibles)); and (b) except as heretofore disclosed in writing to the Lenders there is no Environmental Claim pending or threatened in writing against any of the Transaction Obligors and there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could form the basis of any Environmental Claim against the Borrower the adverse disposition of which is reasonably like to result in a Material Adverse Effect;

 (r) Liens. As of the Effective Date, no Obligor (other than the Parent Guarantor) has any Liens that are not Permitted Liens, and the Parent Guarantor does not have any Liens other than Permitted Parent Liens (as defined in the Parent Guaranty);

 (s) Indebtedness. As of the Effective Date, no Obligor (other than the Parent Guarantor) has Indebtedness that is not Permitted Indebtedness, and the Parent Guarantor does not have any Indebtedness other than Permitted Parent Indebtedness (as defined in the Parent Guaranty);

 (t) No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by it, or to its best knowledge contemplated by any third party, to dissolve or terminate any Obligor;

 (u) Solvency. With respect to each Obligor, upon the incurrence of any Indebtedness pursuant to this Agreement, (i) the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, (ii) the present fair market saleable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature, (iii) it does not and will not have unreasonably small working capital with which to continue its business and (iv) it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature;

 (v) Compliance with Laws. Each Obligor is in compliance with all applicable laws of all Governmental Authorities, except where the failure to comply would not alone or in the aggregate result in a Material Adverse Effect;

 (w) Citizenship.

(i)

if it is a Vessel Owner owning a Vessel registered in the Marshall Islands, such Vessel Owner is a “non-resident limited liability company” under the laws of the Republic of the Marshall Islands, as such term is utilized in the Business Corporations Act and Secured Transactions Act of 2007 (in each case, of the Republic of the Marshall Islands); and

(ii)	with respect to each Vessel Owner owning a Jones Act Vessel, such Vessel Owner is a citizen of the United States within the meaning of 46 U.S.C. 50501(a), as amended, of the United States Code;

 (x) Investment Company. No Obligor is required to be registered as an “investment company” (as defined in the Investment Company Act of 1940, as amended);

 (y) Use of Proceeds; Margin Stock. The proceeds of the Loans will be used for the purposes set forth in Section 3.1 (Purposes) and will not be used by any Obligor to purchase or carry margin stock within the meanings of Regulations T, U or X of the Board of Governors of the Federal Reserve System. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System;

 (z) Sanctions and Anti-Money Laundering Laws.

(i)	Each Obligor, Subsidiary, director (or equivalent), officer and (to its knowledge) employee thereof is in compliance with applicable Sanctions Laws and Anti-Money Laundering Laws;

(ii)

No Obligor, Subsidiary, director (or equivalent), officer or (to its knowledge) employee thereof (1) is a Restricted Party, or (2) has received notice of or is aware of any claim, action, suit, proceeding or investigation against it by any Governmental Authority in connection with the enforcement of the Sanctions Laws;

(iii)

No Obligor, Subsidiary, director (or equivalent), officer or (to its knowledge) employee thereof is engaging in a transaction or dealing with any individual, entity or Sanctioned Country in a manner that would constitute a violation of applicable Sanctions Laws; and

(iv)

None of the Obligors, or their respective Subsidiaries and Relevant Individuals are using any proceeds from the Loans, directly or, to its knowledge, indirectly, to lend, contribute, provide or otherwise make available funds (1) to a Restricted Party (except to the extent licensed or otherwise approved by OFAC or other applicable Governmental Authority), (2) to a Person for the purpose of engaging in any activities that would result in a violation of Sanctions Laws or Anti-Money Laundering Laws by any Obligor or Finance Party or to the knowledge of the Obligors, any Relevant Individuals thereof, or (3) for any purposes that would result in a violation of Sanctions Laws or Anti-Money Laundering Laws by any Obligor or Finance Party or, to the knowledge of the Obligors, any Relevant Individuals;

 (aa) Material Adverse Change. Since September 30, 2024, no event, circumstance or change has occurred that constitutes a Material Adverse Effect;

 (bb) Shipbuilding Contract and Refund Guarantee. Each Shipbuilding Contract and Refund Guarantee shall, as of any Funding Date of the Tranche B Loan related thereto, be in full force and effect and constitute the legal, valid, binding obligation of each of the parties thereto, enforceable in accordance with its respective terms, and neither party to a Shipbuilding Contract shall, as of such Funding Date, have committed any material breach thereof. Each Buyer warrants and represents, as of each such Funding Date, that it has not assigned or pledged or otherwise encumbered the relevant Shipbuilding Contract or Refund Guarantee except in favor of the Security Trustee;

 (cc)  Tax Status. Neither the Borrower nor any Subsidiary Guarantor incorporated in the Marshall Islands is a U.S. Tax Obligor; and

 (dd) Repetition. All Repeating Representations shall be deemed to be made by each Obligor (other than the Parent Guarantor) by reference to the facts and circumstances then existing on each Repayment Date.

3.	THE FACILITY

3.1 Purposes. The Borrower shall apply proceeds of the Loans as follows: (a) with respect to Tranche A, to refinance the Refinanced Indebtedness and for general corporate purposes, and (b) with respect to Tranche B, to make payments to the Shipyard under the Shipbuilding Contracts.

3.2 The Loans.

 (a) Each of the Lenders, relying upon each of the representations and warranties set out in Section 2 (Representations and Warranties) and the other Loan Documents hereby severally and not jointly agrees with the Borrower that, subject to and upon the terms of this Agreement, it will, on each Funding Date, make an Advance equal to the ratable portion of its Senior Commitment and Junior Commitment, as applicable, in respect of the relevant Tranche, available to the Borrower in the account(s) specified in the applicable Funding Notice, as follows: (a) with respect to Tranche A, in an aggregate amount not to exceed the lesser of (x) $350,000,000 and (y) 50% of the Fair Market Value of the Vessels, (b) with respect to Tranche B-1, in an aggregate amount not to exceed $20,500,000 and (c) with respect to Tranche B-2, in an aggregate amount not to exceed $20,500,000.

 (b) There shall not be more than four (4) Advances in respect of Tranche A subject to no more than one (1) Advance per calendar month, four (4) Advances in respect of Tranche B-1, and four (4) Advances in respect of Tranche B-2. Any Commitments that are not drawn on the last day of the Availability Period shall be terminated.

3.3 Funding Notice. The Borrower shall serve a notice by e-mail (a “Funding Notice”), substantially in the form of Exhibit G, on the Facility Agent no later than 10:00am (London time) ten (10) Banking Days prior to the date of the proposed Funding Date. The Funding Notice shall (a) be in writing addressed to the Facility Agent, (b) be effective on receipt by the Facility Agent, (c) specify the proposed Funding Date which shall be a Banking Day within the Availability Period, (d) specify the principal amount of the Loans to be borrowed and the relevant Tranche (and, if Tranche B, whether the Advance is made under Tranche B-1 or Tranche B-2), (e) with respect to the Funding Notice in respect of the Initial Funding Date, attach the valuations setting forth the Fair Market Value of the Vessels as required by Section 3.2, (f) specify the disbursement instructions and (g) be irrevocable. Upon receipt of the Funding Notice (and no later than 5:00 p.m. (London time) on the date thereof (or if such Funding Notice is received after 10:00 a.m. (London time) ten (10) Banking Days prior to the date of the proposed Funding Date or on a day that is not a Banking Day, prior to 5:00 p.m. on the immediately subsequent Banking Day)), the Facility Agent shall deliver copies of the Funding Notice to the Lenders.

3.4 Effect of Funding Notice. Delivery of a Funding Notice shall be deemed to constitute a certification by each of the Obligors that (a) the representations and warranties stated in Section 2 (Representations and Warranties) (updated mutatis mutandis) hereof and stated by it in the other Loan Documents to which it is a party are in each case true and correct on and as of the date of such Funding Notice and will be true and correct on and as of such Funding Date as if made on such date (unless an earlier date is set forth therein), (b) no Event of Default nor any Default has occurred and is continuing, and (c) all conditions precedent to such funding have been satisfied (or will be satisfied on such Funding Date).

4.	CONDITIONS PRECEDENT

4.1 Conditions Precedent to the Occurrence of the Effective Date. The occurrence of the Effective Date and the effectiveness of this Agreement shall be expressly subject to the Lenders’ confirmation of the satisfaction, or waiver by all Lenders, of the following conditions precedent.

 (a) Corporate Authority. The Lenders shall have received the following documents in form and substance satisfactory to the Lenders:

(i)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each Transaction Obligor (other than any Vessel Manager in its capacity as a Vessel Manager) of the resolutions of the directors, members or managers thereof evidencing approval of the Loan Documents to which each is a party and authorizing an appropriate person or persons or attorney-in-fact or attorneys-in-fact to execute the same on its behalf, or other evidence of such approvals and authorizations;

(ii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of the relevant Transaction Obligor (other than any Vessel Manager in its capacity as a Vessel Manager), of all documents evidencing any other necessary action (including actions by such parties thereto other than the Transaction Obligors as may be required by the Lenders), approvals or consents with respect to the Loan Documents;

(iii)

copies, certified as true and complete by an officer, director or managing member (as applicable) of each Transaction Obligor (other than any Vessel Manager in its capacity as a Vessel Manager), of the certificate of formation, articles of incorporation, memorandum of association, operating agreement or by-laws, as the case may be, or equivalent instruments thereof;

(iv)	a copy, certified as true and complete by an officer of the Parent Guarantor, of the corporate organizational chart of the Parent Guarantor showing each of the Transaction Obligors;

(v)

certificate of an authorized officer, director or managing member (as applicable) of each Transaction Obligor (other than the Parent Guarantor and any Vessel Manager in its capacity as a Vessel Manager) certifying as to the record ownership of all of its issued and outstanding capital stock or limited liability company membership interests, as the case may be;

(vi)	certificate issued by the jurisdiction of formation or incorporation of each Transaction Obligor (other than any Vessel Manager in its capacity as a Vessel Manager) as to the good standing thereof;

(vii)

copies, certified as true and complete by an officer, managing member or director (as applicable) of each of the Transaction Obligors (other than any Vessel Manager in its capacity as a Vessel Manager), of the names and true signatures of the officers or directors (as applicable) of such Transaction Obligors signing each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder; and

(viii)

a certificate signed by the Chairman, President, Executive Vice President, Treasurer, Comptroller, Controller or chief financial officer of (A) the Borrower to the effect that no Default or Event of Default shall have occurred and be continuing and (B) each of the Transaction Obligors to the effect that the representations and warranties of such Transaction Obligor contained in this Agreement and the other Loan Documents are true and correct as of the date of such certificate (unless an earlier date is set forth therein), provided however if a Transaction Obligor is not party to a Loan Document being signed on the Effective Date, the documents described in Section 4.1(a) (Corporate Authority) relating to such Transaction Obligor may be delivered on the Initial Funding Date;

 (b) Loan Documents. Each Obligor shall have duly executed and delivered to the Finance Parties, this Agreement and the Parent Guarantor shall have duly executed and delivered to the Finance Parties, the Parent Guaranty;

 (c) Financial Statements. The Parent Guarantor shall have delivered, to the extent not publicly filed with the SEC, to each Lender the Historical Financial Statements and a Compliance Certificate by the Parent Guarantor in respect of the periods ended March 30, 2024 and June 30, 2024;

 (d) Consents and Approvals. The Lenders shall have received satisfactory evidence that all necessary board of director (or equivalent) consents and approvals in connection with the transactions contemplated by the Loan Documents have been obtained; and

 (e) Process Agent. Each Obligor (other than those incorporated in the United States) shall have appointed a process agent in the State of New York and the Lenders shall have received evidence of the acceptance of such appointment from such process agent in connection with this Agreement and the Parent Guaranty.

4.2 Conditions Precedent to the Tranche A Initial Funding Date. The obligation of the Lenders to make all or a portion of Tranche A available to the Borrower under this Agreement on the Initial Funding Date shall be expressly and separately subject to the satisfaction, or waiver by all Lenders, of the following further conditions precedent:

(a) Loan Documents. Each Obligor (as applicable) shall have duly executed and delivered each of the following Loan Documents to the Finance Parties, together with each document required to be delivered under the terms thereof to the extent they are required to be delivered on the Initial Funding Date;

(i)	the Account Pledges and Account Control Agreements;

(ii)	the Pledge Agreements;

(iii)	the Assignments;

(iv)	the Vessel Owner Undertaking Letters; and

(v)	the Mortgages;

provided however that (x) the Assignments and Mortgages relating to any COSCO Vessel or Santander Vessel, and (y) the Pledge Agreements over the Subsidiary Guarantor owning any COSCO Vessel or Santander Vessel, in each case shall be delivered on the Funding Date on which the COSCO Indebtedness or Santander Indebtedness is refinanced.

 (b) Notes. The Borrower shall have duly executed and delivered the relevant Note to each Lender.

 (c) Fees. The Finance Parties shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof to the extent due including, without limitation, all fees and expenses due under Section 14 (Fees and Expenses) and in any Fee Letter;

 (d) The Vessels. Each of the Finance Parties shall have received, with respect to each Vessel (other than each COSCO Vessel or Santander Vessel to the extent the COSCO Indebtedness or Santander Vessel is refinanced with the Loans advanced on a subsequent Funding Date, which shall be received on such subsequent Funding Date):

(i)

evidence satisfactory to it that such Vessel is in the sole and absolute ownership of a Vessel Owner and duly registered in such Vessel Owner’s name under the laws and flag of the relevant Approved Flag Jurisdiction, unencumbered, save and except for the relevant Mortgage recorded against it and Permitted Liens;

(ii)

evidence satisfactory to it that such Vessel is classed in the highest classification and rating for vessels of the same age and type with the respective Classification Society without any material outstanding recommendations affecting class;

(iii)	copies of any Assignable Charters in place on such date;

(iv)	an executed copy of the Vessel Manager’s Undertaking relating to each Vessel together with a copy of the relevant Management Agreement and the Vessel Manager’s DOC;

(v)

the Group’s policy for recycling vessels, stating that scrapping of Vessel will be conducted in compliance with the International Maritime Organization Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and any future guidelines issued by the International Maritime Organization in connection therewith;

(vi)

evidence satisfactory to it that such Vessel is insured in accordance with the provisions of the applicable Mortgage or Vessel Owner Undertaking Letter and Section 10.1(t) (Maintenance of Insurances) hereof and all requirements of the applicable Mortgage and Section 10.1(t) (Maintenance of Insurances) hereof in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders);

(vii)

if required by the Lenders, an inspection report in relation to each Vessel addressed to the Facility Agent, obtained from surveyors appointed by the Lenders not more than ten days prior to Initial Funding Date, evidencing that the relevant Vessel is seaworthy and capable of safe operation and is in all other respects satisfactory to the Lenders;

(viii)

evidence that each of the Vessels complies and the Operator complies with the requirements of the ISM Code, ISP Code, Annex VI and MTSA including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto and the Lenders shall have received a copy of the SMC, ISSC and IAPPC for such Vessel;

(ix)

upon the request of any Lender and to the extent a Vessel is required by applicable law to maintain an Inventory of Hazardous Materials, a copy of the Inventory of Hazardous Materials with respect to each Vessel;

(x)	certificates of documentation in respect of any Vessel that is a Jones Act Vessel; and

(xi)

evidence that the Mortgage over such Vessel has been, or will be concurrently with the making of the Loans on the Initial Funding Date or Prepositioning Release Date, as applicable, duly recorded under the laws of the relevant Approved Flag Jurisdiction and the Mortgage constitutes a first preferred mortgage lien under the laws of the relevant Approved Flag Jurisdiction;

 (e) Insurance Report. The Lenders shall have received a detailed report from a firm of independent marine insurance consultants appointed by the Lenders in respect of the insurances on each Vessel (other than the Newbuilding Vessels and each COSCO Vessel and Santander Vessel to the extent the COSCO Indebtedness and Santander Indebtedness is refinanced with the Loans advanced on a subsequent Funding Date, which shall be delivered on such subsequent Funding Date), in form and substance satisfactory to the Lenders and addressed to the Facility Agent, the cost of such report to be for the account of the Borrower;

 (f) Refinancing of Refinanced Indebtedness. Evidence reasonably satisfactory to the Lenders that the Refinanced Indebtedness to be refinanced on the Initial Funding Date and any Liens relating thereto shall be discharged and released concurrently with advance of the Loans on the Initial Funding Date or Prepositioning Release Date, as applicable; provided however that the COSCO Indebtedness, the Santander Indebtedness and any Liens relating thereto may be discharged and released concurrently with the advance of the Loans on the Funding Date on which such Indebtedness is refinanced;

 (g) Evidence of Perfection of Security Interest. The Lenders shall have received evidence reasonably satisfactory that following the making of the Loans the security interests in the Collateral shall be perfected in the name of the Security Trustee, including the completion of UCC searches conducted in respect of each Obligor which is party to a Security Document in the State of Delaware, State of Louisiana, the District of Columbia and in such other jurisdictions as the Lenders may reasonably require;

 (h) Legal Opinions. The Lenders and the Facility Agent shall have received legal opinions addressed to the Facility Agent on behalf of the Finance Parties from Watson Farley & Williams LLP, counsel to the Obligors, as to matters of New York law, Delaware law, United States maritime law, Marshall Islands law, as well as such other legal opinions as the Lenders may reasonably require, in each case in a form acceptable to the Lenders and Lenders’ counsel;

 (i) Corporate Authority. The Lenders shall have received (i) any remaining documents described in Section 4.1(a) (Corporate Authority) which were not delivered in respect of a Transaction Obligor that is not party to a Loan Document on the Effective Date, and (ii) a certificate of an officer, director or managing member (as applicable) of each Transaction Obligor confirming any documents previously delivered pursuant to Section 4.1(a) (Corporate Authority); and

 (j) Process Agent. Each Obligor (other than those incorporated in the United States) shall have appointed a process agent in the State of New York and the Lenders shall have received evidence of the acceptance of such appointment from such process agent in connection with the Notes and the Security Documents.

4.3 Conditions Precedent to each Funding Date. The obligation of the Lenders to make an Advance available to the Borrower under this Agreement on each Funding Date shall be expressly and separately subject to the Lenders’ confirmation of the satisfaction, or waiver by all Lenders, of the following further conditions precedent:

 (a) Additional Tranche A Funding Date Conditions. With respect to an Advance of Tranche A after the Initial Funding Date, each of the conditions described in Section 4.2 (Conditions Precedent to Initial Funding Date) which are expressly permitted to be satisfied on a subsequent Funding Date, shall be satisfied;

 (b) Tranche B Funding Date Conditions. In the case of an Advance under Tranche B,

(i)	The Newbuilding Vessels. Each of the Finance Parties shall have received, with respect to the relevant Newbuilding Vessel:

(A) A copy of the Shipbuilding Contract and any Refund Guarantee relevant to the Advance, in each case certified by an officer of the Subsidiary Guarantor that is party thereto, as being a true, correct and complete copy thereof; and

(B) Evidence of insurance in respect of the relevant Newbuilding Vessel required under the relevant Shipbuilding Contracts;

(ii)	no event described in Clause 5.4(d) (Termination of Shipbuilding Contract) shall have occurred;

(iii)

the Facility Agent having received (x) a copy of the invoice relating to the Contract Price Installment provided by the Shipyard to the Buyer, which shall evidence a Contract Price Installment due on such Funding Date of not less than the relevant Advance, (y) evidence of all prior payments in respect of a Contract Price Installment under the Shipbuilding Contract having been received by the Shipyard, and (z) evidence that, after the making of such Advance, the outstanding aggregate principal amount of Tranche B relating to such Shipbuilding Contract does not exceed 50% of the aggregate amount of the Contract Price Installments paid under such Shipbuilding Contract through such date; and

(iv)

if such Advance relates to the final Contract Price Installment due on the Delivery Date for the relevant Newbuilding Vessel, evidence satisfactory to the Lenders that each of the requirements of Section 10.1(aa) (Newbuilding Vessels) shall be satisfied on the Delivery Date;

 (c) Funding Notice. The Facility Agent having received a Funding Notice in accordance with the terms of Section 3.3 (Funding Notice);

 (d) Representations and Warranties. The representations stated in Section 2 (Representations and Warranties) and in the other Loan Documents (updated mutatis mutandis to such date) being true and correct as if made on and as of that date (unless an earlier date is set forth therein);

 (e) No Event of Default. No Default or Event of Default having occurred and being continuing;

 (f) No Change in Laws. The Lenders being satisfied that no change in any applicable laws, regulations, rules or in the interpretation thereof shall have occurred which make it unlawful for any Transaction Obligor to make any payment as required under the terms of the Loan Documents;

 (g) No Material Adverse Effect. There having occurred no matter or event which might result in a Material Adverse Effect since September 30, 2024; and

 (h) Fees. The Finance Parties shall have received payment in full of all fees and expenses due to each thereof pursuant to the terms hereof to the extent due (and not previously paid) including, without limitation, all fees and expenses due under Section 14 (Fees and Expenses).

4.4 Prepositioning of the Loans. If the Lenders, at the request of the Borrower and on terms (including, for the avoidance of doubt and without limitation, the identity of the bank with which funds are prepositioned and the mechanism pursuant to which the funds are released) acceptable to all the Lenders acting in their absolute discretion, preposition the Loans (or a portion thereof) on a Banking Day (the “Prepositioning Date”) with any bank in advance of the conditions precedent being satisfied, the Borrower: (a) agrees the Prepositioning Date shall be the Funding Date in respect of that portion of the Loans prepositioned on such date for all purposes hereunder, including the obligation to pay interest on the Loans (or such portion thereof) from such date at the rate described in Section 6.1 (Fixed Interest Rate), (b) agrees to pay any fees due pursuant to Section 14.1 (Fees) on the Prepositioning Date, (c) shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement, and (d) shall, subject to Section 4.4 (Prepositioning of the Loans), cause all remaining conditions precedent which could not be met on the Prepositioning Date to be met on the date of release of such funds (the “Prepositioning Release Date”) (provided that any failure to deliver a Mortgage over each Vessel on the Prepositioning Release Date shall be an automatic Event of Default).

4.5 Satisfaction After Effective Date, Prepositioning Date or Funding Date. Without prejudice to any of the other terms and conditions of this Agreement, in the event the Lenders, in their sole discretion, make the Loans prior to the satisfaction of all or any of the conditions referred to in Sections 4.1 (Conditions Precedent to the Occurrence of the Effective Date), 4.2 (Conditions Precedent to Initial Funding Date), 4.3 (Conditions Precedent to each Funding Date) and 4.4 (Prepositioning of the Loans) (except with regards to Section 4.4 (Prepositioning of the Loans) as expressly set forth therein with regards to a Vessel’s Mortgage) (other than in the case of a waiver of such conditions in accordance with this Agreement), the Borrower hereby covenants and undertakes to satisfy or procure the satisfaction of such condition or conditions within five (5) Banking Days after the Funding Date or the Prepositioning Release Date, as the case may be, (or such longer period as the Majority Lenders, in their sole discretion, may agree).

4.6 Assumption by Facility Agent. In determining compliance with any condition hereunder to the making of a Loans that by its terms must be fulfilled to the satisfaction of a Lender, the Facility Agent may presume that such condition is satisfactory to such Lender unless the Facility Agent has received written notice to the contrary from such Lender prior to the making of such Loans.

5.	REPAYMENT AND PREPAYMENT

5.1 Repayment.

 (a) Quarterly Installments. On the first Repayment Date (being March 31, 2025), the Borrower shall repay the principal amount of Tranche A in an amount equal to Five Million Dollars ($5,000,000). On each subsequent Repayment Date, the Borrower shall repay the principal amount of Tranche A in an amount equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) and, in addition to such amount, on each Repayment Date commencing on March 31, 2027, the Borrower shall repay the principal amount of Tranche B in an amount equal to (x) the principal amount of Tranche B outstanding as of March 31, 2027, multiplied by (y) 2.13% (rounded up to the nearest whole number). Each repayment installment shall be applied pro rata to the Senior Loan and the Junior Loan.

 (b) Maturity Date. The Borrower shall repay the outstanding principal amount of the Loans, together with accrued but unpaid interest thereon and any fees and other amounts owing to any Finance Party under the Loan Documents on the Maturity Date.

5.2 Voluntary Prepayment and Cancellation.

 (a) Subject to delivery of the notices and the minimum payment amounts required by this Section 5.2 (Voluntary Prepayment), the Borrower may, at its option, on any Banking Day, prepay all or any portion of the Loan. The Borrower shall compensate the Lenders for any loss, cost or expense incurred by them as a result of a prepayment made on any day other than the applicable Repayment Date in accordance with the provisions of Section 5.5 (Interest and Costs with Prepayments; Application of Prepayments) or 12.4 (Compensation for Losses), as the case may be. Prepayments made on a Repayment Date shall be without penalty or premium, excluding the Prepayment Fee. Any prepayment of the Loans shall be in a minimum amount of One Million Dollars ($1,000,000) or any multiple thereof or the full amount of the Loans (or Tranche, if applicable) then outstanding. The Borrower shall deliver to the Facility Agent a notice of such prepayment not less than ten (10) days prior to the date on which the Borrower intends to make such prepayment (which notice shall be irrevocable and shall specify the date and amount of such prepayment and whether such prepayment shall be applied to Tranche A, Tranche B-1 or Tranche B-2). Prepayments shall be applied pro rata to each Tranche, provided that, at the Borrower’s option, prior to the earlier of (a) the cancellation of Tranche B in full, and (b) the Delivery Date of each Newbuilding Vessel, prepayments may be applied to a single Tranche. Prepayments shall be applied pro rata to each of the Senior Loan and the Junior Loan.

 (b) The Borrower may permanently cancel or reduce the undrawn Commitments in relation to a Tranche, in whole or in part, on ten (10) days prior notice to the Facility Agent. Any partial cancellation or reduction must be in a minimum amount of One Million Dollars ($1,000,000) or any multiple thereof or the full amount of the remaining Commitments relating to a Tranche. Any cancellation shall be subject to payment of any accrued and unpaid Commitment Fee. Any amount of the Commitments that is so cancelled or reduced may not be drawn.

5.3 Borrower’s Obligations Absolute. The Borrower’s obligations to pay each Finance Party hereunder and under the Notes shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or may have had against any Finance Party.

 (a) Mandatory Prepayment.Sale of a Vessel. Immediately upon the sale of a Vessel other than a vessel under construction (such Vessel, the “Sold Vessel”), the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of the Net Sale Proceeds; provided however that the Borrower may, so long as (i) no Event of Default has occurred and is continuing and (ii) the Borrower provides written notice to the Facility Agent no later than three (3) Banking Days prior to such sale, elect to deposit the Net Sale Proceeds in the Escrow Account and designate that the Net Sale Proceeds shall be used as follows: (A) no later than the end of the Availability Period in respect of Tranche A, use any portion of such Net Sale Proceeds to prepay any portion of the COSCO Indebtedness or the Santander Indebtedness, (B) no later than the end of the Availability Period in respect of Tranche B, use any portion of such Net Sale Proceeds to pay any amounts due or to become due under a Shipbuilding Contract, or (C) no later than six (6) months (with respect to each Vessel other than the FALCON DIAMOND or the FALCON PEARL) or twelve (12) months (with respect to the FALCON DIAMOND or FALCON PEARL) from the date of the sale of the Sold Vessel (the “Replacement Date”), (x) a Subsidiary Guarantor shall purchase a Replacement Vessel using such Net Sale Proceeds, or (y) the Borrower shall substitute the Sold Vessel with a Replacement Vessel owned by a Subsidiary Guarantor with a Fair Market

Value not less than the Sold Vessel, and in either case, such Replacement Vessel (and its related assets) shall immediately become a “Vessel” hereunder, constituting Collateral (and Schedule 2 shall be supplemented by the Majority Lenders accordingly). In the event of (A) a prepayment of any portion of the COSCO Indebtedness or the Santander Indebtedness, the Account Bank shall release an amount equal to such prepayment up to the Net Sale Proceeds of the Sold Vessel, subject to the Minimum Value Percentage immediately after such release being not less than 222.0%, or (B) a payment of any amount referenced in (ii)(B) of the preceding sentence, the Account Bank shall release an amount up to the relevant Contract Price Installment (or other invoiced amount) under the relevant Shipbuilding Contract upon the provision to the Facility Agent of the invoice therefor, subject to Section 10.3 (Minimum Value Percentage), or (C) such purchase or substitution referenced in (ii)(C) of the preceding sentence, subject to Section 10.3 (Minimum Value Percentage), the Account Bank shall release the purchase price of the Replacement Vessel (in the case of foregoing clause (x)) or the Fair Market Value of the Replacement Vessel (in the case of the foregoing clause (y)) to the order of the Borrower or the purchasing Obligor, as the case may be, up to five (5) Banking Days prior to the date of such purchase or substitution in accordance with a closing mechanic satisfactory to the Majority Lenders. In the event that the Net Sale Proceeds exceed the purchase price of the Replacement Vessel (in the case of the foregoing clause (x)) or the Fair Market Value of the Replacement Vessel (in the case of the foregoing clause (y)), such excess Net Sale Proceeds shall be applied as a mandatory prepayment of the Loans until the Minimum Value Percentage is not less than the Minimum Value Percentage immediately prior to the sale of the Sold Vessel. If a Replacement Vessel (together with its related assets) does not become Collateral hereunder by the relevant Replacement Date, the Net Sale Proceeds held in the Escrow Account shall be applied as a mandatory prepayment of the Loans.

 (b) Total Loss. In the event of a Total Loss of a Vessel, upon the earlier of (i) the Total Loss Date of such Vessel or (ii) the date on which the insurance proceeds in respect of such Total Loss are received by the Borrower or the Security Trustee as assignee thereof, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to the most recent Fair Market Value of the Vessel lost divided by the aggregate Fair Market Value of all Vessels multiplied by the Loans then outstanding.

 (c) Change of Control. If a Change of Control occurs, the Borrower immediately repay in full the outstanding principal amount of the Loans and any remaining Commitments shall be cancelled in full.

 (d) Termination of Shipbuilding Contract. Upon the occurrence of a Pre-Delivery Contract Termination Event prior to a Newbuilding Vessel’s Delivery Date, the Commitments in respect of such Newbuilding Vessel’s Tranche shall be cancelled, and if any Advance has been made under Tranche B-1 or Tranche B-2, as applicable, to finance such Newbuilding Vessel’s Contract Price Installments, the Borrower shall immediately prepay the outstanding principal amount of such Tranche, unless a bona fide demand has been made under a Refund Guarantee which is permitted under the terms of the relevant Shipbuilding Contract, in which case the Borrower shall have one hundred twenty (120) days to make such prepayment.

5.4 Interest and Costs with Prepayments; Application of Prepayments.

 (a) Any prepayment of the Loans made hereunder (including, without limitation, those made pursuant to Sections 5 (Repayment and Prepayment) and 10.3 (Minimum Value Percentage)) shall be subject to the condition that on the date of prepayment by or on behalf of the Borrower all accrued interest to the date of such prepayment shall be paid in full with respect to the Loans or portions thereof being prepaid, together with the Prepayment Fee described under paragraph (b) below (if applicable), and any and all costs or expenses incurred by any Lender in connection with any breaking of funding for prepayments other than on the applicable Repayment Date (as certified by the relevant Lender, which certification shall, absent any manifest error, be conclusive and binding on the Borrower). Prepayments shall be applied pro rata between the Senior Loan and the Junior Loan.

 (b) Each voluntary and mandatory prepayment of the Loans made hereunder (other than mandatory prepayments of the Loans due under Section 5.4(b) (Total Loss) and Mandatory Prepayments (as defined in the Parent Guaranty)), shall be made together with the following prepayment fee (the “Prepayment Fee”):

(i)

with respect to a prepayment of a Tranche (such amount of the Tranche to be prepaid, the “Prepaid Amount”) made during the period from the Applicable Funding Date until (and including) the 12-month anniversary of the Applicable Funding Date, an amount such that each Lender receives 100% of the interest payments that would have been received by such Lender on the Prepaid Amount if such amount had remained outstanding until the 15-month anniversary of the Applicable Funding Date;

(ii)

with respect to a prepayment of a Tranche made after the 12-month anniversary of the Applicable Funding Date until (and including) the 18-month anniversary of the Applicable Funding Date, an amount equal to (A) the Prepaid Amount and (B) 2.50%;

(iii)

with respect to a prepayment of a Tranche made after the 19-month anniversary of the Applicable Funding Date until (and including) the 24-month anniversary of the Applicable Funding Date, an amount equal to the product of (A) Prepaid Amount and (B) 2.00%;

(iv)

with respect to a prepayment of a Tranche made after the 25-month anniversary of the Applicable Funding Date until (and including) the 30-month anniversary of the Applicable Funding Date, an amount equal to the product of (A) Prepaid Amount and (B) 1.00%; and

(v)	with respect to a prepayment of the Loans made after the 30-month anniversary of the Applicable Funding Date, no Prepayment Fee shall be due.

For purposes of this paragraph (b), the “Applicable Funding Date” in respect of any Prepaid Amount shall be (A) first, the initial Funding Date in respect of the relevant Tranche, until the aggregate amount of all prepayments (the “Total Prepayments”) of the Tranche equals the amount of the Tranche advanced on the initial Funding Date for such Tranche, and (B) thereafter, each subsequent Funding Date in respect of the relevant Tranche on which the aggregate amount of the Tranche advanced on or prior to such subsequent Funding Date is not less than the Total Prepayments relating to such Tranche.

 (c) Each partial voluntary or mandatory prepayment of the Loans shall be applied against the repayment instalments of the Loans in inverse order of maturity (including any amounts due on the Maturity Date). No amounts of the Loans pre-paid or repaid will be available for re-borrowing.

6.	INTEREST AND RATE

6.1 Fixed Interest Rate. The Borrower shall pay to the Facility Agent for the account of each Lender interest on the unpaid principal amount of the Loan at the Fixed Interest Rate. Accrued interest on the Loans shall be payable in arrears on each Repayment Date.

6.2 Default Rate. Notwithstanding the foregoing, the Borrower agrees that after the occurrence and during the continuance of an Event of Default, the Loans and any other outstanding amount under the Loan Documents shall bear interest at the Default Rate. In addition, the Borrower hereby promises to pay interest at the Default Rate on any other amount payable by the Borrower hereunder or under any other Loan Document which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid. Any interest at the Default Rate (if unpaid) arising on an overdue amount will be compounded with the overdue amount on each Repayment Date but will remain immediately due and payable.

6.3 Maximum Interest. Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum rate permitted by applicable law.

7.	PAYMENTS; SHARING AMONG THE FINANCE PARTIES

7.1 Payments to the Facility Agent.

 (a) On each date on which a Transaction Obligor or a Lender is required to make a payment under a Loan Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless otherwise expressly provided for in a Loan Document) for value on the due date at the time and in such Dollars. All payments to be made hereunder by the Borrower shall be made to the Facility Agent, not later than 2:00 p.m. London time on the date on which payment is due (and any payment received after such time on such date shall be deemed to be paid on the next Banking Day).

 (b) Payment shall be made to such account as notified by the Facility Agent.

7.2 Distributions by the Facility Agent. Each payment received by the Facility Agent under the Loan Documents for another Party shall, subject to Sections 7.3 (Distributions to a Transaction Obligor) and 7.4 (Clawback and Pre-Funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party shall specify to the Facility Agent in an Administrative Questionnaire or administration form satisfactory to the Facility Agent or, in the case of the Loans, to such account of such person as may be specified by the Borrower in the relevant Funding Notice.

7.3 Distributions to the Transaction Obligors. The Facility Agent may apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Loan Documents or in or towards purchase of any amount of any currency to be so applied.

7.4 Clawback and Pre-Funding.

 (a) Where a sum is to be paid to the Facility Agent under the Loan Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

 (b) If the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent.

7.5 Application of Receipts; Partial Payments.

 (a) If the Facility Agent or the Security Trustee (as applicable) receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Loan Documents, the Facility Agent or the Security Trustee (as applicable) shall apply that payment towards the obligations of that Transaction Obligor under the Loan Documents in accordance with Section 9.2 (Application of Moneys).

 (b) Paragraph (a) above will override any appropriation made by a Transaction Obligor.

7.6 No Set Off. All payments to be made by a Transaction Obligor under the Loan Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

7.7 Currency of Account.

 (a) Subject to paragraphs (b) and (c) below, Dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Loan Document.

 (b) Each payment in respect of fees, costs, expenses or Taxes of any Lender (excluding fees due and set forth in the relevant Funding Notice) shall be made directly to the applicable Lender in the currency in which the costs, expenses or Taxes are incurred. Each payment in respect of fees, costs, expenses or Taxes of the Facility Agent or the Security Agent shall be made directly to the Facility Agent or the Security Agent, as applicable, in the currency requested by the Facility Agent or the Security Agent, as applicable.

 (c) Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

7.8  Change of Currency.

 (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (acting on the instructions of the Majority Lenders, after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting on the instructions of the Majority Lenders).

 (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting on the instructions of the Majority Lenders, after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the London interbank market and otherwise to reflect the change in currency.

7.9 Currency Conversion.

 (a) For the purpose of, or pending any payment to be made by the Facility Agent or Security Trustee under any Loan Document, such Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange available to that Party in its usual course of business.

 (b) The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

7.10 Disruption to Payment Systems etc.. If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Borrower that a Disruption Event has occurred:

 (a) the Facility Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Loans as the Facility Agent may deem necessary in the circumstances;

 (b) the Facility Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

 (c) the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

 (d) any such changes agreed upon by the Facility Agent and the Borrower shall be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Loan Documents notwithstanding the provisions of Section 18.7 (Entire Agreement; Amendments);

 (e) the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Section 7.10 (Disruption to Payment Systems etc.); and

 (f) the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

7.11 Computations; Banking Day.

 (a) All computations of interest and fees shall be made by the Facility Agent or the Lenders, as the case may be, on the basis of a 360-day year, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest or fees are payable. Each determination by the Facility Agent of an interest rate or by the Lenders of a fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

 (b) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Banking Day, such payment shall be due and payable on the next succeeding Banking Day unless the next succeeding Banking Day falls in the following calendar month, in which case it shall be payable on the immediately preceding Banking Day.

7.12 Conduct of Business by Finance Parties. No provision of this Agreement will:

 (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

 (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

 (c) except as provided in Section 8.5 (FATCA Information), oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

7.13 Payments to Finance Parties. If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Transaction Obligor other than in accordance with this Section 7 (Payments) (a “Recovered Amount”) and applies that amount to a payment due to it under the Loan Documents, then:

 (a) the Recovering Finance Party shall, within three Banking Days, notify details of the receipt or recovery, to the Facility Agent;

 (b) the Facility Agent shall determine, based solely on the entries in the Register, whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed otherwise in accordance with this Section 7 (Payments), without taking account of any Tax which would be imposed in relation to the receipt, recovery or distribution; and

 (c) the Recovering Finance Party shall, within three Banking Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Section 7.5 (Application of Receipts; Partial Payments).

7.14 Redistribution of Payments. The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Section 7.5 (Application of Receipts; Partial Payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

7.15 Recovering Finance Party’s Rights. On a distribution by the Facility Agent under Section 7.14 (Redistribution of Payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

7.16 Reversal of Redistribution. If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

 (a) each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

 (b) as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

7.17 Exceptions(a) . (a) This Section 7 (Payments; Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Section 7 (Payments; Sharing among the Finance Parties), have a valid and enforceable claim against the relevant Transaction Obligor.

 (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

8.	TAXES

8.1 No Set Off. All payments to be made hereunder by the Borrower shall be made without set-off or counterclaim and free from, clear of, and without deduction or withholding for, any Taxes; provided, however, that if the Borrower shall at any time be required by applicable law to withhold or deduct any Taxes from any amounts payable to the Lenders hereunder, then the Borrower shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received by the Lenders after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrower shall promptly send to the Facility Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Lenders.

8.2 Tax Credits. If a Lender obtains the benefit of a credit against relief or remission for, or repayment of any Tax imposed by any taxing authority for all or part of the Taxes as to which the Borrower has paid additional amounts as aforesaid, then such Lender shall pay an amount to the Borrower which such Lender determines will leave it (after such payment) in the same position as it would have been had the Tax payment not been made by the Borrower. Each Lender agrees that in the event that Taxes are imposed on account of the situs of its loans hereunder, such Lender, upon acquiring knowledge of such event, shall, if commercially reasonable and if, in the opinion of such Lender, it is not prejudicial to it, shift such loans on its books to another office of such Lender so as to avoid the imposition of such Taxes. Nothing contained in this clause shall in any way prejudice the right of the Lenders to arrange their tax affairs in such way as they, in their sole discretion, deem appropriate. In particular, a Lender shall not be required to obtain such tax credit if this interferes with the way such Lender normally deals with its tax affairs.

8.3 Exclusion of Gross-up for Taxes. Borrower shall not be required to pay any additional amounts to or for the account of any Lender pursuant to Section 8.1 (No Set Off) to the extent that:

(a) the applicable Lender was not an original party to this Agreement and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender became a party to this Agreement withholding of Taxes would have been required on such payment, provided that this exclusion shall not apply to the extent such withholding does not exceed the withholding that would have been applicable if such payment had been made to an applicable Lender that was an original party to this Agreement; or

(b) the applicable Lender has changed its lending office and under applicable law (after taking into account relevant treaties and assuming that such Lender has provided all forms it may legally and truthfully provide) on the date such Lender changed its lending office withholding of Taxes would have been required on such payment, provided that this exclusion shall not apply to the extent such withholding does not exceed the withholding that would have been applicable to such payment and with respect to which such Lender would have been entitled to receive additional amounts pursuant to Section 8.1 (No Set Off) hereof if such Lender had not changed its lending office; or

(c) withholding would not have been required on such payment if such Lender had complied with its obligations to deliver certain tax forms pursuant to Section 8.4 (Delivery of Tax Forms) below.

8.4 Delivery of Tax Forms.

(a) On or prior to the Effective Date (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by the Borrower or the Facility Agent, each Lender or transferee that is organized under the laws of a jurisdiction outside the United States, any state thereof or the District of Columbia (a “Non-U.S. Lender”) shall deliver to the Facility Agent two properly completed and duly executed copies of (as applicable) U.S. Internal Revenue Service (“IRS”) Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY or, upon request of the Borrower or the Facility Agent, any subsequent versions thereof or successors thereto, in each case claiming a reduced rate (which may be zero) of U.S. federal withholding tax under Sections 1441 and 1442 of the Code with respect to payments hereunder as such Non-U.S. Lender may properly claim. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender shall, on or prior the Effective Date (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by the Borrower or the Facility Agent, provide to the Borrower and the Facility Agent in addition to the applicable IRS Form W-8 required above a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall promptly notify the Facility Agent in the event any representation in such certificate is no longer accurate.

(b) In the case of a Non-U.S. Lender that is a party to this Agreement on the Effective Date and that fails to provide an IRS Form W-8ECI or the certificate described in the last sentence of Section 8.4(a), the IRS Form W-8BEN, W-8BEN-E or W-8IMY provided by such Non-U.S. Lender on or prior to the Effective Date shall claim the benefits of an income tax treaty providing for no U.S. federal withholding tax under Sections 1441 and 1442 of the Code with respect to payments hereunder.

(c) On or prior to the date hereof (or in the case of a transferee Lender, the date that it becomes a party to this Agreement), and thereafter when reasonably requested by the Borrower or the

Facility Agent, each Lender that is not a Non-U.S. Lender shall deliver to the Borrower and the Facility Agent executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(d) Without limitation on the foregoing provisions of this Section 8.4 (Delivery of Tax Forms), to the extent it is legally entitled to do so, any Lender shall when reasonably be requested by the Borrower or the Facility Agent provide such forms as (i) will reduce or eliminate the amount of any Taxes imposed on payments to the Lender under this Agreement or (ii) are necessary to comply with the Common Reporting Standard issued by the Organisation for Economic Cooperation and Development (OECD), or similar legislation, regulations or guidance enacted in any jurisdiction that seeks to implement equivalent tax reporting and/or withholding tax regimes.

(e) For the avoidance of doubt, the Facility Agent shall under no circumstances be responsible for or liable for any tax reporting, withholding or other related tax compliance.

8.5 FATCA Information.

(a) Subject to paragraph (c) below, each FATCA Relevant Party, within ten (10) Banking Days of a reasonable request by the Borrower or the Facility Agent, shall:

(i)	confirm to that other party whether it is a FATCA Exempt Party or is a FATCA Non-Exempt Party; and

(ii)

supply to the requesting party (with a copy to all other FATCA Relevant Parties) such other form or forms (including IRS Form W-8 or Form W-9 or any successor or substitute form, as applicable) and any other documentation and other information relating to its status under FATCA as the requesting party reasonably requests for the purpose of determining whether any payment to such party may be subject to any FATCA Deduction.

(b) If a FATCA Relevant Party confirms to the Borrower or the Facility Agent that it is a FATCA Exempt Party or provides an IRS Form W-8 or W-9 showing that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party or that the Form provided has ceased to be accurate or valid, that party shall so notify the Borrower and the Facility Agent or provide a revised Form, as applicable, reasonably promptly.

(c) Nothing in this Section 8.5 (FATCA Information) shall obligate any FATCA Relevant Party to do anything which would or, in its reasonable opinion, might, constitute a breach of any law or regulation, any policy of that party, any fiduciary duty or any duty of confidentiality, or to disclose any confidential information (including, without limitation, its tax returns and calculations); provided that nothing in this paragraph shall excuse any FATCA Relevant Party from providing a true complete and correct applicable IRS Form W-8 or W-9 (or any successor or substitute form where applicable). Any information provided on such IRS Form W-8 or W-9 (or any successor or substitute forms) shall not be treated as confidential information of such party for purposes of this paragraph.

(d) If a FATCA Relevant Party fails to confirm its status or to supply forms, documentation or other information requested in accordance the provisions of this agreement or the provided information is insufficient under FATCA, then such party shall be treated as if it were a FATCA Non-Exempt Party until such time as the party in question provides sufficient confirmation, forms, documentation or other information to establish the relevant facts.

8.6 FATCA Withholding.

(a) The Borrower or the Facility Agent making a payment to any FATCA Non-Exempt Party shall make such FATCA Deduction as it determines is required by law and shall render payment to the IRS or other applicable taxing authority within the time allowed and in the amount required by FATCA.

(b) If a FATCA Deduction is required to be made by the Borrower or the Facility Agent to a FATCA Non-Exempt Party, the amount of the payment due from the Borrower or the Facility Agent shall be reduced by the amount of the FATCA Deduction reasonably determined to be required by the Borrower or the Facility Agent.

(c) Each FATCA Relevant Party shall promptly upon becoming aware that a FATCA Deduction is required with respect to any payment owed to it (or that there is any change in the rate or basis of a FATCA Deduction) notify the Borrower or the Facility Agent accordingly, and no Obligor shall be required to increase any payment in respect of which it makes such a FATCA Deduction.

(d) Within thirty days of making either a FATCA Deduction or any payment required in connection with that FATCA Deduction, the party making such FATCA Deduction shall deliver to the Facility Agent for delivery to the party on account of whom the FATCA Deduction was made evidence reasonably satisfactory to that party that the FATCA Deduction has been made or (as applicable) any appropriate payment paid to the IRS or other applicable taxing authority.

(e) The Facility Agent shall promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to a Lender which relates to a payment by the Obligors (or that there is any change in the rate or the basis of such a FATCA Deduction) notify the Obligors and the relevant Lender.

8.7 FATCA Mitigation. Notwithstanding any other provision of this Agreement, if a FATCA Deduction is or will be required to be made by any party under Section 8.6 (FATCA Withholding) in respect of a payment to any FATCA Non-Exempt Lender, the FATCA Non-Exempt Lender may either:

(i)	transfer its entire interest in the Loans to a U.S. branch or Affiliate, or

(ii)

nominate one or more transferee lenders who upon becoming a Lender would be a FATCA Exempt Party, by notice in writing to the Facility Agent and the Borrower specifying the terms of the proposed transfer, and cause such transferee lender(s) to purchase all of the FATCA Non-Exempt Lender’s interest in the Loans.

9.	EVENTS OF DEFAULT

9.1 Events of Default. The occurrence of any of the following events shall constitute an Event of Default:

(a) Non-Payment. Any payment of principal, interest, fees or other amounts payable pursuant to this Agreement or any Fee Letter is not made on the due date thereof, unless such failure is caused by an administrative or technical error and payment is made within three (3) Banking Days of its due date;

(b) Representations. Any representation, warranty or other statement made by any Transaction Obligor in (i) this Agreement, (ii) any of the other Loan Documents, or (iii) any other instrument, document or other agreement delivered in connection herewith or therewith, proves to have been untrue or misleading in any material respect when made or deemed made; or

(c) Impossibility; Illegality. It becomes impossible or unlawful for any Transaction Obligor to fulfill any of its covenants or obligations under any Loan Document or for any Finance Party to exercise any of the rights vested in it under any Loan Document; or

(d) Mortgage. There is an event of default (after giving effect to applicable notice and cure periods) under any Mortgage; or

(e) Certain Covenants. Any Obligor defaults in the performance or observance of any covenant contained in Sections 4.5 (Satisfaction After Effective Date, Prepositioning Date or Funding Date), 5.4 (Mandatory Prepayment), 5.5 (Interest and Costs with Prepayments; Application of Prepayments), 10.1(b) (Notice of Default, etc.), 10.1(e) (Corporate Existence), 10.1(k) (Environmental Matters), 10.1(t) (Maintenance of Insurances), 10.1(x) (Sanctions and Anti-Money Laundering Laws), 10.1(aa) (Newbuilding Vessels), 10.2(a) (Liens), 10.2(b) (Investments), 10.2(d) (Change of Flag, Class, Management or Ownership), 10.2(g) (Acquisitions and Sale of Assets), 10.2(i) (Restricted Payments), 10.2(j) (Consolidation and Merger), 10.2(l) (Indebtedness), 10.2(m) (Sanctions and Anti-Money Laundering Laws), 10.2(o) (Use of Proceeds), 10.2(q) (Restrictions on Chartering), 10.3 (Minimum Value Percentage) or 21 (Subordination) of this Agreement and sub-sections (a)(iii), (a)(iv)(A), (a)(iv)(B), (a)(v), (a)(xiii), (a)(xiv), (a)(xv), (a)(xvi), (a)(xvii), or (b) of Section 4 (Covenants) of the Parent Guaranty; or

(f) Covenants. Any Transaction Obligor defaults in the performance of any term, covenant or agreement contained in any Loan Document to which it is a party or in any other instrument, document or other agreement delivered by it in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 9.1 (Events of Default), or there occurs any other event which constitutes a default by any Transaction Obligor under any Loan Document to which it is a party and in each case such default continues unremedied for a period of twenty (20) days after the earlier of (x) actual knowledge thereof by a Responsible Officer of such Transaction Obligor or (y) such Transaction Obligor having been notified thereof in writing by the Facility Agent (acting at the instruction of the Majority Lenders), in each case other than an Event of Default referred to elsewhere in this Section 9.1 (Events of Default); or

(g) Indebtedness. (i) Any default occurs in the payment when due (after giving effect to applicable notice and cure periods) of any Indebtedness of any Obligor, or (ii) any other default occurs in respect of any Indebtedness of such Obligor, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been such payment default or other default, exceeds $25,000,000; or

(h) Bankruptcy. (i) Any Transaction Obligor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, receiver manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Transaction Obligor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Transaction Obligor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Transaction Obligor thereof any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Transaction Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) any Transaction Obligor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) any Transaction Obligor shall make a general assignment for the benefit of creditors;

(i) Certain ERISA Transactions. An ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding shall exist or occur that, in the reasonable opinion of the Majority Lenders, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or could reasonably be expected to exist or occur, could reasonably be expected to result in a Material Adverse Effect; or

(j) Judgments and Decrees. Any judgment, order or decree is made the effect whereof would be to render invalid this Agreement or any other Loan Document or any material provision thereof or any Transaction Obligor asserts in writing that any such agreement or provision thereof is invalid; or one or more judgments or decrees shall be entered against any Obligor for an aggregate liability (net of amounts paid or covered by insurance) of, in the case of any Subsidiary Guarantor, $500,000 or more or, in the case of the Parent Guarantor or the Borrower, $10,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

(k) Invalidity of Agreement, Note and any Loan Document. (i) Any Loan Document or any material provision thereof shall cease, for any reason, to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the obligations in accordance with the terms hereof or thereof), or any action or suit at law or in equity or other legal proceeding to cancel, revoke or rescind any Loan Document or any material provision thereof shall be commenced by or on behalf of any Transaction Obligor or any Governmental Authority, or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

(l) Business Suspended. Any Obligor shall be enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting a material part of its business and such order shall continue in effect for more than forty-five (45) days; or

(m) Loss or Suspension of License or Permit. There shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Transaction Obligor if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect or the loss of coastwise trading privileges in respect of any Jones Act Vessel; or

(n) Classification. A Vessel is not in compliance with the requirements for the highest classification for vessels of like age and type or is not in compliance with the requirements of applicable law for use as intended under this Agreement and action shall not have been commenced within fifteen (15) days after written notice thereof shall have been given by the Majority Lenders to the relevant Vessel Owner and such corrective action shall not be diligently prosecuted or completed in a manner and time schedule consistent with industry standard; or

(o) Termination of Operations; Sale of Assets. (i) Any Transaction Obligor ceases its operations or (ii) any Obligor sells or otherwise disposes of all or substantially all of its assets or all or substantially all of the assets thereof are seized or otherwise appropriated; or

(p) Inability to Pay Debts. Any Transaction Obligor is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any material indebtedness of such Transaction Obligor; or

(q) Material Adverse Change. There has occurred an event or condition that has resulted in a Material Adverse Effect with respect to the financial position or prospects of the Parent Guarantor; or

(r) Arrest of a Vessel. Any Vessel shall at any time be subject to an arrest, distress or detention in any place for thirty (30) days or more; or

(s) Restricted Party. Any Transaction Obligor or any Subsidiary thereof or any Relevant Individuals becomes a Restricted Party; or

(t) Delisting. The Parent Guarantor’s shares are delisted from the New York Stock Exchange (or other reputable international stock exchange).

Upon and during the continuance of any Event of Default, the Lenders’ obligation to make the Loans available shall cease and the Facility Agent, on behalf of the Majority Lenders, shall upon the Majority Lenders’ instruction, by written notice to the Borrower declare the entire unpaid balance of the then outstanding Loans, accrued interest and any other sums payable by the Borrower hereunder or under the Notes and under the other Loan Documents due and payable, whereupon the same shall forthwith be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subsections (h) or (p) of this Section 9.1 (Events of Default), the Loans, accrued interest and any other sums payable by the Borrower hereunder, under the Notes and under the other Loan Documents shall be immediately due and payable without declaration, presentment, demand, protest or other notice to the Borrower all of which are expressly waived. In such event, the Facility Agent and the Security Trustee, each at the instruction of the Majority Lenders, may proceed to protect and enforce the rights of the Finance Parties by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement, in the Notes, in any other Loan Document, or in aid of the exercise of any power granted herein or therein, or the Facility Agent or the Security Trustee, each at the instruction of the Majority Lenders, may proceed to enforce the payment of the Notes or to enforce any other legal or equitable right of the Finance Parties, or proceed to take any action authorized or permitted under the terms of any Loan Document or by applicable law for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrower to the Finance Parties hereunder and/or under the Notes (whether or not then due) all moneys and other amounts of the Borrower then or thereafter in possession of any Finance Party, the balance of any deposit account (demand or time, matured or unmatured) of the Borrower then or thereafter with any Finance Party and every other claim of the Borrower then or thereafter against any of the Finance Parties.

9.2 Application of Moneys. Except as otherwise provided in any Loan Document, all moneys received by the Facility Agent, the Security Trustee or any Lender under or pursuant to any Loan Document after the happening of any Event of Default (unless cured to the satisfaction of the Lenders) shall be applied by the Facility Agent in the following manner:

(a) first, in or towards the payment or reimbursement of any fees, expenses, indemnification amounts or other amounts incurred by or owing to the Facility Agent or the Security Trustee hereunder or under any of the other Loan Documents;

(b) secondly, in or towards the payment or reimbursement of any expenses or liabilities incurred by any of the other Finance Parties in connection with the protection or enforcement of its rights and remedies hereunder, under the Notes and under the other Loan Documents;

(c) thirdly, in or towards payment of any interest owing in respect of the Senior Loan;

(d) fourthly, in or towards repayment of principal of the Senior Loan;

(e) fifthly, in or towards payment of any interest owing in respect of the Junior Loan;

(f) sixthly, in or towards repayment of principal of the Junior Loan;

(g) seventhly, in or towards payment of all other sums which may be owing to any Finance Party under any Loan Document; and

(h) eighthly, the surplus (if any) shall be paid to the Borrower or its designee.

The Facility Agent shall (x) if so directed by the Senior Lenders, vary the order set out between sub-paragraphs (c) and (d) above, and (y) if so directed by the Junior Lenders, vary the order set out between sub-paragraphs (e) and (f) above.

9.3 Indemnification. Each Obligor agrees, within five (5) Banking Days of demand, to jointly and severally indemnify and hold each of the Finance Parties and their respective Related Parties harmless against any loss, as well as against any costs or expenses (including legal fees and expenses), which any of the Finance Parties or their respective Related Parties sustain or incur as a consequence of any default in payment of the principal amount of the Loans, interest accrued thereon or any other amount payable hereunder, under the Notes related thereto or under any other Loan Documents, including, but not limited to, all losses incurred in liquidating or re-employing fixed deposits or funds acquired to effect or maintain the Loans or any portion thereof. Any Finance Party’s certification of such costs and expenses shall, absent any manifest error, be conclusive and binding on the Obligors. The covenants contained in this Section 9.3 (Indemnification) shall survive payment or satisfaction in full of the Loans and all other obligations under this Agreement and the other Loan Documents and the earlier resignation or replacement of the Facility Agent or Security Trustee.

10.	COVENANTS

10.1 Affirmative Covenants. Each Obligor (other than the Parent Guarantor and each Subsidiary Guarantor owning a COSCO Vessel or Santander Vessel) hereby covenants and undertakes with the Lenders that from the Initial Funding Date, and each Subsidiary Guarantor owning a COSCO Vessel or Santander Vessel hereby covenants and undertakes with the Lenders that from the Funding Date on which the COSCO Indebtedness or Santander Indebtedness, as applicable, is repaid, and in each case, so long as any principal, interest or other moneys are owing by it in respect of this Agreement or under any other Loan Document to which it is a party, that it will:

(a) Performance of Agreements. Duly perform and observe, and procure the observance and performance of all other parties thereto (other than the Finance Parties) of the terms of the Loan Documents to which it is a party;

(b) Notice of Default, etc. Promptly upon any Responsible Officer of any Obligor obtaining actual knowledge thereof, inform the Facility Agent of the occurrence of (a) any Default or Event of Default, (b) any litigation, arbitration or governmental proceeding pending or threatened in writing against any Transaction Obligor not previously disclosed to the Lenders or any development in respect of a previously disclosed litigation, arbitration or governmental proceeding, which if adversely determined could reasonably be expected to have a Material Adverse Effect, including but not limited to, in respect of any Environmental Claim or any judgment entered against a Transaction Obligor, (c) the withdrawal, with respect to any Vessel owned by it, of such Vessel’s rating by its Classification Society or the issuance by the Classification Society of any material recommendation or notation affecting class and (d) any other event or condition which is reasonably likely to have a Material Adverse Effect;

(c) Financial Information. Deliver to the Facility Agent:

(i)

as soon as available but not later than sixty (60) days after each Quarter End Date, a quarterly interim consolidated balance sheet of the Borrower, and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but prepared in accordance with GAAP and accompanied by the certification of the chief executive officer, chief financial officer or controller of the Borrower that such financial statements fairly present the financial condition of the Borrower as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments, in accordance with GAAP; and

(ii)

such other information and data with respect to the Borrower or any Subsidiary of the Borrower that is a Transaction Obligor as from time to time may be reasonably requested by the Facility Agent or any Lender;

provided that any delivery requirement under this Section 10.1(c) (Financial Information) shall be deemed satisfied by the posting of such information, materials or reports as applicable on EDGAR or any successor website maintained by the SEC (if the Borrower is permitted by law to post such materials on EDGAR). The Borrower shall notify the Facility Agent of any such posting on EDGAR. For the avoidance of doubt, the Facility Agent shall have no obligation to distribute to the other Finance Parties any information, materials or reports posted on EDGAR or notify any other Finance Party of such postings.

(d) Vessel Covenants. Except as otherwise permitted by this Agreement, with respect to each of the Vessels owned by it:

(i)	keep the Vessels registered in the name of the applicable Vessel Owner;

(ii)	keep the Vessels in good and safe condition and state of repair (ordinary wear and tear and/or loss or damage by casualty or condemnation excepted);

(iii)

keep the Vessels insured in accordance with the provisions of Section 10.1(t) (Maintenance of Insurances) hereof and of the relevant Mortgage recorded against it or Vessel Owner Undertaking Letter and ensure that the requirements thereof in respect of any insurances have been complied with;

(iv)	notify the Facility Agent of all material modifications to the Vessels and of the removal of any parts or equipment from the Vessels; and

(v)	provide the Facility Agent with all reasonably requested Vessel related information;

(e) Corporate Existence. Except as otherwise permitted hereunder, do or cause to be done all things necessary to preserve and keep its separate identity and existence under the laws of its jurisdiction of incorporation or formation and all licenses, franchises, permits and assets necessary to the conduct of its business;

(f) Books and Records. At all times keep proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

(g) Taxes and Assessments. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon each Obligor’s income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

(h) Inspection. Allow, upon ten (10) Banking Days’ notice from the Facility Agent, any representative or representatives designated by the Facility Agent, subject to applicable laws and regulations, at normal business hours, to visit and inspect subject to customary confidentiality arrangements any of its properties, and, on request, to examine its books of account, records, reports, agreements and other papers and to discuss its affairs, finances and accounts with its officers; provided, that (i) the Facility Agent shall only be allowed to conduct one such inspection per calendar year prior to the occurrence of an Event of Default and an unlimited amount of inspections during the continuance of an Event of Default; and (ii) the foregoing inspections by the Facility Agent shall not unreasonably interfere with the conduct of any Obligor’s business (unless an Event of Default has occurred and is continuing);

(i) Inspection and Survey Reports. (i) If the Facility Agent shall so request, the relevant Obligor shall provide the Facility Agent (for distribution to the Lenders) with copies of all internally generated inspection or survey reports on each Vessel owned by it; provided, that in the event that any Vessel is reactivated out of cold stack, the Borrower shall provide (or cause to be provided), upon the reasonable request of the Facility Agent, the Facility Agent with copies of all inspections and survey reports to the extent required to be provided to the Classification Society or other such reports requested by the Facility Agent at the cost of the Borrower, and (ii) upon reasonable notice to the relevant Obligor, each Obligor shall permit the Facility Agent (acting through surveyors or other persons appointed by it for that purpose) at the cost of the Borrower to inspect the relevant Vessel and shall afford all proper facilities for such inspections; provided, that (A) the Facility Agent shall only be allowed to conduct one such inspection per calendar year prior to the occurrence of an Event of Default and (B) such inspections shall not unreasonably interfere with the operation of any Vessel, any relevant charterer’s quiet enjoyment of the applicable Vessel or that Vessel’s scheduled maintenance and docking schedule;

(j) Compliance with Statutes, Agreements, etc. Except where failure to comply would not alone or in the aggregate result in a Material Adverse Effect, do or cause to be done, all things necessary to comply with all contracts or agreements to which it is a party, and all laws, and the rules and regulations thereunder, applicable to it, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

(k) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Facility Agent notice thereof, specifying in reasonable detail the nature of such condition: (a) its receipt of any written communication that alleges that it is not in compliance with any applicable Environmental Law or Environmental Approval, if such failure to comply would reasonably be expected to have a Material Adverse Effect, (b) any Environmental Claim pending or threatened in writing against any it, which would reasonably be expected to have a Material Adverse Effect, or (c) any release, emission, discharge or disposal of any Material of Environmental Concern that would reasonably be expect to form the basis of any Environmental Claim against it, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, it will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection;

(l) ERISA. Forthwith upon learning of the existence or occurrence of any ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in a liability to the Obligors in the aggregate in excess of $5,000,000, furnish or cause to be furnished to the Facility Agent written notice thereof;

(m) ISM Code, ISPS Code, Annex VI and MTSA Matters. With respect to each Vessel owned by it (i) procure that the Vessel Manager is and shall at all times remain the Operator thereof, (ii) procure that the Operator will comply with and ensure that each of the Vessels operated by it will comply with the requirements of the ISM Code, ISPS Code, Annex VI and MTSA in accordance with the implementation schedules thereof, including (but not limited to) the maintenance and renewal of valid certificates, and when required, security plans, pursuant thereto throughout the term of the Loans; (iii) procure that the Operator will immediately inform the Facility Agent if there is any threatened or actual withdrawal of the Vessel Manager’s DOC or SMC, ISSC or IAPPC in respect of any Vessel operated by it; (iv) procure that the Operator will promptly inform the Facility Agent upon the issuance to the relevant Vessel Owner or Operator of a Vessel Manager’s DOC and to any of the Vessels of an SMC, ISSC or IAPPC; and (v) to the extent required by applicable law, maintain an Inventory of Hazardous Materials onboard at all times;

(n) Vessel Classification. Keep and cause to be kept each Vessel owned by it in a good and efficient state of repair so as to maintain her present class with a Classification Society and so as to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the relevant Approved Flag Jurisdiction, procure that each such Vessel’s Classification Society make available to the Security Trustee, upon its request, such information and documents in respect of such Vessel as are maintained in the records of such Classification Society, and procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of each such Vessel;

(o) Vessel Management. Cause each of the Vessels owned by it to be managed both commercially and technically by a Vessel Manager;

(p) Brokerage Commissions, etc. Indemnify and hold each of the Finance Parties harmless from any claim for any brokerage commission, fee, or compensation from any broker or third party hired by any Obligor resulting from the transactions contemplated hereby;

(q) Vessel Valuations. On the last day of June and December of each calendar year commencing on June 30, 2025, the Borrower shall obtain and deliver to the Facility Agent appraisals of the

Fair Market Value of the Vessels, such valuations to be at the Borrower’s cost, together with a Valuation Certificate. In the event that the Borrower fails or refuses to obtain the valuations required by this clause, the Facility Agent may, at the direction of the Majority Lenders, obtain such valuations from Approved Brokers, at the Borrower’s cost, which valuations shall be deemed the equivalent of valuations duly obtained by the Borrower pursuant to this clause, but the Facility Agent’s action in doing so shall not excuse any default of the Borrower hereunder. If an Event of Default has occurred and is continuing, the Borrower shall obtain appraisals of the Fair Market Value of the Vessels, such valuations to be at the Borrower’s cost, at such further frequency as may be reasonably required by the Majority Lenders;

(r) Evidence of Current COFR. If the Facility Agent shall so request, provide, if applicable, the Facility Agent with copies of the current Certificate of Financial Responsibility pursuant to the Oil Pollution Act 1990 for any Vessel owned by it;

(s) Additional Charters. If a Vessel is subject to any new Assignable Charter, the relevant Vessel Owner shall (or shall procure that the relevant member of the Group as is party to such Charter shall), no later than thirty (30) days of entering into such Assignable Charter, deliver a Charter Assignment with respect to such Assignable Charter;

(t) Maintenance of Insurance.

(i)

Maintain with financially sound and reputable insurance companies, insurance on all its properties and against all such risks and in at least such amounts as are usually insured against by companies of established reputation engaged in the same or similar business from time to time; provided, that it is understood and acknowledged that breach of warranty coverage is not required;

(ii)

Maintain, at their own cost and expense, insurance with respect to its business generally and on the Vessels (including, without limitation, insurance required to be maintained under the terms of the relevant Mortgage or Vessel Owner Undertaking Letter) against risks (including, without limitation, marine hull and machinery (including excess value) insurance, marine protection and indemnity insurance, war risks insurance including acts of terrorism and piracy and war risks P&I and liability arising out of pollution), and in forms which are acceptable to the Majority Lenders and placed through brokers and with insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risks associations, or clubs of recognized standing, in each case satisfactory to the Majority Lenders. The Security Trustee and Facility Agent, each at the instruction of the Majority Lenders, may act in all matters relating to insurances, including the granting or withholding of its consents and approvals on advice from an insurance advisor upon whose advice they may rely;

(iii)

Procure that the aggregate Hull and Machinery and Hull and Freight Interest Insurances insured value of each Vessel shall be equal to or greater than the greater of (i) 120% of the aggregate outstanding principal amount of the Loans (when aggregated with the insured value of the other Vessels then financed under this Agreement) and (ii) the Fair Market Value of such Vessel. The Hull and Machinery insured value of each Vessel shall be at least 80% of the Fair Market Value of such Vessel;

(iv)

Acknowledge and agree that the Majority Lenders shall place, at the expense of the Borrower, mortgagee’s interest insurance and, if required by any Lender, mortgagee’s additional perils (pollution) insurance, on conditions acceptable to the Majority Lenders in an amount for all Vessels together equal to 120% of the aggregate outstanding amount of the Loans (unless the Majority Lenders agree to a lower amount of coverage), and the Majority Lenders on behalf of the Finance Parties agree to obtain and maintain the same; and

(v)

Each Vessel Owner shall promptly assign its interest in hull and machinery insurances (if any) to the Facility Agent (or Security Trustee) pursuant to Insurances Assignments to the extent the relevant Vessel is subject to a Mortgage;

(u) Maintenance of Properties. Keep all material property necessary in its business in good working order and condition (loss or damage by casualty or condemnation excepted);

(v) Know Your Customer Requirements. Provide all documentation reasonably requested by any Finance Party in connection with their know your customer requirements, including but not limited to:

(i)	completed bank account opening mandates with telephone and fax indemnities to include the list of all account holders’ authorized signatories and specimens of their signatures;

(ii)	certified list of directors, including titles, business and residential addresses and dates of birth;

(iii)	certified true copy of photo identification (i.e. passport or driving license) and evidence of residential address (i.e. utility bill or bank statement) for all authorized signatories;

(iv)	certificates of incorporation or similar documents, certified by the respective secretary or assistant secretary of such entity;

(v)	with respect to each Obligor, such entity’s applicable IRS Form W-8 or W-9 and tax identification number, if applicable;

(vi)	completed form 4-329 for each account signatory;

(vii)	with respect to the Borrower, certificate of ultimate beneficial ownership, certified by the respective secretary or assistant secretary of such entity; and

(viii)	non-resident declaration forms, if applicable;

(w) Accounts.

(i)	Maintain the Earnings Account and deposit therein all Assigned Moneys (except as provided in clause (ii) below); and

(ii)

Maintain the Debt Service Reserve Account and prior to the fifteenth (15th) day of each calendar month, deposit therein an amount equal to one-third of the principal and interest due on the Loans on the next Repayment Date;

(x) Sanctions and Anti-Money Laundering Laws. Remain, and instruct each of its Subsidiaries, the Vessel Managers and any Relevant Individuals thereof to remain, in compliance with applicable Sanctions Laws and Anti-Money Laundering Laws;

(y) Sustainable Vessel Dismantling. In the event that any Vessel Owner undertakes to dismantle, scrap, or recycle, a Vessel owned by it (or to sell such Vessel to an intermediary with the intention of it being dismantled, scrapped or recycled) (or any other vessel owned by it), with the prior written consent of the Majority Lenders, it shall be dismantled, scrapped or recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009, and/or EU Ship Recycling Regulation, 2013, and to the extent applicable, United States laws, as well as any other applicable vessel dismantling conventions on safe, sustainable, and socially and environmentally responsible dismantling of such Vessel that is taken out of service;

(z) Citizenship. Each Vessel Owner owning a Jones Act Vessel covenants that it shall remain (i) a citizen of the United States pursuant to Section 2(c) of the Shipping Act of 1916, as amended (46 USC § 50501), and the regulations in effect thereunder from time to time, as amended, and (ii) qualified to own and operate such Vessel for so long as it is documented under the laws of the United States and in the coastwise trade of the United States pursuant to 46 U.S.C. §§ 12102 and 12106, and the regulations in effect thereunder from time to time, as amended;

(aa) Newbuilding Vessels. Each Buyer or registered owner of a Newbuilding Vessel shall deliver to the Facility Agent, no later than the date of delivery of its Newbuilding Vessel, each of the following documents:

(i)

evidence satisfactory to it that such Vessel is in the sole and absolute ownership of a Subsidiary Guarantor and duly registered in such Subsidiary Guarantor’s name under the laws and flag of the relevant Approved Flag Jurisdiction, unencumbered, save and except for the relevant Mortgage recorded against it and Permitted Liens;

(ii)

evidence satisfactory to it that such Vessel is classed in the highest classification and rating for vessels of the same age and type with the respective Classification Society without any material outstanding recommendations affecting class;

(iii)	copies of any Assignable Charters in place on such date;

(iv)	an executed copy of the Vessel Manager’s Undertaking relating to each Vessel together with a copy of the relevant Management Agreement and a copy of the Vessel Manager’s DOC;

(v)

evidence satisfactory to it that such Vessel is insured in accordance with the provisions of the applicable Mortgage and Section 10.1(t) (Maintenance of Insurances) hereof and all requirements of the applicable Mortgage and Section 10.1(t) (Maintenance of Insurances) hereof in respect of such insurance have been fulfilled (including, but not limited to, letters of undertaking from the insurance brokers, including confirmation notices of assignment, notices of cancellation and loss payable clauses acceptable to the Lenders);

(vi)

the Lenders shall have received a detailed report from a firm of independent marine insurance consultants appointed by the Lenders in respect of the insurances on each Newbuilding Vessel, in form and substance satisfactory to the Lenders and addressed to the Facility Agent, the cost of such report to be for the account of the Borrower;

(vii)

if required by the Lenders, an inspection report in relation to each Vessel addressed to the Facility Agent, obtained from surveyors appointed by the Lenders not more than ten days prior to such date, evidencing that the relevant Vessel is seaworthy and capable of safe operation and is in all other respects satisfactory to the Lenders;

(viii)

evidence that each Vessel complies and the Operator complies with the requirements of the ISM Code, ISP Code, Annex VI and MTSA including (but not limited to) the maintenance and renewal of valid certificates pursuant thereto and the Lenders shall have received a copy of the SMC, ISSC and IAPPC for such Vessel;

(ix)

upon the request of any Lender and to the extent a Vessel is required by applicable law to maintain an Inventory of Hazardous Materials, a copy of the Inventory of Hazardous Materials with respect to each Vessel;

(x)

a duly executed Mortgage, Earnings Assignment, Insurances Assignment, and if applicable, Charter Assignment, relating to such Vessel, together with all other documents required to be delivered thereunder; and

(xi)

evidence that the Mortgage over such Vessel has been duly recorded under the laws of the relevant Approved Flag Jurisdiction and the Mortgage constitutes a first preferred mortgage lien under the laws of the relevant Approved Flag Jurisdiction;

(bb) Shipbuilding Contract.

(i)	The Borrower shall give the Agent not less than ten (10) calendar days irrevocable written notice thereof prior to the Delivery Date of a Newbuilding Vessel; and

(ii)	Each relevant Buyer shall duly perform all its obligations under its respective Shipbuilding Contract.

10.2 Negative Covenants. Each Obligor (other than the Parent Guarantor and each Subsidiary Guarantor owning a COSCO Vessel or a Santander Vessel) hereby covenants and undertakes with the Lenders that from the Initial Funding Date, and each Subsidiary Guarantor owning a COSCO Vessel or Santander Vessel hereby covenants and undertakes with the Lenders that from the Funding Date on which the COSCO Indebtedness or Santander Indebtedness, as applicable, is repaid, and in each case, so long as any principal, interest or other moneys are owing by it in respect of this Agreement or under any other Loan Document to which it is a party, that it will not:

(a) Liens. Create, assume or permit to exist, any Lien whatsoever upon any Collateral, except for the following (collectively, “Permitted Liens”):

(i)	the Mortgages, the Assignments and other Liens in connection with this Agreement and the Security Documents;

(ii)	Liens against a Vessel permitted to exist under the terms of the Mortgage;

(iii)

Liens for taxes not yet due and payable or if obligations with respect to such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP;

(iv)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v)	Liens in the ordinary course of business for master’s and crews’ wages and salvage (including contract salvage);

(vi)	any statutory Liens in favor of an Account Bank (including rights of set-off) incurred in the ordinary course of business on deposit accounts maintained with such Account Bank;

(vii)

other Liens arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Vessel and which do not in the aggregate materially detract from the value of the Vessels or materially impair the use thereof in the operation of its business and which secure obligations not more than 30 days overdue and which do not result from any default or omission by an Obligor;

(viii)

prior to the consummation of the refinancing of the Refinanced Indebtedness and no later than the end of the Availability Period with respect to Tranche A, Liens existing in respect of the Refinanced Indebtedness; and

(ix)	other Liens in existence on the Effective Date and set forth on Schedule 3 hereto;

(b) Investments. Make any Investment, except for the following Investments:

(i)	Investments in cash and Cash Equivalents;

(ii)

Investments in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(iii)	Investments by one Obligor to, or into, another Obligor;

(iv)	Investments by the Borrower in Subsidiaries that are not Obligors, so long as before and after giving effect thereto, there shall not have occurred an Event of Default that is continuing; and

(v)	other Investments in existence on the Effective Date and set forth on Schedule 5 hereto;

(c) Transaction with Affiliates. Enter into any transaction with an Affiliate, other than on an arms-length basis other than transactions for the benefit of such Obligor; provided that the foregoing restriction shall not apply to (i) any transaction between or among any Obligor and any other Obligor; (ii) transactions in respect of Intercompany Debt, and (iii) other affiliate transactions existing on the Effective Date and set forth on Schedule 6 hereto;

(d) Change of Flag, Class, Management or Ownership. Change (i) the flag of a Vessel owned by it other than to another Approved Flag Jurisdiction (provided, that a new Mortgage is granted to the Security Trustee and registered with the registry of the new Approved Flag Jurisdiction and any other necessary changes to the Security Documents are effected in a manner satisfactory to the Majority Lenders) or with the consent of the Majority Lenders, (ii) the Classification Society of a Vessel owned by it other than with the Majority Lenders’ prior written consent, (iii) the technical or commercial management of a Vessel owned by it other than to another Vessel Manager (provided that such Vessel Manager delivers a Vessel Manager’s Undertaking) or (iv) the immediate or ultimate ownership of a Vessel owned by it;

(e) Change in Business. Materially change the nature of its business or commence any business materially different from its current business;

(f) Equity Interests. (i) purchase, cancel, redeem or retire any of its Equity Interests, (ii) increase or reduce its authorized Equity Interests; or (iii) issue any additional Equity Interests except to a Relevant Parent and to the extent such new Equity Interests are made subject to the terms of the Pledge Agreement immediately upon the issue thereof in a manner satisfactory to the Majority Lenders;

(g) Acquisitions and Sales of Assets.

(i)	acquire or own any assets or property other than the Vessels, property which is directly related to the ownership and operation of the Vessels, and Investments permitted hereunder;

(ii)

sell, assign, transfer, pledge or otherwise convey or dispose of any of the Vessels owned by it or any other of its assets pledged to the Security Trustee pursuant to this Agreement or a Security Document unless the applicable portion of the Loans is repaid in accordance with Section 5.4(a) (Sale of a Vessel), except for (i) leases of, or charter contracts in respect of, the Vessels in the ordinary course of business and as permitted by Section 10.2(q) (Restrictions on Chartering) and (ii) disposals of property (but not any Vessel) that is no longer economically practicable to maintain or useful in the conduct of the business of the Obligors, taken as a whole;

(h) Changes in Name or Principal Place of Business. Change its name or principal place of business unless the Facility Agent shall have received five (5) Banking Days prior written notice of such change;

(i) Restricted Payments. (i) directly or indirectly declare or pay any dividend or make any distribution on account of its Equity Interests, (ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Equity Interests of any Transaction Obligor, or (iii) make any payment in respect of any Intercompany Debt (each, a “Restricted Payment”), unless so long as before and after giving effect thereto, there shall not have occurred an Event of Default that is continuing;

(j) Consolidation and Merger. Consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it or enter into any demerger, amalgamation, consolidation or corporate reconstruction or restructuring, other than (x) a merger of any Subsidiary Guarantor with another Subsidiary Guarantor, or a merger of any Affiliate of a Subsidiary Guarantor into another Subsidiary Guarantor, in each case, so long as the surviving entity after such merger is a Subsidiary Guarantor and any necessary actions as reasonably requested by the Security Trustee to preserve the Security Trustee’s security interests are taken simultaneously upon the consummation of such transaction and (y) with the prior written consent of the Majority Lenders;

(k) Change Fiscal Year. Change its fiscal year (other than as may be required to conform to GAAP);

(l) Indebtedness. Create, incur, issue, or otherwise become directly or indirectly liable for any Indebtedness, other than the following (collectively, “Permitted Indebtedness”):

(i)	Indebtedness created pursuant to this Agreement;

(ii)	Intercompany Debt;

(iii)	normal trade credits in the ordinary course of business; and

(iv)	any time prior to the refinancing of such Refinanced Indebtedness and no later than the end of the Availability Period with respect to Tranche A, the Refinanced Indebtedness; and

(v)	other Indebtedness existing on the Effective Date and set forth on Schedule 4 hereto;

(m) Sanctions and Anti-Money Laundering Laws. (i) Engage in a trade or financial transaction or other dealing with any individual, entity or Sanctioned Country that would violate Sanctions Laws; or (ii) take any action or make any omission that results, or is reasonably likely to result, in any Obligor or Finance Party becoming a Restricted Party (or permit any Subsidiary or Relevant Individuals thereof to take such action or make such omission); or (iii) use any proceeds from the Loans, directly or, to its knowledge, indirectly, (1) to fund any trade or business involving any Restricted Party (except to the extent licensed or approved by OFAC or other applicable Governmental Authority), or (2) for the purpose of engaging in any activities that would result in a violation of Sanctions Laws or Anti-Money Laundering Laws by any Obligor or Finance Party;

(n) Changes to Management Agreements. Terminate or otherwise make (i) any amendment, waiver or modification to any Management Agreement with a Vessel Manager that is a member of the Group, and (ii) make any material amendment, waiver or modification to a Management Agreement with a Vessel Manager that is not a member of the Group, in each case, without the prior written consent of the Majority Lenders, such consent not to be unreasonably withheld, conditioned or delayed. For purposes of clause (ii) above, “material amendment, waiver or modification” shall include any amendment, waiver or modification resulting in an increase of the amount to be paid by a Subsidiary

Guarantor thereunder in excess of 15% of the amount to be paid prior to any such amendments, waivers or modifications. The Obligors shall deliver to the Lenders, promptly and in any event within ten (10) Business Days of entering into such amendments, modifications or waivers, all amendments, modifications or waivers to any Management Agreement permitted under this Section 10.2(n) (Changes to Management Agreements);

(o) Use of Proceeds. Use the proceeds of the Loans in violation of Regulation T, U or X;

(p) Accounts. Establish or maintain any deposit accounts other than (i) the Earnings Account, (ii) the Debt Service Reserve Account, and (iii) the Escrow Account;

(q) Restrictions on Chartering. In relation to the Vessel owned by it, (i) let that Vessel on demise charter for any period, other than any Approved Bareboat Charter, or (ii) permanently remove that Vessel from service unless it has first given notice to the Facility Agent and the requirement in respect of the Minimum Value Percentage set forth in Section 10.3 (Minimum Value Percentage) is satisfied before and after such removal;

(r) Trading Restrictions. (i) Cause or permit any Vessel to be operated in any manner contrary to law or otherwise allow any subsidiaries to engage in any unlawful trade or violate any law or carry any cargo that will expose any Vessel to penalty, confiscation, forfeiture, capture or condemnation, or, (ii) with respect to any Jones Act Vessel, do, or suffer or permit to be done, anything which can or may injuriously affect the documentation or enrollment of any Vessel under the laws and regulations of the United States and will at all times keep such Vessel duly documented as an United States flag vessel under Chapter 121 of Title 46 of the United States Code, eligible for the coastwise trade of the United States under 46 U.S.C. §50501, and the regulations in effect thereunder from time to time, as amended;

(s) Tax Status. To the extent it is a U.S. Tax Obligor, make any interest payments hereunder;

(t) Shipbuilding Contract and Refund Guarantee.

(i)

Encumber or permit any lien or agree to any material amendment or variation to the terms and conditions of a Shipbuilding Contract, which (x) extends the delivery date under such Shipbuilding Contract beyond the Availability Period relating to Tranche B or (y) alters the payment schedule of the Contract Price Installments under such Shipbuilding Contract or changes the purchase price due thereunder in excess of 5%, or (z) modifies the specifications unless it maintains or improves the specifications of the vessel under construction, or the granting of any waiver or release to the Shipyard of any of its material duties and liabilities under such Shipbuilding Contract;

(ii)

Cancel or otherwise terminate, or agree or consent to any cancellation or termination, of a Shipbuilding Contract except (x) as provided in Section 5.4(d) (Termination of Shipbuilding Contract), and (y) the relevant Buyer have the right to sell its Shipbuilding Contract prior to the making of an Advance in relation to such Shipbuilding Contract upon the Borrower giving the Agent not less than ten (10) calendar days irrevocable written notice prior to the transfer of such Shipbuilding Contract and the Borrower cancels the Commitments relating to such Newbuilding Vessel’s Tranche; and

(iii)	Agree to any variation or amendment of the terms of any Refund Guarantee or grant any waiver or release thereunder to the Refund Guarantor.

10.3 Minimum Value Percentage. If (A) the appraisals delivered pursuant to Section 10.1(q) (Vessel Valuations) or, (B) the appraisals delivered on the Closing Date if on the last of the Availability Period relating to Tranche A the COSCO Vessels and the Santander Vessels have not yet become Collateral, demonstrate that the sum of (y) the aggregate Fair Market Value of the Vessels subject to a Mortgage or Vessel Owner Undertaking Letter and (z) any cash balance held in the Escrow Account is less than 200% (the “Required Percentage”) of (i) at any time between June 30, 2025 and March 31, 2027, the outstanding principal amount of the Loans under Tranche A only, and (ii) at any time after March 31, 2027, the outstanding principal amount of the Loans (the “Minimum Value Percentage”), the Borrower shall within a period of fifteen (15) days following receipt by the Borrower of written notice from the Facility Agent (acting at the instruction of the Majority Lenders) notifying the Borrower of such shortfall and specifying the amount thereof (which amount shall, in absence of manifest error, be deemed to be conclusive and binding on the Borrower), either (a) pledge (or cause to be pledged) to the Security Trustee additional Collateral satisfactory to the Majority Lenders (the “Additional Collateral”) of sufficient value such that the sum of (x) the aggregate Fair Market Value of the Vessels subject to a Mortgage or Vessel Owner Undertaking Letter, (y) any cash balance held in the Escrow Account and (z) the Additional Collateral is not less than the Required Percentage of the outstanding principal amount of the Loans or (b) prepay such amount of the Loans (together with interest thereon and any other monies payable in respect of such prepayment pursuant to Section 5.5 (Interest and Costs with Prepayments; Application of Prepayments)) such that after such prepayment, the Minimum Value Percentage is not less than the Required Percentage. To the extent the cash balance held in the Escrow Account is required to be included in the calculations described in this Section 10.3 (Minimum Value Percentage) to cause the Minimum Value Percentage to be equal or greater to the Required Percentage, such cash shall not be permitted to be released from the Escrow Account in connection with a transaction permitted under Section 5.4(a) (Sale of a Vessel) unless the Borrower demonstrates that following the release of such cash (and, if applicable, the granting of any new Mortgage upon the acquisition of a Replacement Vessel using such cash pursuant to Section 5.4(a) (Sale of a Vessel)), the Minimum Value Percentage shall not be less than the Required Percentage.

11.	ASSIGNMENT

(a) This Agreement shall be binding upon, and inure to the benefit of, each of the Obligors and each of the Finance Parties and their respective successors and assigns, except that the Obligors may not assign any of their respective rights or obligations hereunder without the written consent of the Lenders.

(b) Each Lender shall be entitled to assign its rights and obligations under this Agreement with the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) and the Facility Agent; provided that, no such consent of the Borrower shall be necessary in the case of the assignment to (i) another Lender, (ii) a Subsidiary, an Affiliate, a Related Fund, another office or branch of any Lender, or (iii) any Person during the continuance of any Event of Default. Notwithstanding the foregoing sentence, a Lender may assign its rights and obligations under this Agreement without the consent of the Borrower if (a) upon receiving notice from such Lender of a proposed assignment, the Borrower does not provide irrevocable notice within five (5) Banking Days to the assigning Lender and the Facility Agent that the Borrower shall acquire such assigning Lender’s rights and obligations on similar terms as the potential acquirer, and (b) the Borrower does not acquire such assigning Lender’s rights and obligations within thirty (30) days of delivering such notice. In any case, such Lender shall forthwith give notice of any such assignment to the Borrower and the Facility Agent and, provided no Event of Default has occurred and is continuing, the Borrower, and shall pay the Facility Agent an assignment fee of $7,500 for each such assignment; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement and any assignee that is not a Lender shall deliver to the Facility Agent an Administrative Questionnaire and such tax documentation as the Facility Agent may require. Each of the Obligors will take all reasonable actions requested by the Facility Agent or any Lender to effect such assignment, including but not limited to, providing the documents required pursuant to Section 10.1(v) (Know Your Customer Requirements). No Lender shall assign its rights and obligations under this Agreement to any natural Person, the Borrower (other than as provided for in this paragraph (b)) or any of the Borrower’s Affiliates, or to any Lender that has not previously complied with its funding obligations under this Agreement.

(c) The aggregate amount of the Commitments to be assigned (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitments are not then in effect, the principal outstanding balance of the Loans to be assigned of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Facility Agent) shall not be less than $1,000,000, unless each of the Facility Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). Notwithstanding the foregoing, in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and/or the Loans at the time owing to it no minimum amount need be assigned.

(d) The Facility Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders and principal amount of (and stated interest on) the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Facility Agent, the Security Trustee and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Security Trustee and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of a duly completed Assignment and Assumption Agreement executed by an assigning Lender and an assignee, the assignment fee referred to above and any written consent to such assignment required, the Facility Agent shall accept such Assignment and Assumption Agreement and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment or provide documents required to be made by it pursuant to this Agreement, the Facility Agent shall have no obligation to accept such Assignment and Assumption Agreement and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(f) In addition, any Lender may at any time sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Facility Agent, the Security Trustee and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender directly affected thereby pursuant to the terms of this Agreement and that directly affects such Participant.

(g) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amount of (and stated interest on) each Participant’s interest in the participation (“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the participation) to any Person except to the extent that such disclosure is necessary to establish that the Loans or other obligation under this Agreement is registered under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Facility Agent shall have no responsibility or obligation with respect to the Participant Register.

12.	ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

12.1 Illegality. In the event that by reason of any change in or introduction of any applicable law, regulation or regulatory requirement or in the interpretation thereof, a Lender has a reasonable basis to conclude that it has become unlawful for any Lender to maintain or give effect to its obligations as contemplated by this Agreement, such Lender shall inform the Facility Agent and the Borrower to that effect, whereafter the liability of such Lender to make its portion of the Loans available shall forthwith cease and the Borrower shall be required either to repay to such Lender that portion of the Loans advanced by such Lender within sixty (60) days or, if such Lender so agrees, to repay such portion of the Loans to the Lender on the last day of the calendar month in accordance with and subject to the provisions of Section 5.5 (Interest and Costs with Prepayments; Application of Prepayments). In any such event, but without prejudice to the aforesaid obligations of the Borrower to repay such portion of the Loans, the Borrower and the relevant Lender shall negotiate in good faith with a view to agreeing on terms for making such portion of the Loans available from another jurisdiction or otherwise restructuring such portion of the Loans on a basis which is not unlawful.

12.2 Increased Costs.

(a) If, after the Effective Date, any change in or introduction of applicable law, regulation or regulatory requirement (including any applicable law, regulation or regulatory requirement which relates to capital adequacy or liquidity controls or which affects the manner in which a Lender allocates capital resources under this Agreement), Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV, or in the interpretation or application thereof by any governmental or other authority, shall:

(i)

subject any Lender to any Taxes (but excluding Taxes subject to the gross up under Section 8 (Taxes) and Taxes exempt from gross up pursuant to this Agreement) with respect to its income from the Loans, or any part thereof;

(ii)

impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, a Lender; or

(iii)	impose on any Lender any other non-tax condition affecting the Loans or any part thereof,

and the result of the foregoing is either to increase the cost to such Lender of making available or maintaining the Loans or any part thereof or to reduce the amount of any payment received by such Lender, then and, in any such case, if such increase or reduction, in the opinion of such Lender, materially affects the interests of such Lender under or in connection with this Agreement:

(b) such Lender shall notify the Facility Agent and the Borrower of the happening of such event, and

(c) the Borrower agrees forthwith upon demand to pay to such Lender such amount as such Lender certifies to be necessary to compensate such Lender for such additional cost or such reduction in respect of the Loans.

(d) In this Section 12.2 (Increased Costs),

(i)	“Basel III” means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(ii)	“CRD IV” means:

(A)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(C)	any other law or regulation which implements Basel III.

12.3 Lender’s Certificate Conclusive. A certificate or determination notice of any Lender as to any of the matters referred to in this Section 12 (Illegality, Increased Cost, Non-Availability, Etc.) shall, absent manifest error, be conclusive and binding on the Borrower.

12.4 Compensation for Losses. Where the Loans or any portion thereof is to be repaid by the Borrower pursuant to this Section 12 (Illegality, Increased Cost, Non-Availability, Etc.), the Borrower agrees simultaneously with such repayment to pay to the relevant Lenders all accrued interest to the date of actual payment on the amount repaid and all other sums then payable by the Borrower to the relevant Finance Party pursuant to this Agreement, together with such amounts as may be necessary and are certified by the relevant Lender to be necessary to compensate such Lender for any actual loss, premium or penalties incurred or to be incurred thereby on account of funds borrowed to make, fund or maintain the Loans or such portion thereof until the next Repayment Date, if any, but otherwise without penalty or premium.

13.	CURRENCY INDEMNITY

13.1 Currency Conversion. If, for the purpose of obtaining or enforcing a judgment in any court in any country, it becomes necessary to convert into any other currency (the “judgment currency”) an amount due in Dollars under any Loan Document, then the conversion shall be made, in the discretion of the Facility Agent, at the rate of exchange available to the Facility Agent in accordance with its normal practices (the “conversion date”), provided that the Finance Parties shall not be entitled to recover under this Section 13.1 (Currency Conversion) any amount in the judgment currency which exceeds at the conversion date the amount in Dollars due under any Loan Document.

13.2 Change in Exchange Rate. If there is a change in the rate of exchange prevailing between the conversion date and the date of actual payment of the amount due, the Borrower shall pay such additional amounts (if any, but, in any event, not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount then due under the Loan Documents in Dollars; any excess over the amount due received or collected by any Lender shall be remitted to the Borrower.

13.3 Additional Debt Due. Any amount due from any Obligor under this Section 13 (Currency and Indemnity) shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of the Loan Documents.

13.4 Rate of Exchange. The term “rate of exchange” in this Section 13 (Currency and Indemnity) means the rate at which the Facility Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase. Notwithstanding anything contained herein to the contrary: (i) the Facility Agent shall be entitled to rely conclusively on the bases (which will be the exchange rate resulting from the Facility Agent’s normal procedures) for such determination utilized by it and shall not be held liable for any associated losses (including without limitation any losses incurred on account of the difference between any indicative market rate utilized by the Facility Agent, on the one hand, and any other market rate that may be obtained in respect of any foreign exchange transaction, on the other hand); (ii) the Facility Agent makes no representation and shall not be deemed to make any representation that any exchange rate used or obtained in any currency conversion under this Agreement or any other Loan Document will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined; (iii) the Obligors and the Lenders shall assume and bear all risk of loss with respect to any foreign currency exchanges and the fluctuation of currency prices; and (iv) any foreign exchange transaction may be transmitted by the Facility Agent to a sub-custodian or depositary and such entity may not be the foreign exchange counterparty and the foreign exchange transaction may not be processed and priced as described in this Agreement or any other Loan Document.

14. FEES AND EXPENSES

14.1 Fees.

(a) Tranche A Commitment Fee. The Borrower shall pay to the Facility Agent for the ratable account of the Lenders, a commitment fee (the “Tranche A Commitment Fee”) equal to (i) 3.00% per annum multiplied by (ii) the aggregate daily unused Commitments relating to Tranche A, payable quarterly in arrears on the last Banking Day of each March, June, September and December from the earlier of (x) the Initial Funding Date and (y) December 16, 2024 until the final date of the Availability Period with respect to Tranche A (or if earlier, the date of cancellation of the Commitments relating to Tranche A in full), with any remaining accrued and unpaid Tranche A Commitment Fee payable on the final date of the Availability Period with respect to Tranche A.

(b) Tranche B Commitment Fee. The Borrower shall pay to the Facility Agent for the ratable account of the Lenders, a commitment fee (the “Tranche B Commitment Fee”) equal to (i) 3.00% per annum multiplied by (ii) the aggregate daily unused Commitments relating to Tranche B, payable quarterly in arrears on the last Banking Day of each March, June, September and December from the Effective Date until the final date of the Availability Period with respect to Tranche B (or if earlier, the date of cancellation of the Commitments relating to Tranche B in full), with any remaining accrued and unpaid Tranche B Commitment Fee payable on the final date of the Availability Period with respect to Tranche B.

(c) Fee Letters. The Borrower shall pay all fees in the amount and at the times agreed in any Fee Letter.

14.2 Expenses. The Obligors agree, whether or not the transactions hereby contemplated are consummated, on demand, within five (5) Banking Days of demand therefor, to pay, or reimburse the Facility Agent, the Security Trustee and the Lenders for payment of, (i) the reasonable expenses of each of the Facility Agent, the Security Trustee and the Lenders resulting or arising from said transactions (and in connection with any supplements, amendments, waivers or consents relating thereto or incurred in connection with the enforcement or defense of any of the Finance Parties’ rights or remedies with respect thereto or in the preservation of the Finance Parties’ priorities under the documentation executed and delivered in connection therewith), including, without limitation, all costs and expenses of preparation, negotiation, execution and administration of this Agreement and the documents referred to herein, the reasonable and documented fees and disbursements of counsel in connection therewith, as well as the fees and expenses of any independent appraisers, surveyors, engineers, inspectors and other consultants retained in connection with this Agreement and the transactions contemplated hereby and under the Loan Documents, (ii) all costs and expenses, if any, in connection with the enforcement of this Agreement, the Notes and the Loan Documents and (iii) stamp and other similar taxes, if any, resulting or arising from the execution and delivery of the documents (including, without limitation, the Note) herein contemplated and to hold the Facility Agent, the Security Trustee and the Lenders free and harmless in connection with any liability arising from the non-payment of any such stamp or other similar taxes. Such stamp or other similar taxes and, if any, interest and penalties related thereto as may become payable after the Effective Date shall be paid immediately by the Borrower to the Facility Agent, the Security Trustee or the Lenders, as applicable, when liability therefor is no longer contested by the Facility Agent, the Security Trustee or the Lenders or reimbursed immediately by the Borrower to the Facility Agent, the Security Trustee or the

Lenders after payment thereof (if the Facility Agent, the Security Trustee of the Lenders, in their sole discretion, choose to make such payment). The covenants contained in this Section 14.2 (Expenses) shall survive payment or satisfaction in full of the Loans and all other obligations under this Agreement and the other Loan Documents and the earlier resignation or replacement of the Facility Agent or Security Trustee.

15.	THE FACILITY AGENT.

15.1	Appointment of the Facility Agent.

(a) Each of the Lenders appoints the Facility Agent to act as its agent under and in connection with the Loan Documents.

(b) Each of the Lenders authorizes the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Loan Documents together with any other incidental rights, powers, authorities and discretions.

15.2 Instructions.

(a) The Facility Agent shall:

(i)

exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent (including, without limitation, make any designation, determination, judgment, specification or demand, approve an evidence or the form of a document, serve a notice, grant an approval or a consent or refrain from taking any such action), upon receipt of and in accordance with any instructions given to it by (unless otherwise expressly provided for in the Loan Documents):

(A)	all Lenders if the relevant Loan Document expressly stipulates the matter is an all-Lender decision; and

(B)	in all other cases, the Majority Lenders.

For the avoidance of doubt, without limiting any rights, protections, immunities or indemnities afforded to the Facility Agent hereunder (including without limitation this Article XV), phrases such as “satisfactory to the Facility Agent,” “approved by the Facility Agent,” “acceptable to the Facility Agent,” “as determined by the Facility Agent,” “designed by the Facility Agent”, “specified by the Facility Agent”, “in the Facility Agent’s discretion,” “selected by the Facility Agent,” “elected by the Facility Agent,” “requested by the Facility Agent,” “in the opinion of the Facility Agent,” and phrases of similar import that authorize or permit the Facility Agent to approve, disapprove, determine, act, evaluate or decline to act in its discretion shall be subject to the Facility Agent receiving a direction from the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) (A) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Lender or group of Lenders, in accordance with instructions given to it by that Lender or group of Lenders) and (B) in its capacity as Facility Agent under the Loan Documents.

(b) Any instructions given by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under the Loan Documents), shall be in writing and any instructions by the Majority Lenders on matters which do not require the consent or instructions of all the Lenders as specified in this Agreement shall be binding on all the Lenders.

(c) The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. The Facility Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first (i) receive in writing direction from the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement) and (ii) be indemnified and provided with adequate security to its sole satisfaction by such Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such directed action.

(d) Save in the case of decisions stipulated to be a matter for any Lender or group of lenders under the relevant Loan Document and unless otherwise expressly provide for in a Loan Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Lenders.

(e) Without prejudice to paragraph (a)(ii) above, paragraph (a)(i) above shall not apply in respect of any provision which protects the Facility Agent’s own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

(f) The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Loan Documents and which may include payment in advance) for any cost, loss or liability which it may reasonably incur in complying with those instructions.

(g) Without prejudice to the remainder of this Section 15.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties.

15.3 Duties of the Facility Agent.

(a) The Facility Agent’s duties under the Loan Documents are solely mechanical and administrative in nature.

(b) Subject to paragraph (c) below, the Facility Agent shall promptly make available to a Party the original or a copy of any document or notice which is delivered to the Facility Agent for that Party by any other Party.

(c) Without prejudice to Section 11 (Assignments), paragraph (b) above shall not apply to any Assignment and Assumption Agreement.

(d) Notwithstanding anything set out in a Loan Document, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e) If the Facility Agent receives notice from a Party referring to any Loan Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstance described has actually occurred or whether it constitutes a Default.

(f) If the Facility Agent is aware of the non-payment of any principal, interest or any fee payable to a Finance Party under this Agreement, it shall promptly notify the other Finance Parties.

(g) The Facility Agent shall provide to the Borrower within five (5) Banking Days of a request by the Borrower (but no more frequently than once per calendar quarter), a list (which may be in electronic form) setting out the names of the Lenders as at that Banking Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Loan Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Loan Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Facility Agent to that Lender under the Loan Documents.

(h) The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Loan Documents to which it is expressed to be a party (and no others shall be implied).

15.4 No Fiduciary Duties.

(a) Nothing in any Loan Document constitutes the Facility Agent as a trustee or fiduciary of any other person.

(b) The Facility Agent shall not be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

15.5 Application of Receipts. Except as expressly stated to the contrary in any Loan Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Section 7.5 (Application of Receipts; Partial Payments).

15.6 Business with the Group. The Facility Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

15.7 Rights and Discretions.

(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorized;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Loan Documents; and

(B)	unless it has received written notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b) The Facility Agent may assume (unless it has received written notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Section 9.1(a) (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Funding Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(c) The Facility Agent may engage (at the Borrower’s expense) the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage (at the Borrower’s expense) the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

(e) The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f) The Facility Agent may act in relation to the Loan Documents and the Collateral through its officers, employees, delegate, receiver and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(g) Unless a Loan Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Loan Documents.

(h) Notwithstanding any provision of any Loan Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i) Notwithstanding any provision of any Loan Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

15.8 Responsibility for Documentation. The Facility Agent is not responsible or liable for:

(a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Trustee, a Transaction Obligor or any other person in, or in connection with, any Loan Document or the transactions contemplated in the Loan Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document; or

(b) the legality, validity, effectiveness, adequacy or enforceability of any Loan Document or the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Loan Document or the Collateral; or

(c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

15.9 No Duty to Monitor. The Facility Agent shall not be bound to enquire:

(a) whether or not any Default has occurred;

(b) as to the performance, default or any breach by any Transaction Obligor of its obligations under any Loan Document; or

(c) whether any other event specified in any Loan Document has occurred.

15.10 Exclusion of Liability.

(a) Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Section 7.10 (Disruption to Payment Systems etc.) or any other provision of any Loan Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Loan Document or the Collateral, unless directly caused by its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Loan Document, the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Loan Document or the Collateral;

(iii)	any shortfall which arises on the enforcement or realization of the Collateral; or

(iv)

without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalization, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b) No Party other than the Facility Agent may take any proceedings against any officer, employee, delegate, receiver or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee, delegate, receiver or agent in relation to any Loan Document or any Collateral and any officer, employee, delegate, receiver or agent of the Facility Agent may rely on this Section 15.10 (Exclusion of Liability).

(c) The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Facility Agent for that purpose.

(d) Nothing in this Agreement shall oblige the Facility Agent to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent.

(e) Without prejudice to any provision of any Loan Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Loan Document or the Collateral shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

(f) The Facility Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Transaction Obligor or any other Person.

(g) The Facility Agent shall not be responsible in any manner for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Facility Agent under or in connection with, this Agreement or any other Loan Document or for the creation, perfection or priority of any Lien or security interest created or purported to be created hereunder or under any other Loan Document.

(h) The rights, privileges, protections, immunities and benefits given to the Facility Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable: (i) by the Facility Agent in each Loan Document and any other document related hereto or thereto to which it is a party and (ii) the entity serving as the Facility Agent in each of its capacities hereunder and in each of its capacities under any Loan Document whether or not specifically set forth therein and each agent, custodian and other Person employed to act hereunder and under any Loan Document or related document, as the case may be.

15.11 Lenders’ Indemnity to the Facility Agent.

(a) Each Lender shall (in proportion to its share of the Commitments or, if the Commitments are then zero, to its share of the Loans outstanding) indemnify the Facility Agent, within three Banking Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) (or, in the case of any cost, loss or liability pursuant to Section 7.10 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Loan Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Loan Document).

(b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

(c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which a Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

(d) The covenants contained in this Section 15.11 (Lenders’ Indemnity to the Facility Agent) shall survive payment or satisfaction in full of the Loans or any Lender’s portion of the Loans and all other obligations under this Agreement and the other Loan Documents and the earlier resignation or replacement of the Facility Agent.

15.12 Resignation or Replacement of the Facility Agent.

(a) The Facility Agent may resign and appoint one of its Affiliates as successor by giving five (5) Banking Days’ notice to the other Finance Parties and the Borrower.

(b) Alternatively, the Facility Agent may resign by giving thirty (30) days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Facility Agent.

(c) If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given (or such earlier day as may be agreed by the Majority Lenders), the retiring Facility Agent may (but shall not be obliged to), appoint a successor Facility Agent or petition a court of competent jurisdiction to appoint a successor Facility Agent.

(d) The retiring Facility Agent shall, at the Borrower’s cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Loan Documents. The Borrower shall indemnify the retiring Facility Agent prior to it being required to undertake any actions referred to in this sub-paragraph for the amount of all costs and expenses (including legal fees) to be properly incurred by it in making available such documents and records and providing such assistance.

(e) The retiring Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Loan Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Section 15 (The Facility Agent) and any other provisions of a Loan Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(h) The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent in accordance with this Agreement.

15.13 Confidentiality.

(a) In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Loan Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c) Without prejudice to Section 15.4 (No Fiduciary Duties), the Facility Agent is not obliged to disclose to any other person (i) any Confidential Information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

15.14 Relationship with the other Finance Parties.

(a) The Facility Agent may treat a person shown in the Register as a Lender at the opening of business (in the place of the Facility Agent’s principal office) as a Lender.

(b) Each Finance Party shall supply the Facility Agent with any information that the Facility Agent or the Security Trustee may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Facility Agent or the Security Trustee, as applicable, to perform its functions as Facility Agent or Security Trustee, as applicable. Each Finance Party shall deal with the Security Trustee exclusively through the Facility Agent and shall not deal directly with the Security Trustee and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties to or by the Security Trustee in this Agreement must be given or sought through the Facility Agent.

(c) Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Loan Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under this Agreement) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Section 17.1 (Notices) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

15.15 Credit Appraisal by the Lenders. Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Loan Document, each Lender confirms to the Facility Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Loan Document including but not limited to:

(a) the financial condition, status and nature of each Transaction Obligor;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Loan Document, the Collateral and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document or the Collateral;

(c) whether the Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Loan Document, the Collateral, the transactions contemplated by the Loan Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document or the Collateral;

(d) the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Loan Document, the transactions contemplated by any Loan Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document; and

(e) the right or title of any person in or to or the value or sufficiency of any part of the Collateral, the priority of any of the Collateral or the existence of any Security affecting the Collateral.

15.16 Facility Agent’s Management Time. Any amount payable to the Facility Agent under Section 15.11 (Lenders’ Indemnity to Facility Agent), Section 15.23 (Additional Indemnity) and Section 18.9 (Indemnification) shall include the cost of utilizing the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrower and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Section 14 (Fees and Expenses).

15.17 Deduction from Amounts Payable by the Facility Agent. If any Party owes an amount to the Facility Agent under the Loan Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Loan Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Loan Documents that Party shall be regarded as having received any amount so deducted.

15.18 Reliance and Engagement Letters. Each Lender confirms that the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Loan Documents or the transactions contemplated in the Loan Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

15.19 Full freedom to Enter into Transactions. Without prejudice to Section 15.6 (Business with the Group) or any other provision of a Loan Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

(a) to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Loan Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Loan Document);

(b) to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c) to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Loan Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

15.20 Majority Lenders’ Instructions.

(a) Notwithstanding anything to the contrary contained in the Loan Documents, the Parties acknowledge that where any provision in a Loan Document refers to the Facility Agent being obliged to or entitled to take any specified action, exercise any discretion, make any determination, give any consent or waiver, or act in a certain way in connection with the transactions contemplated by the Loan Documents, it shall or may (as the case may be) take such specified action, exercise such discretion, make such determination, give any consent in accordance with the instructions or directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement) and in doing so shall be deemed to have acted reasonably.

(b) The instructions or directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement) referred to in paragraph (a) above shall be provided in accordance with, and are subject to, the provisions of Section 15.2 (Instructions).

15.21 Determinations by Facility Agent. Where there is any reference in this Agreement or any other Loan Document to the Facility Agent acting reasonably or properly, or doing an act or coming to a determination, opinion or belief that is reasonable or proper, or any similar or analogous reference, the Facility Agent shall, where it has sought such instructions from the Majority Lenders, be deemed to be acting reasonable and properly or doing an act or coming to a determination, opinion or belief that is reasonable if the Facility Agent acts on the instructions of the Majority Lenders where there is in this Agreement or any other Loan Document a provision to the effect that the Facility Agent is not to unreasonably withhold or delay it consent or approval.

15.22 Amounts Paid In Error.

(a) If the Facility Agent pays an amount to another Party and the Facility Agent notifies that Party that such payment was an Erroneous Payment, then the Party to whom that amount was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility

Agent to reflect its cost of funds, unless such Erroneous Payment was made as a result of gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, of the Facility Agent, in which case, interest will not be due from the relevant Party having received such Erroneous Payment.

(b) Neither:

(i)	the obligations of any Party to the Facility Agent; nor

(ii)	the remedies of the Facility Agent,

(whether arising under this Section 15.22 (Amounts Paid in Error) or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Facility Agent or any other Party).

(c) All payments to be made by a Party to the Facility Agent (whether made pursuant to this Section 15.22 (Amounts Paid in Error) or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d) In this Agreement, “Erroneous Payment” means a payment of an amount by the Facility Agent to another Party which the Facility Agent determines (in its sole discretion) was made in error..

15.23 Additional Indemnity . In addition to the indemnification obligations set forth in Section 18.9 (Indemnification) each Obligor shall, within five (5) Banking Days of demand, indemnify the Indemnitee against (a) any cost, loss or liability incurred by the Facility Agent as a result of (i) investigating any event which the Facility Agent or the Majority Lenders reasonably believe is a Default; or acting or relying on any notice, request or instruction which the Facility Agent or the Majority Lenders reasonably believe to be genuine, correct and appropriately authorize; or instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Loan Documents or as may be reasonably require by the Facility Agent the Majority Lenders; and any cost, loss or liability incurred by any Indemnitee (otherwise than by reason of that Indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) or, in the case of any cost, loss or liability pursuant to Section 7.10 (Disruption to Payment Systems etc.) notwithstanding that Indemnitee’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud or gross negligence of the Facility Agent in acting as Facility Agent under the Loan Documents.

16.	THE SECURITY TRUSTEE

16.1 Trust.

(a) Each Finance Party (other than the Security Trustee) hereby irrevocably appoints and authorizes Kroll Trustee Services Limited to act as its trustee in connection with the Collateral and to hold the Collateral on trust for the Finance Parties on the terms contained in this Agreement and deal with the Collateral in accordance with this Section 16 (The Security Trustee) and the other provisions of the Loan Documents.

(b) The Security Trustee accepts its appointment under paragraph (a) above as trustee of the Collateral with effect from the date of this Agreement and declares that it holds the Collateral on trust for the Finance Parties on the terms contained in this Agreement and shall deal with the Collateral in accordance with this Section 16 (The Security Agent) and the other provisions of the Loan Documents

(c) Each other Finance Party authorizes the Security Trustee to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Trustee under, or in connection with, the Loan Documents together with any other incidental rights, powers, authorities and discretions.

16.2 Reserved.

16.3 Enforcement through Security Trustee only.

(a) The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Collateral or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Trustee.

16.4 Instructions.

(a) The Security Trustee shall:

(i)

exercise or refrain from exercising any right, power, authority or discretion (including, without limitation, make any designation, determination, judgment, specification or demand, approve an evidence or the form of a document, serve a notice, grant an approval or a consent or refrain from taking any such action), vested in it as Security Trustee upon receipt of and in accordance with any instructions given to it by (unless otherwise expressly provided for in the Loan Documents):

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Loan Document expressly stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf).

For the avoidance of doubt, without limiting any rights, protections, immunities or indemnities afforded to the Security Trustee hereunder (including without limitation this Article XVI), phrases such as “satisfactory to the Security Trustee,” “approved by the Security Trustee,” “acceptable to the Security Trustee,” “as determined by the Security Trustee,” “designed by the Security Trustee”, “specified by the Security Trustee”, “in the Security Trustee’s discretion,” “selected by the Security Trustee,” “elected by the Security Trustee,” “requested by the Security Trustee,” “in the opinion of the Security Trustee,” and phrases of similar import that authorize or permit the Security Trustee to approve, disapprove, determine, act, evaluate or decline to act in its discretion shall be subject to the Security Trustee receiving a direction from the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement); and

(ii)

not be liable for any act (or omission) if it acts (or refrains from acting) (A) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties) or (B) in its capacity as Security Trustee under the Loan Documents.

(b) Any instructions given by the Majority Lender (or such other number or percentage of the Lenders as shall be expressly required under this Agreement) shall be in writing and any instructions by the Majority Lenders on matters which do not require the consent or instructions of all Lenders as specified in this Agreement shall be binding on all the Lenders.

(c) The Security Trustee shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Loan Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Trustee may refrain from acting unless and until it receives any such instructions or clarification that it has requested. The Security Trustee shall not have any duty to take any discretionary action or exercise any discretionary powers, and shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first (x) receive in writing direction from the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement) and (y) be indemnified and provided with adequate security to its sole satisfaction by such Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such directed action.

(d) Save in the case of decisions stipulated to be a matter for any other Lender or other group of Lenders under the relevant Loan Document and unless a contrary indication appears in a Loan Document, any instructions given to the Security Trustee by the Majority Lenders or the Facility Agent (acting on the instructions of the Majority Lenders) shall override any conflicting instructions given by any other Parties and will be binding on all Lenders.

(e) Without prejudice to paragraph (a)(ii) above, paragraph (a)(i) above shall not apply in respect of any provision which protects the Security Trustee’s own position in its personal capacity as opposed to its role of Security Trustee for the relevant Finance Parties.

(f) In exercising any discretion to exercise a right, power or authority under the Loan Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (ii) of paragraph (e) above, the Security Trustee shall do so having regard to the interests of all the Finance Parties.

(g) The Security Trustee may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Loan Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(h) Without prejudice to the remainder of this Section 16.4 (Instructions), in the absence of instructions, the Security Trustee may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Loan Documents as it considers in its discretion to be appropriate.

16.5 Duties of the Security Trustee.

(a) The Security Trustee’s duties under the Loan Documents are solely mechanical and administrative in nature.

(b) The Security Trustee shall make available to a Party the original or a copy of any document which is delivered to the Security Trustee for that Party by any other Party.

(c) Except where a Loan Document specifically provides otherwise, the Security Trustee is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d) If the Security Trustee receives notice from a Party referring to any Loan Document, describing a circumstance and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties but shall not have any duty to verify whether the circumstances described has actually occurred or whether it constitutes a Default.

(e) The Security Trustee shall have only those duties, obligations and responsibilities expressly specified in the Loan Documents to which it is expressed to be a party (and no others shall be implied).

16.6 No fiduciary duties.

(a) Nothing in any Loan Document constitutes the Security Trustee as an agent, trustee or fiduciary of any Transaction Obligor or any other person.

(b) The Security Trustee shall not be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.

16.7 Business with the Group. The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

16.8 Rights and discretions.

(a) The Security Trustee may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorized;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Loan Documents;

(B)	unless it has received written notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Collateral, that all applicable conditions under the Loan Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b) The Security Trustee shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Trustee to any Finance Party.

(c) The Security Trustee may assume (unless it has received written notice to the contrary in its capacity as security agent for the Finance Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by the Borrower (other than a Funding Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

(d) The Security Trustee may engage (at the Borrower’s cost) for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e) Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Trustee may at any time engage (at the Borrower’s cost) for the services of any lawyers to act as independent counsel to the Security Trustee (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Trustee in its reasonable opinion deems this to be desirable.

(f) The Security Trustee may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Trustee or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(g) The Security Trustee may act in relation to the Loan Documents and the Collateral through its officers, employees, delegate, receiver and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Trustee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.

(h) Unless a Loan Document expressly provides otherwise the Security Trustee may disclose to any other Party any information it reasonably believes it has received as security agent under the Loan Documents.

(i) Without prejudice to Section 16.6 (No Fiduciary Duties) and notwithstanding any other provision of any Loan Document to the contrary, the Security Trustee is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j) Notwithstanding any provision of any Loan Document to the contrary, the Security Trustee is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

16.9 Responsibility for Documentation. The Security Trustee shall not be responsible or liable for:

(a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Trustee, a Transaction Obligor or any other person in, or in connection with, any Loan Document or the transactions contemplated in the Loan Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Loan Document or the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Loan Document or the Collateral; or

(c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

16.10 No Duty to Monitor. The Security Trustee shall not be bound to enquire:

(a) whether or not any Default has occurred;

(b) as to the performance, default or any breach by any Transaction Obligor of its obligations under any Loan Document; or

(c) whether any other event specified in any Loan Document has occurred.

16.11 Exclusion of Liability.

(a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Loan Document excluding or limiting the liability of the Security Trustee), the Security Trustee will not be liable for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Loan Document or the Collateral, unless directly caused by its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Loan Document, the Collateral or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Loan Document or the Collateral; or

(iii)	any shortfall which arises on the enforcement or realization of the Collateral; or

(iv)	without prejudice to the generality of sub-paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever

(including, without limitation, for negligence or any other category of liability whatsoever) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalization, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b) No Party other than the Security Trustee may take any proceedings against any officer, employee, receiver, delegate or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee, receiver, delegate or agent in relation to any Loan Document or any Collateral and any officer, employee, receiver, delegate or agent of the Security Trustee may rely on this Section.

(c) The Security Trustee will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the Security

Trustee if the Security Trustee has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognized clearing or settlement system used by the Security Trustee for that purpose.

(d) Nothing in this Agreement shall oblige the Security Trustee to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Trustee that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Trustee.

(e) Without prejudice to any provision of any Loan Document excluding or limiting the liability of the Security Trustee, any liability of the Security Trustee arising under or in connection with any Loan Document or the Collateral shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Trustee or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Trustee, at any time which increase the amount of that loss. In no event shall the Security Trustee be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Trustee has been advised of the possibility of such loss or damages.

(f) The Security Trustee shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Transaction Obligor or any other Person.

(g) The Security Trustee shall not be responsible in any manner for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Security Trustee under or in connection with, this Agreement or any other Loan Document or for the creation, perfection or priority of any Lien or security interest created or purported to be created hereunder or under any other Loan Document.

(h) The rights, privileges, protections, immunities and benefits given to the Security Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable: (i) by the Security Trustee in each Loan Document and any other document related hereto or thereto to which it is a party and (ii) the entity serving as the Security Trustee in each of its capacities hereunder and in each of its capacities under any Loan Document whether or not specifically set forth therein and each agent, custodian and other Person employed to act hereunder and under any Loan Document or related document, as the case may be.

16.12 Lenders’ Indemnity to the Security Trustee.

(a) Each Lender shall (in proportion to its share of the total Commitments or, if the total Commitments are then zero, to its share of the Loan outstanding) indemnify the Security Trustee, within three (3) Banking Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the Security Trustee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) in acting as Security Trustee under the Loan Documents (unless the Security Trustee has been reimbursed by a Transaction Obligor pursuant to a Loan Document).

(b) Subject to paragraph (c) below, the Borrower shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Trustee pursuant to paragraph (a) above.

(c) Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which a Lender claims reimbursement relates to a liability of the Security Trustee to an Obligor.

(d) The covenants contained in this Section 16.12 (Lenders’ Indemnity to the Security Trustee) shall survive payment or satisfaction in full of the Loans or any Lender’s portion of the Loans and all other obligations under this Agreement and the other Loan Documents and the earlier resignation or replacement of the Security Trustee.

16.13 Resignation or Replacement of the Security Trustee.

(a) The Security Trustee may resign and appoint one of its Affiliates as successor by giving notice to the other Finance Parties and the Borrower.

(b) Alternatively, the Security Trustee may resign by giving thirty (30) days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders may appoint a successor Security Trustee.

(c) If the Majority Lenders have not appointed a successor Security Trustee in accordance with paragraph (b) above within twenty (20) days after notice of resignation was given, the retiring Security Trustee may appoint a successor Security Trustee or petition a court of competent jurisdiction to appoint a successor Security Trustee.

(d) The retiring Security Trustee shall, at the Borrower’s cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Loan Documents. The Borrower shall indemnify the retiring Security Trustee prior to it being required to undertake any actions referred to in this sub-paragraph for the amount of all costs and expenses (including legal fees) to be properly incurred by it in making available such documents and records and providing such assistance. The Security Trustee’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Collateral to that successor.

(e) Upon the appointment of a successor, the retiring Security Trustee shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Loan Documents (other than its obligations under paragraph (b) of Section 16.25 (Winding up of Trust) and paragraph (d) above) but shall remain entitled to the benefit of this Section 16 (The Security Trustee) and any other provisions of a Loan Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Trustee. Any fees for the account of the retiring Security Trustee shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(f) The Majority Lenders may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above. In this event, the Security Trustee shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrower.

(g) The consent of the Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Trustee.

16.14 Confidentiality.

(a) In acting as Security Trustee for the Finance Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by a division or department of the Security Trustee other than the division or department responsible for complying with the obligations assumed by it under the Loan Documents, that information may be treated as confidential to that division or department, and the Security Trustee shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

(c) Without prejudice to Section 16.6 (No fiduciary duties) and notwithstanding any other provision of any Loan Document to the contrary, the Security Trustee is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

16.15 Credit Appraisal by the Lenders. Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Loan Document, each Lender confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Loan Document including but not limited to:

(a) the financial condition, status and nature of each Transaction Obligor;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Loan Document, the Collateral and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document or the Collateral;

(c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Loan Document, the Collateral, the transactions contemplated by the Loan Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document or the Collateral;

(d) the adequacy, accuracy or completeness of any information provided by the Security Trustee, any Party or by any other person under, or in connection with, any Loan Document, the transactions contemplated by any Loan Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document; and

(e) the right or title of any person in or to or the value or sufficiency of any part of the Collateral, the priority of any of the Collateral or the existence of any Security affecting the Collateral.

16.16 Security Trustee’s Management Time.

(a) Any amount payable to the Security Trustee under Section 16.12 (Lenders’ indemnity to the Security Trustee), Section 16.37 (Indemnity to the Security Trustee) and Section 18.9 (Indemnification) shall include the cost of utilizing the Security Trustee’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Trustee may notify to the Borrower and the other Finance Parties and is in addition to any fee paid or payable to the Security Trustee under Section 14 (Fees).

(b) Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)

the Security Trustee being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Trustee determines to be of an exceptional nature or outside the scope of the normal duties of the Security Trustee under the Loan Documents; or

(iii)	the Security Trustee and the Borrower agreeing that it is otherwise appropriate in the circumstances,

the Borrower shall pay to the Security Trustee any additional remuneration that may be agreed between them or determined pursuant to paragraph (c) below.

(c) If the Security Trustee and the Borrower fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Borrower.

16.17 Reliance and Engagement letters. Each Finance Party confirms that the Security Trustee has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Trustee) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Loan Documents or the transactions contemplated in the Loan Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

16.18 No Responsibility to Perfect Collateral. The Security Trustee shall not be liable for any failure to:

(a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Collateral;

(b) obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Loan Document or the Collateral;

(c) register, file or record or otherwise protect any of the Collateral (or the priority of any of the Collateral) under any law or regulation or to give notice to any person of the execution of any Loan Document or of the Collateral;

(d) take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Collateral or to render the Collateral effective or to secure the creation of any ancillary Security under any law or regulation; or

(e) require any further assurance in relation to any Loan Document.

16.19 Insurance by Security Trustee.

(a) The Security Trustee shall not be obliged:

(i)	to insure any of the Collateral;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Loan Document,

and the Security Trustee shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b) Where the Security Trustee is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind.

16.20 Custodians and nominees. The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

16.21 Delegation by the Security Trustee.

(a) The Security Trustee may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b) That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Trustee may, in its discretion, think fit in the interests of the Finance Parties.

(c) No Security Trustee shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

16.22 Additional Security Trustees

(a) The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Finance Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Trustee deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Trustee shall give prior notice to the Borrower and the Finance Parties of that appointment.

(b) Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Trustee under or in connection with the Loan Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

(c) The remuneration that the Security Trustee may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

16.23 Acceptance of title. The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Collateral and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

16.24 Releases. Upon a disposal of any of the Collateral pursuant to the enforcement of the Collateral by the Security Trustee, the Security Trustee is irrevocably authorized (at the cost of the Borrower and without any consent, sanction, authority or further confirmation from any other Finance Party) to release, without recourse or warranty, that property from the Collateral and to execute any release of the Collateral that may be required or desirable.

16.25 Winding up of Trust. If the Security Trustee (acting on the instructions of the Majority Lenders) determines that:

(a) all of the obligations of the Obligors under the Credit Agreement and secured by the Security Documents have been fully and finally discharged; and

(b) no Finance Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Loan Documents, then

(i)

the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Collateral and the rights of the Security Trustee under each of the Security Documents; and

(ii)	any Security Trustee which has resigned pursuant to Section 16.13 (Resignation of the Security Trustee) shall release, without recourse or warranty, all of its rights under each Security Document.

16.26 Powers Supplemental. The rights, powers, authorities and discretions given to the Security Trustee under or in connection with the Loan Documents shall be supplemental to any which may be vested in the Security Trustee by law or regulation or otherwise.

16.27 Reserved.

16.28 Application of Receipts. All amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Loan Document or in connection with the realization or enforcement of all or any part of the Collateral (for the purposes of this Section 16 (The Security Trustee), the “Recoveries”) shall be held by the Security Trustee on trust to apply them at any time as the Security Trustee (acting at the instructions of the Majority Lenders in their discretion) sees fit, acting reasonably, to the extent permitted by applicable law (and subject to the remaining provisions of this Section 16 (The Security Trustee)), in accordance with Section 7.5 (Application of receipts; partial payments).

16.29 Permitted Deductions. The Security Trustee may, in its discretion:

(a) set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

(b) pay all Taxes which may be assessed against it in respect of any of the Collateral, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Loan Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

16.30 Prospective liabilities. Following enforcement of any of the Collateral, the Security Trustee may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in a suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) for later payment to the Facility Agent for payment of:

(a) any sum to the Security Trustee; and

(b) any part of the obligations of the Obligors under the Credit Agreement,

that the Security Trustee or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

16.31 Investment of proceeds. Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Section 7.5 (Application of receipts; partial payments) the Security Trustee may hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee with such financial institution (including itself) pending the payment from time to time of those moneys.

16.32 Currency conversion.

(a) For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, in accordance with its normal practices.

(b) The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

(c) Notwithstanding anything contained herein to the contrary: (i) the Security Trustee shall be entitled to rely conclusively on the bases (which will be the exchange rate resulting from the Security Trustee’s normal procedures) for such determination utilized by it and shall not be held liable for any associated losses (including without limitation any losses incurred on account of the difference between any indicative market rate utilized by the Security Trustee, on the one hand, and any other market rate that may be obtained in respect of any foreign exchange transaction, on the other hand); (ii) the Security Trustee makes no representation and shall not be deemed to make any representation that any exchange rate used or obtained in any currency conversion under this Agreement or any other Loan Document will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined; (iii) the Obligors and the Lenders shall assume and bear all risk of loss with respect to any foreign currency exchanges and the fluctuation of currency prices; and (iv) any foreign exchange transaction may be transmitted by the Security Trustee to a sub-custodian or depositary and such entity may not be the foreign exchange counterparty and the foreign exchange transaction may not be processed and priced as described in this Agreement or any other Loan Document.

16.33 Good Discharge.

(a) Any payment to be made in respect of the obligations owed by the Obligors under the Credit Agreement by the Security Trustee may be made to the Facility Agent on behalf of the Finance Parties.

(b) The Security Trustee is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

16.34 Amounts received by Borrower. If the Borrower receives or recovers any amount which, under the terms of any of the Loan Documents, should have been paid to the Security Trustee, that Borrower will hold the amount received or recovered on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Agreement.

16.35 Full freedom to enter into transactions. Without prejudice to Section 16.7 (Business with the Group) or any other provision of a Loan Document and notwithstanding any rule of law or equity to the contrary, the Security Trustee shall be absolutely entitled with the prior consent of the Borrower:

(a) to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Loan Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Loan Document);

(b) to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

(c) to provide advice or other services to the Borrower or any person who is a party to, or referred to in, a Loan Document,

and, in particular, the Security Trustee shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

16.36 Majority Lenders’ Instructions.

(a) Notwithstanding anything to the contrary contained in the Loan Documents, the Parties acknowledge that where any provision in Loan Document refers to the Security Trustee being obliged to or entitled to take any specified action, exercise any discretion, make any determination, give any consent or waiver, or act in a certain way in connection with the transactions contemplated by the Loan Documents, it shall or may (as the case may be) take such specified action, exercise such discretion, make such determination, give any consent in accordance with the instructions or directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement) and in doing so shall be deemed to have acted reasonably.

(b) The instructions or directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement) shall be provided in accordance with, and are subject to, the provisions of Section 16.4 (Instructions).

(c) Notwithstanding the provisions of Section 16.4 (Instructions), the Security Trustee may refrain from acting in accordance with the instructions of the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d) Notwithstanding the provisions of Section 16.4 (Instructions), in the absence of instructions from the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly required under this Agreement), the Security Trustee shall not be obliged to take any action.

16.37 Indemnity to the Security Trustee.

(a) Each Obligor shall, on demand, indemnify each Indemnitee against any cost, loss or liability incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by the Borrower to comply with its obligations under Section 14 (Fees and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorized;

(C)	the taking, holding, protection or enforcement of the Loan Documents and the Collateral;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in that Indemnitee by the Loan Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Loan Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Collateral; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Loan Documents;

(ii)

acting as Facility Agent or Security Trustee under the Loan Documents or which otherwise relates to any of the Collateral or the performance of the terms of this Agreement or the other Loan Documents (otherwise, in each case, than by reason of the relevant Indemnitee’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction).

(b) The Security Trustee may, in priority to any payment to the Finance Parties, indemnify itself out of the Collateral in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Section 16.37 (Indemnity to the Security Agent) and shall have a lien on the Collateral and the proceeds of the enforcement of the Collateral for all monies payable to it.

17.	NOTICES AND DEMANDS

17.1 Notices. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, email or similar writing) and shall be given to the Obligors and/or the Facility Agent and/or the Security Trustee at its respective address or email address set forth below and to the Lenders at their addresses and email address set forth in Schedule 1-B hereto or at such other address as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by email, when such email is transmitted to the email address specified in this Section 17.1 (Notices), or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section 17.1 (Notices).

If to the Borrower:

c/o SEACOR Marine LLC

5005 Railroad Avenue

Morgan City, Louisiana 70380

Attn: Jesus Llorca / Philippe Wulfers

Email: jllorca@seacormarine.com / pwulfers@seacormarine.com

With a copy to:

SEACOR Marine Holdings Inc.

5005 Railroad Avenue

Morgan City, Louisiana 70380

Attn: Legal Department

Email: aeverett@seacormarine.com

If to any of the other Obligors:

c/o SEACOR Marine Holdings Inc.

5005 Railroad Avenue

Morgan City, Louisiana 70380

Attn: Legal Department

Email: aeverett@seacormarine.com

If to the Facility Agent:

Kroll Agency Services Limited

The News Building, Level 6,

3 London Bridge Street

London SE1 9SG

Attention: Transaction Management Team

Email: Deals@ats.kroll.com

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Gregg Bateman

Email: bateman@sewkis.com

If to the Security Trustee:

Kroll Trustee Services Limited

The News Building, Level 6,

3 London Bridge Street

London SE1 9SG

Attention: Transaction Management Team

Email: Deals@ats.kroll.com

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Gregg Bateman

Email: bateman@sewkis.com

18.	MISCELLANEOUS

18.1 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Facility Agent and each Finance Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held (including, but not limited to, the Earnings Account(s)) and other indebtedness at any time owing by the Facility Agent, such Finance Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether the Facility Agent or such Finance Party shall have made any demand under this Agreement and although such obligations may be unmatured. The Facility Agent and each Finance Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Facility Agent and each Finance Party and their respective Affiliates under this Section 18.1 (Right of Set-off) are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Facility Agent, such Finance Party, the Security Trustee and their respective Affiliates may have.

18.2 Time of Essence. Time is of the essence with respect to this Agreement but no failure or delay on the part of any of the Facility Agent, the Security Trustee or the other Finance Parties to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any of the Facility Agent, the Security Trustee or the other Finance Parties of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

18.3 Invalidity. In case any one or more of the provisions contained in this Agreement or any other Loan Document would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrower or other applicable Obligor, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

18.4 References. References herein to Articles, Sections, Exhibits and Schedules are to be construed as references to sections of, exhibits to, and schedules to, this Agreement or the other Loan Documents as applicable, unless the context otherwise requires.

18.5 Further Assurances. Each Obligor agrees that if this Agreement or any of the other Loan Documents shall, in the reasonable opinion of the Finance Parties, at any time be deemed by the Finance Parties for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Finance Parties may be required in order to more effectively accomplish the purposes of this Agreement and/or the other Loan Documents (including, without limitation, to create, perfect, vest in favor of the Security Trustee or protect the priority of security conferred or intended to be conferred by or pursuant to the Loan Documents).

18.6 Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Obligors on the one part, and any of the Finance Parties, on the other part, relating to the transactions contemplated hereby, whether written or oral are superseded by and merged into this Agreement and the other agreements (the forms of which are exhibited hereto) to be executed and delivered in connection herewith to which the Obligors and the Finance Parties, as the case may be, are parties, which alone fully and completely express the agreements between the Obligors and the Finance Parties.

18.7 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties hereto. Neither this Agreement, the Notes, any of the other Loan Documents nor any terms hereof or thereof may be waived or amended unless such waiver or amendment is approved by the Borrower and the Majority Lenders, provided, that no such waiver or amendment shall, without the written consent of each Lender affected thereby, (i) reduce the interest rate (other than any waiver of any default interest) or extend the time of a scheduled payment of principal or interest or fees (but not prepayment) on the Loan or reduce the principal amount of the Loan hereunder, (ii) increase or decrease any Commitment of any Lender or subject any Lender to any additional obligation, (iii) amend, modify or waive any provision of this Section 18.7 (Entire Agreement; Amendments), (iv) amend the definition of Majority Lenders (including component parts thereof), (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, or (vi) release any Transaction Obligor from any of its obligations under any Loan Document except as expressly provided herein or in such Loan Document; provided, further, that (a) no such waiver or amendment shall amend, modify or otherwise affect the rights or duties of the Facility Agent or the Security Trustee without the prior written consent of the Facility Agent or the Security Trustee acting as such at the effective date of such agreement, as applicable, and (b) no amendment, modification, termination or waiver of any provision of this Agreement that that treats the Senior Lenders or Junior Lenders disproportionately from the other Lenders shall be effective without the written concurrence of such Lenders that are disproportionately treated. It is understood and agreed that Schedules 1-A and 2 may be amended by the Facility Agent (at the instruction of the Majority Lenders) and the Borrower from time to time to reflect the changes to the list of Subsidiary Guarantors, Vessel Owners and Vessels in accordance with the terms of this Agreement. It is acknowledged by the parties hereto as of the date hereof that Exhibits attached hereto are in substantially final form, but may be subject to additional review and modification as may be mutually agreed after the date hereof among the Borrower, the Majority Lenders and the Facility Agent.

18.8 Assumption re Event of Default. The Finance Parties shall be entitled to assume that no Event of Default or Default has occurred and is continuing, unless the Finance Parties have been notified by the Borrower of such fact. In the event that any Lender shall have been notified, in the manner set forth in the preceding sentence, by the Borrower of any Event of Default or Default, such Lender shall promptly notify the Facility Agent in writing, and the Majority Lenders may take action and assert such rights under this Agreement or under any other Loan Document or as provided for under applicable law as they determine are appropriate.

18.9 Indemnification. Neither any Finance Party nor any of its directors, officers, agents, delegates, receivers or employees shall be liable to any Obligor for any action taken or not taken thereby in connection herewith in the absence of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Each of the Obligors hereby jointly and severally agrees to indemnify the Finance Parties, their respective affiliates and the respective directors, officers, agents, delegates, receivers and employees of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all claims, losses, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements (including legal fees and disbursements) of every nature and character (other than taxes) arising out of, in connection with, or as a result of the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations under the Loan Documents or the consummation of the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower of the proceeds of the Loan, (b) the reversal or withdrawal of any provisional credits granted by the Facility Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrower, (c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort, or any other theory, and regardless of whether any Indemnitee is a party thereof, (d) any civil penalty or fine assessed by OFAC or another Governmental Authority against the Facility Agent or any other Finance Party as a result of conduct of any Obligor or any Relevant Individuals thereof that violates a Sanctions Law or Anti-Money Laundering Law, and all reasonable costs and expenses (including reasonable counsel fees and disbursements) incurred in connection with defense thereof or (e) with respect to the Obligors and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Materials of Environmental Concern or any action, suit, proceeding or investigation brought or threatened with respect to any Materials of Environmental Concern relating, in each case, to any circumstance or occurrence arising in relation to, or during the time of, the management, use, control ownership or operation of property or assets by the Obligors, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, the relevant Obligor shall not be responsible for any liabilities, losses, damages and/or expenses under this Section 18.9 (Indemnification) caused by an Indemnitee’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Notwithstanding anything herein to the contrary, the foregoing indemnification shall not apply to the Lenders and their Related Parties to the extent that any claims, damages, expenses, obligations, penalties, actions, judgments, suits or costs arise with respect to any Vessel from and after such time as any Finance Party (or any designee thereof) takes possession or control of such Vessel (except to the extent that any such matter relates to any circumstance or occurrence arising prior to such time). In litigation, or the preparation therefor, the Finance Parties and their Affiliates shall be entitled to select their own counsel and the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. To the extent that the respective interests of the Lenders in such litigation do not, and reasonably could not be expected to, conflict (such determination of existing or potential conflict to be made by the Lenders using their reasonable good faith judgment), the Lenders shall make reasonable efforts to use common counsel in connection with such litigation and the preparation therefor. If, and to the extent that the obligations of any Obligor under this Section 18.9 (Indemnification) are unenforceable for any reason, such Obligor hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18.9 (Indemnification) shall survive payment or satisfaction in full of the Loan and all other obligations under this Agreement and the other Loan Documents and the earlier resignation or replacement of the Facility Agent or Security Trustee.

18.10 USA Patriot Act Notice; Bank Secrecy Act. Each of the Finance Parties hereby notifies each of the Obligors that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Patriot Act”), and the policies and practices of the Finance Parties, each of the Finance Parties is required to obtain, verify and record certain information and documentation that identifies each of the Obligors, which information includes the name and address of each of the Obligors and such other information that will allow the Finance Parties to identify each of the Obligors in accordance with the Patriot Act. In addition, each of the Obligors shall comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

18.11 CEA Eligible Contract Participant. Notwithstanding anything to the contrary in any Loan Document, no Obligor shall be deemed to guarantee, become jointly and severally obligated for or pledge assets in support of a “swap,” as defined in Section 1(a)(47) of the Commodity Exchange Act (“CEA”) of another Obligor if at the time that swap is entered into, such Obligor is not an “eligible contract participant” as defined in Section 1(a)(18) of the CEA.

18.12 Contractual Recognition of Bail-In.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the EEA Resolution Authority.

(c) a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

18.13 Confidentiality. Each of the Facility Agent, Security Trustee and the Finance Parties agree to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority or government agency purporting to have jurisdiction and/or supervision over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 18.13 (Confidentiality), to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder or (iii) to any credit insurance provider; (g) on a confidential basis to any rating agency in connection with rating the Parent Guarantor or its Subsidiaries or the Loan; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 18.13 (Confidentiality), or (y) becomes available to the Facility Agent, Security Trustee, any Finance Party or any of their respective Affiliates on a non-confidential basis from a source other than an Obligor. In addition, the Facility Agent, Security Trustee and the Finance Parties may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Facility Agent, Security Trustee and the Finance Parties in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. It is understood and agreed that any Person required to maintain the confidentiality of Information as provided in this Section 18.13 (Confidentiality) shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

18.14 Counterparts; Electronic Delivery. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email shall be deemed as effective as delivery of an originally executed counterpart. In the event that any Obligor delivers an executed counterpart of this Agreement by electronic transmission, such Obligor shall also deliver an originally executed counterpart as soon as practicable, but the failure of such Obligor to deliver an originally executed counterpart of this Agreement shall not affect the validity or effectiveness of this Agreement.

18.15 Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

18.16 Publication. Any Lender may, at its option and sole expense, publish information about its participation in the Loan and for such purpose only, use the logo and trademark of the Borrower, the Parent Guarantor or any other Obligor.

18.17 Termination; Release.

(a) This Agreement shall terminate and the Collateral shall be automatically released from the Lien of this Agreement when the principal of and interest and premium (if any) on the Loan, and all fees and all other expenses or amounts payable under this Agreement shall have been paid in full (other than contingent indemnification obligations for which no claim or demand has been made and that, pursuant to the provisions of this Agreement or the Security Documents, survive the termination thereof). Upon termination hereof, the security interests granted by the Security Documents shall automatically terminate and all rights to the Collateral shall revert to the applicable Obligor. Upon termination hereof or any release of Collateral in accordance with the provisions of this Agreement, the Security Trustee shall promptly execute and deliver to such Obligor all releases or other documents prepared by the Obligor and in form and substance reasonably satisfactory to the Security Trustee, any vessel registry or other registry, as applicable, and, upon the written request and at the sole cost and expense of the Obligors, take such reasonable further actions for the release of such Collateral from the security interests created thereby, and assign, transfer and deliver to the Obligors, against receipt and without recourse to or warranty of any kind (either express or implied), such of the Collateral to be released (in the case of a release) as may be in possession or control of such Finance Party and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Collateral, with such endorsements or proper documents and instruments (including UCC-3 termination statements or releases) acknowledging the termination hereof or the release of such Collateral, as the case may be.

(b) If any of the Collateral is sold, transferred or otherwise disposed of by any Obligor (other than to another Obligor) in a transaction permitted by this Agreement, then the lien created pursuant to any Security Document in such Collateral shall be released, and the Security Trustee, at the reasonable request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases or other documents prepared by such Obligor and in form and substance reasonably satisfactory to the Security Trustee, and, upon the written request and at the sole cost and expense of the Obligors, take such reasonable further actions for the release of such Collateral from the security interests created thereby.

(c) Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, in no event shall the Security Trustee have any obligation to execute or authorize any document or instrument evidencing any release of Collateral or Obligor unless it shall first receive a certificate from a Responsible Officer of the applicable Obligor certifying that such execution or authorization, and the release related thereto, is authorized and permitted by the Loan Documents and all conditions precedent to such release and execution or authorization of such document or instrument evidencing such release have been satisfied, upon which certification the Security Trustee may conclusively rely without investigation or inquiry.

19.	APPLICABLE LAW, JURISDICTION AND WAIVER

19.1 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

19.2 Jurisdiction. Each of the Obligors hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Finance Parties under this Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on such Obligor by mailing or delivering the same by hand to such Obligor at the address indicated for notices in Section 17.1 (Notices). The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by such Obligor as such, and shall be legal and binding upon such Obligor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Obligors to the Lenders) against such Obligor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. Each Obligor will advise the Facility Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Finance Parties may bring any legal action or proceeding in any other appropriate jurisdiction.

19.3 WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY OF THE OBLIGORS HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH OBLIGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

19.4 WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND AMONG THE EACH OF THE OBLIGORS AND EACH OF THE FINANCE PARTIES THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

20.	GUARANTEE AND INDEMNITY

20.1 Guarantee and Indemnity. In order to induce the Lenders to make the Loan to the Borrower, each Subsidiary Guarantor irrevocably and unconditionally jointly and severally:

(a) guarantees to each Finance Party, as a primary obligor and not merely as a surety, punctual payment and performance by the Borrower and each other Obligor of all their respective obligations under the Loan Documents;

(b) undertakes with each Finance Party that whenever the Borrower or any other Obligor does not pay any amount (whether for principal, interest, fees, expenses or otherwise) when due (whether at stated maturity, by acceleration or otherwise) under or in connection with any Loan Document, such Subsidiary Guarantor shall immediately on demand pay that amount as if it were the primary obligor; and

(c) agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower or any other Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due. The amount payable by such Subsidiary Guarantor under this indemnity will not exceed the amount it would have had to pay under this Section 20 (Guarantee and Indemnity) if the amount claimed had been recoverable on the basis of a guarantee.

20.2 Continuing Guarantee. This guarantee is a continuing guarantee that shall remain in full force and effect until the irrevocable payment and performance in full by any Obligor under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part. This guarantee constitutes a guarantee of punctual performance and payment and not merely of collection.

20.3 Reinstatement. If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is rescinded, discharged, avoided or reduced, or must be restored or returned, upon insolvency, bankruptcy, reorganization, liquidation, administration or otherwise, without limitation, then the liability of each Subsidiary Guarantor under this Section 20 (Guarantee and Indemnity) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4 Waiver of Defenses. The obligations of each Subsidiary Guarantor under this Section 20 (Guarantee and Indemnity) and in respect of any security provided by or pursuant to the Security Documents are irrevocable, absolute and unconditional and shall not be affected or discharged by an act, omission, matter or thing which, but for this Section 20.4 (Waiver of Defenses), would reduce, release or prejudice any of its obligations under this Section 20 (Guarantee and Indemnity) or in respect of any security provided by or pursuant to the Security Documents (without limitation and whether or not known to it or any Finance Party) including (and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to):

(a) any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b) the release of any other Obligor or any other person under the terms of any composition or arrangement with any Finance Party of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any collateral;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the corporate or company structure, shareholders, members or status of an Obligor or any other person (including without limitation any change in the holding of such Obligor’s or other person’s Equity Interests);

(e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Loan Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Loan Document or other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security;

(g) any bankruptcy, insolvency or similar proceedings;

(h) any election of remedies by a Finance Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Subsidiary Guarantor or other rights of such Subsidiary Guarantor to proceed against any Obligor, any other guarantor or any other person or entity or any collateral;

(i) any right of set-off or counterclaim against or in respect of the obligations of such Subsidiary Guarantor hereunder; or

(j) any other circumstance whatsoever that might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor.

20.5 Other Waivers. Each Subsidiary Guarantor hereby unconditionally and irrevocably waives:

(a) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice and this guarantee and any requirement that a Finance Party protect, secure, perfect or insure any security, Lien or any property subject thereto or exhaust any right or take any action against an Obligor, any other guarantor or any other person or entity or any collateral;

(b) any right to revoke this guarantee; and

(c) any duty on the part of an Obligor to disclose to such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of that Obligor or any of their respective Subsidiaries now or hereafter known by any Finance Party.

20.6 Acknowledgment of Benefits. Each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 20 (Guarantee and Indemnity) are knowingly made in contemplation of such benefits.

20.7 Immediate Recourse. Each Subsidiary Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Loan Document or to enforce any security provided by or pursuant to the Security Documents) before claiming or commencing proceedings under this Section 20 (Guarantee and Indemnity). This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

20.8 Appropriations. Until all amounts which may be or become payable by the Obligor under or in connection with the Loan Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Subsidiary Guarantor shall be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from a Subsidiary Guarantor or on account of a Subsidiary Guarantor’s liability under this Section 20 (Guarantee and Indemnity).

20.9 Deferral of Subsidiary Guarantors’ Rights. All rights which a Subsidiary Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against the Borrower, any other Obligor or their respective assets shall be fully subordinated to the rights of the Finance Parties under the Loan Documents and until all obligations under the Loan Documents are paid in full and unless the Facility Agent otherwise directs, no Subsidiary Guarantor will exercise its rights which it may have (whether in respect of any Loan Document to which it is a party or any other transaction) by reason of performance by it of its obligations under the Loan Documents or by reason of any amount being payable, or liability arising, under this Section 20 (Guarantee and Indemnity):

(a) to be indemnified by any Obligor;

(b) to claim any contribution from any third party providing security for, or any other guarantor of, any Obligor’s obligations under the Loan Documents;

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by any Finance Party;

(d) to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which a Subsidiary Guarantor has given a guarantee, undertaking or indemnity under Section 20.1 (Guarantee and Indemnity) to exercise any right of set-off against any Obligor; and/or

(e) to claim or prove as a Finance Party of any Obligor in competition with any Finance Party.

If a Subsidiary Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligor under or in connection with the Loan Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with the terms of this Agreement.

20.10 Additional Security. This guarantee and any other security or Lien given by each Subsidiary Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or security or any other right of recourse now or subsequently held by any Finance Party or any right of set-off or netting or right to combine accounts in connection with the Loan Documents.

20.11 Independent Obligations. The obligations of each Subsidiary Guarantor under or in respect of this guarantee are independent of any other obligations of any other Obligor under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Subsidiary Guarantor to enforce this guarantee irrespective of whether any action is brought against any other Obligor or whether any other Obligor is joined in any such action or actions.

20.12 Limitation of Liability. Each of the Subsidiary Guarantors and each of the Finance Parties hereby confirms that it is its intention that the obligations under this guarantee not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law. To effectuate the foregoing intention, each of the Subsidiary Guarantors and each of the Finance Parties hereby irrevocably agrees that the obligations guaranteed by each Subsidiary Guarantor under this guarantee shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Subsidiary Guarantor that are relevant under such laws, result in the obligations of such Subsidiary Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

20.13 Applicability of Provisions of Guarantee to Other Security. Sections 20.2 (Continuing Guarantee) through and including 20.12 (Limitation of Liability) shall apply, with any necessary modifications, to any security or Lien which a Subsidiary Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the obligations under the Loan Documents or any part of them.

21.	SUBORDINATION.

21.1 Subordination of Liabilities. Each Obligor, for itself, its successors and assigns, hereby subordinates its claims with respect to all Intercompany Debt, and all amounts owing in respect thereof (all such claims and amounts in respect of such Intercompany Debt, “Subordinated Indebtedness”), of any other Obligor owing to it, whether now existing or hereafter arising, to the prior payment in full in cash of all obligations due to the Finance Parties under any Loan Document always subject to and in accordance with the subordination provisions set forth in this Section 21 (Subordination) (including any exceptions); provided, that notwithstanding anything contained herein to the contrary, each Obligor may repay any Intercompany Debt in full or in part so long as no Event of Default shall have occurred and be continuing.

21.2 Payor Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances.

(a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all obligations owing in respect of the Senior Indebtedness shall first be paid in full in cash in accordance with the terms thereof, before any payment of any kind or character, whether in cash, property, securities or otherwise, is made on account of the Subordinated Indebtedness then outstanding.

(b) No Obligor that is a payor under any Intercompany Debt shall, directly or indirectly (and no person or other entity on behalf of such Obligor may), make any payment of any Subordinated Indebtedness until all Senior Indebtedness has been paid in full in cash if any Event of Default has occurred and is continuing or would result therefrom. Each Obligor that is a holder of the Subordinated Indebtedness hereby agrees that, so long as any such Event of Default has occurred and is continuing, it will not sue for, or otherwise take any action to enforce the payor’s obligations to pay, amounts owing in respect of the Subordinated Indebtedness. Each Obligor that is a holder of the Subordinated Indebtedness understands and agrees that to the extent that paragraph (a) above or this paragraph (b) prohibits the payment of any Subordinated Indebtedness, such unpaid amount shall not constitute a payment default under the Subordinated Indebtedness and the holder(s) of the Subordinated Indebtedness may not sue for, or otherwise take action to enforce the payor’s obligation to pay such amount, provided that such unpaid amount shall remain an obligation of the payor to the holder(s) of the Subordinated Indebtedness pursuant to the terms of the Subordinated Indebtedness. Notwithstanding the foregoing, so long as an Event of Default is not continuing, each Obligor will be entitled to make (and any person or other entity on behalf of such Obligor shall be entitled to make) and the holder(s) of any Subordinated Indebtedness will be entitled to receive, payments of principal and/or interest under the Subordinated Indebtedness.

(c) In the event that, notwithstanding the provisions of the preceding paragraphs (a) and (b), any Obligor that is a payor under any Subordinated Indebtedness (or any Person on behalf of such Obligor) makes (or the holder(s) of the Subordinated Indebtedness receives) any payment on account of the Subordinated Indebtedness at a time when payment is not permitted by said paragraph (a) or (b), such payment shall be held by the holder(s) of the Subordinated Indebtedness, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Facility Agent, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

21.3 Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of an Obligor. Upon any distribution of assets of any Obligor upon dissolution, winding up, liquidation or reorganization of such Obligor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness in accordance with the terms thereof (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder(s) of the Subordinated Indebtedness is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

(b) any payment or distributions of assets of such Obligor of any kind or character, whether in cash, property or securities to which the holder(s) of any outstanding Subordinated Indebtedness would be entitled except for the provisions of this Section 21 (Subordination), shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Facility Agent, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing provisions of this clause (c), any payment or distribution of assets of such Obligor of any kind or character, whether in cash, property or securities, shall be received by the holder(s) of the Subordinated Indebtedness on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash in accordance with the terms thereof, such payment or distribution shall be received and held in trust for and shall be paid over to the Facility Agent for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

21.4 Obligation of the Payor Unconditional. Nothing contained in this Section 21 (Subordination) or in the Subordinated Indebtedness is intended to or shall impair, as between the payor of any Subordinated Indebtedness on the one hand and the holder(s) of the Subordinated Indebtedness on the other hand, the obligation of the payor, which is absolute and unconditional, to pay to the holder(s) of the Subordinated Indebtedness the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder(s) of the Subordinated Indebtedness and creditors of the payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the holder(s) of the Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law upon an event of default under the Subordinated Indebtedness, subject to the provisions of this Section 21 (Subordination) and the rights, if any, under this Section 21 (Subordination) of the holders of Senior Indebtedness in respect of cash, property, or securities of the payor of any Subordinated Indebtedness received upon the exercise of any such remedy. Upon any distribution of assets of the payor of any Subordinated Indebtedness referred to in this Section 21 (Subordination), the holder(s) of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder(s) of the Subordinated Indebtedness, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of such payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 21 (Subordination).

21.5 Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act in good faith by any such holder, or by any noncompliance by any Obligor with the terms and provisions of the Subordinated Indebtedness, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder(s) of the Subordinated Indebtedness with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew, increase or otherwise alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder(s) of the Subordinated Indebtedness.

21.6 Senior Indebtedness. The term “Senior Indebtedness” shall mean all obligations of the Obligors under, or in respect of, this Agreement and each other Loan Document.

[Signature Pages Follow]

IN WITNESS whereof, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

SEACOR MARINE FOREIGN HOLDINGS INC., as Borrower

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Executive Vice President

SEACOR MARINE HOLDINGS INC., as Parent Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Executive Vice President Chief Financial Officer

SEACOR PAULA MCCALL LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

FALCON DIAMOND LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

FALCON PEARL LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR OFFSHORE 2 LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR COURAGEOUS LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR FEARLESS LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR BRAVE LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR CHIEF LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR RESOLUTE LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR OFFSHORE MCCALL LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEA-CAT CREWZER LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEA-CAT CREWZER II LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR 88 LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR 888 LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

AARON S MCCALL LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

MICHAEL G MCCALL LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

ALYA MCCALL LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President

SEACOR OFFSHORE MYSTERY LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR OFFSHORE MISCHIEF LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR ANDES LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR ATLAS LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR ALPS LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

SEACOR MARLIN LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

GRAHAM OFFSHORE LLC, as Subsidiary Guarantor

By:	/s/ Jesús Llorca
Name: Jesús Llorca
Title: Vice President/Treasurer

KROLL AGENCY SERVICES LIMITED, as Facility Agent

By:	/s/ Andrew Brookes
Name: Andrew Brookes
Title: Authorised Signatory

KROLL TRUSTEE SERVICES LIMITED, as Security Trustee

By:	/s/ Andrew Brookes
Name: Andrew Brookes
Title: Authorised Signatory

BLUE OCEAN RG SPV III LLC as Lender

By:	/s/ Matias R. Pribor
Name: Matias R. Pribor
Title: Attorney-in-Fact

SCHEDULE 1-A

(i)	Closing Date Subsidiary Guarantors

Subsidiary Guarantor	Jurisdiction
SEACOR Paula McCall LLC	Marshall Islands

Falcon Diamond LLC	Marshall Islands

Falcon Pearl LLC	Marshall Islands

SEACOR Offshore 2 LLC	Delaware

SEACOR Courageous LLC	Marshall Islands

SEACOR Fearless LLC	Delaware

SEACOR Brave LLC	Delaware

SEACOR Chief LLC	Delaware

SEACOR Resolute LLC	Marshall Islands

SEACOR Offshore McCall LLC	Delaware

SEA-CAT Crewzer LLC	Marshall Islands

SEA-CAT Crewzer II LLC	Marshall Islands

SEACOR 88 LLC	Marshall Islands

SEACOR 888 LLC	Marshall Islands

Aaron S McCall LLC	Delaware

Michael G McCall LLC	Delaware

Alya McCall LLC	Delaware

SEACOR Offshore Mystery LLC	Delaware

SEACOR Offshore Mischief LLC	Delaware

SEACOR Andes LLC	Marshall Islands

SEACOR Atlas LLC	Marshall Islands

SEACOR Alps LLC	Marshall Islands

SEACOR Marlin LLC	Marshall Islands

Graham Offshore LLC	Delaware

SEACOR Mekong LLC	Marshall Islands

SEACOR Rio Grande LLC	Marshall Islands

(ii)	Relevant Parents

Relevant Parent	Jurisdiction
Seabulk Overseas Transport, Inc.	Marshall Islands

SEACOR Offshore OSV LLC	Delaware

SEACOR Marine LLC	Delaware

SEACOR Marine Foreign Holdings Inc.	Marshall Islands

SEACOR Offshore Eight LLC	Marshall Islands

SEACOR Offshore Vessel Holdings LLC	Delaware

Falcon Global International LLC	Marshall Islands

SEACOR Marine Alpine LLC	Marshall Islands

SEACOR Acadian Companies Inc.	Delaware

SEACOR Offshore Delta LLC	Marshall Islands

SCHEDULE 1-B

LENDERS

Lender Name / Notice Details	Senior Commitment	Junior Commitment	Total Commitments
BLUE OCEAN RG SPV III LLC 375 Park Avenue, 24th Floor New York, New York 10152 Attn: Arjun Thampan Svein Engh Omer Donnerstein Matthew Lux Email: athampan@entrustglobal.com sengh@entrustglobal.com odonnerstein@entrustglobal.com mlux@entrustglobal.com	$224,825,000	$166,175,000	$391,000,000

SCHEDULE 2

VESSELS

	Vessel Name	Vessel Owner	Flag	IMO Number	Vessel Type

1.	SEACOR Brave	SEACOR Brave LLC	USA	9753519	PSV

2.	SEACOR Chief	SEACOR Chief LLC	USA	9724300	PSV

3.	SEACOR Courageous	SEACOR Courageous LLC	Marshall Islands	9742338	PSV

4.	SEACOR Fearless	SEACOR Fearless LLC	USA	9720897	PSV

5.	SEACOR Resolute	SEACOR Resolute LLC	Marshall Islands	9706176	PSV

6.	SEACOR Tarahumara	SEACOR Offshore 2 LLC	USA	9903097	PSV

7.	SEACOR Totonaca	SEA-CAT Crewzer LLC	Marshall Islands	9849306	PSV

8.	SEACOR Mixteca	SEACOR Offshore 2 LLC	USA	9883596	PSV

9.	Paula McCall	SEACOR Paula McCall LLC	Marshall Islands	9561435	FSV

10.	Aaron S McCall	Aaron S McCall LLC	Marshall Islands	9612703	FSV

11.	Alya McCall	Alya McCall LLC	Marshall Islands	9752486	FSV

12.	Capt. Elliott McCall	SEACOR Offshore Mischief LLC	USA	9744453	FSV

13.	Carlene McCall	SEACOR Offshore McCall LLC	Marshall Islands	9590448	FSV

14.	Liam J McCall	SEACOR Offshore 2 LLC	Marshall Islands	9802554	FSV

15.	Michael Crombie McCall	SEACOR Offshore 2 LLC	USA	9670690	PSV

16.	Michael G McCall	Michael G McCall LLC	Marshall Islands	9583885	FSV

17.	Mr. Steven McCall	SEACOR Offshore Mystery LLC	USA	9744465	FSV

18.	SEACOR Cheetah	SEA-CAT Crewzer LLC	Marshall Islands / Nigeria (Bareboat)	9429493	FSV

19.	SEACOR Cougar	SEA-CAT Crewzer LLC	Marshall Islands	9551296	FSV

20.	SEACOR Leopard	SEA-CAT Crewzer II LLC	Marshall Islands	9665384	FSV

21.	SEACOR Lynx	SEA-CAT Crewzer II LLC	Marshall Islands	9665372	FSV

22.	Amy Clemons McCall	SEACOR Offshore 2 LLC	USA	9688257	FSV

23.	Falcon Diamond	Falcon Diamond LLC	Marshall Islands	9769623	Liftboat

24.	Falcon Pearl	Falcon Pearl LLC	Marshall Islands	9757709	Liftboat

25.	SEACOR 88	SEACOR 88 LLC	Marshall Islands	9503108	AHTS

26.	SEACOR 888	SEACOR 888 LLC	Marshall Islands	9503110	AHTS

27.	SEACOR Andes	SEACOR Andes LLC	Marshall Islands	9676943	PSV

28.	SEACOR Atlas	SEACOR Atlas LLC	Marshall Islands	9676955	PSV

29.	SEACOR Alps	SEACOR Alps LLC	Marshall Islands	9676931	PSV

30.	SEACOR Marlin	SEACOR Marlin LLC	Mexico	9823601	PSV

31.	SEACOR Defiance	Sea-Cat Crewzer LLC	Marshall Islands	9421788	PSV

32.	Alexander S McCall	SEACOR Offshore McCall LLC	Marshall Islands	9715347	FSV

33.	Ava J. McCall	SEACOR Marine LLC	Marshall Islands / Nigeria (Bareboat)	9802566	FSV

34.	Emily Day McCall	SEACOR Offshore McCall LLC	USA	9688269	FSV

35.	Molly R McCall	SEACOR Offshore McCall LLC	Marshall Islands	9715335	FSV

36.	Alex F McCall	Graham Offshore LLC	Marshall Islands	9670688	FSV

37.	RJ Coco McCall	SEACOR Offshore McCall LLC	Marshall Islands	9618109	FSV

SCHEDULE 3

LIENS

None.

SCHEDULE 4

INDEBTEDNESS

Indebtedness arising under:

1.

A promissory note dated September 28, 2018 (as amended on February 16, 2022, and September 14, 2023) made by SEACOR Marine Foreign Holdings Inc. in favor of Seabulk Overseas Transport, Inc. in the principal sum of $30,470,557.00, which shall be payable on September 13, 2030 (so long as such promissory note is subordinated pursuant to the terms similar to those contained in Section 21 (Subordination)).

2.

A revolving promissory note dated February 26, 2019 (as amended on February 16, 2022, and December 22, 2022) made by SEACOR Andes LLC in favor of SEACOR Marine Alpine LLC, in the principal sum of up to $15,000,000, which shall be payable on February 26, 2030 (so long as such promissory note is subordinated pursuant to the terms similar to those contained in Section 21 (Subordination)).

3.

A revolving promissory note dated February 26, 2019 (as amended on February 16, 2022, and December 22, 2022) made by SEACOR Atlas LLC in favor of SEACOR Marine Alpine LLC, in the principal sum of up to $15,000,000, which shall be payable on February 26, 2030 (so long as such promissory note is subordinated pursuant to the terms similar to those contained in Section 21 (Subordination)).

4.

A revolving promissory note dated February 26, 2019 (as amended on February 16, 2022, December 22, 2022, and August 31, 2023) made by SEACOR Alps LLC in favor of SEACOR Marine Alpine LLC, in the principal sum of up to $20,000,000, which shall be payable on February 26, 2030 (so long as such promissory note is subordinated pursuant to the terms similar to those contained in Section 21 (Subordination)).

5.

A revolving promissory note dated December 1, 2021 (as amended on December 15, 2022, and February 28, 2023) made by SEACOR Nile LLC in favor of Falcon Global USA LLC, in the principal sum of up to $25,000,000, which shall be payable on December 1, 2031 (so long as such promissory note is subordinated pursuant to the terms similar to those contained in Section 21 (Subordination)).

SCHEDULE 5

INVESTMENTS

None.

SCHEDULE 6

AFFILIATE TRANSACTION

None.

SCHEDULE 7

APPROVED BAREBOAT CHARTERS

1.	Bareboat Charter dated July 29, 2019 with respect to the Vessel AVA J. MCCALL entered into by SEACOR Marine LLC and Strickland Services Ltd (as amended from time to time).

2.	Bareboat Charter dated November 22, 2024 with respect to the Vessel SEACOR CHEETAH entered into by SEACOR Marine LLC and Strickland Services Ltd (as amended from time to time).

3.	Bareboat Charter dated September 27, 2022 with respect to the Vessel SEACOR MARLIN entered into by SEACOR Marlin LLC and Mantenimiento Express Marítimo, S.A.P.I de C.V. (as amended from time to time).

4.	Bareboat Charter with respect to the Vessel SEACOR MIXTECA entered or to be entered into by or on behalf of SEACOR Offshore 2 LLC for use of that vessel in Mexico.

5.	Bareboat Charter with respect to the Vessel AMY CLEMONS MCCALL entered or to be entered into by or on behalf of SEACOR Offshore 2 LLC for use of that vessel in Mexico.

Exhibit A

Form of Note

Agreed Form

PROMISSORY NOTE

U.S. $[●]	[●], 2024
New York, New York

FOR VALUE RECEIVED, the undersigned, SEACOR MARINE FOREIGN HOLDINGS INC. a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), with offices at 5005 Railroad Avenue, Morgan City, Louisiana 70380, as borrower, hereby promises to pay to [LENDER], at the Lender’s office at [●] (or such other address specified by the Lender to Borrower) or its registered assigns, the principal sum of [●] United States Dollars (U.S. $[●]) or, if less, such portion of the unpaid principal amount from time to time outstanding made available by the Lender to the Borrower pursuant to the Credit Agreement dated as of [●], 2024 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, (i) the Borrower, (ii) SEACOR MARINE HOLDINGS INC., a corporation incorporated under the laws of the State of Delaware, and the entities identified on Schedule 1-A thereto as subsidiary guarantors, (iii) the other lenders party thereto, (iv) KROLL AGENCY SERVICES LIMITED as facility agent for the lenders (the “Facility Agent”), and (v) KROLL TRUSTEE SERVICES LIMITED as security trustee for the lenders. The Borrower shall repay the indebtedness represented by this Note as provided in Section 5 of the Credit Agreement. This Note may be prepaid on such terms as provided in the Credit Agreement.

Words and expressions used herein (including those in the foregoing paragraph) and defined in the Credit Agreement shall have the same meaning herein as therein defined.

The Borrower shall also pay interest on such portion of the principal amount outstanding hereunder from the date hereof until payment in full at the rates determined from time to time in accordance with Section 6 of the Credit Agreement, which provisions are incorporated herein with full force and effect as if they were fully set forth herein. Any principal payment not paid when due, whether by acceleration or otherwise, shall bear interest thereafter at the Default Rate. All interest shall accrue and be calculated on the actual number of days elapsed.

Both principal and interest are payable in Dollars to the Facility Agent, for the account of the Lender.

If this Note or any payment required to be made hereunder becomes due and payable on a day which is not a Banking Day, the due date thereof shall be extended until the next following Banking Day and interest shall be payable during such extension at the rate applicable immediately prior thereto, unless such next following Banking Day falls in the following calendar month, in which case the due date thereof shall be adjusted to the immediately preceding Banking Day.

This Note is one of the Notes referred to in the Credit Agreement and is entitled to the security and benefits therein provided, including, but not limited to, such security as provided in the relevant Security Documents. Upon the occurrence of any Event of Default under Section 9 of Credit Agreement, the principal hereof and accrued interest hereon may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable.

In the event that any holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges and all costs and expenses of such action, including reasonable attorneys’ fees.

The Borrower hereby waives presentment, protest, demand for payment, diligence, notice of dishonor and of nonpayment, and any and all other notices or demands in connection with the delivery,

acceptance, performance, default or enforcement of this Note, hereby waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including, without limitation, exemptions provided by any federal or state statute, including, without limitation, exemptions provided by or allowed under any federal or state bankruptcy or insolvency laws, both as to themselves and as to all of their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof and hereby consent to any extensions of time, renewals, releases of any party this Note, waiver or modification that may be granted or consented to by the holder of this Note.

The Borrower agrees that its liabilities hereunder are absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.

If at any time this transaction would be usurious under applicable law, then regardless of any provision contained in the Credit Agreement or this Note or any other agreement made in connection with this transaction, it is agreed that (a) the total of all consideration which constitutes interest under applicable law that is contracted for, charged or received upon the Credit Agreement, this Note or any other agreement shall under no circumstances exceed the maximum rate of interest authorized by applicable law, if any, and any excess shall be credited to the Borrower and (b) if the Lenders (as defined under the Credit Agreement) elect to accelerate the maturity of, or if the Borrower prepays the indebtedness described in this Note, any amounts which because of such action would constitute interest may never include more than the maximum rate of interest authorized by applicable law and any excess interest, if any, provided for in the Credit Agreement, in this Note or otherwise, shall be credited to the Borrower automatically as of the date of acceleration or prepayment.

THE UNDERSIGNED AND, BY ITS ACCEPTANCE HEREOF, THE FACILITY AGENT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ARISING IN RESPECT OF ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS NOTE.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Note on the date and year first above written.

SEACOR MARINE FOREIGN HOLDINGS INC., as Borrower

By
Name:
Title:

Exhibit B

Form of Parent Guaranty

Agreed Form

GUARANTY

by

SEACOR MARINE HOLDINGS INC.

in favor of

KROLL TRUSTEE SERVICES LIMITED,

as Security Trustee

[   ], 2024

GUARANTY

This GUARANTY (this “Guaranty”), dated as of [   ], 2024, is made by SEACOR MARINE HOLDINGS INC., a corporation incorporated and existing under the laws of the State of Delaware (the “Parent Guarantor”), in favor of KROLL TRUSTEE SERVICES LIMITED, as security trustee for the Finance Parties (in such capacity, the “Security Trustee”) under the Credit Agreement referred to in Recital (A) below.

WITNESSETH THAT:

WHEREAS:

(A) Pursuant to the credit agreement dated as of [   ], 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) made by and among (i) SEACOR Marine Foreign Holdings Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), as borrower, (ii) the Parent Guarantor, as parent guarantor, (iii) the subsidiaries of the Parent Guarantor party thereto as subsidiary guarantors, (iv) the Lenders from time to time party thereto, (v) Kroll Agency Services Limited as facility agent for the Lenders (in such capacity, the “Facility Agent”), and (vi) Kroll Trustee Services Limited, as Security Trustee, the Lenders have agreed to provide to the Borrower a senior secured term loan facility in the amount provided therein.

(B) It is a condition precedent under the Credit Agreement that the Parent Guarantor enter into this Guaranty and otherwise agree to be bound by the terms of this Guaranty.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which the Parent Guarantor hereby acknowledges, the Parent Guarantor hereby agrees as follows:

1.	DEFINITIONS

1.1 Specific Definitions. In this Guaranty, unless the context otherwise requires:

“Acceptable Accounting Firm” means (i) Grant Thornton LLP and any other “big four” accounting firm or (ii) such other independent certified public accountants of recognized national standing selected by the Parent Guarantor, and reasonably satisfactory to the Majority Lenders.

“Cash Equivalents” means any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than three (3) months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three (3) months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator) and

(b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Cash and Cash Equivalents” means, on any date of determination, the sum of (a) cash and (b) Cash Equivalents, in each case that are held by the Parent Guarantor and its Subsidiaries on a consolidated basis free and clear of all Liens (other than Liens pursuant to the Loan Documents and any statutory Liens in favor of a bank (including rights of set-off) incurred in the ordinary course of business on deposit accounts maintained with such bank and cash and Cash Equivalents in such accounts.

“Consolidated EBITDA” means, for any accounting period, the Consolidated Net Income of the Parent Guarantor and its Subsidiaries on a consolidated basis for that accounting period:

(a)	plus, to the extent reducing Consolidated Net Income, the sum, without duplication, of:

(i)	provisions for all federal, state, local and foreign income taxes and any tax distributions;

(ii)	Consolidated Net Interest Expense;

(iii)

any net after tax extraordinary, nonrecurring or unusual loss, expense or charge (less all fees and expenses relating thereto) including without limitation any severance, relocation, office or facility closure or other restructuring charge or restructuring expense, in an aggregate amount not to exceed $8,000,000 while the Loan is outstanding and $4,000,000 in a single fiscal year; and

(iv)

depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses;

(b)

minus, to the extent added in computing the Consolidated Net Income of the Parent Guarantor for that accounting period, any non-cash income or non-cash gains (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).

“Consolidated Net Income” means, for any period, the consolidated net after tax income of the Parent Guarantor and its Subsidiaries for such period determined in accordance with GAAP.

“Consolidated Net Interest Expense” means the aggregate of all interest payments in respect of outstanding Indebtedness thereof that are due from the Parent Guarantor and its Subsidiaries on a consolidated basis during the relevant accounting period, determined on a consolidated basis in accordance with GAAP and as shown in the consolidated statements of income for the Parent Guarantor.

“Debt-to-Capitalization Ratio” means the ratio of (a) Net Interest-Bearing Debt to (b) Total Capital.

“Equity Ratio” means the ratio of (a) Total Equity to (b) Total Assets.

“Financial Covenants” means the covenants set forth in Section 4(a)(xiv), Section 4(a)(xv) and Section 4(a)(xvi) of this Guaranty.

“Fiscal Year End Date” means December 31 of each fiscal year of the Parent Guarantor.

“Fiscal Quarter End Date” means March 31, June 30 and September 30 of each fiscal year of the Parent Guarantor.

“Net Interest-Bearing Debt” means, on any date of determination, the total amount of Indebtedness of the Parent Guarantor and its Subsidiaries on a consolidated basis outstanding on such date minus cash and cash equivalents of the Parent Guarantor and its Subsidiaries on a consolidated basis.

“Net Leverage Ratio” means, as of any date of determination, the ratio of Net Interest-Bearing Debt on such date to Consolidated EBITDA for the preceding consecutive four fiscal periods for which a Compliance Certificate was required to be delivered.

“Permitted Secured Debt” has the meaning set forth in Section 4(b)(x)(B) of this Guaranty.

“Permitted Unsecured Debt” has the meaning set forth in Section 4(b)(x)(A) of this Guaranty.

“Restricted Payment” means, with respect to the Parent Guarantor, (i) any dividend or distribution (whether in cash or in kind) on account of its Equity Interests, or (ii) any purchase, repurchase, redemption, retirement or other acquisition for value of any of its Equity Interests other than (x) in respect of tax withholding or net settlements of Equity Interests with directors, employees or consultants in accordance with the Parent Guarantor’s equity incentive plans and (y) in respect of tax withholding or the payment of the exercise price of warrants exercisable into the Parent Guarantor’s common shares in accordance with the terms of such warrants.

“Restricted Payment Certificate” means a certificate signed by the chief financial officer (or equivalent) of the Parent Guarantor certifying compliance with Section 4(b)(vi) of this Guaranty, in substantially the form attached hereto as Exhibit A or such other form approved by the Majority Lenders.

“Total Assets” means, as of any date of determination, the total consolidated assets of the Parent Guarantor and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Parent Guarantor and its Subsidiaries.

“Total Capital” means the sum of the liabilities and shareholders’ equity of the Parent Guarantor and its Subsidiaries on a consolidated basis, in each case determined in accordance with GAAP.

“Total Equity” means, with respect to any Person, as of any date of determination, the sum of all shareholder equity of the Parent Guarantor and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

1.2 Defined Expressions. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein, including in the preamble and recitals hereof.

2.	GUARANTY

(a)	The Parent Guarantor hereby unconditionally and irrevocably:

(i) guarantees to the Security Trustee for the account of the Finance Parties, as a primary obligor and not merely as a surety, punctual payment and performance by the Borrower of all its payment and performance obligations under the Loan Documents;

(ii) undertakes that whenever the Borrower does not pay any amount (whether for principal, interest, fees, expenses or otherwise) when due (whether at stated

maturity, by acceleration or otherwise) under or in connection with any Loan Document, the Parent Guarantor shall immediately on demand pay that amount as if it were the primary obligor; and

(iii) agrees with the Security Trustee on behalf of the Finance Parties that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Loan Document on the date when it would have been due. The amount payable by such Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Guaranty if the amount claimed had been recoverable on the basis of a guarantee (all obligations referred to in clauses (i) through (iii) above are herein referred to as the “Obligations”).

(b) This Guaranty is a guaranty of payment and not of collection and the Parent Guarantor expressly agrees that it shall not be necessary or required that any of the Finance Parties exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Person before or as a condition to the obligations of the Parent Guarantor hereunder. This Guaranty is a primary obligation of the Parent Guarantor and shall be an absolute, unconditional, present, and continuing obligation and shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction, or defense based on any claim the Parent Guarantor or any other person may have against the Borrower or any other person, and shall not be released, discharged or affected by any circumstance whatsoever, including without limitation: (a) the unenforceability, invalidity, irregularity or lack of genuineness of the Credit Agreement, the Note, any other Loan Document or any of the obligations under the Credit Agreement, the Note and the other Loan Documents; (b) any amendment, modification, termination, or removal of, or addition or supplement to, the Credit Agreement, the Note or any other Loan Document, or any change in time, manner, or place of payment or performance of any Obligation; (c) any assignment, mortgage, release, exchange, addition, or transfer of any Collateral; (d) any failure, refusal, omission or delay on the part of the Borrower or any other Person to conform or comply with any term of the Credit Agreement, the Note or any other Loan Document or any other agreement; (e) any waiver, consent, extension, indulgence, surrender, settlement, subordination, release, compromise, or other agreement, or the exercise or non-exercise of any right or remedy thereunder, with or without consideration; (f) the occurrence and/or continuance of any bankruptcy, insolvency, reorganization, liquidation, arrangement, adjustment of debt, relief of debtors, dissolution, or similar proceeding with respect to the Borrower, or any other Person, including without limitation any modification of the Borrower obligations under the Credit Agreement, the Note or any other Loan Document in connection with any such proceeding; (g) any defect in the title, condition, compliance with specifications, design, operation, or fitness for use of, or any damage to or loss of, or governmental prohibition or restriction, condemnation, requisition, or seizure of, any Collateral for any reason; (h) any merger, consolidation, restructuring, termination of existence, sale of assets, or change in the ownership of any membership interests or shares of capital stock of either of the Borrower or the Parent Guarantor; (i) any present or future law, regulation, or order in any jurisdiction (whether of right or in fact) or any agency thereof affecting any term of any Obligation or any rights of any of the Finance Parties with respect thereto, including, without limitation, any law, regulation or order purporting to vary the terms of payment or to restrict the right or power of the Borrower or of the Parent Guarantor to make payment of its Obligations to the Finance Parties; or (j) any other circumstances whatsoever which might otherwise constitute a defense available to, or a discharge of, the Borrower or the Parent Guarantor.

3.	REPRESENTATIONS AND WARRANTIES

(a) The Parent Guarantor hereby makes all of the representations and warranties expressly applicable to the Parent Guarantor set forth in Section 2 (Representations and Warranties) of the Credit Agreement as if they were set forth in this Guaranty.

4.	COVENANTS

(a) The Parent Guarantor hereby covenants and undertakes with the Security Trustee on behalf of the Finance Parties that from the date hereof and so long as any principal, interest or other monies are owing by the Borrower under or in connection with the Credit Agreement, the Note, the other Loan Documents, or any of them, it will:

(i)  duly perform and observe the terms of this Guaranty;

(ii) obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its obligations under this Guaranty and, if this Guaranty shall, in the reasonable opinion of the Majority Lenders, at any time be deemed by the Majority Lenders for any reason insufficient in whole or in part to carry out the purposes of this Guaranty hereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Majority Lenders may be required in order to accomplish the purposes of this Guaranty;

(iii) promptly upon any Responsible Officer of the Parent Guarantor obtaining actual knowledge thereof, inform the Facility Agent and the Security Trustee of the occurrence of (a) any Default or Event of Default, (b) any litigation, arbitration or governmental proceeding pending or threatened in writing against it not previously disclosed to the Lenders or any development in respect of a previously disclosed litigation, arbitration or governmental proceeding, which if adversely determined could reasonably be expected to have a Material Adverse Effect, including but not limited to, in respect of any Environmental Claim or any judgment entered against it and (c) any other event or condition which is reasonably likely to have a Material Adverse Effect;

(iv)  deliver to the Facility Agent:

(A)

as soon as available but not later than one hundred twenty (120) days after each Fiscal Year End Date (commencing December 31, 2024) complete copies of the consolidated financial reports of the Parent Guarantor (together with a Compliance Certificate), all in reasonable detail, which shall include at least the consolidated balance sheet of the Parent Guarantor as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an Acceptable Accounting Firm and prepared in accordance with GAAP;

(B)

as soon as available but not later than sixty (60) days after each Fiscal Quarter End Date (commencing March 31, 2025), a quarterly interim consolidated balance sheet of the Parent Guarantor (together with a Compliance Certificate), and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but accompanied by the certification of the chief executive officer, chief financial officer or controller of the Parent Guarantor that such financial statements fairly present the financial condition of Parent Guarantor as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments and prepared in accordance with GAAP;

(C)	as soon as they become available, but in any event prior to each fiscal year, the consolidated budget including the annual cash flow projections of the Parent Guarantor;

(D)	such other information and data with respect to Parent Guarantor or any of its Subsidiaries as from time to time may be reasonably requested by the Facility Agent or any Lender;

(E)	promptly upon any such dispatch, copies of all documents dispatched by the Parent Guarantor or a Subsidiary thereof to its creditors generally;

provided that any delivery requirement under this Section 4(a)(iv) shall be deemed satisfied by the posting of such information, materials or reports as applicable on EDGAR or any successor website maintained by the SEC;

(v) except as otherwise permitted by the Credit Agreement or hereunder, do or cause to be done all things necessary to preserve and keep its separate identity and existence under the laws of its jurisdiction of incorporation and all licenses, franchises, permits and assets necessary to the conduct of its business;

(vi) at all times keep proper books of record and account into which full and correct entries shall be made in accordance with GAAP;

(vii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon its income or property prior to the date upon which penalties attach thereto; provided, however, that it shall not be required to pay and discharge, or cause to be paid and discharged, any such tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings or other acts and it shall set aside on its books adequate reserves with respect thereto;

(viii) allow, upon ten (10) Banking Days’ notice from the Facility Agent, any representative or representatives designated by the Facility Agent, subject to applicable laws and regulations, at normal business hours, to visit and inspect any of its properties, and, on request and subject to customary confidentiality arrangements, to examine its books of account, records, reports, agreements and other papers and to discuss its affairs, finances and accounts with its officers; provided that (A) the Facility Agent shall only be allowed to conduct one such inspection per calendar year prior to the occurrence of an Event of Default and an unlimited amount of inspections during the continuance of an Event of Default; and (B), the foregoing inspections by the Facility Agent shall not unreasonably interfere with the conduct of the Parent Guarantor’s or any of its Subsidiary’s business (unless, with respect to Obligors only, an Event of Default has occurred and is continuing);

(ix) except where failure to comply would not alone or in the aggregate result in a Material Adverse Effect, do or cause to be done, all things necessary to materially comply with all contracts or agreements to which it is a party, and all laws, and the rules and regulations thereunder, applicable to it, including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters;

(x) promptly upon the occurrence of any of the following conditions, provide to the Facility Agent notice thereof, specifying in reasonable detail the nature of such condition:

(A) its receipt of any written communication that alleges that it is not in compliance with any applicable Environmental Law or Environmental Approval, if such failure to comply would reasonably be expected to have a Material Adverse Effect, (B) any Environmental Claim pending or threatened against it, which would reasonably be expected to have a Material Adverse Effect, or (C) any release, emission, discharge or disposal of any Material of Environmental Concern that would reasonably be expect to form the basis of any Environmental Claim against it, if such Environmental Claim could reasonably be expected to have a Material Adverse Effect. Upon the written request by the Facility Agent, it will submit to the Facility Agent at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this Section 4(a)(x);

(xi) forthwith upon learning of the existence or occurrence of any ERISA Funding Event, ERISA Termination Event, Foreign Termination Event or Foreign Underfunding that, when taken together with all other ERISA Funding Events, ERISA Termination Events, Foreign Termination Events and Foreign Underfundings that exist or have occurred, or which could reasonably be expected to exist or occur, could reasonably be expected to result in a liability to the Parent Guarantor in the aggregate in excess of $5,000,000, furnish or cause to be furnished to the Facility Agent written notice thereof;

(xii) provide all documentation reasonably requested by Lenders in connection with their know your customer requirements;

(xiii) remain, and instruct each other Obligor, any Vessel Manager who is a Transaction Obligor and any Related Party thereof to remain, in compliance with applicable Sanctions Laws and Anti-Money Laundering Laws;

(xiv) at all times maintain a minimum balance of Cash and Cash Equivalents equal to the greater of (i) Twenty Million Dollars ($20,000,000) and (ii) 7.5% of Net Interest-Bearing Debt;

(xv) maintain as of each Fiscal Quarter End Date and each Fiscal Year End Date of the Parent Guarantor an Equity Ratio of not less than (1) prior to and including the period ending December 31, 2026, 30%, and (2) any time thereafter, 35%; and

(xvi) maintain as of each Fiscal Quarter End Date and each Fiscal Year End Date a Debt-to-Capitalization Ratio of not more than 65%; and

(xvii) if the Parent Guarantor enters into any new (or shall modify any existing) agreement, instrument or document creating, securing or evidencing any Indebtedness that contains one or more additional or stricter financial covenants applicable to the Parent Guarantor or any of its Subsidiaries (including, without limitation, any financial ratio or metric or financial reporting covenant which has no equivalent provision in this Guaranty or the Credit Agreement) than the financial covenants set forth herein and in the Credit Agreement (including the Financial Covenants), then the terms of this Agreement shall, without any further action on the part of any Obligor, be deemed to be amended automatically to include such additional or stricter financial covenant. The Parent Guarantor further covenants to use commercially reasonable efforts to deliver at the Obligors’ sole cost and expense (including the fees and expenses of the Lenders’ counsel) an amendment to this Guaranty in form and substance satisfactory to the Majority Lenders evidencing the amendment of this Guaranty to include such additional or stricter financial covenants, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this sub-clause (xvii), but shall merely be for the convenience of the parties hereto. For the avoidance of doubt, this paragraph (xvii) shall not apply to Refinanced Indebtedness while such Indebtedness is outstanding.

(b) The Parent Guarantor hereby covenants and undertakes with the Security Trustee on behalf of the Finance Parties that, from the date hereof and so long as any principal, interest or other monies are owing by any of the Obligors under or in connection with the Credit Agreement, the Note, the other Loan Documents or any of them, it will not, without the prior written consent of the Security Trustee on behalf of the Finance Parties other than as expressly permitted by the terms of the Credit Agreement and the other Security Documents:

(i) create, assume or permit to exist, or permit any of its Subsidiaries to create, assume or permit to exist, any Lien other than the following (collectively, “Permitted Parent Liens”): (A) Permitted Liens, (B) Liens in respect of Permitted Secured Debt which do not exist on any Collateral, and (C) Liens in respect of the Refinanced Indebtedness until the date such Liens are required to be released under Section 4.2(f) (Refinancing of the Refinanced Indebtedness) of the Credit Agreement;

(ii) make any new Investment in any Person which is not a Subsidiary of the Parent Guarantor and which is not consolidated on the balance sheet of the Parent Guarantor if, before or after giving effect to such Investment, (A) there shall have occurred an Event of Default described in paragraph (a) or (h) of Section 9.1 (Events of Default) of the Credit Agreement that is continuing, or (B) the Parent Guarantor shall not be in compliance with the Financial Covenants;

(iii) enter into any transaction with an Affiliate, other than on an arms-length basis other than transactions for its benefit; provided, that the foregoing restriction shall not apply to (A) any transaction between or among the Parent Guarantor and any other Obligor; (B) reasonable and customary fees paid to members of the board of directors (or similar governing body) of the Parent Guarantor and its Subsidiaries; (C) compensation arrangements for officers and other employees of the Parent Guarantor and its Subsidiaries entered into in the ordinary course of business; (D) transactions expressly permitted by the Credit Agreement, including but not limited to pursuant to Section 10.2(c) (Transaction with Affiliates) thereof;

(iv) materially change the nature of its business or commence any business materially different from its current business;

(v) change its name or principal place of business unless the Facility Agent shall have received five (5) Banking Days’ prior written notice of such change;

(vi) make any Restricted Payment, unless:

(A)

both immediately before and after (on a proforma basis) giving effect to such Restricted Payment, (1) there shall not have occurred an Event of Default that is continuing, (2) the Net Leverage Ratio is not greater than 2.5:1.0, (3) the total amount of Restricted Payments (including the proposed Restricted Payment) in a single fiscal year does not exceed 50% of Consolidated Net Income for the most recent fiscal year for which a Compliance Certificate was required to be delivered, and (4) the Borrower and the Parent Guarantor are in compliance with the covenants set forth in the Loan Documents (including the Financial Covenants);

(B)

such Restricted Payment is made together with a prepayment of the Loan in a principal amount not less than 50% of the amount of such Restricted Payment until the aggregate amount of prepayments made pursuant to this paragraph (B) equals $75,000,000 (each a “Mandatory Prepayment”); and

(C)	no later than five (5) Banking Days prior to the proposed Restricted Payment, the Parent Guarantor delivers a Restricted Payment Certificate;

(vii) consolidate with, or merge into, any corporation or other entity, or merge any corporation or other entity into it or enter into any demerger, amalgamation, consolidation or corporate reconstruction or restructuring, excluding any transaction where the Parent Guarantor is the surviving entity;

(viii) change its fiscal year (other than as may be required to conform to GAAP);

(ix) sell, assign, transfer, pledge or otherwise convey or dispose of any of its shares of or interest in any of the other Obligors or allow any other Obligor to do the same;

(x) create, incur, issue, or otherwise become directly or indirectly liable for any Indebtedness, other than the following (“Permitted Parent Indebtedness”):

(A)

provided that no Default or Event of Default has occurred or is continuing, Indebtedness which (1) is unsecured, (2) is non-amortizing, (3) has a maturity date no earlier than ninety one (91) days after the Maturity Date, and (4) has a cash coupon not exceeding 14.00% per annum (such Indebtedness permitted under this paragraph (A), “Permitted Unsecured Debt”);

(B)

provided that no Default or Event of Default has occurred or is continuing, Indebtedness which (1) has a maturity date no earlier than ninety one (91) days after the Maturity Date, and (2) if such Indebtedness is secured, does not exceed 60% of the fair market value (as determined in accordance with the terms described in the agreement for such Indebtedness, or if no such terms exist, as reasonably determined by a Responsible Officer) of the assets or property secured by such Indebtedness (such Indebtedness permitted under this paragraph (B), “Permitted Secured Debt”);

(C)

Indebtedness consisting of Capitalized Lease Obligations in a principal amount not to exceed (a) $5,000,000 in the aggregate with respect to the Borrower and Subsidiary Guarantors, and (b) $50,000,000, less the principal amount outstanding pursuant to the foregoing clause (a), in the aggregate with respect to any other members of the Group;

(D)	Intercompany Debt;

(E)	normal trade credits in the ordinary course of business;

(F)	until the date such Indebtedness is required to be repaid under Section 4.2(f) (Refinancing of the Refinanced Indebtedness) of the Credit Agreement, the Refinanced Indebtedness;

(xi) (A) engage in a trade or financial transaction or other dealing with any individual, entity or Sanctioned Country that would violate Sanctions Laws; or (B) use any proceeds from the Loan, directly or, to its knowledge, indirectly, (1) to fund any trade or business involving any Blocked Person (except to the extent licensed or approved by OFAC or other applicable Governmental Authority), or (2) for the purpose of engaging in any activities that would result in a violation of Sanctions Laws or Anti-Money Laundering Laws by any Obligor;

(xii) allow any Change of Control to occur under paragraphs (a) or (b) of the defined term “Change of Control”; and

(xiii) create, assume or permit to exist, any Lien on any of the Equity Interests of any Obligor (excluding the Parent Guarantor) without the consent of the Lenders.

5.	PAYMENTS

5.1 Payment. All payments by the Parent Guarantor under this Guaranty shall be made in the same manner as the Borrower is required to make payments under the Credit Agreement as specifically set forth therein. On all sum or sums for which the Parent Guarantor is liable hereunder interest shall be due at the Default Rate specified in Section 6 (Interest and Rate) in the Credit Agreement from the due date thereof under the Credit Agreement until the date of payment of such amount by the Parent Guarantor.

5.2 Taxes; Withholdings. Should the Parent Guarantor be compelled by law, regulation, decree, order or stipulation to make any deduction or withholding on account of any present or future taxes (including, without limitation, property, sales, use, consumption, franchise, capital, occupational, license, value added, excise, stamp, levies and imposts taxes and customs and other duties), assessments, fees (including, without limitation, documentation, license, filing and registration fees), deductions, withholdings and charges, of any kind or nature whatsoever, together with any penalties, fines, additions to tax or interest thereon, however imposed, withheld, levied, or assessed by any country or governmental subdivision thereof or therein, any international authority or any other taxing authority (“Taxes”) from any payment due under this Guaranty for the account of the Finance Parties, the sum due from the Parent Guarantor in respect of such payment shall be increased by such additional amounts necessary to ensure that, after the making of such deduction or withholding with respect to Taxes, each of the Finance Parties receives a net sum equal to the sum which it would have received had no such deduction or withholding with respect to Taxes been made and the Parent Guarantor shall indemnify each of the Finance Parties against any losses or costs incurred by it by reason of any failure of the Parent Guarantor to make any such deduction or withholding or by reason of any such additional payment not being made to the relevant Finance Party on the due date for such payment. The Parent Guarantor will deliver to the relevant Finance Party evidence satisfactory to such Finance Party including all relevant tax receipts that such Tax has been duly remitted to the appropriate authority. Notwithstanding the preceding sentence, the Parent Guarantor shall not be required to pay additional amounts or otherwise indemnify any Finance Party for or on account of:

(i) Taxes based on or measured by the overall net income of any Finance Party or Taxes in the nature of franchise taxes or taxes for the privilege of doing business imposed by any jurisdiction or any political subdivision or taxing authority therein unless such are imposed as a result of the activities of the Obligors within the relevant taxing jurisdiction; or

(ii) Taxes imposed by any jurisdiction or any political subdivision or taxing authority therein on such Finance Party that would not have been imposed but for such Finance Party’s being organized in or conducting business in or maintaining a place of business in the relevant taxing jurisdiction, or engaging in activities or transactions in the relevant taxing jurisdiction that are unrelated to the transactions contemplated by the Credit Agreement, but only to the extent such Taxes are not imposed as a result of the activities of the Obligors within the relevant taxing jurisdiction or the legal status of the Obligors under the laws of the taxing jurisdiction.

5.3 Delivery of Tax Forms. Section 8.4 (Delivery of Tax Forms) of the Credit Agreement is incorporated herein by reference with necessary changes to substitute the Parent Guarantor for the Borrower.

5.4 FATCA Information; FATCA Withholding. Sections 8.5 (FATCA Information) and 8.6 (FATCA Withholding) of the Credit Agreement, respectively, are incorporated herein by reference with necessary changes to substitute the Parent Guarantor for the Borrower.

6.	PRESERVATION OF RIGHTS

(a) The Parent Guarantor hereby consents that from time to time, without notice to or further consent of the Parent Guarantor, the time for the performance and/or observance by the Borrower, or any of them, of any of the agreements, covenants or conditions in the Credit Agreement, the Note or the other Loan Document, or any of them, on the part of the Borrower, or any of them, to be performed and/or observed may be waived or the time of performance thereof extended by any of the Finance Parties and payment of any sums owing or payable under any such document may be extended or any such document may be renewed in whole or in part or modified in any respect or any collateral or arrangement provided for by any such document as security for any obligation contemplated by any such document may be exchanged, surrendered, released or otherwise dealt with as the Finance Parties may determine, that the time for the making of any payment of any obligation hereby guaranteed may be accelerated in accordance with any agreement between any of the Finance Parties and the Borrower, or any of them, and that any of the acts mentioned in any of said documents may be done and that any document or security therefor may be released in whole or in part without affecting the obligations of the Parent Guarantor hereunder.

(b) The Parent Guarantor hereby waives, to the extent permitted by applicable law: (i) any notice required by law or otherwise to preserve any rights hereunder or under the Credit Agreement, the Note or any other Loan Document against the Parent Guarantor or against the Borrower, or any of them, including without limitation: (A) acceptance, presentment, demand, protest, or proof of nonperformance of any Obligation, (B) notice of the sale of any Collateral or the transfer the Obligors, or any of them, of any interest in any Collateral or the Credit Agreement, the Note or any other Loan Document, (C) notice of the acceptance of this Guaranty and of any change in any of the Obligors’ financial condition, (D) notices of the creation, renewal, extension, or accrual of any Obligation or any of the matters referred to in Section 2 (Guaranty) hereof, or any notice of or proof of reliance by any of the Finance Parties upon this Guaranty or acceptance of this Guaranty (the Obligations, and any of them, shall conclusively be deemed to have been created, contracted, incurred or renewed, extended, amended or waived in reliance upon this Guaranty and all dealings between the Obligors or the Parent Guarantor and the Finance Parties shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty), and (E) notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights of any of the Finance Parties against the Parent Guarantor; (ii) the prior exercise of any remedy contained in the Credit Agreement, the Note or any other Loan Document or otherwise available to the Finance Parties; (iii) any requirement of diligence on the part of any Person including without limitation diligence in making any claim or commencing suit hereon or on the Credit Agreement, the Note or any other Loan Document, and any requirement to mitigate damages or exhaust remedies under the Credit Agreement, the Note or any other Loan Document; (iv) the right to interpose all substantive and procedural defense of the law of guaranty, indemnification, suretyship, or other applicable law except the defense of prior payment or prior performance by any of the Obligors or the Parent

Guarantor of the Obligations; (v) all rights and remedies accorded by applicable laws to guarantors or sureties, including any extension of time conferred by any law now or hereafter in effect; (vi) any right or claim of right to cause a marshaling of any of the Obligors’ assets or to cause any of the Finance Parties to proceed against any of the Obligors or any collateral held by any of the Finance Parties at any time or in any particular order; (vii) rights to the enforcement, assertion, or exercise by any of the Finance Parties of any right, power, privilege, or remedy conferred herein or in the Credit Agreement, the Note or any other Loan Document or otherwise; (viii) notices of the sale, transfer or other disposition of any right, title to, or interest in the Credit Agreement, the Note or any other Loan Document; and (ix) any other right whatsoever which might otherwise constitute a discharge, release, or defense of the Parent Guarantor hereunder or of any of the Obligors under the Credit Agreement, the Note or any other Loan Document or which might otherwise limit recourse against the other Obligors. No failure to exercise and no delay in exercising, on the part of any of the Finance Parties, any right, power, or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The obligations of the Parent Guarantor hereunder shall not be affected by receipt by any of the Finance Parties of any proceeds of any security at any time held by any of the Finance Parties. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

(c) The Parent Guarantor agrees that so long as any of the Obligors remains under any actual or contingent liability under the Credit Agreement, the Note and the other Loan Documents any rights which the Parent Guarantor may at any time have by reason of the performance by the Parent Guarantor of its obligations hereunder (i) to be indemnified by any of the Obligors and/or (ii) to claim any contribution from the Borrower or any other guarantor of the Borrower obligations under the Credit Agreement, the Note or the other Loan Documents and/or (iii) to take the benefit (in whole or in part) of any security taken pursuant to this Guaranty or the Credit Agreement, the Note or any other Loan Documents by, all or any of the persons to whom the benefit of the Parent Guarantor’s obligations are given, shall be exercised by the Parent Guarantor in such manner and upon such terms as the Finance Parties may require and further agrees to hold any monies at any time received by it as a result of the exercise of any such rights or otherwise for and on behalf of and to the order of the Finance Parties for application in or towards payment of any sums at any time owed by the Obligors under the Credit Agreement, the Note or the other Loan Documents.

(d) The Parent Guarantor further agrees that its liabilities hereunder shall be unconditional irrespective of any other circumstance which might otherwise constitute a discharge at law or in equity of a guarantor or surety. The Parent Guarantor further guarantees that all payments made by the Borrower, the Parent Guarantor or any of them, to any of the Finance Parties on any obligation hereby guaranteed will, when made, be final and agrees that, if any such payment is recovered from, or repaid by, any of the Finance Parties in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, the Parent Guarantor or any of them, this Guaranty shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation.

(e) The Finance Parties may enforce the obligations of the Parent Guarantor hereunder without in any way first pursuing or exhausting any other rights or remedies which the Finance Parties may have against any of the other Obligors, or against any other person, firm or corporation, or against any security any of the Finance Parties may hold.

(f) The Parent Guarantor hereby irrevocably waives all rights of subrogation (whether contractual, under Section 509 of Title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect, or any successor thereto (herein called the “Bankruptcy Code”), under common law, or otherwise) to the claims of any of the Finance Parties against the Obligors, or any of them, and all contractual, statutory or common law rights of contribution, reimbursement, indemnification and similar rights and “claims” (as such term is defined in the Bankruptcy Code) against the Obligors, or any of them, which arise in connection with, or as a result of, this Guaranty, until such time as the obligations of the Obligors under or in connection with the Credit Agreement, the Note and the other Loan Documents have been indefeasibly paid in full.

(g) The Parent Guarantor shall not assign, transfer, hypothecate or dispose of any claim that it has or may have against the Obligors, or any of them, while any indebtedness of the Obligors to any of the Finance Parties remains unpaid, without the written consent of the Finance Parties.

(h) Any delay in or failure to exercise any right or remedy of any of the Finance Parties shall not be deemed a waiver of any obligation of the Parent Guarantor or right of any of the Finance Parties. This Guaranty may be modified, and the Finance Parties’ rights hereunder waived, only by an agreement in writing signed by the Finance Parties.

(i) Notice of acceptance by the Finance Parties of this Guaranty and of the incurring of any or all of the obligations hereby guaranteed is hereby waived by the Parent Guarantor, and this Guaranty and all of the terms and provisions hereof shall immediately be binding upon the Parent Guarantor from the date of execution hereof.

7.	BENEFIT OF GUARANTY; ASSIGNMENT

This Guaranty shall inure to the benefit of the Finance Parties, their successors and assigns, and shall bind the successors and assigns of the Parent Guarantor.

8.	WAIVER OF JURY TRIAL; GOVERNING LAW; JURISDICTION

EACH OF THE PARENT GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, THE SECURITY TRUSTEE AND EACH OF THE OTHER CREDITORS, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY.

TO THE EXTENT THAT THE PARENT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE PARENT GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

THIS GUARANTY AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings therein stated.

Any legal action or proceeding against the Parent Guarantor with respect to this Guaranty or the obligations guaranteed hereby may be brought in the courts of the State of New York, United States of America, the United States Federal Courts in such State, or in the courts of any other appropriate jurisdiction, as the Finance Parties may elect, and the Parent Guarantor hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such action or proceeding. The Parent Guarantor hereby agrees that service of process in any such action or proceeding brought in New York may be made upon it by serving a copy of the summons and other legal process in any such action or proceeding on the Parent Guarantor by mailing or delivering the same by hand to the Parent Guarantor at the address indicated for notices in Section 9 (Notices) hereof. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Parent Guarantor as such, and shall be legal and binding by the Parent Guarantor for all the purposes of any such action or proceeding. In the event that the Parent Guarantor shall not be conveniently available for such service, the Parent Guarantor hereby irrevocably appoints Farkouh, Furman & Faccio, LLP, 460 Park Avenue, New York, NY 10022, Attention: Fred Farkouh as its agent for service of process in respect of the proceeding before such courts (and agrees that service on such agent shall be deemed personal service).

9.	NOTICES

Notices and other communications hereunder shall be made and delivered in accordance with Section 17.1 (Notices) of the Credit Agreement.

10.	HEADINGS

In this Guaranty, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

11.	SECURITY TRUSTEE

In obtaining the benefits of this Guaranty, each of the Security Trustee and the Facility Agent shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee or the Facility Agent, as applicable, thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Guaranty shall require the Security Trustee or the Facility Agent to exercise any discretionary acts, and any provisions of this Guaranty that authorize or permit the Security Trustee or the Facility Agent to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Security Trustee or the Facility Agent, as applicable, receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature Page Follows]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Parent Guarantor as of the date first set forth above.

SEACOR MARINE HOLDINGS INC.

By:

Name:	Jesus Llorca
Title:	Executive Vice President and Chief Financial Officer

Accepted and Agreed:

KROLL TRUSTEE SERVICES LIMITED, as Security Trustee

By:
Name:
Title:

Exhibit A

Form of Restricted Payment Certificate

[Attached]

RESTRICTED PAYMENT CERTIFICATE

To:      Kroll Agency Services Limited, as Facility Agent

From:     SEACOR Marine Holdings Inc. (the “Parent Guarantor”)

Dated:    [  ]

Dear Sirs,

Reference is made to (a) that certain credit agreement dated [__], 2024 (as amended, modified or supplemented from time to time, the “Credit Agreement”) made by and among (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) the Parent Guarantor, (3) the Subsidiary Guarantors listed in Schedule 1-A thereto, (4) the Lenders listed in Schedule 1-B thereto, (5) Kroll Agency Services Limited as facility agent for the Lenders (the “Facility Agent”) and (6) Kroll Trustee Services Limited as Security Trustee for the Lenders, and (b) that certain parent guaranty dated [  ], 2024 (as amended, modified or supplemented from time to time, the “Parent Guaranty”) made by the Parent Guarantor in favor of the Facility Agent.

This is a Restricted Payment Certificate. Terms defined in the Parent Guaranty have the same meaning when used in this Distribution Request Form unless given a different meaning in this Restricted Payment Certificate.

The Parent Guarantor intends to make the following Restricted Payment (collectively, the “Relevant Restricted Payment”) on [DATE]1:

[Describe the relevant dividend or distribution (whether in cash or in kind), or purchase, repurchase, redemption, retirement or other acquisition for value of the Parent Guarantor’s Equity Interests other than (x) in respect of tax withholding or net settlements of Equity Interests with directors, employees or consultants in accordance with the Parent Guarantor’s equity incentive plans and (y) in respect of tax withholding or the payment of the exercise price of warrants exercisable into the Parent Guarantor’s common shares in accordance with the terms of such warrants.]

The undersigned hereby certifies to the Facility Agent that:

1	Both immediately before and after (on a proforma basis) giving effect to the Relevant Restricted Payment, there shall not have occurred an Event of Default that is continuing;

2

both immediately before and after (on a proforma basis) giving effect to the Relevant Restricted Payment, the Net Leverage Ratio shall not be greater than 2.5:1.0, and attached hereto are calculations thereof in reasonable detail;

3

the total amount of Restricted Payments (including the Relevant Restricted Payment) in the current fiscal year does not exceed 50% of Consolidated Net Income for the most recent fiscal year for which a Compliance Certificate was required to be delivered, and attached hereto are calculations thereof in reasonable detail;

4

both immediately before and after (on a proforma basis) giving effect to the Relevant Restricted Payment, the Borrower and the Parent Guarantor are in compliance with the covenants set forth in the Loan Documents (including the Financial Covenants), and attached hereto are calculations thereof in reasonable detail;

[1]	Payment date shall not earlier than 5 Banking Days after the date of this Certificate.

5

[the Relevant Restricted Payment is made together with a prepayment of the Loan in a principal amount equal to $[   ], being not less than 50% of the amount of such Relevant Restricted Payment. The aggregate amount of prepayments made of the Loan after such prepayment is equal to $[   ].][2]

Yours faithfully,

SEACOR MARINE HOLDINGS INC.

By:
Name:
Title: Chief Financial Officer

[2]	Prepayments are no longer required once total prepayments equal $75,000,000.

Restricted Payment Calculation

Relevant Restricted Payment Date:           (the “Payment Date”)

A.	Net Leverage Ratio

Prior to the Relevant Restricted Payment

	1.	Net Interest-Bearing Debt
		a) Consolidated total amount of Indebtedness[3] of the Parent Guarantor	$
		i) all indebtedness of such Person for borrowed money,	$

		ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,	$

		iii) the face amount of letters of credit or other similar instruments (including reimbursement obligations with respect thereto,	$

iv)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables

$

		v) Capitalized Lease Obligations	$

vi)   all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness

$

		vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed;	$

		b) Minus all Cash and Cash Equivalents of the Parent Guarantor and Subsidiaries	$
		c) (a) and (b) equals	$
	2.	Consolidated EBITDA for the preceding consecutive four fiscal periods	$
	3.	Ratio of 1 to 2	$

		Requirement per Parent Guaranty: Not greater than 2.5:1.0		[yes]/[no]

[3]

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables.

Following the Relevant Restricted Payment

	4.	Net Interest-Bearing Debt
		a) Consolidated total amount of Indebtedness[4] of the Parent Guarantor	$
		i) all indebtedness of such Person for borrowed money,	$

		ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,	$

		iii) the face amount of letters of credit or other similar instruments (including reimbursement obligations with respect thereto,	$

iv)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables

$

		v) Capitalized Lease Obligations	$

vi)   all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness

$

		vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed;	$

		b) Minus all Cash and Cash Equivalents of the Parent Guarantor and Subsidiaries	$
		c) (a) and (b) equals	$
	5.	Consolidated EBITDA for the preceding consecutive four fiscal periods	$
	6.	Ratio of 4 to 5	$

		Requirement per Parent Guaranty: Not greater than 2.5:1.0		[yes]/[no]

B.	Consolidated Net Income

After the Relevant Restricted Payment

	1.	Consolidated Net After Tax Income for the most recent fiscal year	$

[4]

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables.

	2.	50% of 1	$
	3.	Total Restricted Payments (including the Relevant Restricted Payment) for the current fiscal year	$
	4.	Requirement per Parent Guaranty: 3 does not exceed 2		[yes]/[no]

C.	Financial Covenants

A.	Section 4(a)(xiv) – Minimum Consolidated Liquidity:

Prior to the Relevant Restricted Payment

	1)	All Cash and Cash Equivalents of the Parent Guarantor and Subsidiaries:	$

	2)	7.5% of Net Interest Bearing Debt
		a) Consolidated total amount of Indebtedness[5] of the Parent Guarantor:	$

(without duplication)
		i) all indebtedness of such Person for borrowed money,	$

		ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,	$

		iii) the face amount of letters of credit or other similar instruments (including reimbursement obligations with respect thereto,	$

iv)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables

$

		v) Capitalized Lease Obligations	$

vi)   all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness

$

[5]

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables.

	vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed;	$

	b) Minus all Cash and Cash Equivalents of the Parent Guarantor and Subsidiaries	$

	c) (a) and (b) equals	$

	d) 7.5% of (d)	$

3)	$20,000,000
4)	1 shall be greater than the greater of 2 and 3		[yes/no]

Following the Relevant Restricted Payment

1)	All Cash and Cash Equivalents of the Parent Guarantor and Subsidiaries:	$

2)	7.5% of Net Interest Bearing Debt
	a) Consolidated total amount of Indebtedness[6] of the Parent Guarantor:	$

(without duplication)
	i) all indebtedness of such Person for borrowed money,	$

	ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,	$

	iii) the face amount of letters of credit or other similar instruments (including reimbursement obligations with respect thereto,	$

iv)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables

$

	v) Capitalized Lease Obligations	$

vi)   all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness

$

[6]

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables.

	vii) all indebtedness of other Persons guaranteed by such Person to the extent guaranteed;	$

	b) Minus all Cash and Cash Equivalents of the Parent Guarantor and Subsidiaries	$

	c) (a) and (b) equals	$

	d) 7.5% of (d)	$

3)	$20,000,000
4)	1 shall be greater than the greater of 2 and 3		[yes/no]

B.	Section 4(a)(xv) – Equity Ratio:

Prior to the Relevant Restricted Payment

	1)	Total Equity: total shareholder equity of the Parent Guarantor and Subsidiaries	$

	2)	Total Assets: total consolidated assets of Parent Guarantor and subsidiaries	$

	3)	Ratio of 1 to 2			%

		Requirement per the Loan Agreement: Prior to and including the period ending December 21, 2026, not less than 30%, and thereafter, 35%		[yes/no	]

Following the Relevant Restricted Payment

	1)	Total Equity: total shareholder equity of the Parent Guarantor and Subsidiaries	$

	2)	Total Assets: total consolidated assets of Parent Guarantor and subsidiaries	$

	3)	Ratio of 1 to 2			%

		Requirement per the Loan Agreement: Prior to and including the period ending December 21, 2026, not less than 30%, and thereafter, 35%		[yes/no]

C.	Section 4(a)(xvi) – Debt-to-Capitalization Ratio:

Prior to the Relevant Restricted Payment

	1)	Net Interest-Bearing Debt (taken from (2)(d) above)	$
	2)	Total Capital	$

		a) Consolidated total amount of Indebtedness of the Parent Guarantor:	$

		b) Plus shareholders’ equity of the Parent Guarantor	$

		c) Equals	$

	3)	Ratio of 1 to 2

		Requirement per the Parent Guaranty: Not more than 65%:		[yes/no]

Following the Relevant Restricted Payment

	1)	Net Interest-Bearing Debt (taken from (2)(d) above)	$
	2)	Total Capital	$
		a) Consolidated total amount of Indebtedness of the Parent Guarantor:	$

		b) Plus shareholders’ equity of the Parent Guarantor	$

		c) Equals	$

	3)	Ratio of 1 to 2

		Requirement per the Parent Guaranty: Not more than 65%:		[yes/no]

Exhibit C-1

Form of Marshall Islands Mortgage

Agreed Form

FIRST PREFERRED MORTGAGE

- on the -

Marshall Islands Flag Vessel

[VESSEL],

[OWNER],

as Owner

to

KROLL TRUSTEE SERVICES LIMITED,

as Security Trustee,

as Mortgagee

        , 2024

THIS FIRST PREFERRED MORTGAGE is made and given this   day of      , 2024 by [OWNER], a limited liability company organized and existing under the laws of the state of [JURISDICTION and registered as a Foreign Maritime Entity in the Republic of the Marshall Islands] (the “Owner”), in favor of KROLL TRUSTEE SERVICES LIMITED, a private limited company organized and existing under the laws of England and Wales, as security trustee for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (the “Mortgagee”).

W H E R E A S:

A. The Owner is the sole owner of the whole of the vessel [VESSEL], Official No. [OFFICIAL NUMBER], of [GROSS TONS] gross tons and [NET TONS] net tons, and registered and documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands.

B.  By a senior secured Credit Agreement dated as of      , 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) made by and among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, including the Owner, as subsidiary guarantors, (4) the lenders party thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent (the “Facility Agent”) and (6) Kroll Trustee Services Limited, as security trustee (the “Security Trustee”), a copy of the form of the Credit Agreement, without schedules or exhibits except Schedules 1-A, 1-B and 2, is attached hereto as Exhibit A, the Lenders have agreed to provide to the Borrower a senior secured credit facility in the aggregate amount of up to Three Hundred Ninety One Million United States Dollars (U.S. $391,000,000) (the “Loan”), the obligations of the Borrower to repay the Loan (as defined in the Credit Agreement) being evidenced by promissory notes dated the date hereof, executed by the Borrower to the order of each Lender (as the same may be amended, supplemented or otherwise modified from time to time, the “Notes”), a copy of the form of which is attached hereto as Exhibit B. The Loan, and interest, fees and commissions thereon are to be repaid and paid, as the case may be, as provided in the Credit Agreement.

C. All obligations of the Borrower under or in connection with the Credit Agreement and the other Loan Documents are guaranteed by the Owner pursuant to Section 20 (Guarantee and Indemnity) of the Credit Agreement.

D. Pursuant to Section 16 (The Security Trustee) of the Credit Agreement, each of the Lenders has appointed the Mortgagee as security trustee on its behalf with regard to, inter alia, the security conferred on such Lenders pursuant to the Credit Agreement, the Notes and the other Loan Documents.

E. The Owner, in order to secure the payment of the Obligations, as that term is defined in sub-section 1.1(A)(iv) hereof, and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Notes, the Credit Agreement and in this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of the Maritime Act 1990 of the Republic of Marshall Islands, as amended (the “Maritime Law”).

N O W, T H E R E F O R E, T H I S M O R T G A G E

W I T N E S S E T H:

1.1 Definitions: In this Mortgage, unless the context otherwise requires:

(A) (i)

“Earnings” means (a) all moneys and claims for moneys due and to become due thereto, whether as charter hire, freights, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of the Vessel, (b) all remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to the Owner arising from the use or employment of the Vessel, (c) all moneys or other compensation payable by reason of requisition for title or for hire or other compulsory acquisition of the Vessel, and (d) all proceeds of all of the foregoing;

(ii)	“Event of Default” means any of the events of default set out in Section 7 of this Mortgage;

(iii)

“Insurances” includes all policies and contracts of insurance and reinsurance, including all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into in respect of the Vessel, the Vessel’s hull and machinery, and all benefits thereof, including, without limitation, all claims of whatsoever nature, as well as return premiums, or otherwise howsoever in connection with the Vessel;

(iv)	“Obligations” means all obligations owed by the Owner under or in connection with the Credit Agreement, the Notes, this Mortgage, and the other Loan Documents;

(v)

“Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire;

(vi)	“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by this Mortgage by payment in full of the Obligations;

(vii)	“Total Loss” means any of the:

(a)	actual, constructive or compromised or arranged total loss of the Vessel;

(b)	requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) which shall continue for thirty (30) days; and

(c)

capture, seizure, arrest, detention or confiscation of the Vessel by any government or by Persons acting or purporting to act on behalf of any government unless the Vessel be released and restored to the Owner from such capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof; and

(viii)

“Vessel” means the whole of the vessel described in Recital A hereof and includes her engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights,

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belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said Vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said Vessel, do not become the property of the Owner.

(B)	In Section 5(B) hereof:

(i)

“excess risks” means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(ii)

“protection and indemnity risks” means the usual risks covered by a United States or an English or another protection and indemnity association or club acceptable to the Mortgagee including the proportion not recoverable in case of collision under the ordinary running-down section; and

(iii)	“war risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion clause.

1.2 Other Defined Terms. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein. For the purposes of this Mortgage, when any term is modified by the word “relevant” such term shall be construed to mean with respect to, among others, as the case may be, the Owner.

1.3 Credit Agreement Prevails. This Mortgage shall be read together with the Credit Agreement but in case of any inconsistency or conflict between the two, the provisions of the Credit Agreement shall prevail to the extent not contrary to any relevant legal requirement relating to the creation, validity and enforceability of the security interests purported to be created pursuant to this Mortgage and provided further that this Section 1.3 shall not be construed to limit in any way any covenant or obligation of the Owner under this Mortgage or to affect the governing law provision found in Section 24 of this Mortgage.

2. Grant of Mortgage; Representations and Warranties.

2.1 In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the Notes, this Mortgage and the other relevant Loan Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Notes and the other relevant Loan Documents contained;

PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Mortgagee or the applicable Finance Parties, as the case may be, their respective successors and assigns, the Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Credit Agreement, the Notes

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and the other relevant Loan Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Notes and the other relevant Loan Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and desist and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents (in form and substance reasonably satisfactory to the Mortgagee) as the Owner may prepare and reasonably require to discharge this Mortgage under the laws of the Republic of the Marshall Islands; otherwise to be and remain in full force and effect.

2.2 The Owner hereby represents and warrants to the Mortgagee that:

(A) the Owner is a limited liability company duly organized, validly existing and in good standing under the laws of [JURISDICTION] [and duly qualified as a Foreign Maritime Entity in the Republic of the Marshall Islands] with its registered office at [REGISTERED ADDRESS];

(B) the Owner lawfully owns the whole of the Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5(O) hereof; and

(C) the Vessel is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy and in the highest possible classification and rating for vessels of the same age and type with the respective Classification Society without any material outstanding recommendations or adverse notations affecting class.

3. Payment of Obligations. The Owner hereby further covenants and agrees to pay when due the Obligations to the Lenders or their successors or assigns in the manner provided for and in the terms of the Credit Agreement, this Mortgage and the other Loan Documents.

4. Covenants Regarding Security Granted Hereunder. It is declared and agreed that:

(A) The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

(B) Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the other Lenders, related to or which reduces the obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(C) The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:

(i) any time or waiver granted to, or compromise with, the Owner or any other Person; or

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(ii) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or

(iii) any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Owner or any other Person; or

(iv) any amendment or supplement to the Credit Agreement, the Notes or any other relevant Loan Document; or

(v) the unenforceability, invalidity or frustration of any obligations of the Owner or any other Person under the Credit Agreement, the Notes or any other relevant Loan Document.

(D) The Owner acknowledges and agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.

(E) Until the Obligations have been unconditionally and irrevocably paid and discharged in full, the Owner shall not by virtue of any payment made under the Credit Agreement, the Notes, this Mortgage or any other relevant Loan Document on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:

(i) be entitled to exercise any right of contribution or indemnity from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or

(ii) exercise any right of set-off or counterclaim against any such co-surety; or

(iii) receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

(iv) unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee (or any trustee or agent on its behalf).

The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

(F) The Owner hereby irrevocably subordinates all of its rights of subrogation (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise in connection with, or as a result of, the Credit Agreement, this Mortgage or any other relevant Loan Document until full and final payment of all of the Obligations.

5. Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:

(A) to maintain:

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(i) its existence as a limited liability company of [JURISDICTION];

(ii) its good standing under the laws of [JURISDICTION];

(iii) a registered office as required by the laws of [JURISDICTION];

[(iv) its registration as a Foreign Maritime Entity under the laws of the Republic of the Marshall Islands;]

(B) (i) To insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured at no expense to the Mortgagee (or, with regard to the insurance cover described in (d) below, to reimburse the Mortgagee therefor), in regard to:

(a)

all fire and usual marine risks (including increased value, which shall not exceed twenty percent (20%) of the total hull and machinery coverage) on an agreed value basis, which hull and machinery insured value shall be at least 80% of the Fair Market Value of the Vessel in accordance with Section 10.1(t)(iii) of the Credit Agreement;

(b)

war risks on an agreed value basis (including war protection and indemnity liability with a separate limit not less than hull value) covering, inter alia, the perils of confiscation, terrorism, piracy, expropriation, nationalization, seizure and blocking;

(c)

protection and indemnity risks (including pollution risks and including protection and indemnity war risks in excess of the amount for war risks (hull)) to the highest amount available in the market for the full value and tonnage of the ship, as approved in writing by the Mortgagee, and, in case of oil pollution liability risks, at the highest level of cover from time to time available under basic protection and indemnity clubs entry, currently One Billion United States Dollars ($1,000,000,000); and

(d)

Mortgagee’s interest including mortgagee’s interest additional perils (pollution) risks and, on demand, reimburse the Security Trustee for all premiums, costs and expenses paid or incurred by the Mortgagee from time to time;

(ii) with respect to the Vessel, to effect the Insurances aforesaid or to cause or procure the same to be effected:

(a)

in the cases of the Insurances referred to in sub-sections (i) (a), (b) and (d) above and total loss, (A) in such amounts on an agreed value basis as shall be at least equivalent to the higher of (I) the Fair Market Value of the Vessel and (II) One Hundred Twenty percent (120%) of the aggregate outstanding principal amount of the Facility (when aggregated with the insured value of the other Vessels then financed under the Credit Agreement), (B) all such insurance shall be payable in lawful money of the United States of America, and (C) upon such terms (including provisions as to named insureds and loss payees and prior notice of cancellation) and with such deductibles as shall from time to time be approved by the Majority Lenders in the reasonable exercise of their judgment;

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(b)

in the case of the protection and indemnity Insurances referred to in sub-section (i)(c) above, in respect of the Vessel’s full tonnage, and in an amount equal to the highest level of cover commercially available as at the date of this Mortgage and to include provisions as to loss payees and prior notice of cancellation in form and substance satisfactory to the Majority Lenders; and

(c)

with insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risks associations or clubs of recognized standing, in each case, acceptable to the Majority Lenders (hereinafter called “the Insurers”);

(iii) to renew or replace all such Insurances or cause or procure the same to be renewed or replaced before the relevant policies or contracts expire and to procure that the Insurers or the firm of insurance brokers referred to herein below shall promptly confirm in writing to the Mortgagee as and when each such renewal or replacement is effected;

(iv) to procure, if instructed by any Lender, concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report from a firm of independent marine insurance brokers, appointed by the Facility Agent, with respect to the Insurances together with their opinion to the Mortgagee that the Insurances comply with the provisions of this Section 5(B), such report and opinion to be addressed and delivered promptly to the Mortgagee and the costs of such report and opinion procured concurrently with the execution hereof to be for the account of the Owner;

(v) to cause the said independent marine insurance brokers or the Insurers to agree to use reasonable efforts to advise the Mortgagee promptly of any failure to renew any of the Insurances and of any default in payment of any premium and of any other act or omission on the part of the Owner of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any Insurances on the Vessel;

(vi) to cause the said independent marine insurance brokers to agree to mark their records and to use their best efforts to advise the Mortgagee, at least fourteen (14) days prior to the expiration date of any of the Insurances, that such Insurances have been renewed or replaced with new insurance which complies with the provisions of this Section 5(B);

(vii) duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Mortgagee and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;

(viii) to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;

(ix) to procure that all policies, binders, cover notes or other instruments of the Insurances referred to in subsections (i)(a) and (b) above shall be taken out in the name of the Owner, with the Mortgagee as an additional assured (without liability for premiums), as its or their respective interests may appear, and shall incorporate a loss payable clause naming the Mortgagee as loss payee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Majority Lenders and all policies, binders, cover notes or other instruments referred to in subsection (i) shall (a) provide for prior notice of at least fourteen (14) days (except war risks which shall be seven (7) days unless terminated automatically in accordance with the provisions of the

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automatic termination and cancellation clauses contained in such policies) to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee; provided, however, that unless otherwise required by the Mortgagee by notice to the underwriters, although all losses under such Insurances are payable to the Mortgagee, in case of any such losses involving any damage to the Vessel the underwriters may pay direct for the repair, salvage and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges may pay the Owner as reimbursement therefor, provided, further, however, that if such damage involves a loss in excess of U.S.$500,000, or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee, and (b) in the event that the Vessel shall be insured under any form of fleet cover, undertakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance;

(x) to procure that all entries, policies, binders, cover notes or other instruments of the Insurances referred to in sub-section (i)(c) above incorporate a loss payable clause naming the Mortgagee as loss payee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Majority Lenders and shall provide for prior notice of at least fourteen (14) days to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums, backcalls and assessments as to the Mortgagee, it being agreed that although such insurance is payable to the Mortgagee so long as no Event of Default has occurred and is continuing under this Mortgage, any loss payments under any such insurance on the Vessel may be paid directly to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred;

(xi) not to reduce the coverage of any Insurances without the Mortgagee’s prior written approval;

(xii) to procure that all policies, bindings, cover notes or other instruments of the Insurances referred to in sub-section (i)(d) to the extent obtained by the Owner shall be taken out in the name of the Mortgagee and shall incorporate a loss payable clause naming the Mortgagee as loss payee and shall provide for prior notice of at least fourteen (14) days to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee and the Lenders;

(xiii) to procure that Certificates of Insurance or summaries or copies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be from time to time deposited with the Mortgagee within thirty (30) days after placement of the relevant Insurances, provided, however, that originals or copies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be made available to the Mortgagee upon request by the Mortgagee;

(xiv) not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Majority Lenders and/or the Insurers may prescribe;

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(xv) to do all things necessary and proper, and execute and deliver all documents and instruments to enable the Mortgagee to collect or recover any moneys to become due the Mortgagee in respect of the Insurances; and

(xvi) to provide, within a reasonable period of time after a written request therefor, such additional insurances as the Majority Lenders may from time to time reasonably require on account of such insurances being required by any applicable law, regulation, public body, classification society or similar relevant authority or such insurances in the reasonable opinion of the Majority Lenders being customary or recommended for vessels of a similar type or vessels employed in a similar trade, in which case the provisions of this clause B shall be applicable, if appropriate.

(C) To keep and to cause to be kept the Vessel in a good and efficient state of repair so as to enable her to maintain her present class with its Classification Society and so as to enable her to comply with the provisions of all laws, regulations and other requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the Republic of the Marshall Islands, to procure that the Vessel’s Classification Society make available to the Mortgagee, upon its request, such information and documents in respect of the Vessel as are maintained in the records of such Classification Society, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

(D) To submit or to cause the Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if reasonably requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof and to procure that the Classification Society provides the Mortgagee with the same rights and privileges to its records relating to the Vessel as given to the Owner;

(E) To permit the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will not unreasonably interfere with the normal operations of the Vessel and cause no undue delay to the Vessel;

(F) (i) To pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Section 5(O) hereof and (ii) in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention within fifteen (15) Banking Days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

(G) Not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of the Marshall Islands or the United States of America or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel’s war risks Insurers unless the required extra war risk insurance cover has been obtained for the Vessel;

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(H) Promptly to furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee or the Majority Lenders may from time to time reasonably request regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessel;

(I) Promptly after learning of the same to notify or cause to be notified the Mortgagee forthwith in writing of:

(i) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed five percent (5%) of the insured value of the Vessel;

(ii) any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

(iii) any material requirement or recommendation made by any Insurer or Classification Society or by any competent authority which is not complied with in accordance with reasonable commercial practices;

(iv) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her Earnings; and

(v) any occurrence of circumstances forming the basis of an Environmental Claim.

(J) To keep or to cause to be kept proper books of account of the Owner in respect of the Vessel and her Earnings and, if reasonably requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee and furnish or cause to be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew’s wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

(K) To assign and provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of the Vessel;

(L) Not, without the previous consent in writing of the Mortgagee, materially alter the structure of the Vessel or its equipment or remove any material parts of the Vessel to the extent such action could reasonably be expected to reduce the value of the Vessel;

(M) intentionally omitted;

(N) To keep the Vessel registered under the laws of the Republic of the Marshall Islands;

(O) To keep and to cause the Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee, and except for crew’s wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than thirty (30) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles

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satisfactory to the Majority Lenders, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, and not, except in favor of the Mortgagee, to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Mortgagee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee;

(P) Not, without the previous consent in writing of the Mortgagee (and then only subject to such terms and conditions as the Mortgagee may impose), to sell, abandon or otherwise dispose of the Vessel or any interest therein;

(Q) To pay promptly to the Mortgagee all moneys (including fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the Default Rate from the date whereon such expense or liability was incurred by the Mortgagee;

(R) To comply with all declaration and reporting requirements imposed by the protection and indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Section 20/2/91, and to pay all premiums required to maintain in force the necessary U.S. Oil Pollution Cover;

(S) To comply with and satisfy all the requisites and formalities established by the laws of the Republic of the Marshall Islands to perfect this Mortgage as a legal, valid and enforceable first and preferred lien upon the Vessel and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5(S);

(T) Not without the previous consent of the Majority Lenders in writing, which consent shall not be unreasonably withheld, to let the Vessel or permit the Vessel to be let on demise charter (other than any demise charter to a company related to the Owner or any of its members) for any period;

(U) To place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessel which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master’s cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by [OWNER] (the “Owner”) and is subject to a first preferred mortgage (the “First Mortgage”) in favor of Kroll Trustee Services Limited, as security trustee and mortgagee, under the authority of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended. Under the terms of the First Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except for crew’s wages and salvage.”

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(V) to retain a manager of the Vessel, if any, as required under the Credit Agreement.

6. Mortgagee’s Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:

(i) in the event that the provisions of Section 5(B) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessel as it in its sole discretion may deem advisable;

(ii) in the event that the provisions of Section 5(C) and/or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

(iii) in the event that the provisions of Section 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel;

Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing sub-sections (i), (ii) and (iii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in Section 5(Q) hereof from the date when such expenses were incurred by the Mortgagee.

7.	Events of Default and Remedies.

(A) Each of the following events shall constitute an “Event of Default”:

(i) a default in the payment when due (together with any applicable grace period) of all or any part of the Obligations; or

(ii) an event of default stipulated in Section 8.1 of the Credit Agreement shall occur and be continuing; or

(iii) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (A)(i), (B) (other than subclauses (iv), (vi) and (xiii) thereof), (F), (G), (I), (K), (L), (M), (N), (O), (P), (R), (S), (T), (U) or (V) of Section 5 of this Mortgage; or

(iv) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (C), (D), (E), (H), (J), or (Q) or subclauses (ii) and (iii) of subsection (A) and subclauses (iv), (vi) or (xiii) of subsection (B) of Section 5 of this Mortgage and such default continues unremedied for a period of thirty (30) days; or

(v)it becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in this Mortgage and the Mortgagee reasonably considers that such impossibility or illegality will have a material adverse effect on its rights under this Mortgage or the enforcement thereof.

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(B) If any Event of Default shall occur and be continuing, the Mortgagee shall be entitled:

(i) to demand payment by written notice to the Owner of the Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Notes, this Mortgage or any of the other relevant Loan Documents to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee or the other Finance Parties, as the case may be, under the Credit Agreement, the Notes, this Mortgage or any of the other relevant Loan Documents, provided, however, that if, before any sale of the Vessel, all defaults shall have been remedied in a manner satisfactory to the Majority Lenders, the Mortgagee may waive such defaults by written notice to that effect to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;

(ii) at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the rate provided for in Section 5(Q) hereof from the date whereon such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(iii) to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Maritime Law;

(iv) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee, and by notice to the Owner, request that the crew be ordered to remain onboard the Vessel, that the Master of the Vessel be ordered to sail the Vessel at the cost of the Owner to any port designated by the Mortgagee and/or that the Owner take such action regarding the Vessel as may be requested by the Mortgagee;

(v) to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(vi) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

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(vii) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

(viii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee’s rights hereunder or otherwise; recover judgment for any amount due by the Owner in respect of the Credit Agreement, the Notes, this Mortgage, or any of the other relevant Loan Documents and collect the same out of any property of the Owner;

(ix)  to sell the Vessel at public auction, free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:

(a)	by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;

(b)	if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(c)	by sending a similar notice by facsimile confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale;

Such sale of the Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and any Finance Party may become the purchaser at such sale.

(x) pending sale of the Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair the Vessel and to employ or lay up the Vessel upon such terms, in such manner and for such period as the Mortgagee deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

(xi) to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7(B)(x) above with interest thereon at the rate provided for in Section 5(Q) hereof from the date when such losses were incurred by the Mortgagee; and

(xii) to recover from the Owner on demand all expenses, payments and disbursements (including reasonable fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the rate provided for in Section 5(Q) hereof from the date when such expenses, payments or disbursements were incurred by it;

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PROVIDED, ALWAYS, that any sale of the Vessel or any interest therein by the Mortgagee pursuant to and in compliance with Section 7(B)(ix) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee’s power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

(C) Notwithstanding the foregoing, it is understood that a Total Loss of the Vessel which is covered by the insurance maintained by Owner pursuant to Section 5(B) hereof shall not be deemed to be a default under this Mortgage, the Credit Agreement, the Notes or any of the other relevant Loan Documents, or any of them.

8. Application of Proceeds. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied in accordance with Section 9.2 of the Credit Agreement,

In the event that the proceeds are insufficient to pay in full the Obligations, the Mortgagee shall be entitled to collect the balance from the Owner or any other Person liable therefor.

9. No Waiver. No delay or omission of the Mortgagee or the other Lenders to exercise any right or power vested in it under the Credit Agreement, the Notes, this Mortgage or any of the other relevant Loan Documents, or any of them shall impair such right or power or be construed as a waiver thereof or as acquiescence in any default by the Owner hereunder, nor shall the acceptance by the Mortgagee of any payments in connection with this Mortgage from any source be deemed a waiver hereunder. However, if at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings the Owner cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the rate provided for in Section 5(Q) hereof from the date when such expenses, advances and damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

10. Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 12 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may deem advisable.

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11. Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Notes, this Mortgage or any of the other relevant Loan Documents, the Owner hereby agrees and undertakes to indemnify the Mortgagee against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessel or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee’s rights hereunder or under the Credit Agreement, the Notes or any of the other relevant Loan Documents. The covenants contained in this Section 11 shall survive the discharge of this Mortgage and the earlier resignation or replacement of the Security Trustee or Mortgagee.

12. Power of Attorney.

(A) The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessel, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default stipulated in Section 7(A) hereof shall occur and be continuing and shall not be exercisable after all defaults have been cured. The powers conferred on the Mortgagee under the powers of attorney hereunder are solely to protect the Mortgagee’s interests and shall not impose any duty upon the Mortgagee to exercise any such powers.

(B) The exercise of the power granted in this Section 12 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13. Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

14. Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of proceedings against the Vessel any writ, notice, judgment or other legal process or documents may be served upon the Master of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

15. Partial Invalidity. In the event that any provision or provisions of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction

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in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under the Credit Agreement, the Notes, this Mortgage, the other relevant Loan Documents or any of them, execute and deliver such other and further instruments and do such things as in the reasonable opinion of the Mortgagee or its counsel will be necessary or advisable to carry out the true intent and spirit of this Mortgage. In any event, any such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole.

16. Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein or in the Credit Agreement, the Notes or the other relevant Loan Documents specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically in this Mortgage or in the Credit Agreement, the Notes or the other relevant Loan Documents given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under the Credit Agreement, the Notes, this Mortgage or any other relevant Loan Documents.

17. Recordation of Mortgage. For the purpose of recording this First Preferred Mortgage as required by Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended, the total amount is Three Hundred Ninety One Million United States Dollars (U.S.$391,000,000) plus interest, expenses and performance of mortgage covenants. It is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as the term “vessel” is used in the Maritime Law. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

18. No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the laws of the Republic of the Marshall Islands or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

19. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

20. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

21. Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.

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22. Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee.

23. Successors and Assigns. All the covenants, promises, stipulations and agreements of the Owner and all the rights and remedies of the Mortgagee contained in this Mortgage shall bind the Owner, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns, whether so expressed or not.

24. Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands.

25. Headings. In this Mortgage, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

26. Mortgagee Benefit. In obtaining the benefits of this Mortgage, the Mortgagee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Mortgage shall require the Mortgagee to exercise any discretionary acts, and any provisions of this Mortgage that authorize or permit the Mortgagee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Mortgagee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative on the day and year first above written.

[OWNER]

By:
Name:
Title: Attorney-in-fact

ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK  )

             : ss:

COUNTY OF NEW YORK )

On this  day of     2024, before me personally appeared      , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public/Special Agent

Exhibit A

Form of Credit Agreement

Exhibit B

Form of Notes

Exhibit C-2

Form of United States Mortgage

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Agreed Form

FIRST PREFERRED MORTGAGE

- on the -

United States Flag Vessel

[VESSEL],

[OWNER],

as Owner

to

KROLL TRUSTEE SERVICES LIMITED,

as Security Trustee,

as Mortgagee

   , 2024

SYNOPSIS OF MORTGAGE

Name and Official Number of Vessel:	[VESSEL] Official Number [OFFICIAL NUMBER]

Type of Instrument:	First Preferred Mortgage

Date of Instrument:	, 2024

Name of Owner (Percentage of Vessel owned):	[OWNER] (100%)

Address of Owner:	c/o SEACOR Marine LLC 5005 Railroad Avenue Morgan City, Louisiana 70380 Attn: Jesus Llorca / Philippe Wulfers

Name of Mortgagee:	KROLL TRUSTEE SERVICES LIMITED, as Security Trustee

Address of Mortgagee:	The News Building, Level 6, 3 London Bridge Street London SE1 9SG Attention: Andrew Brookes Email: Deals@ats.kroll.com

Total amount of Mortgage:	Three Hundred Ninety One Million United States Dollars (U.S.$391,000,000) plus interest, expenses and performance of mortgage covenants.

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THIS FIRST PREFERRED MORTGAGE is made and given this   day of     2024 by [OWNER], a limited liability company organized and existing under the laws of the state of [JURISDICTION] (the “Owner”), in favor of KROLL TRUSTEE SERVICES LIMITED, a private limited company organized and existing under the laws of England and Wales, as security trustee for the Lenders (as defined in the Credit Agreement (as hereinafter defined)) (the “Mortgagee”).

W H E R E A S:

A. The Owner is the sole owner of the whole of the vessel [VESSEL], Official No. [OFFICIAL NUMBER], of [GROSS TONS] gross tons and [NET TONS] net tons, and registered and documented in the name of the Owner under the laws and flag of the United States of America at the National Vessel Documentation Center.

B.  By a senior secured Credit Agreement dated as of    , 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) made by and among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, including the Owner, as subsidiary guarantors, (4) the lenders party thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent (the “Facility Agent”) and (6) Kroll Trustee Services Limited, as security trustee (the “Security Trustee”), a copy of the form of the Credit Agreement, without schedules or exhibits except Schedules 1-A, 1-B and 2, is attached hereto as Exhibit A, the Lenders have agreed to provide to the Borrower a senior secured credit facility in the aggregate amount of up to Three Hundred Ninety One Million United States Dollars (U.S.$391,000,000) (the “Loan”), the obligations of the Borrower to repay the Loan (as defined in the Credit Agreement) being evidenced by promissory notes dated the date hereof, executed by the Borrower to the order of each Lender (as the same may be amended, supplemented or otherwise modified from time to time, the “Notes”), a copy of the form of which is attached hereto as Exhibit B. The Loan, and interest, fees and commissions thereon are to be repaid and paid, as the case may be, as provided in the Credit Agreement.

C. All obligations of the Borrower under or in connection with the Credit Agreement and the other Loan Documents are guaranteed by the Owner pursuant to Section 20 (Guarantee and Indemnity) of the Credit Agreement.

D. Pursuant to Section 16 (The Security Trustee) of the Credit Agreement, each of the Lenders has appointed the Mortgagee as security trustee on its behalf with regard to, inter alia, the security conferred on such Lenders pursuant to the Credit Agreement, the Notes and the other Loan Documents.

E. The Owner, in order to secure the payment of the Obligations, as that term is defined in sub-section 1.1(A)(iv) hereof, and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Notes, the Credit Agreement and in this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to the Ship Mortgage Act.

N O W, H E R E F O R E, T H I S M O R T G A G E

W I T N E S S E T H:

1.1 Definitions: In this Mortgage, unless the context otherwise requires:

(A) (i)

“Earnings” means (a) all moneys and claims for moneys due and to become due thereto, whether as charter hire, freights, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of the Vessel, (b) all remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to the Owner arising from the use or employment of the Vessel, (c) all moneys or other compensation payable by reason of requisition for title or for hire or other compulsory acquisition of the Vessel, and (d) all proceeds of all of the foregoing;

(ii)	“Event of Default” means any of the events of default set out in Section 7 of this Mortgage;

(iii)

“Insurances” includes all policies and contracts of insurance and reinsurance, including all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into in respect of the Vessel, the Vessel’s hull and machinery, and all benefits thereof, including, without limitation, all claims of whatsoever nature, as well as return premiums, or otherwise howsoever in connection with the Vessel;

(iv)	“Obligations” means all obligations owed by the Owner under or in connection with the Credit Agreement, the Notes, this Mortgage, and the other Loan Documents;

(v)

“Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire;

(vi)	“Security Period” means the period commencing on the date hereof and terminating upon discharge of the security created by this Mortgage by payment in full of the Obligations;

(vii)	“Ship Mortgage Act” means the United States Ship Mortgage Act, 1920, as amended, inter alia, by Public Law 100-710 (46 USC Section 31301 et seq.);

(viii)	“Total Loss” means any of the:

(a)	actual, constructive or compromised or arranged total loss of the Vessel;

(b)	requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) which shall continue for thirty (30) days; and

(c)

capture, seizure, arrest, detention or confiscation of the Vessel by any government or by Persons acting or purporting to act on behalf of any government unless the Vessel be released and restored to the Owner from such capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof; and

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(ix)

“Vessel” means the whole of the vessel described in Recital A hereof and includes her engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, freights, belongings and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to said Vessel, or any part thereof, or in or to the stores, belongings and appurtenances aforesaid except such equipment or stores which, when placed aboard said Vessel, do not become the property of the Owner.

(B)  In Section 5(B) hereof:

(i)

“excess risks” means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(ii)

“protection and indemnity risks” means the usual risks covered by a United States or an English or another protection and indemnity association or club acceptable to the Mortgagee including the proportion not recoverable in case of collision under the ordinary running-down section; and

(iii)	“war risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion clause.

1.2 Other Defined Terms. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein. For the purposes of this Mortgage, when any term is modified by the word “relevant” such term shall be construed to mean with respect to, among others, as the case may be, the Owner.

1.3 Credit Agreement Prevails. This Mortgage shall be read together with the Credit Agreement but in case of any inconsistency or conflict between the two, the provisions of the Credit Agreement shall prevail to the extent not contrary to any relevant legal requirement relating to the creation, validity and enforceability of the security interests purported to be created pursuant to this Mortgage and provided further that this Section 1.3 shall not be construed to limit in any way any covenant or obligation of the Owner under this Mortgage or to affect the governing law provision found in Section 24 of this Mortgage.

2. Grant of Mortgage; Representations and Warranties.

2.1 In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in the Credit Agreement, the Notes, this Mortgage and the other relevant Loan Documents contained, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Obligations and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Notes and the other relevant Loan Documents contained;

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PROVIDED, ONLY, and the conditions of these presents are such that, if the Owner and/or its successors or assigns shall pay or cause to be paid to the Mortgagee or the applicable Finance Parties, as the case may be, their respective successors and assigns, the Obligations as and when the same shall become due and payable in accordance with the terms of this Mortgage, the Credit Agreement, the Notes and the other relevant Loan Documents and shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Mortgage, the Credit Agreement, the Notes and the other relevant Loan Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Owner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and thereof, then, these presents and the rights of the Mortgagee under this Mortgage shall cease and desist and, in such event, the Mortgagee agrees by accepting this Mortgage, at the expense of the Owner, to execute all such documents (in form and substance reasonably satisfactory to the Mortgagee) as the Owner may prepare and reasonably require to discharge this Mortgage under the laws of the United States of America; otherwise to be and remain in full force and effect.

2.2 The Owner hereby represents and warrants to the Mortgagee that:

(A) the Owner is a limited liability company duly organized, validly existing and in good standing under the laws of [JURISDICTION] with its registered office at [REGISTERED ADDRESS];

(B) the Owner lawfully owns the whole of the Vessel free from any security interest, debt, lien, mortgage, charge, encumbrance or other adverse interest, other than the encumbrance of this Mortgage and except as permitted by Section 5(O) hereof; and

(C) the Vessel is tight, staunch and strong and well and sufficiently tackled, appareled, furnished and equipped and in all respects seaworthy and in the highest possible classification and rating for vessels of the same age and type with the respective Classification Society without any material outstanding recommendations or adverse notations affecting class.

3. Payment of Obligations. The Owner hereby further covenants and agrees to pay when due the Obligations to the Lenders or their successors or assigns in the manner provided for and in the terms of the Credit Agreement, this Mortgage and the other Loan Documents.

4. Covenants Regarding Security Granted Hereunder. It is declared and agreed that:

(A) The security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

(B) Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Mortgagee or the other Lenders, related to or which reduces the obligations secured hereby, by the Owner or any other Person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency or liquidation for the time being in force, and if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

(C) The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, including without limitation, and whether or not known to or discoverable by the Owner, the Mortgagee or any other Person:

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(i) any time or waiver granted to, or compromise with, the Owner or any other Person; or

(ii) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other Person; or

(iii) any legal limitation, disability, dissolution, incapacity or other circumstances relating to the Owner or any other Person; or

(iv) any amendment or supplement to the Credit Agreement, the Notes or any other relevant Loan Document; or

(v) the unenforceability, invalidity or frustration of any obligations of the Owner or any other Person under the Credit Agreement, the Notes or any other relevant Loan Document.

(D) The Owner acknowledges and agrees that it has not received any security from any Person for the granting of this Mortgage and it will not take any such security without the prior written consent of the Mortgagee, and the Owner will hold any security taken in breach of this provision in trust for the Mortgagee.

(E) Until the Obligations have been unconditionally and irrevocably paid and discharged in full, the Owner shall not by virtue of any payment made under the Credit Agreement, the Notes, this Mortgage or any other relevant Loan Document on account of such moneys and liabilities or by virtue of any enforcement by the Mortgagee of its right under or the security constituted by this Mortgage:

(i) be entitled to exercise any right of contribution or indemnity from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or

(ii) exercise any right of set-off or counterclaim against any such co-surety; or

(iii) receive, claim or have the benefit of any payment, distribution, security or indemnity from any such co-surety; or

(iv) unless so directed by the Mortgagee (which the Owner shall prove in accordance with such directions), claim as a creditor of any such co-surety in competition with the Mortgagee (or any trustee or agent on its behalf).

The Owner shall hold in trust for the Mortgagee and forthwith pay or transfer (as appropriate) to the Mortgagee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

(F) The Owner hereby irrevocably subordinates all of its rights of subrogation (whether contractual, statutory, under common law or otherwise) to the claims of the Mortgagee against any Person and all contractual, statutory or common law rights of contribution, reimbursement indemnification and similar rights and claims against any Person which arise in connection with, or as a result of, the Credit Agreement, this Mortgage or any other relevant Loan Document until full and final payment of all of the Obligations.

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5. Affirmative Covenants and Insurances. The Owner further covenants with the Mortgagee and undertakes at all times throughout the Security Period:

(A) to maintain:

(i) its existence as a limited liability company of [JURISDICTION];

(ii) its good standing under the laws of [JURISDICTION];

(iii) a registered office as required by the laws of [JURISDICTION];

(B) (i) To insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured at no expense to the Mortgagee (or, with regard to the insurance cover described in (d) below, to reimburse the Mortgagee therefor), in regard to:

(a)

all fire and usual marine risks (including increased value, which shall not exceed twenty percent (20%) of the total hull and machinery coverage) on an agreed value basis, which hull and machinery insured value shall be at least 80% of the Fair Market Value of the Vessel in accordance with Section 10.1(t)(iii) of the Credit Agreement;

(b)

war risks on an agreed value basis (including war protection and indemnity liability with a separate limit not less than hull value) covering, inter alia, the perils of confiscation, terrorism, piracy, expropriation, nationalization, seizure and blocking;

(c)

protection and indemnity risks (including pollution risks and including protection and indemnity war risks in excess of the amount for war risks (hull)) to the highest amount available in the market for the full value and tonnage of the ship, as approved in writing by the Mortgagee, and, in case of oil pollution liability risks, at the highest level of cover from time to time available under basic protection and indemnity clubs entry, currently One Billion United States Dollars ($1,000,000,000); and

(d)

Mortgagee’s interest including mortgagee’s interest additional perils (pollution) risks and, on demand, reimburse the Security Trustee for all premiums, costs and expenses paid or incurred by the Mortgagee from time to time;

(ii) with respect to the Vessel, to effect the Insurances aforesaid or to cause or procure the same to be effected:

(a)

in the cases of the Insurances referred to in sub-sections (i) (a), (b) and (d) above and total loss, (A) in such amounts on an agreed value basis as shall be at least equivalent to the higher of (I) the Fair Market Value of the Vessel and (II) One Hundred Twenty percent (120%) of the aggregate outstanding principal amount of the Facility (when aggregated with the insured value of the other Vessels then financed under the Credit Agreement), (B) all such insurance shall be payable in lawful money of the United States of America, and (C) upon such terms (including provisions as to named insureds and loss payees and prior notice of cancellation) and with such deductibles as shall from time to time be approved by the Majority Lenders in the reasonable exercise of their judgment;

(b)	in the case of the protection and indemnity Insurances referred to in sub-section (i)(c) above, in respect of the Vessel’s full tonnage, and in an amount equal to the

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highest level of cover commercially available as at the date of this Mortgage and to include provisions as to loss payees and prior notice of cancellation in form and substance satisfactory to the Majority Lenders; and

(c)

with insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risks associations or clubs of recognized standing, in each case, acceptable to the Majority Lenders (hereinafter called “the Insurers”);

(iii) to renew or replace all such Insurances or cause or procure the same to be renewed or replaced before the relevant policies or contracts expire and to procure that the Insurers or the firm of insurance brokers referred to herein below shall promptly confirm in writing to the Mortgagee as and when each such renewal or replacement is effected;

(iv) to procure, if instructed by any Lender, concurrently with the execution hereof and thereafter at intervals of not more than twelve (12) calendar months, a detailed report from a firm of independent marine insurance brokers, appointed by the Facility Agent, with respect to the Insurances together with their opinion to the Mortgagee that the Insurances comply with the provisions of this Section 5(B), such report and opinion to be addressed and delivered promptly to the Mortgagee and the costs of such report and opinion procured concurrently with the execution hereof to be for the account of the Owner;

(v) to cause the said independent marine insurance brokers or the Insurers to agree to use reasonable efforts to advise the Mortgagee promptly of any failure to renew any of the Insurances and of any default in payment of any premium and of any other act or omission on the part of the Owner of which they have knowledge and which might, in their opinion, invalidate or render unenforceable, or cause the lapse of or prevent the renewal or extension of, in whole or in part, any Insurances on the Vessel;

(vi) to cause the said independent marine insurance brokers to agree to mark their records and to use their best efforts to advise the Mortgagee, at least fourteen (14) days prior to the expiration date of any of the Insurances, that such Insurances have been renewed or replaced with new insurance which complies with the provisions of this Section 5(B);

(vii) duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Mortgagee and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;

(viii) to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;

(ix) to procure that all policies, binders, cover notes or other instruments of the Insurances referred to in subsections (i)(a) and (b) above shall be taken out in the name of the Owner, with the Mortgagee as an additional assured (without liability for premiums), as its or their respective interests may appear, and shall incorporate a loss payable clause naming the Mortgagee as loss payee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Majority Lenders and all policies, binders, cover notes or other instruments referred to in subsection (i) shall (a) provide for prior notice of at least fourteen (14) days (except war risks which shall be seven (7) days unless terminated automatically in accordance with the provisions of the automatic termination and cancellation clauses contained in such policies) to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of

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premiums as to the Mortgagee; provided, however, that unless otherwise required by the Mortgagee by notice to the underwriters, although all losses under such Insurances are payable to the Mortgagee, in case of any such losses involving any damage to the Vessel the underwriters may pay direct for the repair, salvage and other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage and other charges may pay the Owner as reimbursement therefor, provided, further, however, that if such damage involves a loss in excess of U.S.$500,000, or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee, and (b) in the event that the Vessel shall be insured under any form of fleet cover, undertakings that the brokers, underwriters, association or club (as the case may be) will not set off claims relating to the Vessel against premiums, calls or contributions in respect of any other vessel or other insurance and that the insurance cover of the Vessel will not be cancelled by reason of non-payment of premiums, calls or contributions relating to any other vessel or other insurance;

(x) to procure that all entries, policies, binders, cover notes or other instruments of the Insurances referred to in sub-section (i)(c) above incorporate a loss payable clause naming the Mortgagee as loss payee prepared in compliance with the terms of this Mortgage and such loss payable clause to be in any event in form and substance acceptable to the Majority Lenders and shall provide for prior notice of at least fourteen (14) days to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums, backcalls and assessments as to the Mortgagee, it being agreed that although such insurance is payable to the Mortgagee so long as no Event of Default has occurred and is continuing under this Mortgage, any loss payments under any such insurance on the Vessel may be paid directly to the Owner to reimburse it for any loss, damage or expenses incurred by it and covered by such insurance or to the Person to whom any liability covered by such insurance has been incurred;

(xi) not to reduce the coverage of any Insurances without the Mortgagee’s prior written approval;

(xii) to procure that all policies, bindings, cover notes or other instruments of the Insurances referred to in sub-section (i)(d) to the extent obtained by the Owner shall be taken out in the name of the Mortgagee and shall incorporate a loss payable clause naming the Mortgagee as loss payee and shall provide for prior notice of at least fourteen (14) days to be given to the Mortgagee before cancellation of insurance for any reason whatsoever and for a waiver of liability for payment of premiums as to the Mortgagee and the Lenders;

(xiii) to procure that Certificates of Insurance or summaries or copies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be from time to time deposited with the Mortgagee within thirty (30) days after placement of the relevant Insurances, provided, however, that originals or copies of all such instruments of Insurances as are referred to in sub-sections (ix) and (x) above shall be made available to the Mortgagee upon request by the Mortgagee;

(xiv) not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Majority Lenders and/or the Insurers may prescribe;

(xv) to do all things necessary and proper, and execute and deliver all documents and instruments to enable the Mortgagee to collect or recover any moneys to become due the Mortgagee in respect of the Insurances; and

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(xvi) to provide, within a reasonable period of time after a written request therefor, such additional insurances as the Majority Lenders may from time to time reasonably require on account of such insurances being required by any applicable law, regulation, public body, classification society or similar relevant authority or such insurances in the reasonable opinion of the Majority Lenders being customary or recommended for vessels of a similar type or vessels employed in a similar trade, in which case the provisions of this clause B shall be applicable, if appropriate.

(C) To keep and to cause to be kept the Vessel in a good and efficient state of repair so as to enable her to maintain her present class with its Classification Society and so as to enable her to comply with the provisions of all laws, regulations and other requirements (statutory or otherwise) from time to time applicable to vessels registered under the laws of the United States of America, to procure that the Vessel’s Classification Society make available to the Mortgagee, upon its request, such information and documents in respect of the Vessel as are maintained in the records of such Classification Society, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel;

(D) To submit or to cause the Vessel to be submitted on a timely basis to such periodic or other surveys as may be required for classification purposes and, if reasonably requested by the Mortgagee, to supply or to cause to be supplied to the Mortgagee copies of all survey and inspection reports and confirmations of class issued in respect thereof and to procure that the Classification Society provides the Mortgagee with the same rights and privileges to its records relating to the Vessel as given to the Owner;

(E) To permit the Mortgagee, by surveyors or other Persons appointed by it in its behalf, to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford or to cause to be afforded all proper facilities for such inspections, provided that such inspections will not unreasonably interfere with the normal operations of the Vessel and cause no undue delay to the Vessel;

(F) (i) To pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted by Section 5(O) hereof and (ii) in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention within fifteen (15) Banking Days of receiving notice thereof by providing bail or otherwise as the circumstances may require;

(G) Not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the United States of America or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel’s war risks Insurers unless the required extra war risk insurance cover has been obtained for the Vessel;

(H) Promptly to furnish or to use its best efforts to cause promptly to be furnished to the Mortgagee all such information as the Mortgagee or the Majority Lenders may from time to time reasonably request regarding the Vessel, her employment, position and engagements, particulars of all towages and salvages and copies of all charters and other contracts for her employment or otherwise howsoever pertaining to the Vessel;

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(I) Promptly after learning of the same to notify or cause to be notified the Mortgagee forthwith in writing of:

(i) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed five percent (5%) of the insured value of the Vessel;

(ii) any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

(iii) any material requirement or recommendation made by any Insurer or Classification Society or by any competent authority which is not complied with in accordance with reasonable commercial practices;

(iv) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or her Earnings; and

(v) any occurrence of circumstances forming the basis of an Environmental Claim.

(J) To keep or to cause to be kept proper books of account of the Owner in respect of the Vessel and her Earnings and, if reasonably requested by the Mortgagee, to make or to cause to be made such books available for inspection on behalf of the Mortgagee and furnish or cause to be furnished satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew’s wages in respect of any tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

(K) To assign and provide that Requisition Compensation is applied in accordance with Section 8 hereof as if received in respect of the sale of the Vessel;

(L) Not, without the previous consent in writing of the Mortgagee, materially alter the structure of the Vessel or its equipment or remove any material parts of the Vessel to the extent such action could reasonably be expected to reduce the value of the Vessel;

(M) intentionally omitted;

(N) To keep the Vessel registered under the laws of the United States of America;

(O) To keep and to cause the Vessel to be kept free and clear of all liens, charges, mortgages and encumbrances except in favor of the Mortgagee, and except for crew’s wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than thirty (30) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to applicable deductibles satisfactory to the Majority Lenders, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest, and not, except in favor of the Mortgagee, to pledge, charge, assign or otherwise encumber (in favor of any Person other than the Mortgagee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Mortgagee;

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(P) Not, without the previous consent in writing of the Mortgagee (and then only subject to such terms and conditions as the Mortgagee may impose), to sell, abandon or otherwise dispose of the Vessel or any interest therein;

(Q) To pay promptly to the Mortgagee all moneys (including fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder and to pay interest thereon at the Default Rate from the date whereon such expense or liability was incurred by the Mortgagee;

(R) To comply with all declaration and reporting requirements imposed by the protection and indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Section 20/2/91, and to pay all premiums required to maintain in force the necessary U.S. Oil Pollution Cover;

(S) To comply with and satisfy all the requisites and formalities established by the laws of the United States of America to perfect this Mortgage as a legal, valid and enforceable first and preferred lien upon the Vessel and to furnish to the Mortgagee from time to time such proofs as the Mortgagee may reasonably request for its satisfaction with respect to the compliance by the Owner with the provisions of this Section 5(S);

(T) Not without the previous consent of the Majority Lenders in writing, which consent shall not be unreasonably withheld, to let the Vessel or permit the Vessel to be let on demise charter (other than any demise charter to a company related to the Owner or any of its members) for any period;

(U) To place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all Persons having business with the Vessel which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master’s cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six inches wide by nine inches high, reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by [OWNER] (the “Owner”) and is subject to a first preferred mortgage (the “First Mortgage”) in favor of Kroll Trustee Services Limited, as security trustee and mortgagee, under the authority of the United States Ship Mortgage Act, 1920, as amended, inter alia, by Public Law 100-710 (46 USC Section 31301 et seq.). Under the terms of the First Mortgage, neither the Owner nor any charterer nor the Master of this Vessel nor any other person has any power, right or authority whatever to create, incur or permit to be imposed upon this Vessel any lien or encumbrance except for crew’s wages and salvage.”

(V) to retain a manager of the Vessel, if any, as required under the Credit Agreement.

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6. Mortgagee’s Right to Cure. Without prejudice to any other rights of the Mortgagee hereunder:

(i) in the event that the provisions of Section 5(B) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to effect and thereafter to replace, maintain and renew all such Insurances upon the Vessel as it in its sole discretion may deem advisable;

(ii) in the event that the provisions of Section 5(C) and/or 5(D) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

(iii) in the event that the provisions of Section 5(F) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty, but not obligated, to pay and discharge all such debts, damages and liabilities as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Vessel;

Any and all expenses incurred by the Mortgagee (including fees of counsel) in respect of its performances under the foregoing sub-sections (i), (ii) and (iii) shall be paid by the Owner on demand, with interest thereon at the rate provided for in Section 5(Q) hereof from the date when such expenses were incurred by the Mortgagee.

7.	Events of Default and Remedies.

(A) Each of the following events shall constitute an “Event of Default”:

(i) a default in the payment when due (together with any applicable grace period) of all or any part of the Obligations; or

(ii) an event of default stipulated in Section 8.1 of the Credit Agreement shall occur and be continuing; or

(iii) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (A)(i), (B) (other than subclauses (iv), (vi) and (xiii) thereof), (F), (G), (I), (K), (L), (M), (N), (O), (P), (R), (S), (T), (U) or (V) of Section 5 of this Mortgage; or

(iv) a default by the Owner occurs in the due and punctual observance of any of the covenants contained in subsections (C), (D), (E), (H), (J), or (Q) or subclauses (ii) and (iii) of subsection (A) and subclauses (iv), (vi) or (xiii) of subsection (B) of Section 5 of this Mortgage and such default continues unremedied for a period of thirty (30) days; or

(v) it becomes impossible or unlawful for the Owner to fulfill any of the covenants and obligations contained in this Mortgage and the Mortgagee reasonably considers that such impossibility or illegality will have a material adverse effect on its rights under this Mortgage or the enforcement thereof.

(B) If any Event of Default shall occur and be continuing, the Mortgagee shall be entitled:

(i) to demand payment by written notice to the Owner of the Obligations, whereupon such payment shall be immediately due and payable, anything contained in the Credit Agreement, the Notes, this Mortgage or any of the other relevant Loan Documents to the contrary notwithstanding and without prejudice to any other rights and remedies of the

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Mortgagee or the other Finance Parties, as the case may be, under the Credit Agreement, the Notes, this Mortgage or any of the other relevant Loan Documents, provided, however, that if, before any sale of the Vessel, all defaults shall have been remedied in a manner satisfactory to the Majority Lenders, the Mortgagee may waive such defaults by written notice to that effect to the Owner; but no such waiver shall extend to or affect any subsequent or other default or impair any rights and remedies consequent thereon;

(ii) at any time and as often as may be necessary to take any such action as the Mortgagee may in its discretion deem advisable for the purpose of protecting the security created by this Mortgage and each and every expense or liability (including reasonable fees of counsel) so incurred by the Mortgagee in or about the protection of such security shall be repayable to it by the Owner promptly after demand, together with interest thereon at the rate provided for in Section 5(Q) hereof from the date whereon such expense or liability was incurred by the Mortgagee. The Owner shall promptly execute and deliver to the Mortgagee such documents or cause promptly to be executed and delivered to the Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of the Mortgagee or its counsel may be necessary or advisable to facilitate or expedite the protection, maintenance and enforcement of the security created by this Mortgage;

(iii) to exercise all the rights and remedies in foreclosure and otherwise given to the Mortgagee by any applicable law, including those under the provisions of the Ship Mortgage Act;

(iv) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law) and cause the Owner or other Person in possession thereof forthwith upon demand of the Mortgagee to surrender to the Mortgagee possession thereof as demanded by the Mortgagee, and by notice to the Owner, request that the crew be ordered to remain onboard the Vessel, that the Master of the Vessel be ordered to sail the Vessel at the cost of the Owner to any port designated by the Mortgagee and/or that the Owner take such action regarding the Vessel as may be requested by the Mortgagee;

(v) to require that all policies, contracts and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

(vi) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion deems advisable and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

(vii) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

(viii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee’s rights hereunder or otherwise; recover judgment for any amount due by the Owner in respect of the Credit Agreement, the Notes, this Mortgage, or any of the other relevant Loan Documents and collect the same out of any property of the Owner;

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(ix) to sell the Vessel at public auction, free from any claim of or by the Owner of any nature whatsoever by first giving notice of the time and place of sale with a general description of the property in the following manner:

(a)	by publishing such notice for ten (10) consecutive days in a daily newspaper of general circulation published in New York City;

(b)	if the place of sale should not be New York City, then also by publication of a similar notice in a daily newspaper, if any, published at the place of sale; and

(c)	by sending a similar notice by facsimile confirmed by registered mail to the Owner at its address hereinafter set forth at least fourteen (14) days prior to the date of sale;

Such sale of the Vessel may be held at such place as the Mortgagee in such notices may have specified, or such sale may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale and without further notice or publication the Mortgagee may make such sale at the time and place to which the same shall be so adjourned; and such sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and any Finance Party may become the purchaser at such sale.

(x) pending sale of the Vessel (either directly or indirectly) to manage, charter, lease, insure, maintain and repair the Vessel and to employ or lay up the Vessel upon such terms, in such manner and for such period as the Mortgagee deems expedient and for the purpose aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment in all respects as if the Mortgagee were the owner of the Vessel and without being responsible for any loss thereby incurred;

(xi) to recover from the Owner on demand any such losses as may be incurred by the Mortgagee in or about the exercise of the powers vested in the Mortgagee under Section 7(B)(x) above with interest thereon at the rate provided for in Section 5(Q) hereof from the date when such losses were incurred by the Mortgagee; and

(xii) to recover from the Owner on demand all expenses, payments and disbursements (including reasonable fees and expenses of counsel) incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers vested in it hereunder together with interest thereon at the rate provided for in Section 5(Q) hereof from the date when such expenses, payments or disbursements were incurred by it;

PROVIDED, ALWAYS, that any sale of the Vessel or any interest therein by the Mortgagee pursuant to and in compliance with Section 7(B)(ix) above shall operate to divest all right, title and interest of the Owner, its successors and assigns, in or to the Vessel so sold and upon such sale the purchaser shall not be bound to see or inquire whether the Mortgagee’s power of sale has arisen in the manner herein provided and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

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In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Owner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property, subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

(C) Notwithstanding the foregoing, it is understood that a Total Loss of the Vessel which is covered by the insurance maintained by Owner pursuant to Section 5(B) hereof shall not be deemed to be a default under this Mortgage, the Credit Agreement, the Notes or any of the other relevant Loan Documents, or any of them.

8. Application of Proceeds. The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided and the proceeds of any and all Insurances and any claims for damages on account of the Vessel or the Owner of any nature whatsoever and any Requisition Compensation, shall be applied in accordance with Section 9.2 of the Credit Agreement,

In the event that the proceeds are insufficient to pay in full the Obligations, the Mortgagee shall be entitled to collect the balance from the Owner or any other Person liable therefor.

9. No Waiver. No delay or omission of the Mortgagee or the other Lenders to exercise any right or power vested in it under the Credit Agreement, the Notes, this Mortgage or any of the other relevant Loan Documents, or any of them shall impair such right or power or be construed as a waiver thereof or as acquiescence in any default by the Owner hereunder, nor shall the acceptance by the Mortgagee of any payments in connection with this Mortgage from any source be deemed a waiver hereunder. However, if at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to any foreclosure proceedings the Owner cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Events of Default, with interest at the rate provided for in Section 5(Q) hereof from the date when such expenses, advances and damages were incurred, then the Mortgagee may accept such cure and payment and restore the Owner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

10. Delegation of Power. The Mortgagee shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in it by this Mortgage (including the power vested in it by virtue of Section 12 hereof) in such manner and upon such terms and to such Persons as the Mortgagee in its absolute discretion may deem advisable.

11. Indemnity. Without prejudice to any other rights and remedies of the Mortgagee under the Credit Agreement, the Notes, this Mortgage or any of the other relevant Loan Documents, the Owner hereby agrees and undertakes to indemnify the Mortgagee against all obligations and liabilities whatsoever and whensoever arising which the Mortgagee may incur in good faith in respect of, in relation to or in connection with the Vessel or otherwise howsoever in relation to or in connection with the enforcement of the Mortgagee’s rights hereunder or under the Credit Agreement, the Notes or any of the other relevant Loan Documents. The covenants contained in this Section 11 shall survive the discharge of this Mortgage and the earlier resignation or replacement of the Security Trustee or Mortgagee.

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12. Power of Attorney.

(A) The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact for the duration of the Security Period to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to demand, collect, receive, compromise, settle and sue for (insofar as the Mortgagee lawfully may) all freights, hire, earnings, issues, revenues, income and profits of the Vessel, and all amounts due from underwriters under the Insurances as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due to the Owner or in respect of the Vessel, and to make, give and execute in the name of the Owner, acquittance, receipts, releases or other discharges for the same, whether under seal or otherwise, to take possession of, sell or otherwise dispose of or manage or employ, the Vessel, to execute and deliver charters and a bill of sale with respect to the Vessel, and to endorse and accept in the name of the Owner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing. PROVIDED, HOWEVER, that, unless the context otherwise permits under this Mortgage, such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default stipulated in Section 7(A) hereof shall occur and be continuing and shall not be exercisable after all defaults have been cured. The powers conferred on the Mortgagee under the powers of attorney hereunder are solely to protect the Mortgagee’s interests and shall not impose any duty upon the Mortgagee to exercise any such powers.

(B) The exercise of the power granted in this Section 12 by or on behalf of the Mortgagee shall not require any Person dealing with the Mortgagee to conduct any inquiry as to whether any such Event of Default has occurred and is continuing, nor shall such Person be in any way affected by notice that any such Event of Default has not occurred nor is continuing, and the exercise by the Mortgagee of such power shall be conclusive evidence of its right to exercise the same.

13. Appointment of Receiver. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

14. Commencement of Proceedings. The Mortgagee shall have the right to commence proceedings in the courts of any country having competent jurisdiction and in particular the Mortgagee shall have the right to arrest and take action against the Vessel at whatever place the Vessel shall be found lying and for the purpose of any action which the Mortgagee may bring before the local court for the jurisdiction of such court or other judicial authority and the Owner agrees that for the purpose of proceedings against the Vessel any writ, notice, judgment or other legal process or documents may be served upon the Master of the Vessel (or upon anyone acting as the Master) and that such service shall be deemed good service on the Owner for all purposes.

15. Partial Invalidity. In the event that any provision or provisions of this Mortgage shall be declared invalid, void or otherwise inoperative by any present or future court of competent jurisdiction in any country, the Owner will, without prejudice to any other right and remedy of the Mortgagee under the Credit Agreement, the Notes, this Mortgage, the other relevant Loan Documents or any of them, execute and deliver such other and further instruments and do such things as in the reasonable opinion of the Mortgagee or its counsel will be necessary or advisable to carry out the true intent and spirit of this Mortgage. In any event, any such declaration of partial invalidity shall not affect the validity of any other provision or provisions of this Mortgage, or the validity of this Mortgage as a whole.

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16. Cumulative Remedies. Each and every power and remedy in this Mortgage specifically given to the Mortgagee shall be in addition to every other power and remedy herein or in the Credit Agreement, the Notes or the other relevant Loan Documents specifically given or now or hereafter existing at law, in equity, admiralty, or by statute, and each and every power and remedy whether specifically in this Mortgage or in the Credit Agreement, the Notes or the other relevant Loan Documents given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any such power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy under the Credit Agreement, the Notes, this Mortgage or any other relevant Loan Documents.

17. Recordation of Mortgage. For the purpose of recording this First Preferred Mortgage as required by the United States Ship Mortgage Act, 1920, as amended, inter alia, by Public Law 100-710 (46 USC Section 31301 et seq.), the total amount is Three Hundred Ninety One Million United States Dollars (U.S.$391,000,000) plus interest, expenses and performance of mortgage covenants. It is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as the term “vessel” is used in the Ship Mortgage Act. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

18. No Waiver of Preferred Status. Anything herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage under the laws of the United States of America or under the corresponding provisions of any other jurisdiction in which it is sought to be enforced and that, if any provision or portion thereof herein shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

19. Counterparts. This Mortgage may be executed in any number of counterparts each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

20. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

21. Rights of Owner. Unless one or more Events of Default shall have occurred and be continuing, the Owner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) shall have the right, from time to time in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously replacing the same by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, equipment or any other appurtenances of substantially equal value to the Owner, which shall forthwith become subject to the lien of this Mortgage.

22. Waiver; Amendment. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Mortgagee.

23. Successors and Assigns. All the covenants, promises, stipulations and agreements of the Owner and all the rights and remedies of the Mortgagee contained in this Mortgage shall bind the Owner, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns, whether so expressed or not.

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24. Applicable Law. This Mortgage shall be governed by, and construed in accordance with, the laws of the United States of America.

25. Headings. In this Mortgage, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Mortgage.

26. Mortgagee Benefit. In obtaining the benefits of this Mortgage, the Mortgagee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Mortgage shall require the Mortgagee to exercise any discretionary acts, and any provisions of this Mortgage that authorize or permit the Mortgagee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Mortgagee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative on the day and year first above written.

[OWNER]

By:
Name:
Title: Attorney-in-fact

ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK  )

  : ss:

COUNTY OF NEW YORK )

On this _____ day of _____________ 2024, before me personally appeared ____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public/Special Agent

Exhibit A

Form of Credit Agreement

Exhibit B

Form of Notes

Exhibit D

Form of Earnings Assignment

2

Agreed Form

ASSIGNMENT OF EARNINGS

[VESSEL]

THIS ASSIGNMENT OF EARNINGS (this “Assignment”) is made as of _______________, 2024, by [OWNER], a limited liability company organized and existing under the laws of [Jurisdiction] (the “Assignor”), in favor of KROLL TRUSTEE SERVICES LIMITED, a private limited company organized and existing under the laws of England and Wales, as security trustee for the Lenders (the “Assignee”).

W I T N E S S E T H  T H A T:

WHEREAS:

(A) The Assignor is the sole owner of the whole of the [FLAG] flag vessel m.v. [VESSEL], IMO No. [IMO] (the “Vessel”);

(B) The Assignor has entered into that certain senior secured credit agreement, dated ________________, 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, including the Assignor, as subsidiary guarantors, (4) the lenders listed on Schedule 1-B thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent and (6) Kroll Trustee Services Limited, as security trustee, pursuant to which the Lenders have agreed to make available to the Borrower a senior secured term loan facility (the “Loan”); and

(C) It is a condition under the Credit Agreement that the Assignor executes and delivers to the Assignee, as security for the obligations of the Obligors to the Lenders under or in connection with the Credit Agreement, the Notes and the other relevant Loan Documents, an assignment of all of the Assignor’s right, title and interest in and to the earnings and requisition compensation of the Vessel.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Assignor:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein, including in the preamble and recitals of this Assignment. For the purposes of this Assignment, when any term is modified by the word “relevant” such term shall be construed to mean with respect to, among others, as the case may be, the Assignor.

2. Grant of Security. As security for the payments and performance by the Assignor for the indebtedness, liabilities and obligations of the Obligors from time to time under the Credit Agreement, the Notes and the other relevant Loan Documents, the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Assignee and its successors and assigns, and does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in and to (i) all moneys and claims for moneys due and to become due thereto, whether as charter hire, freights, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of the Vessel, (ii) all remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to the Assignor arising from the use or employment of the Vessel, (iii) all moneys or other compensation payable by reason of requisition for title or for hire or other compulsory acquisition of the Vessel, and (iv) all proceeds of all of the foregoing.

3. Notice of Assignment. Upon signing this Assignment, the Assignor will provide to the Security Trustee an executed and undated notice in the form annexed hereto as Exhibit 1 of this Assignment (the “Notice of Assignment”). Promptly upon the occurrence and during the continuance of an Event of Default, the Assignor (or at the direction of the Majority Lenders, the Assignee) shall deliver such Notice of Assignment to any charterer or contractee of the Vessel. If such Notice of Assignment is so delivered, Assignee shall rescind it promptly after the cure or waiver of the underlying Event(s) of Default so long as no other Event of Default has occurred and is continuing.

4. Payment. The Assignor shall cause all sums payable to the Assignor and assigned hereby, whether as charterhire, freight, indemnities or otherwise, to be paid directly to the Assignee or, in the case of payments made to an agent of the Assignor, to be transferred promptly upon receipt by such agent, to the Borrower’s Earnings Account or to such other account as the Assignee, acting on the direction of the Majority Lenders, shall direct for the account of the Assignor.

5. Performance under Charters; No Duty of Inquiry. The Assignor hereby undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its obligations under all charters and contracts pertaining to the Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all charters and contracts pertaining to the Vessel to which it is a party to perform the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under any such charter or contract by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

6. Requisition. The Assignor shall promptly notify the Assignee in writing of the commencement and termination of any period during which the Vessel may be requisitioned.

7. Employment of Vessel. The Assignor hereby further covenants and undertakes promptly to furnish the Assignee with all such information as it may from time to time reasonably require regarding the employment, position and engagements of the Vessel, however not to unreasonably interfere with the conduct of the Assignor’s business.

8. Negative Pledge. The Assignor does hereby warrant and represent that it has not transferred, assigned, pledged or otherwise disposed of, and hereby covenants that it will not transfer, assign, pledge or otherwise dispose of so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the moneys and claims hereby assigned to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in a material alteration or material impairment of the rights hereby assigned or any of the rights created in this Assignment.

9. Power of Attorney. Upon and during the continuance of an Event of Default, the Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse

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any checks or other instruments or orders in connection therewith, and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned including but not limited to filing any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment which the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby. The powers conferred on the Assignee under the powers of attorney hereunder are solely to protect the Assignee’s interests and shall not impose any duty upon the Assignee to exercise any such powers.

10. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be dealt with as provided in the Credit Agreement.

11. Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

12. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Assignee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee of any security or of any payment of or on account of any of the amounts due from the Assignor under or in connection with the Credit Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

13. Invalidity. If any provision of this Assignment shall at any time for any reason be declared invalid, void, unenforceable or otherwise inoperative by a court of competent jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, acting reasonably, shall be required in order to ensure and give effect to the full intent of this Assignment.

14. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement, the Notes and any other relevant Loan Document and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the moneys hereby secured.

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15. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignee and the Assignor.

16. Termination. If the Assignor shall pay and discharge all of its obligations under or in connection with the Credit Agreement, the Notes and the other relevant Loan Documents, or is released therefrom in accordance with the terms thereof, or if there is a Total Loss (as such term is defined in the Mortgage) of the Vessel and the Assignor has substituted acceptable collateral for the Vessel in accordance with the Credit Agreement, all of the right, title and interest herein assigned shall revert to the Assignor and this Assignment shall terminate. Upon any such termination, the Assignee will, at the Assignor’s expense, execute and deliver to the Assignor such documents (in form and substance satisfactory to the Pledgee) as the Assignor shall prepare and reasonably request to evidence such termination.

17. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.

18. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

19. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

20. Submission to Jurisdiction. The Assignor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Assignee under this Assignment or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Assignor by mailing by certified mail, signature required, or delivering the same by hand to the Assignor at the address indicated for notices in the Credit Agreement. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Assignor as such, and shall be legal and binding upon the Assignor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Assignor to the Assignee) against the Assignor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Assignor will advise the Assignee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Assignee may bring any legal action or proceeding in any other appropriate jurisdiction.

21. Counterparts. This Assignment may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

22. Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

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23. Assignee Benefit. In obtaining the benefits of this Assignment, the Assignee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Assignment shall require the Assignee to exercise any discretionary acts, and any provisions of this Assignment that authorize or permit the Assignee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Assignee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature Page Follows]

5

Agreed Form

IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed as of the day and year first above written.

[OWNER]

By
Name:
Title:

[Signature Page to Assignment of Earnings – [VESSEL]]

EXHIBIT 1

EARNINGS ASSIGNMENT NOTICE

TO:

TAKE NOTICE:

(a) that by an Assignment of Earnings dated as of [____________], 2024 made by us to Kroll Trustee Services Limited, as security trustee (the “Assignee”), we, the owner of the [FLAG] flag vessel [VESSEL] (the “Vessel”), IMO No. [IMO], have assigned to the Assignee, as from the date of said assignment, a security interest in all our right, title and interest in and to:

(i)

all moneys and claims for moneys due and to become due thereto, whether as charter hire, freights, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of the Vessel;

(ii)

all remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to the undersigned arising from the use or employment of the Vessel,

(iii)	all moneys or other compensation payable by reason of requisition for title or for hire or other compulsory acquisition of the Vessel; and

(iv)	all proceeds of all of the foregoing.

(b) until further notice by the Assignee, that you are hereby irrevocably authorized and instructed to pay as from the date hereof all of such aforesaid moneys to the Assignee, for the account of the undersigned (Account No. __________________), at the above address of the Assignee (or at such other place as the Assignee may direct).

[Signature Page Follows]

DATED THIS ____day of _____________, 20__.

[OWNER]

By
Name:
Title:

Exhibit E

Form of Insurances Assignment

2

Agreed Form

ASSIGNMENT OF INSURANCES

[VESSEL]

THIS ASSIGNMENT OF INSURANCES (this “Assignment”) is made as of _______________, 2024, by [OWNER], a limited liability company organized and existing under the laws of [Jurisdiction] (the “Assignor”), in favor of KROLL TRUSTEE SERVICES LIMITED, a private limited company organized and existing under the laws of England and Wales, as security trustee for the Lenders (the “Assignee”).

W I T N E S S E T H T H A T:

WHEREAS:

(A) The Assignor is the sole owner of the whole of the [FLAG] flag vessel m.v. [VESSEL], IMO No. [IMO] (the “Vessel”);

(B) The Assignor has entered into that certain senior secured credit agreement, dated ________________, 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, including the Owner, as subsidiary guarantors, (4) the lenders listed on Schedule 1-B thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent and (6) Kroll Trustee Services Limited, as security trustee, pursuant to which the Lenders have agreed to make available to the Borrower a senior secured term loan facility (the “Loan”); and

(C) It is a condition under the Credit Agreement that the Assignor executes and delivers to the Assignee, as security for the obligations of the Assignor to the Lenders under or in connection with the Credit Agreement, the Notes and the other relevant Loan Documents, an assignment of any and all insurances taken out in respect of the Vessel.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Assignor:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein, including in the preamble and recitals of this Assignment. For the purposes of this Assignment, when any term is modified by the word “relevant” such term shall be construed to mean with respect to, among others, as the case may be, the Assignor.

2. Grant of Security. As security for the payments and performance by the Assignor for the indebtedness, liabilities and obligations of the Obligors from time to time under the Credit Agreement, the Notes and the other relevant Loan Documents, the Assignor as legal and beneficial owner does hereby assign, transfer and set over unto the Assignee, for the benefit of the Assignee and its successors and assigns, and does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in, to and under all policies and contracts of insurance, including the Assignor’s rights under all entries in any Protection and Indemnity Association or Club, which are from time to time taken out by or for the Assignor in respect of the Vessel, the Vessel’s hull and machinery, and all the benefits thereof including, without limitation, all claims of whatsoever nature, as well as return premiums (all of which are herein collectively called the “Insurances”), and in and to all moneys and claims for moneys in connection therewith and all proceeds of all of the foregoing.

3. Notices; Loss Payable Clauses.

(A) All Insurances, except entries in Protection and Indemnity Associations or Clubs, or insurances effected in lieu of such entries, relating to the Vessel shall contain a loss payable and notice of cancellation clause in the form of Exhibit 1 hereto or in such other form as the Assignee may agree.

(B) All entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries relating to the Vessel shall contain a loss payable and notice of cancellation clause in the form of Exhibit 2 hereto or in such other form as the Assignee may agree.

4. Covenants and Undertakings. The Assignor hereby covenants with the Assignee that:

(A) It will do or permit to be done each and every act or thing which the Assignee may from time to time require to be done for the purpose of enforcing the Assignee’s rights under this Assignment and will allow its name to be used as and when required by the Assignee for that purpose; and

(B) It will forthwith give notice in the form set out in Exhibit 3 attached hereto, or cause its insurance brokers to give notice, of this Assignment to all insurers, underwriters, clubs and associations providing insurance in connection with the Vessel and procure that such notice is endorsed on all the policies and entries of insurances in respect of the Vessel.

5. No Duty of Inquiry. The Assignee shall not be obliged to make any inquiry as to the nature or sufficiency of any payment received by it hereunder or to make any claim or take any other action to collect any moneys or to enforce any rights and benefits hereby assigned to the Assignee or to which the Assignee may at any time be entitled hereunder. The Assignor shall remain liable to perform all the obligations assumed by it in relation to the property hereby assigned and the Assignee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever (including, without limitation, any obligation or liability with respect to the payment of premiums, calls, assessments or any other sums at any time due and owing in respect of the Insurances) in the event of any failure by the Assignor to perform such obligations.

6. Negative Pledge. The Assignor does hereby warrant and represent that it has not transferred, assigned, pledged or otherwise disposed of, and hereby covenants that it will not transfer, assign, pledge or otherwise dispose of so long as this Assignment shall remain in effect, any of its right, title or interest in the whole or any part of the moneys and claims hereby assigned, to anyone other than the Assignee, and it will not take or omit to take any action, the taking or omission of which might result in a material alteration or material impairment of the rights hereby assigned or any of the rights created in this Assignment.

7. Power of Attorney. Upon and during the continuance of an Event of Default, the Assignor hereby irrevocably appoints and constitutes the Assignee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned including but not limited to filing any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment which the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby. The powers conferred on the Assignee under the powers of attorney hereunder are solely to protect the Assignee’s interests and shall not impose any duty upon the Assignee to exercise any such powers.

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8. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be dealt with as provided in the Credit Agreement.

9. Further Assurances. The Assignor agrees that any time, and from time to time, upon the written request of the Assignee it will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

10. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Assignee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Assignee of any security or of any payment of or on account of any of the amounts due from the Assignor under or in connection with the Credit Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

11. Invalidity. If any provision of this Assignment shall at any time for any reason be declared invalid, void, unenforceable or otherwise inoperative by a court of competent jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, acting reasonably, shall be required in order to ensure and give effect to the full intent of this Assignment.

12. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement, the Notes and any other relevant Loan Document and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the moneys hereby secured.

13. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignee and the Assignor.

14. Termination. If the Assignor shall pay and discharge all of its obligations under or in connection with the Credit Agreement, the Notes and the other relevant Loan Documents or is released therefrom in accordance with the terms thereof, or if there is a Total Loss (as defined in the Mortgage) of the Vessel and the Assignor has substituted acceptable collateral for the Vessel in accordance with the Credit Agreement, all the right, title and interest herein assigned shall revert to the Assignor, and this

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Assignment shall terminate. Upon any such termination, the Assignee will, at the Assignor’s expense, execute and deliver to the Assignor such documents (in form and substance satisfactory to the Assignee) as the Assignor shall reasonably prepare and request to evidence such termination.

15. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.

16. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

17. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

18. Submission to Jurisdiction. The Assignor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Assignee under this Assignment or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Assignor by mailing by certified mail, signature required, or delivering the same by hand to the Assignor at the address indicated for notices in Section 16. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Assignor as such, and shall be legal and binding upon the Assignor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Assignor to the Assignee) against the Assignor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Assignor will advise the Assignee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Assignee may bring any legal action or proceeding in any other appropriate jurisdiction.

19. Counterparts. This Assignment may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

20. Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

21. Assignee Benefit. In obtaining the benefits of this Assignment, the Assignee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Assignment shall require the Assignee to exercise any discretionary acts, and any provisions of this Assignment that authorize or permit the Assignee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Assignee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed as of the day and year first above written.

[OWNER]

By
Name:
Title:

[Signature Page to Assignment of Insurances – [VESSEL]]

EXHIBIT 1

LOSS PAYABLE CLAUSE

Hull and Machinery

Loss, if any, payable to Kroll Trustee Services Limited, as security trustee and as mortgagee (the “Mortgagee”), for distribution by it to itself and to [OWNER], as owner (the “Owner”), as their respective interests may appear, or order, except that, unless underwriters have been otherwise instructed by notice in writing from the Mortgagee, in the case of any loss involving any damage to the Vessel or liability of the Vessel, the underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner shall have first fully repaired the damage and paid the cost thereof, or discharged the liability or paid all of the salvage or other charges, then the underwriters may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a loss of more than U.S. $500,000 or its equivalent, the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee.

In the event of the actual total loss or agreed, compromised or constructive total loss of the Vessel, unless the Vessel has been replaced with other acceptable collateral granted to the Mortgagee, payment shall be made to the Mortgagee, for distribution by it to itself and to the Owner as their respective interests appear.

The Mortgagee shall be advised:

(1) except with respect to any war risk cover, at least fourteen (14) days before cancellation of this insurance may take effect before its scheduled termination date for non-payment of insurance premiums and otherwise at least fourteen (14) days before cancellation of this insurance may take effect and with respect to war risk cover, except as otherwise provided by the automatic termination provisions of the war risk policy, at least seven (7) days before cancellation of this insurance may take effect before its scheduled termination date for non-payment of insurance premiums and otherwise at least seven (7) days before cancellation of this insurance may take effect;

(2) of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

(3) of any default in the payment of any premium with respect to, or the material alteration of, any such insurances.

EXHIBIT 2

LOSS PAYABLE CLAUSE

Protection and Indemnity

Payment of any recovery that [OWNER] (the “Owner”) is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by him shall be made to the Owner or to his order unless and until the Association receives notice from Kroll Trustee Services Limited, as security trustee and as mortgagee (the “Mortgagee”), that the Owner is in default under the Mortgage, in which event all recoveries shall thereafter be paid to the Mortgagee for distribution by it to itself and the Owner, as their respective interests may appear, or order; provided always that no liability whatsoever shall attach to the Association, its managers or their agents for failure to comply with the latter obligation until after the expiry of two business days from the receipt of such notice.

The Mortgagee shall be advised:

(1) except with respect to any war risk cover, at least fourteen (14) days before cancellation of this insurance may take effect before its scheduled termination date for non-payment of insurance premiums and otherwise at least fourteen (14) days before cancellation of this insurance may take effect and with respect to war risk cover, except as otherwise provided by the automatic termination provisions of the war risk policy, at least seven (7) days before cancellation of this insurance may take effect before its scheduled termination date for non-payment of insurance premiums and otherwise at least seven (7) days before cancellation of this insurance may take effect;

(2) of any act or omission or of any event of which the insurer has knowledge and which might invalidate or render unenforceable in whole or in part any such insurance; and

(3) of any default in the payment of any premium with respect to, or the material alteration of, any such insurances.

EXHIBIT 3

NOTICE OF ASSIGNMENT OF INSURANCES

TO:

TAKE NOTICE:

(a)

that by an Assignment of Insurances dated as of [●], 2024 made by us to Kroll Trustee Services Limited, as security trustee (the “Assignee”), a copy of which is attached hereto, we have assigned to the Assignee as from the date of said assignment, inter alia, all our right, title and interest in, to and under all policies and contracts of insurance, including our rights under all entries in any Protection and Indemnity Association or Club, which are from time to time taken out by us in respect of the [FLAG] flag vessel [VESSEL] (the “Vessel”), IMO No. [IMO], and its earnings and all the benefits thereof including all claims of whatsoever nature (all of which together are hereinafter called the “Insurances”).

(b)	that you are hereby irrevocably authorized and instructed to pay as from the date hereof all payments under

(i)

all Insurances, except entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries, relating to the Vessel in accordance with the loss payable clause in Exhibit 1 of the Assignment of Insurances;

(ii)

all entries in Protection and Indemnity Associations or Clubs or insurances effected in lieu of such entries relating to the Vessel in accordance with the loss payable clause in Exhibit 2 of the Assignment of Insurances;

(c)	that you are hereby instructed to endorse the assignment, notice of which is given to you herein, on all policies or entries relating to the Vessel.

[Signature Page Follows]

DATED AS OF THE ___ day of _____________, 20__.

[OWNER]

By
Name:
Title:

Exhibit F

Form of Charters Assignment

Agreed Form

ASSIGNMENT OF CHARTER

[VESSEL]

THIS ASSIGNMENT OF CHARTER (this “Assignment”) is made as of _________________, 2024, by [OWNER], a limited liability company organized and existing under the laws of [JURISDICTION] (the “Assignor”), in favor of KROLL TRUSTEE SERVICES LIMITED, a private limited company organized and existing under the laws of England and Wales, as security trustee for the Lenders (the “Assignee”).

W I T N E S S E T H  T H A T:

WHEREAS:

(A) The Assignor is the [disponent / registered] owner of the whole of the [FLAG] flag vessel m.v. [VESSEL], IMO Number [IMO] (the “Vessel”);

(B) Pursuant to a charterparty dated as of [DATE] (as amended or otherwise modified from time to time, the “Charter”), by and between the Assignor and [CHARTERER], a [entity type and formation] under the laws of [JURISDICTION] (the “Charterer”), the Assignor agreed to let to and the Charterer agreed to hire the Vessel for the period and on the terms and conditions set forth therein;

(C) By a senior secured credit agreement, dated ________________, 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto[, including the Assignor,] as subsidiary guarantors, (4) the lenders listed on Schedule 1-B thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent and (6) Kroll Trustee Services Limited, as security trustee, the Lenders have agreed to make available to the Borrower a senior secured term loan facility (the “Loan”);

(D) [The Assignor is a wholly owned subsidiary of the Parent Guarantor and will receive certain indirect benefits in connection with the Loan;]

(E) It is a condition under the Credit Agreement that the Assignor executes and delivers to the Assignee, this Assignment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, by the Assignor:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein, including in the preamble and recitals of this Assignment. For the purposes of this Assignment, when any term is modified by the word “relevant” such term shall be construed to mean with respect to, among others, as the case may be, the Assignor.

2. Grant of Security. As security for the payments and performance by the Obligors for the indebtedness, liabilities and obligations of the Obligors from time to time under the Credit Agreement, the Notes and the other relevant Loan Documents (the “Obligations”), the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Assignee and its successors and assigns, and does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in and to the following personal property (hereinafter collectively referred to as the “Assigned Property”): (i) all of the Assignor’s right, title and interest in and to the Charter and all supporting obligations related thereto, (ii) all of the Assignor’s right, title and interest in and to all accounts and payment intangibles now or hereafter due under the Charter, including, without limitation, all rents, charter hire, additional hire payments, and supplemental hire payments, all purchase option price payments, stipulated loss value payments, and all claims for money, distributions, indemnities, losses or damages (including liquidated damages), arising out of or related to the Charter, to the present or future use, operation or management of the Vessel pursuant to the Charter, or to any breach thereof and (iii) all proceeds of all of the foregoing.

3. Notice of Assignment. Upon the Assignor’s execution of this Assignment, the Assignor shall deliver to the Assignee an undated and executed copy of the notice in the form attached hereto as Exhibit 1 of this Assignment (the “Notice of Assignment”), addressed to the Charterer. Following the occurrence and during the continuance of an Event of Default, the Assignee shall be authorized to (and shall, at the direction of the Majority Lenders) deliver such Notice of Assignment to the Charterer; and may procure the Charterer’s acknowledgement of this Assignment in the form annexed hereto as Exhibit 2.

4. Representations. The Assignor represents and, so long as any obligations of the Borrower under the Credit Agreement remain unpaid, shall be deemed continuously to represent and warrant that (a) the Charter is genuine and enforceable in accordance with its terms against the obligors thereunder; (b) the Assignor is the [disponent][registered] owner of the Vessel and the Assigned Property is free and clear of all security interests, liens or other encumbrances except those in favor of the Assignee; (c) neither any charterer nor any other obligor with respect to any Assigned Property (each such obligor under the Assigned Property, including any charterer, hereinafter, the “Account Debtor”) has any defense, set-off, claim or counterclaim which can be asserted against Assignor, whether in any proceeding to enforce the Assigned Property or otherwise; (d) the Assignor is authorized to enter into this Assignment and into the Charter; (e) to the knowledge of the Assignor no event has occurred which is a default or an event of default, or with the passing of time or the giving of notice or both would be a default or an event of default, under the Charter.

5. [Covenant to Pay and Perform;] Covenants. [The Assignor hereby covenants and agrees to pay and perform the Obligations when due; provided however that the sole recourse to the Assignor hereunder shall be limited to the Assigned Property. [NTD: To be included for non-Obligor assignors.]] The Assignor further (a) will defend the Assigned Property against the claims and demands of all other parties, including, without limitation, defenses, set-offs, claims and counterclaims asserted by any charterer or any other Account Debtor against the Assignor, the Vessel or the Assignee; (b) will keep the Assigned Property free of all security interests or other liens, mortgages, chattel mortgages and encumbrances, except those in favor of the Assignee, and will not sell, transfer, assign, deliver or otherwise dispose of any Assigned Property or any interest therein without the prior written consent of the Assignee (and the Assignor will, at the Assignee’s request, mark all or any Assigned Property and/or records related thereto to indicate the interests of the Assignee); (c) will notify the Assignee immediately of any default by any charterer or other Account Debtor in payment or other performance of its obligations with respect to any Assigned Property; (d) without the Assignee’s prior written consent, will not make or agree to make any material alteration, material modification, termination, cancellation of, or substitution for, or credits, discounts, adjustments, offsets or allowances on, the Charter or any other Assigned Property; (e) will promptly furnish the Assignee with all such information as it may from time to time reasonably require regarding the employment, position and engagements of the Vessel, however not to unreasonably interfere with the conduct of the Assignor’s business and (f) in connection herewith, will execute and deliver to the Assignee such assignments, notices and other documents, pay all costs of title searches and filing financing statements, assignments and other documents in all public offices reasonably requested by the Assignee, and do such other things as the Assignee may reasonably request in connection with this Assignment.

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6. Payment. The Assignor shall cause all sums payable to the Assignor under the Charter and assigned hereby, whether as charterhire, freight, indemnities or otherwise, to be paid to the Earnings Account as soon as possible after being earned. Upon the occurrence and during the continuance of any Event of Default, the Assignee may notify all or any Account Debtors of the existence of this Assignment, and the Assignee may direct such Account Debtors, including, without limitation, any charterer, to make all payments on or in respect to the Assigned Property to the Assignee.

7. Performance under Charter; No Duty of Inquiry. The Assignor hereby undertakes that, notwithstanding the assignment herein contained, it shall punctually perform all its obligations under the Charter and contracts pertaining to the Vessel to which it is a party. It is hereby expressly agreed that, anything contained herein to the contrary notwithstanding, the Assignor shall remain liable under all charters and contracts pertaining to the Vessel to which it is a party to perform the obligations assumed by it thereunder, and the Assignee shall have no obligation or liability under any such Charter or contract by reason of or arising out of the assignment contained herein, nor shall the Assignee be required to assume or be obligated in any manner to perform or fulfill any obligation of the Assignor under or pursuant to any such Charter or contract or to make any payment or make any inquiry as to the nature or sufficiency of any payment received by the Assignee, or, unless and until indemnified to its satisfaction, to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder or pursuant hereto at any time or times.

8. Power of Attorney. Upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, the Assignor does hereby irrevocably appoint and constitute the Assignee as the Assignor’s true and lawful attorney-in-fact with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, and to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable and otherwise to do any and all things which the Assignor itself could do in relation to the property hereby assigned including but not limited to filing any and all Uniform Commercial Code financing statements or renewals thereof in connection with this Assignment which the Assignee may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby. The powers conferred on the Assignee under the powers of attorney hereunder are solely to protect the Assignee’s interests and shall not impose any duty upon the Assignee to exercise any such powers.

9. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Assignment shall be dealt with as provided in the Credit Agreement.

10. Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may deem necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

11. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Assignee shall be cumulative and shall be in addition to every other right, power and remedy of the Assignee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Assignee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Assignee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Assignor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance

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by the Assignee of any security or of any payment of or on account of any of the amounts due from the Assignor under or in connection with the Credit Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

12. Invalidity. If any provision of this Assignment shall at any time for any reason be declared invalid, void, unenforceable or otherwise inoperative by a court of competent jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Assignee, acting reasonably, shall be required in order to ensure and give effect to the full intent of this Assignment.

13. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement, the Note and any other relevant Loan Document and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the moneys hereby secured.

14. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignee and the Assignor.

15. Termination. If the Assignor shall pay and discharge all of its obligations under or in connection with the Credit Agreement, the Note and the other relevant Loan Documents, or is released therefrom in accordance with the terms thereof, or if there is a Total Loss (as such term is defined in the relevant Mortgage) of the Vessel, all of the right, title and interest herein assigned shall revert to the Assignor and this Assignment shall terminate. Upon any such termination, the Assignee will, at the Assignor’s expense, execute and deliver to the Assignor such documents (in form and substance satisfactory to the Assignee) as the Assignor shall prepare and reasonably request to evidence such termination.

16. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.

17. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

18. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

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19. Submission to Jurisdiction. The Assignor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Assignee under this Assignment or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Assignor by mailing by certified mail, signature required, or delivering the same by hand to the Assignor at the address indicated for notices in Section 17 hereof. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Assignor as such, and shall be legal and binding upon the Assignor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Assignor to the Assignee) against the Assignor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Assignor will advise the Assignee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Assignee may bring any legal action or proceeding in any other appropriate jurisdiction.

20. Counterparts. This Assignment may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

21. Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

22. Assignee Benefit. In obtaining the benefits of this Assignment, the Assignee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Assignment shall require the Assignee to exercise any discretionary acts, and any provisions of this Assignment that authorize or permit the Assignee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Assignee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Assignor has caused this Assignment to be executed as of the day and year first above written.

[ASSIGNOR]

By
Name:
Title:

[Signature Page to Assignment of Charter – [VESSEL]]

EXHIBIT 1

CHARTER ASSIGNMENT NOTICE

TO:

TAKE NOTICE:

(a)

that by an Assignment of Charter dated as of _____________, 2024 made by us to KROLL TRUSTEE SERVICES LIMITED, as security trustee (the “Assignee”), we, the [disponent / registered] owner of the Marshall Islands flag vessel [VESSEL] (the “Vessel”), IMO No. [IMO], have assigned to the Assignee, as from the date of said assignment, a security interest in all our right, title and interest in, to and under that certain charter party dated [___] between us as owner and [CHARTERER] as charterer for the Vessel (the “Charter”) including without limitation:

(i)	all of the Assignor’s right, title and interest in and to the Charter and all supporting obligations related thereto;

(ii)

all of the Assignor’s right, title and interest in and to all accounts and payment intangibles now or hereafter due under the Charter, including, without limitation, all rents, charter hire, additional hire payments, and supplemental hire payments, all purchase option price payments, stipulated loss value payments, and all claims for money, distributions, indemnities, losses or damages (including liquidated damages), arising out of or related to the Charter, to the present or future use, operation or management of the Vessel pursuant to the Charter, or to any breach thereof; and

(iii)	all proceeds of all of the foregoing.

(b)

until further notice by the Assignee, that you are hereby irrevocably authorized and instructed to pay as from the date hereof all amounts from time to time due and payable to, or receivable by, us under the Charter to the below account as follows:

Bank:

Swift:

Account No:

Beneficiary:

Please confirm your consent to the Assignment by executing and returning the Consent and Agreement attached below.

[Signature Page Follows]

EXHIBIT 1

DATED THIS ____day of _____________, 20__.

[ASSIGNOR]

By
Name:
Title:

EXHIBIT 2

CONSENT AND AGREEMENT

KROLL TRUSTEE SERVICES LIMITED,

as Security Trustee

The News Building, Level 6,

3 London Bridge Street

London SE1 9SG

Attention: Transaction Management Team

Email: Deals@ats.kroll.com

Date: ___________________

The undersigned refers to the notice (the “Notice”) given to it by [ASSIGNOR] (the “Assignor”) in respect of the Assignment of Charter dated ________________, 2024 (the “Assignment”) made by the Assignor to and in favor of you (the “Assignee”). Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Notice.

The undersigned, as Charterer, in consideration of one dollar ($1.00) lawful money of the United States of America paid to us, hereby acknowledges receipt of the Notice, consents and agrees to the Assignment and to all of the respective terms thereof and hereby confirms and further agrees that:

(a)	The Charter is in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

(b)

As from the date hereof and so long as the Assignment is in effect, the undersigned will pay all amounts from time to time due and payable to, or receivable by, the Assignor under the Charter to the following account:

Bank:

Swift:

Account No:

Beneficiary:

or to such other account as the Assignee may direct by notice in writing to us from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due in accordance with the terms of the Charter.

(c)	Upon receipt by the undersigned of notice from the Assignee that an event of default has occurred and is continuing in respect of the Assignment:

(i)

the undersigned acknowledges and agrees that the Assignee shall have the right but not the obligation to perform the Assignor’s obligations under the Charter and to exercise the Assignor’s rights under the Charter;

(ii)

the undersigned shall deliver to the Assignee at its address above copies of all notices and other instruments, certificates, reports and communications required or permitted to be given or made to the Assignor pursuant to the Charter; and

(iii)	the undersigned shall fully cooperate with the Assignee in exercising rights available to the Assignee under the Assignment.

This Consent and Agreement shall be governed by the laws of the State of New York and may be relied on by the Assignor and the Assignee.

[Signature Page Follows]

EXHIBIT 2

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Consent and Agreement to be duly executed.

[CHARTERER]

By
Name:
Title:

Exhibit G

Form of Funding Notice

Funding Notice

[   ], 20[ ]

Sent via email

Kroll Agency Services Limited

The News Building, Level 6,

3 London Bridge Street

London SE1 9SG

Attention: Transaction Management Team

Email: Deals@ats.kroll.com

Ladies and Gentlemen:

Reference is made to that certain senior secured credit agreement, dated [   ], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower, (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, as subsidiary guarantors, (4) the Lenders listed on Schedule 1-B thereto, (5) Kroll Agency Services Limited, as Facility Agent and (6) Kroll Trustee Services Limited, as Security Trustee. Terms used herein as defined terms shall have the meanings ascribed thereto in the Credit Agreement.

In accordance with Section 3.3 of the Credit Agreement, the undersigned hereby request that the Loan be advanced to the Borrower as follows:

Funding Date:	, 20[ ]
[(Prepositioning Date)]

Amount of the Loan to be borrowed:	US$
Tranche:	Tranche [A][B-1][B-2]

Disbursement Instructions:	See Exhibit 1

The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 2 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Funding Date specified above as if made on such date unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and (b) no Event of Default has occurred and is continuing or will have occurred and be continuing on the Funding Date, and no event has occurred or is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

The undersigned authorizes you to deduct the outstanding fees referred to in Section 14.1 of the Credit Agreement from the amount of the Loan.

This Funding Notice is effective upon receipt by you and shall be irrevocable.

[Signature Page Follows]

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Very truly yours,

SEACOR MARINE FOREIGN HOLDINGS INC.

By:
Name:
Title:

Exhibit 1

Disbursement Instructions

Exhibit H

Form of Assignment and Assumption Agreement

2

Agreed Form

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of    , 20  among [NAME OF ASSIGNOR], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNOR] (the “Assignor”), and [NAME OF ASSIGNEE], a [bank]/[corporation] organized under the laws of [JURISDICTION OF ASSIGNEE] (the “Assignee”), supplemental to:

(i) that certain senior secured credit agreement dated [   ], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, as subsidiary guarantors, (4) the lenders listed on Schedule 1-B thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent (the “Facility Agent”) and (6) Kroll Trustee Services Limited, as security trustee (the “Security Trustee”), pursuant to which the Lenders have agreed to make available to the Borrower a senior secured term loan facility in the aggregate amount of up to Three Hundred Ninety One Million United States Dollars (U.S. $391,000,000);

(ii) the promissory note from the Borrower in favor of the Assignor dated as of [   ], 2024 (the “Note”) evidencing the Assignor’s portion of the Loan; and

(iii) the Security Documents and any other Loan Documents (as such terms are defined in the Credit Agreement).

Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein.

In consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Pursuant to Section 11 of the Credit Agreement, the Assignor hereby sells, transfers and assigns [●]% of its Commitment (the “Assigned Commitment”) under the Credit Agreement and an undivided share of its right, title and interest in, to and under the Credit Agreement, under the Note (including, without limitation, its interest in the indebtedness evidenced by the Note), under the Security Documents and any other Loan Documents to the Assignee to the extent of the Assigned Commitment, including a share of the rights of the Assignor with respect to all Commitments under the Credit Agreement equal to the proportion that the amount of the Assigned Commitment bears to the aggregate amount of all Commitments under the Credit Agreement. Simultaneously herewith, the Assignee shall pay to the Assignor an amount equal to US$[●], which amount constitutes the product derived by multiplying (a) US$[●], being the sum of the present outstanding principal balance of the Loan by the Assignor, by (b) the Assignor’s percentage of interest that the Assigned Commitment bears to the Assignor’s Commitment.

2. The Assignee hereby assumes, and shall be fully liable for, the obligations of the Assignor in respect of the Assigned Commitment under the Credit Agreement (including, but not limited to, the obligation to advance its respective percentage of the Loan as and when required) and undertakes to observe and perform all of the covenants and obligations on the part of the Lenders under the Credit Agreement and to be bound by all of the covenants, obligations, undertakings and provisions contained in the Credit Agreement, any Security Document and any other Loan Documents as are expressed to be binding on the Lenders and shall hereinafter be deemed a “Lender” for all purposes of the Credit Agreement, the Note, the Security Documents any other Assignment and Assumption Agreement(s) and any other Loan Documents, the Assignee’s Commitment thereunder being U.S.$[●] in respect of the Loan.

3. The Assignee shall pay an administrative fee of U.S.$7,500 to the Facility Agent to reimburse the Facility Agent for its cost in processing the assignment and assumption herein contained.

4. All references in the Note, in each of the Security Documents and in any of the other Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as assigned and assumed pursuant to the terms hereof.

5. The Assignee, by entering into this Agreement, agrees to the terms of Sections 15.12 and 16.13 of the Credit Agreement as if fully incorporated herein.

6. The Assignee irrevocably designates and appoints the Facility Agent and the Security Trustee as its agent and trustee and irrevocably authorizes the Facility Agent and the Security Trustee to take such action on its behalf and to exercise such powers on its behalf under the Credit Agreement, under the Note, under the other Security Documents and under any other Loan Documents, each as supplemented hereby, as are delegated to the Facility Agent and the Security Trustee by the terms of each thereof, together with such powers as are reasonably incidental thereto all as provided in Sections 15 and 16 of the Credit Agreement.

7. Every notice or demand under this Agreement shall be in writing and may be given by telecopy and shall be sent as follows:

If to the Assignor:

[NAME OF ASSIGNOR]
[ADDRESS]
Facsimile No.:

Attention:

If to the Assignee

[NAME OF ASSIGNOR]
[ADDRESS]
Facsimile No.:

Attention:

Every notice or demand hereunder shall be deemed to have been received at the time of receipt thereof.

8. EACH OF THE ASSIGNOR AND, BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

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9. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law.

10. This Agreement may be executed in several counterparts with the same effect as if the parties executing such counterparts shall have all executed one agreement as of the date hereof, each of which counterparts when executed and delivered shall be deemed to be an original and all of such counterparts together shall constitute this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

[NAME OF ASSIGNOR]

By
Name:
Title:

[NAME OF ASSIGNEE]

By
Name:
Title:

Exhibit I

Pledge Agreement

2

Agreed Form

MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS MEMBERSHIP INTEREST PLEDGE AGREEMENT (this “Pledge Agreement”) is made as of [   ], 2024 between [RELEVANT PARENT], a [     ] organized and existing under the laws of [JURISDICTION] (herein called the “Pledgor”), and KROLL TRUSTEE SERVICES LIMITED, a private limited company organized and existing under the laws of England and Wales, as security trustee for the Lenders, as pledgee (together with its successors and permitted assigns, herein called the “Pledgee”).

W I T N E S S E T H T H A T:

WHEREAS:

A. The Pledgor is the registered owner of one hundred percent (100%) of the membership interests (the “Membership Interests”) in each of the limited liability company companies described on Schedule I (each, a “Pledged Company” and together the “Pledged Companies”), with such authorized, issued and outstanding membership interests as is set forth on Schedule I;

B. By a senior secured credit agreement dated [●], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, as subsidiary guarantors, (4) the lenders listed on Schedule 1-B thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent and (6) Kroll Trustee Services Limited, as security trustee (the “Security Trustee”), the Lenders have agreed to make available to the Borrower a senior secured term loan facility (the “Loan”); and

C. It is a condition precedent to, among other things, the availability of the Loan under the Credit Agreement that the Pledgor execute and deliver to the Pledgee, as security for the obligations of the Obligors under or in connection with the Credit Agreement and the other Loan Documents (the “Obligations”), a pledge of all of the Pledgor’s right, title and interest in and to the Membership Interests in each Pledged Company.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Pledgor, the Pledgor agrees with the Pledgee as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

2. Grant of Security. As security for the complete payment to the Facility Agent and the Lenders of all sums owing by the Obligors whether for principal, interest, fees, expenses or otherwise, under and in connection with the Credit Agreement and the other Loan Documents and the due and punctual performance by the Obligors of all other Obligations under the Credit Agreement and the other Loan Documents, the Pledgor hereby pledges, assigns and transfers to the Pledgee and hereby grants to the Pledgee a first lien on, and first security interest in, the following (the “Pledged Collateral”):

(i) the Membership Interests in each Pledged Company, and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of said Membership Interests;

(ii) all additional membership interests of each Pledged Company that may from time to time be acquired by the Pledgor in any manner and all cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Membership Interests; and

(iii) any proceeds of any of the foregoing.

3. Covenant to Pay; Delivery of Additional Documents.

(i) The Pledgor hereby covenants and agrees to pay and perform the Obligations when due; provided however that the sole recourse to the Pledgor hereunder shall be limited to the Pledged Collateral.

(ii) Concurrently with the execution of this Pledge Agreement, the Pledgor shall deliver to the Pledgee (i) an undated fully executed irrevocable proxy with respect to each Pledged Company in favor of the Pledgee, in substantially the form of Exhibit I (the “Irrevocable Proxy”), (ii) an undated fully executed instrument of transfer of limited liability company interests with respect to each Pledged Company in substantially the form of Exhibit II (the “Transfer”), (iii) a fully executed co-address of record appointment letter with respect to each Pledged Company organized in the Republic of the Marshall Islands, in substantially the form of Exhibit III and (iv) undated fully executed letters of resignation from each officer and director (or equivalent) of each Pledged Company (“Letters of Resignation”). The exercise by the Pledgee of voting rights evidenced by an Irrevocable Proxy shall be subject to the limitations thereon set forth in Section 8 hereof.

4. Representations and Warranties. The Pledgor represents and warrants that:

(i) it is duly formed or organized and is validly existing in good standing under the laws of its jurisdiction of formation, has full power to carry on its business as now being conducted and to enter into and perform its obligations under this Pledge Agreement, and has complied with all statutory, regulatory and other requirements relative to such business and this Pledge Agreement;

(ii) all necessary limited liability company action has been taken to authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit it to enter into and perform its obligations under this Pledge Agreement and, as of the date of this Pledge Agreement, no further consents or authorities are necessary for the performance thereof;

(iii) the execution and delivery of, and the performance of the provisions of this Pledge Agreement do not contravene any applicable law or regulation existing at the date hereof material to the conduct of the Pledgor’s business or any contractual restriction binding on the Pledgor or its certificate of formation or operating agreement (or equivalent instruments);

(iv) it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Pledge Agreement that it or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar Taxes be paid on or in relation to this Pledge Agreement;

(v) there is no action, suit or proceeding pending or, to the knowledge of the Pledgor, threatened in writing against it before any court, board of arbitration or administrative agency affecting the Pledged Collateral which is reasonably likely to result in a Material Adverse Effect;

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(vi) it’s chief executive office and chief place of business and the office in which the records relating to its earnings and other receivables are kept is located at 5005 Railroad Avenue, Morgan City, Louisiana 70380;

(vii) it is the legal and beneficial owner of, and has good and marketable title to, the Membership Interests in each Pledged Company, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever except for the lien and security interest created by this Pledge Agreement;

(viii) it has full power, authority and legal right to execute, deliver and perform this Pledge Agreement and to create the security interest for which this Pledge Agreement provides;

(ix) the Membership Interests in each Pledged Company (a) have been duly and validly created pursuant to its limited liability company agreement and (b) constitute 100% of the legal and beneficial ownership interests of the Pledgor in such Pledged Company and 100% of the membership interests in such Pledged Company;

(x) as of the date hereof, the Pledgor has not entered into any options, warrants or other agreements to acquire additional membership interests in any of the Pledged Companies and there are no voting trusts or other member agreements or arrangements relating to any Membership Interests in any of the Pledged Companies to which the Pledgor is a party other than the limited liability company agreement for each Pledged Company, except to the extent that grantees of any such interests at the same time pledge any and all such membership interests to the Pledgee at the time of issuance and that any options, warrants or other agreements with respect thereto are made subject to the foregoing requirements;

(xi) this Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes a valid obligation of the Pledgor, legally binding upon it and enforceable in accordance with its terms, except to the extent such enforcement may be limited by equitable principles, principles of public policy or applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting generally the enforcement of creditor’s rights;

(xii) the pledge, hypothecation and assignment of the Membership Interests in each Pledged Company pursuant to and/or described in this Pledge Agreement, together with any and all fillings and other actions necessary to perfect the security interest therein, create a valid first perfected security interest in the Membership Interests in such Pledged Company and the proceeds thereof;

(xiii) no consent of any other party which has not already been given is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement, and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity, enforceability or enforcement of this Pledge Agreement;

(xiv) the execution, delivery and performance of this Pledge Agreement will not violate or contravene any provision of any existing law or regulation or decree of any court, governmental authority, bureau or agency having jurisdiction in the premises or of the certificate of incorporation, articles of incorporation, bylaws or other constituent documents of the Pledgor or of any mortgage, indenture, security agreement, contract, undertaking or other agreement to which the Pledgor is a party or which purports to be binding upon it or any of its properties or assets and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of its properties or assets pursuant to the provisions of any such mortgage, indenture, security agreement, contract, undertaking or other agreement; and

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(xv) Pledgor owns no interest in any Pledged Company other than the Membership Interests in such Pledged Company.

5. Covenants. The Pledgor hereby covenants that during the continuance of this Pledge Agreement:

(i) it shall do or cause to be done all things necessary to preserve and keep its existence under the laws of its jurisdiction of incorporation or formation;

(ii) it shall warrant and defend the right and title of the Pledgee conferred by this Pledge Agreement in and to the Membership Interests in each Pledged Company at the cost of the Pledgor against the claims and demands of all persons whomsoever;

(iii) except as herein provided, it shall not sell, assign, transfer, change, pledge or encumber in any manner any part of the Membership Interests in any Pledged Company or suffer to exist any encumbrance on the Membership Interests in any Pledged Company;

(iv) without the prior written consent of the Pledgee, it will not materially amend or modify any limited liability company agreement relating to any Pledged Company including, without limitation, any amendment or modification which would cause the Membership Interests in such Pledged Company to constitute a security under Article 8 of the UCC;

(v) it shall not vote the Membership Interests in any of the Pledged Companies in favor of the consolidation, merger, dissolution, liquidation or any other corporate reorganization of such Pledged Company;

(vi) it shall not take from any of the Pledged Companies any undertaking or security in respect of its liability hereunder or in respect of any other liability of such Pledged Company to the Pledgor and the Pledgor shall not prove nor have the right of proof, in competition with the Pledgee, for any monies whatsoever owing from the Pledged Companies to the Pledgor, in any insolvency or liquidation, or analogous proceedings under any applicable law, of the Pledgor; and

(vii) the Pledgor shall not cause any of the Pledged Companies to transfer or issue any additional membership interests in such Pledged Company nor any options, warrants or other agreements to do so issued or entered into, except to the extent that grantees of any such interests at the same time pledge any and all such membership interests to the Pledgee at the time of issuance and that any options, warrants or other agreements with respect thereto are made subject to the foregoing requirements.

6. Delivery of Additional Membership Interests. If the Pledgor shall become entitled to receive or shall receive any membership certificates, option or rights, whether as an addition to, in substitution of, or in exchange for any of the Membership Interests in each Pledged Company, the Pledgor agrees to accept the same as the agent of the Pledgee and to hold the same in trust for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate instruments of transfer duly executed in blank, and Irrevocable Proxies and Transfers for any membership certificates so received, to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations.

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7. General Authority. The Pledgor hereby consents that, without the necessity of any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by any of the Finance Parties in connection with an Event of Default which is continuing may be rescinded by the relevant Finance Parties and any of the Obligations continued, and the Obligations, or the liability of the Pledgor upon or for any part thereof, or any other collateral security (including, without limitation, any collateral security held pursuant to any of the other Loan Documents executed and delivered pursuant to the Credit Agreement) or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Pledgee, and the Loan Documents, any guarantees and any other collateral security documents executed and delivered by any other Security Party and/or any Pledged Company or any other obligors in respect of the Obligations may be amended, modified, supplemented or terminated, in whole or in part, as the Pledgee, may deem advisable, from time to time, and any other collateral security at any time held by the Pledgee for the payment of the Obligations (including, without limitation, any collateral security held pursuant to any other collateral security document executed and delivered pursuant to the Credit Agreement and the Loan Documents) may be sold, exchanged, waived, surrendered or released, all without notice to or further assent by the Pledgor or any Pledged Company, which will remain bound hereunder, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. The Pledgor waives any and all notices of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Pledgee upon this Pledge Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between any of the Pledged Companies and the Pledgee shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Pledgor, any of the Pledged Companies or any other Security Party with respect to the Obligations. Pledgor waives any defense based on the invalidity or unenforceability of any other pledge in favor of Pledgee of Membership Interests in such Pledged Company or any failure of Pledgee to demand or receive a pledge of any other membership interest in such Pledged Company.

8. Voting Rights. (i) The Pledgee, as the holder of the Irrevocable Proxy, shall have the right (but not the obligation) to vote the Membership Interests in relation to each Pledged Company at its own discretion at any annual or special meeting, as the case may be, of the members of such Pledged Company, provided, however, that the Pledgee shall not exercise such right to vote until such time that an Event of Default shall have occurred and be continuing under the Credit Agreement and shall not have been remedied to the Pledgee’s satisfaction or waived in writing.

(ii) Unless and until there shall have occurred and be continuing an Event of Default, the Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral owned by it, and to give consents, waivers and ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with the terms of any Transaction Document, or which would cause any of the Membership Interests of a Pledged Company to constitute a security under Article 8 of the UCC unless expressly permitted by the terms of the Transaction Documents.

9. Default. The security constituted by this Pledge Agreement shall become immediately enforceable on the occurrence of an Event of Default that is continuing under the Credit Agreement.

10. Remedies. If any Event of Default shall have occurred and be continuing, the Pledgee shall be entitled:

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(i) subject to the limitations of Sections 9-610 and 9-615 of the Uniform Commercial Code of the State of New York (if applicable), to sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Pledged Collateral or any rights or interests therein, at public or private sale or in any other manner, at such price or prices and on such terms as the Pledgee may deem appropriate, and either for cash, on credit, for other property or for future delivery, at the option of the Pledgee, upon not less than 10 days’ prior written notice (which 10 day notice is hereby acknowledged by the Pledgor to be reasonable) addressed to the Pledgor at its last address on file with the Pledgee, but without demand, advertisement or other notice of any kind (all of which are hereby expressly waived by the Pledgor). If any of the Pledged Collateral or any rights or interests thereon are to be disposed of at a public sale, the Pledgee may, without notice or publication, adjourn any such sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, occur at the time and place identified in such announcement. If any of the Pledged Collateral or any rights or interests therein shall be disposed of at a private sale, the Pledgee shall be relieved from all liability or claim for inadequacy of price, provided that the Pledgee has acted in good faith. At any such public sale the Pledgee may purchase the whole or any part of the Pledged Collateral or any rights or interests therein so sold. Each purchaser, including the Pledgee should it acquire the Pledged Collateral, at any public or private sale shall hold the property sold free from any claim or right of redemption, stay, appraisal or reclamation on the part of the Pledgor which are hereby expressly waived and released to the extent permitted by applicable law. If any of the Pledged Collateral or any rights or interests therein shall be sold on credit or for future delivery, the Pledged Collateral or rights or interests so sold may be retained by the Pledgee until the selling price thereof shall be paid by the purchaser, but the Pledgee shall not incur any liability in case of failure of the purchaser to take up and pay for the Pledged Collateral or rights or interests therein so sold. In case of any such failure, such Pledged Collateral or rights or interests therein may again be sold on not less than 10 days’ prior written notice as aforesaid;

(ii) to exercise all voting and other limited liability company rights at any meeting of a Pledged Company and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Membership Interests of a Pledged Company as if it were the absolute owner thereof, including, without limitation, the right to exchange at its discretion, such Membership Interests upon the merger, consolidation, reorganization, recapitalization or other readjustment of such Pledged Company or, upon the exercise by a Pledged Company or the Pledgee of any right, privilege or option pertaining to such Membership Interests, and in connection therewith, to deposit and deliver such Membership Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it.

In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have rights and remedies of a secured party under the Uniform Commercial Code of the State of New York.

11. No Duty on Pledgee. The Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

12. Application of Proceeds. All moneys collected or received by the Pledgee pursuant to this Pledge Agreement shall be dealt with as provided in the Credit Agreement.

13. Further Assurances. The Pledgor agrees that if this Pledge Agreement shall in the reasonable opinion of the Pledgor, at any time be deemed by the Pledgor for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the Pledgor may be required in order to more effectively accomplish the purposes of this Pledge Agreement.

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14. Remedies; Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Pledgee shall be cumulative and shall be in addition to every other right, power and remedy of the Pledgee now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Pledgee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Pledgee in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by the Pledgor shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Pledgee of any security or of any payment of or on account of any of the amounts due from the Pledgor to the Pledgee under or in connection with the Credit Agreement or any documents delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

15. Invalidity. In case any one or more of the provisions contained in this Pledge Agreement would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Pledgor, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Pledgor hereby undertakes to furnish the Pledgor with an alternative pledge or alternative security and/or to do all such other acts as, in the reasonable opinion of the Pledgee, shall be required in order to ensure and give effect to the full intent of this Pledge.

16. Continuing Security. It is declared and agreed that the security created by this Pledge Agreement shall be held by the Pledgee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Pledgor under the Credit Agreement, the Note or any other Transaction Document and that the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Pledgee for all or any part of the moneys hereby secured.

17. Waiver; Amendment. None of the terms and conditions of this Pledge Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Pledgee and the Pledgor.

18. Termination. When all of the Obligations shall have been fully satisfied, the Pledgee agrees that it shall forthwith release the Pledgor from its obligations hereunder and the Pledgee, at the request and expense of the Pledgor, will promptly execute and deliver to the Pledgor a proper instrument or instruments (in form and substance satisfactory to the Pledgee) prepared by the Pledgor acknowledging the satisfaction and termination of this Pledge Agreement, and the Irrevocable Proxy, Transfer and Letters of Resignation shall terminate forthwith and be delivered to the Pledgor forthwith together with the other items furnished to the Pledgee pursuant to Section 2 hereof.

19. WAIVER OF JURY TRIAL. IT IS MUTUALLY AGREED BY AND BETWEEN THE PLEDGOR AND THE PLEDGEE THAT EACH OF THEM HEREBY WAIVES TRIAL BY

7

JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE AGREEMENT.

20. Notices. Every notice or demand under this Pledge Agreement shall be in writing (including prepaid overnight courier or electronic mail) and given to each party at its respective address below or to such other address as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice shall be effective (i) if given by email, when such email is transmitted to the email address specified in this Section 20, or (ii) if given by mail, by prepaid overnight courier or any other means, when received at the address specified in this Section 20.

If to the Pledgor:
c/o SEACOR Marine Holdings Inc. 5005 Railroad Avenue Morgan City, Louisiana 70380 Attn: Legal Department Email: aeverett@seacormarine.com

If to the Pledgee:

Kroll Trustee Services Limited

The News Building, Level 6,

3 London Bridge Street

London SE1 9SG

Attention: Transaction Management Team

Email: Deals@ats.kroll.com

With a copy (which shall not constitute notice) to:

Seward & Kissel LLP

One Battery Park Plaza

New York, NY 10004

Attention: Gregg Bateman

Email: bateman@sewkis.com

21. Applicable Law. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to principles of conflict of law (excluding Section 5-1401 and 5-1402 of the New York General Obligations law).

22. Submission to Jurisdiction. The Pledgor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Finance Parties under this Pledge Agreement or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Pledgor by mailing by certified mail, signature required, or delivering the same by hand to the Pledgor at the address indicated for notices in Section 20. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Pledgor as such, and shall be legal and binding upon the Pledgor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Pledgor to the Finance Parties) against the Pledgor in any such legal action or proceeding shall be conclusive and

8

may be enforced in other jurisdictions by suit on the judgment. The Pledgor will advise the Assignee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Finance Parties may bring any legal action or proceeding in any other appropriate jurisdiction.

23. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in favor of the Pledgee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

24. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Delivery of an executed counterpart of this Pledge Agreement by facsimile or electronic transmission shall be deemed as effective as delivery of an originally executed counterpart. In the event that the Pledgor delivers an executed counterpart of this Pledge Agreement by facsimile or electronic transmission, the Pledgor shall also deliver an originally executed counterpart as soon as practicable, but the failure of the Pledgor to deliver an originally executed counterpart of this Pledge Agreement shall not affect the validity or effectiveness of this Pledge Agreement.

25. Headings. In this Pledge Agreement, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Pledge Agreement.

26. Pledgee Benefit. In entering into this Pledge Agreement, the Pledgee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Pledge Agreement shall require the Pledgee to exercise any discretionary acts, and any provisions of this Pledge Agreement that authorize or permit the Pledgee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Pledgee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed the day and year first above written.

Pledgor:

[RELEVANT PARENT]

By:
Name:
Title:

9

Pledgee:

KROLL TRUSTEE SERVICES LIMITED, as Security Trustee

By:
Name: Title:

SCHEDULE I

PLEDGED COMPANY

Name of Pledged Company	Jurisdiction of Formation	Percentage of Membership Interest Pledged
[ ]	[ ]	100%

[ ]	[ ]	100%

[ ]	[ ]	100%

EXHIBIT I

IRREVOCABLE PROXY

The undersigned, the registered and beneficial owner of 100% of the membership interests of [   ], a [   ] (the “Pledged Company”), hereby makes, constitutes and appoints KROLL TRUSTEE SERVICES LIMITED, as Security Trustee for the Lenders (the “Pledgee”) with full power to appoint a nominee or nominees to act hereunder from time to time, the true and lawful attorney and proxy of the undersigned to vote 100% of the issued and outstanding membership interests in the Pledged Company at all annual and special meetings of the members of the Pledged Company or take any action by written consent with the same force and effect as the undersigned might or could do, hereby ratifying and confirming all that the said attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

The said membership interests have been pledged to the Pledgee pursuant to a Pledge Agreement dated as of the date hereof between the undersigned and the Pledgee.

This power and proxy is coupled with an interest and is irrevocable and shall remain irrevocable so long as the Pledge is outstanding and is in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this     day of     , 2024.

[RELEVANT PARENT]

By:
Name:
Title:

Agreed Form

EXHIBIT II

INSTRUMENT OF TRANSFER OF LIMITED LIABILITY COMPANY INTERESTS

We, [RELEVANT PARENT], a [  ] organized and existing in [  ] (the “Pledgor”), for value received, do hereby transfer unto KROLL TRUSTEE SERVICES LIMITED as Security Trustee or its nominee (the “Transferee”) 100% of the limited liability company interests in [   ], a limited liability company organized and existing under the laws of the Republic of the Marshall Islands (the “Pledged Company”), registered in the name of the Pledgor and the Transferee does hereby agree to take the said limited liability company interests in the Pledged Company.

As witness our hands the    day of     , 20 .

Transferor:	Transferee:

[PLEDGOR]

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT III

LETTER TO MARSHALL ISLANDS REGISTRY

[LETTERHEAD OF CURRENT ADDRESS OF RECORD]

The Trust Company of the Marshall Islands, Inc.

Trust Company Complex,

Ajeltake Road, Ajeltake Island,

Majuro, Marshall Islands, MH96960

DATE:

Ladies and Gentlemen:

We, the undersigned, are on record as the address of record (the “Address of Record”) for [●], a Marshall Islands limited liability company (the “Company”). Please be advised that effective today we are appointing the following as our co-address of record for the Company (the “Co-Address of Record”):

COMPANY NAME: KROLL TRUSTEE SERVICES LIMITED

ADDRESS:

ATTENTION:

EMAIL ADDRESS:

The Co-Address of Record will become the sole address of record of the Company upon written notification to you referencing this Co-Address of Record Appointment Letter from either the undersigned or the Co-Address of Record that the Co-Address of Record shall now be the sole address of record of the Company (the “Elevation Notice”).

This Co-Address of Record Appointment Letter is made pursuant to that certain pledge agreement dated [●], 2024 entered into by and between [PLEDGOR], the sole shareholder of the Company and pledgor, and the Co- Address of Record, as security trustee. This appointment is coupled with an interest, is irrevocable, and may only be removed by (i) the joint-action of the undersigned and the Co-Address of Record, (ii) a court order from a court of competent jurisdiction or (iii) the Elevation Notice becoming effective.

Sincerely,

[CURRENT ADDRESS OF RECORD]

By:
Name:
Title:

Exhibit J

Form of Earnings Account Pledge

Agreed Form

ACCOUNT PLEDGE

(Earnings Account)

THIS ACCOUNT PLEDGE (this “Pledge”) is made as of [●], 2024, by and between SEACOR MARINE FOREIGN HOLDINGS INC., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (the “Assignor”), and KROLL TRUSTEE SERVICES LIMITED, in its capacity as Security Trustee (as such term is hereinafter defined) (the “Assignee”).

WITNESSETH:

WHEREAS:

A. By a senior secured credit agreement dated [●], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, as subsidiary guarantors, (4) the lenders party thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent and (6) Kroll Trustee Services Limited, as security trustee (the “Security Trustee”), the Lenders have agreed to make available to the Borrower a senior secured term loan facility (the “Loan”);

B. The Assignor has opened and maintains an account with account number 537297833 (such account, including any sub-account(s) into and from which balances from such account are swept by the Account Bank from time to time for reserve-related or other purposes, the “Earnings Account”) with JPMorgan Chase N.A. (in such capacity, the “Account Bank”); and

C. It is a condition precedent to, among other things, the availability of the Loan that the Assignor execute and deliver to the Assignee, as security for the obligations of the Obligors under the Credit Agreement, the Note and the other Loan Documents, an assignment and pledge of the Earnings Account in favor of the Assignee.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency whereof are hereby acknowledged), and by way of security for the due performance of the obligations of the Assignor under the Credit Agreement, the Note and the other relevant Loan Documents, it is hereby agreed as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein. For the purposes of this Pledge, when any term is modified by the word “relevant” such term shall be construed to mean with respect to, among others, as the case may be, the Assignor.

2. Grant of Security. As security for the obligations of the Obligors under the Credit Agreement, the Note and the other Loan Documents, including, without limitation, the due and punctual performance by the Assignor of all its obligations under this Pledge now or hereafter existing hereinafter (the “Obligations”), the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee absolutely and does hereby grant a security interest in, all of its right, title and interest, present and future, in and to the Earnings Account and all moneys from time to time on deposit in the Earnings Account, together with interest on the foregoing and proceeds thereof.

3. Negative Pledge; Representations and Warranties. The parties hereto acknowledge and agree that the Earnings Account is a “deposit account” as such term in set forth in the

Uniform Commercial Code. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Pledge shall remain in effect, any of its right, title or interest in the whole or any part of the property hereby assigned to anyone other than the Assignee or as permitted by the Credit Agreement, and it will not take or omit to take any action, the taking or omission of which might result in a material alteration or impairment of the rights hereby assigned or any of the rights created in this Pledge; the Assignor further represents that the lien created hereby constitutes a perfected first priority security interest in the Earnings Account in favor of the Assignee; the Assignor shall not create, assume or suffer to exist any additional lien, charge, security interest, writ, order, judgment, warrant of attachment, execution or similar process upon the Earnings Account.

4. Power of Attorney. The Assignor does hereby constitute the Assignee the Assignor’s true and lawful attorney irrevocably, with full power (in the name of the Assignor or otherwise) upon the occurrence and during the continuance of an Event of Default (i) to set off and apply all moneys in the Earnings Account in or towards satisfaction of any and all moneys, obligations and liabilities hereby secured and in such order as the Assignee in its absolute discretion may from time to time conclusively determine, (ii) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, (iii) to endorse any checks or other instruments or orders in connection therewith, and (iv) to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. The powers conferred on the Assignee under the powers of attorney hereunder are solely to protect the Assignee’s interests and shall not impose any duty upon the Assignee to exercise any such powers.

5. Accounts Control Agreement. The Assignor represents that it has entered into an accounts control agreement which provides, inter alia, that the Earnings Account shall be under the control of the Assignee, and that the Assignor shall have the right to withdraw and otherwise direct the disposition of funds in the Earnings Account until such time as the Assignee shall have issued a notice to the Account Bank of its exclusive right to direct withdrawals from the Earnings Account and to exercise all rights with respect to all of the funds in the Earnings Account after the occurrence and during the continuance of an Event of Default.

6. Termination. When all of the Obligations shall have been fully satisfied, the Assignee agrees that the security interest granted hereby shall terminate and it shall forthwith release the Assignor from its Obligations hereunder and the Assignee, at the request and expense of the Assignor, will promptly execute and deliver to the Assignor a proper instrument or instruments (in form and substance satisfactory to the Assignee) as the Assignor shall prepare and reasonably request to evidence such termination acknowledging the satisfaction and termination of this Pledge, and all rights, title and interests herein assigned shall revert to the Assignor, and this Pledge shall terminate.

7. Further Assurances. The Assignor shall from time to time, and at all times after the security constituted by this Pledge shall have become enforceable, execute all such further instruments and documents and do all such things as the Assignee may reasonably request for the purpose of obtaining the full benefit of this Pledge and of the rights, title, interest, powers, authorities and discretions conferred on the Assignee by this Pledge, provided that nothing contained herein shall be construed to require the Assignor to give notice of this Pledge to its creditors in the ordinary course of business other than as required under the Credit Agreement or upon an Event of Default that shall have occurred and be continuing. The Assignor hereby irrevocably appoints the Assignee its attorney-in-fact for it and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may in its reasonable discretion deem necessary or advisable for any of the purposes of this Pledge; provided that the Assignee shall not exercise such power unless an Event of Default shall have occurred and be continuing.

8. No Waiver; Remedies Cumulative and Not Exclusive. The Assignee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Assignee, and then only to the extent therein set forth. A waiver by the Assignee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Assignee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Assignee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

9. Continuing Security. It is declared and agreed that the security created by this Pledge shall be held by the Assignee as a continuing security for the Obligations which may at any time and from time to time be or become payable and that the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the Obligations hereby secured.

10. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Pledge shall be applied in accordance with the terms and provisions of the Credit Agreement.

11. Waiver; Amendment. None of the terms or provisions of this Pledge may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Assignor and the Assignee. This Pledge and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee, its respective successors and assigns.

12. Governing Law. This Pledge shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 8 and Article 9 of the Uniform Commercial Code are used herein as therein defined. The parties agree that New York is the jurisdiction of Assignee for all purposes hereof and of Article 8 and Article 9 of the Uniform Commercial Code.

13. Submission to Jurisdiction. The Assignor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Assignee under this Pledge or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Assignor by mailing by certified mail, signature required, or delivering the same by hand to the Assignor at the address indicated for notices in Section 17 of the Credit Agreement. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Assignor as such, and shall be legal and binding upon the Assignor for all the purposes of any such action or proceeding. To the extent permitted by applicable law, final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Assignor to the Assignee) against the Assignor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Assignor will advise the Assignee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Assignee may bring any legal action or proceeding in any other appropriate jurisdiction.

14. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE.

15. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

16. Invalidity. If any provision of this Pledge shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, (i) such declaration or decision shall not affect the validity of any other provision or provisions of this Pledge or the validity of this Pledge as a whole; (ii) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (iii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole reasonable opinion of the Assignee, shall be required in order to ensure and give effect to the full intent of this Pledge.

17. Counterparts. This Pledge may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Headings. In this Pledge, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Pledge.

19. Assignee Benefit. In obtaining the benefits of this Pledge, the Assignee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Pledge shall require the Assignee to exercise any discretionary acts, and any provisions of this Pledge that authorize or permit the Assignee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Assignee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be executed as of the day and year first above written.

Assignor:	Assignee:
SEACOR MARINE FOREIGN HOLDINGS INC.	KROLL TRUSTEE SERVICES LIMITED, as Security Trustee

By:	By:
Name:	Name:
Title:	Title:

Exhibit K

Form of Debt Service Reserve Account Pledge

Agreed Form

ACCOUNT PLEDGE

(Debt Service Reserve Account)

THIS ACCOUNT PLEDGE (this “Pledge”) is made as of [●], 2024, by and between SEACOR MARINE FOREIGN HOLDINGS INC., a corporation incorporated and existing under the laws of the Republic of the Marshall Islands (the “Assignor”), and KROLL TRUSTEE SERVICES LIMITED, in its capacity as Security Trustee (as such term is hereinafter defined) (the “Assignee”).

WITNESSETH:

WHEREAS:

A. By a senior secured credit agreement dated [●], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, as subsidiary guarantors, (4) the lenders party thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent and (6) Kroll Trustee Services Limited, as security trustee (the “Security Trustee”), the Lenders have agreed to make available to the Borrower a senior secured term loan facility (the “Loan”);

B. The Assignor has opened and maintains an account with account number 537297981 (such account, including any sub-account(s) into and from which balances from such account are swept by the Account Bank from time to time for reserve-related or other purposes, the “Debt Service Reserve Account”) with JPMorgan Chase N.A. (in such capacity, the “Account Bank”); and

C. It is a condition precedent to, among other things, the availability of the Loan that the Assignor execute and deliver to the Assignee, as security for the obligations of the Obligors under the Credit Agreement, the Note and the other Loan Documents, an assignment and pledge of the Debt Service Reserve Account in favor of the Assignee.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and sufficiency whereof are hereby acknowledged), and by way of security for the due performance of the obligations of the Assignor under the Credit Agreement, the Note and the other relevant Loan Documents, it is hereby agreed as follows:

1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein. For the purposes of this Pledge, when any term is modified by the word “relevant” such term shall be construed to mean with respect to, among others, as the case may be, the Assignor.

2. Grant of Security. As security for the obligations of the Obligors under the Credit Agreement, the Note and the other Loan Documents, including, without limitation, the due and punctual performance by the Assignor of all its obligations under this Pledge now or hereafter existing hereinafter (the “Obligations”), the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee absolutely and does hereby grant a security interest in, all of its right, title and interest, present and future, in and to the Debt Service Reserve Account and all moneys from time to time on deposit in the Debt Service Reserve Account, together with interest on the foregoing and proceeds thereof.

3. Negative Pledge; Representations and Warranties. The parties hereto acknowledge and agree that the Debt Service Reserve Account is a “deposit account” as such term in set forth in the Uniform Commercial Code. The Assignor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Pledge shall remain in effect, any of its right, title or interest in the whole or any part of the property hereby assigned to anyone other than the Assignee or as permitted by the Credit Agreement, and it will not take or omit to take any action, the taking or omission of which might result in a material alteration or impairment of the rights hereby assigned or any of the rights created in this Pledge; the Assignor further represents that the lien created hereby constitutes a perfected first priority security interest in the Debt Service Reserve Account in favor of the Assignee; the Assignor shall not create, assume or suffer to exist any additional lien, charge, security interest, writ, order, judgment, warrant of attachment, execution or similar process upon the Debt Service Reserve Account.

4. Power of Attorney. The Assignor does hereby constitute the Assignee the Assignor’s true and lawful attorney irrevocably, with full power (in the name of the Assignor or otherwise) upon the occurrence and during the continuance of an Event of Default (i) to set off and apply all moneys in the Debt Service Reserve Account in or towards satisfaction of any and all moneys, obligations and liabilities hereby secured and in such order as the Assignee in its absolute discretion may from time to time conclusively determine, (ii) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, (iii) to endorse any checks or other instruments or orders in connection therewith, and (iv) to file any claims or take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises. The powers conferred on the Assignee under the powers of attorney hereunder are solely to protect the Assignee’s interests and shall not impose any duty upon the Assignee to exercise any such powers.

5. Accounts Control Agreement. The Assignor represents that it has entered into an accounts control agreement which provides, inter alia, that the Debt Service Reserve Account shall be under the control of the Assignee who shall have the right to withdraw or otherwise direct the disposition of funds in the Debt Service Reserve Account, and that the Assignor shall not have the right to withdraw or otherwise direct the disposition of funds in the Debt Service Reserve Account.

6. Termination. When all of the Obligations shall have been fully satisfied, the Assignee agrees that the security interest granted hereby shall terminate and it shall forthwith release the Assignor from its Obligations hereunder and the Assignee, at the request and expense of the Assignor, will promptly execute and deliver to the Assignor a proper instrument or instruments (in form and substance satisfactory to the Assignee) as the Assignor shall prepare and reasonably request to evidence such termination acknowledging the satisfaction and termination of this Pledge, and all rights, title and interests herein assigned shall revert to the Assignor, and this Pledge shall terminate.

7. Further Assurances. The Assignor shall from time to time, and at all times after the security constituted by this Pledge shall have become enforceable, execute all such further instruments and documents and do all such things as the Assignee may reasonably request for the purpose of obtaining the full benefit of this Pledge and of the rights, title, interest, powers, authorities and discretions conferred on the Assignee by this Pledge, provided that nothing contained herein shall be construed to require the Assignor to give notice of this Pledge to its creditors in the ordinary course of business other than as required under the Credit Agreement or upon an Event of Default that shall have occurred and be continuing. The Assignor hereby irrevocably appoints the Assignee its attorney-in-fact for it and in its name and on its behalf and as its act and deed to execute, seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may in its reasonable discretion deem necessary or advisable for any of the purposes of this Pledge; provided that the Assignee shall not exercise such power unless an Event of Default shall have occurred and be continuing.

8. No Waiver; Remedies Cumulative and Not Exclusive. The Assignee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Assignee, and then only to the extent therein set forth. A waiver by the Assignee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Assignee would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Assignee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

9. Continuing Security. It is declared and agreed that the security created by this Pledge shall be held by the Assignee as a continuing security for the Obligations which may at any time and from time to time be or become payable and that the security so created shall not be satisfied by an intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the Obligations hereby secured.

10. Application of Proceeds. All moneys collected or received from time to time by the Assignee pursuant to this Pledge shall be applied in accordance with the terms and provisions of the Credit Agreement.

11. Waiver; Amendment. None of the terms or provisions of this Pledge may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Assignor and the Assignee. This Pledge and all obligations of the Assignor hereunder shall be binding upon the successors and assigns of the Assignor and shall, together with the rights and remedies of the Assignee hereunder, inure to the benefit of the Assignee, its respective successors and assigns.

12. Governing Law. This Pledge shall be governed by and construed in accordance with the laws of the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 8 and Article 9 of the Uniform Commercial Code are used herein as therein defined. The parties agree that New York is the jurisdiction of Assignee for all purposes hereof and of Article 8 and Article 9 of the Uniform Commercial Code.

13. Submission to Jurisdiction. The Assignor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Assignee under this Pledge or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Assignor by mailing by certified mail, signature required, or delivering the same by hand to the Assignor at the address indicated for notices in Section 17 of the Credit Agreement. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Assignor as such, and shall be legal and binding upon the Assignor for all the purposes of any such action or proceeding. To the extent permitted by applicable law, final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Assignor to the Assignee) against the Assignor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Assignor will advise the Assignee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Assignee may bring any legal action or proceeding in any other appropriate jurisdiction.

14. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR AND THE ASSIGNEE HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PLEDGE.

15. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

16. Invalidity. If any provision of this Pledge shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, (i) such declaration or decision shall not affect the validity of any other provision or provisions of this Pledge or the validity of this Pledge as a whole; (ii) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in favor of the Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (iii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Assignor hereby undertakes to furnish the Assignee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole reasonable opinion of the Assignee, shall be required in order to ensure and give effect to the full intent of this Pledge.

17. Counterparts. This Pledge may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Headings. In this Pledge, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Pledge.

19. Assignee Benefit. In obtaining the benefits of this Pledge, the Assignee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Pledge shall require the Assignee to exercise any discretionary acts, and any provisions of this Pledge that authorize or permit the Assignee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Assignee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature Page follows]

Agreed Form

IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be executed as of the day and year first above written.

Assignor:	Assignee:
SEACOR MARINE FOREIGN HOLDINGS INC.	KROLL TRUSTEE SERVICES LIMITED, as Security Trustee

By:	By:
Name:	Name:
Title:	Title:

Exhibit L

Form of Vessel Manager’s Undertaking

Agreed Form

MANAGER’S UNDERTAKING

[●], 2024

KROLL AGENCY SERVICES LIMITED

The News Building, Level 6,

3 London Bridge Street

London SE1 9SG

Re: Vessels listed on Schedule 1 hereto

Dear Sirs:

We refer to that senior secured credit agreement dated [●], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower, (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, including each Owner (as defined below), as subsidiary guarantors, (4) the lenders listed on Schedule 1-B thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent (the “Facility Agent”) and (6) Kroll Trustee Services Limited, as security trustee (the “Security Trustee”).

We hereby confirm that we have been appointed as the manager of the vessels listed on Schedule 1 hereto (the “Vessels”) opposite the owners described therein (the “Owners”), pursuant to separate management agreements (each, a “Management Agreement”), each dated as of [     ], between the Owners and ourselves. We hereby represent and warrant that the copy of each Management Agreement attached hereto is a true and complete copy of that Management Agreement, and that there have been no amendments or variations thereto or defaults thereunder by us or, to the best of our knowledge and belief, the Owners.

In consideration of the Lenders (as defined in the Credit Agreement) granting their approval to our appointment as manager of the Vessels, we hereby irrevocably and unconditionally undertake with the Finance Parties (as defined in the Credit Agreement) as follows:

(a)

all claims of whatsoever nature which we have or may at any time hereafter have against or in connection with a Vessel, its earnings, insurances or requisition compensation, or against an Owner, shall rank after and be in all respects subordinate to all of the rights and claims of the Finance Parties (as defined in the Credit Agreement) against such property or persons; provided, however, so long as no Event of Default (as defined in the Credit Agreement) shall have occurred or be continuing, any amount due to us under each Management Agreement may be paid by such Owner;

(b)

we shall not institute any legal or quasi legal proceeds under any jurisdiction at any time hereafter against a Vessel, its earnings, insurances or requisition compensation, or against an Owner in any capacity without the Facility Agent’s express, prior written consent;

(c)

we shall upon the Facility Agent’s written request deliver to the Facility Agent all documents reasonably requested by the Facility Agent of whatever nature held by us or any sub-manager appointed by us in connection with an Owner or a Vessel, its earnings, insurances or requisition compensation;

(d)

we shall not do, or omit to do, or cause anything to be done or omitted, which might be contrary to or incompatible with the obligations undertaken by an Owner under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement);

(e)

we shall not agree or purport to agree to any material amendment or variation or termination of any Management Agreement without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld, conditioned or delayed), except where the amendment or variation is required to comply with applicable laws or regulations;

(f)

we shall direct and procure that all moneys payable to us or through us with respect to any charter or other contract of employment with respect to each Vessel (“Charter Revenue”), net costs and operating expenses of the Vessel and any fees payable to us, shall be remitted to the Borrower’s Earnings Account (as defined in the Credit Agreement) as soon as possible after receipt thereof;

(g)

we shall ensure that no moneys payable to us or through us with respect to any charter or other contract of employment with respect to each Vessel shall be paid into or through any account which is pledged or assigned to, or otherwise encumbered or subject to any rights of setoff in favor of, any entity or person other than the Security Trustee;

(h)	we shall procure that any sub-manager appointed by us will, on or before the date of such appointment, enter into an undertaking in favor of the Lenders in substantially the same form as this letter;

(i)	we shall advise the Facility Agent in writing prior to our ceasing to be the manager of each Vessel; and

(j)	we shall immediately advise the Facility Agent in writing if a Vessel’s Safety Management Certificate is withdrawn.

Upon satisfaction of the indebtedness of each Owner to the Lenders under the Credit Agreement and the other applicable Loan Documents, our obligations hereunder shall terminate.

The provisions of this letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Any legal action or proceeding with respect to this letter may be brought in any New York State court or Federal court of the United States of America sitting in New York City and any appellate court from any thereof or such other courts having jurisdiction over such action or proceeding as the Lender may select. By execution and delivery of this letter and for the exclusive benefit of the Lenders, we irrevocably and generally and unconditionally accept the jurisdiction of such courts.

[Signature page follows]

4

[MANAGER]

By:
Name:
Title:

Vessels

Vessel	Owner	Flag	IMO

COPY OF MANAGEMENT AGREEMENTS

2

Exhibit M

Form of Compliance Certificate

3

Agreed Form

COMPLIANCE CERTIFICATE

OF SEACOR MARINE HOLDINGS INC.

FOR THE PERIOD ENDED

The undersigned, being the Chief Financial Officer of SEACOR MARINE HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware (the “Parent Guarantor”), hereby certifies, on behalf of the Parent Guarantor, in connection with that certain credit agreement dated [__], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) the Parent Guarantor, (3) the Subsidiary Guarantors listed in Schedule 1-A thereto, (4) the Lenders listed in Schedule 1-B thereto, (5) Kroll Agency Services Limited as Facility Agent for the Lenders and (6) Kroll Trustee Services Limited as Security Trustee for the Lenders:

(i)	that I have reviewed:

•

[the consolidated financial statements of the Parent Guarantor dated as of _________________ and for the year then ended, including the consolidated balance sheet of the Parent Guarantor as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which are audited reports prepared by an Acceptable Accounting Firm and prepared in accordance with GAAP, copies of which [are attached hereto][are publicly filed on EDGAR];][7]

•

[the consolidated financial statements of the Parent Guarantor as of _____________________ and for the __________ period then ended, including a quarterly interim consolidated balance sheet of the Parent Guarantor and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, which financial statements fairly present the financial condition of Parent Guarantor as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments and prepared in accordance with GAAP, and copies of which [are attached hereto][are publicly filed on EDGAR];[8]

•

consolidated financial statements of the Borrower as of _____________________ and for the __________ period then ended, including a quarterly interim consolidated balance sheet of the Borrower, and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but prepared in accordance with GAAP, which financial statements fairly present the financial condition of the Borrower as at the dates indicated, subject to changes resulting from audit and normal year-end adjustments, copies of which are attached hereto as Annex B;[9]

[7]	To be included in year-end Compliance Certificate and delivered within 120 days of year end.
[8]	To be included in Q1, Q2 and Q3 Compliance Certificates and delivered within 60 days of fiscal quarter end.
[9]	Q4 Borrower financials to be delivered prior to delivery of Compliance Certificate, and within 60 days of fiscal quarter end with the relevant certification.

(ii)

that I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Parent Guarantor and the Borrower during the accounting period covered by the financial statements referred to in clause (i) above;

(iii)

such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do we have knowledge of the existence of any such condition or event as at the date of this Certificate [EXCEPT, [IF SUCH CONDITION OR EVENT EXISTED OR EXISTS, DESCRIBE THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION THE BORROWERS HAVE TAKEN, ARE TAKING AND PROPOSE TO TAKE WITH RESPECT THERETO]];

(iv)

the Parent Guarantor is in compliance with the covenants contained in Section 4 of the Parent Guaranty and in each other Transaction Document to which it is a party, and Annex A attached hereto shows the calculation thereof in reasonable detail.

Capitalized terms used but not otherwise defined herein have such meanings given to them in the Loan Agreement

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of         .

SEACOR MARINE HOLDINGS INC.

By:
Name:
Title: Chief Financial Officer

ANNEX A

A.	Section 4(a)(xiv) – Minimum Consolidated Liquidity:

	1)	All Cash and Cash Equivalents of the Parent Guarantor and Subsidiaries:				$

	2)	7.5% of Net Interest Bearing Debt

		a)	Consolidated total amount of Indebtedness[10] of the Parent Guarantor:			$

(without duplication)

			i	)	all indebtedness of such Person for borrowed money,	$

			ii	)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,	$

			iii	)	the face amount of letters of credit or other similar instruments (including reimbursement obligations with respect thereto,	$

			iv	)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables	$

			v	)	Capitalized Lease Obligations	$

			vi	)	all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness	$

			vii	)	all indebtedness of other Persons guaranteed by such Person to the extent guaranteed;	$

		b)	Minus all Cash and Cash Equivalents of the Parent Guarantor and Subsidiaries			$

		c)	(a) and (b) equals			$

		d)	7.5% of (c)			$

	3)	$20,000,000

[10]

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any current trade payables.

	4)	1 shall be greater than the greater of 2 and 3	[yes/no]

B.	Section 4(a)(xv) – Equity Ratio:

	1)	Total Equity: total shareholder equity of the Parent Guarantor and Subsidiaries	$

	2)	Total Assets: total consolidated assets of Parent Guarantor and subsidiaries	$

	3)	Ratio of 1 to 2%

		Requirement per the Parent Guaranty: Prior to and including the period ending December 31, 2026, not less than 30%, and thereafter, 35%	[yes/no]

Agreed Form

C.	Section 4(a)(xvi) – Debt-to-Capitalization Ratio:

	1)	Net Interest-Bearing Debt (taken from (2)(d) above)	$

	2)	Total Capital

		a) Consolidated total amount of Indebtedness of the Parent Guarantor:	$

		b) Plus shareholders’ equity of the Parent Guarantor	$

		c) (a) and (b) equals	$

	3)	Ratio of 1 to 2

		Requirement per the Parent Guaranty: Not more than 65%:	[yes/no]

Annex B

Borrower Financial Statements

[Attached]

Exhibit N

Form of Valuation Certificate

Agreed Form

VALUATION CERTIFICATE

FOR THE PERIOD ENDED

[June 30][December 31], ______

The undersigned, being the ____________________ of SEACOR MARINE FOREIGN HOLDINGS INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands (the “Borrower”), hereby certifies, on behalf of the Borrower, in connection with that certain credit agreement dated [__], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among (1) the Borrower, (2) the SEACOR Marine Holdings Inc., as Parent Guarantor, (3) the Subsidiary Guarantors listed in Schedule 1-A thereto, (4) the Lenders listed in Schedule 1-B thereto, (5) Kroll Agency Services Limited as Facility Agent for the Lenders and (6) Kroll Trustee Services Limited as Security Trustee for the Lenders, attached hereto as Annex A are the valuations required to be delivered pursuant to Section 10.1(q) of the Credit Agreement, evidencing compliance with Section 10.3 of the Credit Agreement and showing the calculation thereof in reasonable detail.

Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of    .

SEACOR MARINE FOREIGN HOLDINGS INC.

By:
Name:
Title:

Annex A

Vessel Maintenance Test

Vessel	Fair Market Value
1. SEACOR BRAVE	$
2. SEACOR CHIEF	$
3. SEACOR COURAGEOUS	$
4. SEACOR FEARLESS	$
5. SEACOR RESOLUTE	$
6. SEACOR TARAHUMARA	$
7. SEACOR TOTONACA	$
8. SEACOR MIXTECA	$
9. PAULA MCCALL	$
10. AARON S MCCALL	$
11. ALYA MCCALL	$
12. CAPT. ELLIOT MCCALL	$
13. CARLENE MCCALL	$
14. LIAM J MCCALL	$
15. MICHAEL CROMBIE MCCALL	$
16. MICHAEL G MCCALL	$
17. MR. STEVEN MCCALL	$
18. SEACOR CHEETAH	$
19. SEACOR COUGAR	$
20. SEACOR LEOPARD	$
21. SEACOR LYNX	$
22. AMY CLEMONS MCCALL	$
23. FALCON DIAMOND	$
24. FALCON PEARL	$
25. SEACOR 88	$
26. SEACOR 888	$
27. SEACOR DEMERARA	$
28. SEACOR ANDES	$
29. SEACOR ATLAS	$
30. SEACOR AMAZON	$
31. SEACOR ALPS	$
32. SEACOR CONGO	$
33. SEACOR PARANA	$
34. SEACOR NILE	$
35. SEACOR MURRAY	$
36. SEACOR YANGTZE	$
37. SEACOR OHIO	$
38. SEACOR MARLIN	$
39. SEACOR DEFIANCE	$
40. ALEXANDER S MCCALL	$
41. AVA J. MCCALL	$
42. SEACOR PANTHER	$
43. SEACOR PUMA	$
44. EMILY DAY MCCALL	$

45. MOLLY R MCCALL	$
46. ALEX F MCCALL	$
47. RJ COCO MCCALL	$

Principal Amount of the Loan outstanding as of the date of this Certificate: $__________

The aggregate Fair Market Value of the Vessels subject to a Mortgage is more than 200% of the principal amount of the Loan outstanding	[yes/no]

If no, then describe additional collateral or prepayment made to comply with Section 10.3: [___]

[Valuations attached]

Exhibit O

Form of Vessel Owner Undertaking Letter

Agreed Form

VESSEL OWNER’S UNDERTAKING

[●], 2024

KROLL AGENCY SERVICES LIMITED, as Facility Agent (as defined below) and

KROLL TRUSTEE SERVICES LIMITED, as Security Trustee (as defined below)

The News Building, Level 6,

3 London Bridge Street

London SE1 9SG

Re:	Vessel described on Schedule 1 hereto

Dear Sirs:

We, [SEACOR MARLIN LLC][SEACOR Offshore 2 LLC], a Marshall Islands limited liability company (the “Owner”), refer to that senior secured credit agreement dated [●], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower, (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the Owner and the other entities listed on Schedule 1-A thereto, as subsidiary guarantors, (4) the lenders listed on Schedule 1-B thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent (the “Facility Agent”) and (6) Kroll Trustee Services Limited, as security trustee (the “Security Trustee”).

Capitalized terms used but not defined herein shall have such meanings given to them in the Credit Agreement.

The undersigned is the owner of the whole of each of the Mexican flagged vessel listed on Schedule 2 hereto (the “Vessel”).

1.	Definitions.

(A)	In this Vessel Owner’s Undertaking Letter (this “Undertaking Letter”), unless the context otherwise requires:

(i)

“Earnings” means (a) all moneys and claims for moneys due and to become due thereto, whether as charter hire, freights, loans, indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, any bareboat, time or voyage charter, contract of affreightment or other contract for the use or employment of the Vessel, (b) all remuneration for salvage and towage services, demurrage and detention moneys and any other earnings whatsoever due or to become due to the Owner arising from the use or employment of the Vessel, (c) all moneys or other compensation payable by reason of requisition for title or for hire or other compulsory acquisition of the Vessel, and (d) all proceeds of all of the foregoing;

(ii)

“excess risks” means the proportion of claims for general average and salvage charges and under the ordinary running-down clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

(iii)

“Insurances” includes all policies and contracts of insurance and reinsurance, including all entries of the Vessel in a protection and indemnity or war risks association or club which are from time to time taken out or entered into in respect of the Vessel, the Vessel’s hull and machinery, and all benefits thereof, including, without limitation, all claims of whatsoever nature, as well as return premiums, or otherwise howsoever in connection with the Vessel;

(iv)

“protection and indemnity risks” means the usual risks covered by a United States or an English or another protection and indemnity association or club acceptable to the Security Trustee (acting at the direction of the Majority Lenders) including the proportion not recoverable in case of collision under the ordinary running-down section;

(v)

“Requisition Compensation” means all moneys or other compensation payable and belonging to the Owner during the Security Period by reason of requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire;

(vi)	“Total Loss” means any of the:

a.	actual, constructive or compromised or arranged total loss of the Vessel;

b.	requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire) which shall continue for thirty (30) days; and

c.

capture, seizure, arrest, detention or confiscation of the Vessel by any government or by Persons acting or purporting to act on behalf of any government unless the Vessel be released and restored to the Owner from such capture, seizure, arrest, detention or confiscation within thirty (30) days after the occurrence thereof; and

(vii)	“war risks” means the risk of mines and all risks excluded from the standard form of United States marine policy by the War, Strikes and Related Exclusion clause.

(B)

Other Defined Terms. Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meaning when used herein. For the purposes of this Undertaking Letter, when any term is modified by the word “relevant” such term shall be construed to mean with respect to, among others, as the case may be, the Owner.

2.	Undertakings. The Owner hereby irrevocably and unconditionally undertakes as follows:

(A)	Affirmative and Negative Covenants.

(i) To keep the Vessel free of Liens other than (a) Permitted Liens, and (b) crew’s wages remaining unpaid in accordance with reasonable commercial practices or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business, accrued for not more than thirty (30) days (unless any such lien is being contested in good faith and by appropriate proceedings or other acts and the Owner shall have set aside on its books adequate reserves with respect to such lien and so long as such deferment in payment shall not subject the Vessel to forfeiture or loss) or liens for loss, damage or expense which are fully covered by insurance, subject to

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applicable deductibles satisfactory to the Majority Lenders, or in respect of which a bond or other security has been posted by or on behalf of the Owner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest;

(ii) to not pledge, charge, assign or otherwise encumber (in favor of any Person other than the Security Trustee) her Insurances, Earnings or Requisition Compensation or to suffer the creation of any such pledge, charge, assignment or encumbrance as aforesaid to or in favor of any Person other than the Security Trustee;

(iii)  to pay and discharge or to cause to be paid and discharged all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel except to the extent permitted hereunder;

(B)	Insurance Undertakings.

(i) To insure and keep the Vessel insured or cause or procure the Vessel to be insured and to be kept insured at no expense to the Security Trustee, in regard to:

(a) all fire and usual marine risks (including increased value, which shall not exceed twenty percent (20%) of the total hull and machinery coverage) on an agreed value basis, which hull and machinery insured value shall be at least 80% of the Fair Market Value of the Vessel in accordance with Section 10.1(t)(iii) of the Credit Agreement;

(b) war risks on an agreed value basis (including war protection and indemnity liability with a separate limit not less than hull value) covering, inter alia, the perils of confiscation, terrorism, piracy, expropriation, nationalization, seizure and blocking; and

(c) protection and indemnity risks (including pollution risks and including protection and indemnity war risks in excess of the amount for war risks (hull)) to the highest amount available in the market for the full value and tonnage of the ship, as approved in writing by the Security Trustee (acting at the direction of the Majority Lenders), and, in case of oil pollution liability risks, at the highest level of cover from time to time available under basic protection and indemnity clubs entry, currently One Billion United States Dollars ($1,000,000,000);

(ii) with respect to the Vessel, to effect the Insurances aforesaid or to cause or procure the same to be effected:

(a)

in the cases of the Insurances referred to in sub-sections (i) (a) and (b) above and total loss, (A) in such amounts on an agreed value basis as shall be at least equivalent to the higher of (I) the Fair Market Value of the Vessel and (II) One Hundred Twenty percent (120%) of the aggregate outstanding principal amount of the Facility (when aggregated with the insured value of the other Vessels (as defined in the Credit Agreement) then financed under the Credit Agreement), (B) all such insurance shall be payable in lawful money of the United States of America, and (C) upon such terms (including provisions as to named insureds and loss payees and prior notice of cancellation) and with such deductibles as shall from time to time be approved by the Majority Lenders in the reasonable exercise of their judgment;

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(b)

in the case of the protection and indemnity Insurances referred to in sub-section (i)(c) above, in respect of the Vessel’s full tonnage, and in an amount equal to the highest level of cover commercially available as at the date of this Undertaking Letter and to include provisions as to loss payees and prior notice of cancellation in form and substance satisfactory to the Majority Lenders; and

(c)

with insurance companies, underwriters, funds, mutual insurance associations, war risks and protection and indemnity risks associations or clubs of recognized standing, in each case, acceptable to the Majority Lenders (hereinafter called “the Insurers”);

(iii) to renew or replace all such Insurances or cause or procure the same to be renewed or replaced before the relevant policies or contracts expire; and

(iv) duly and punctually to pay or to cause duly and punctually to be paid all premiums, calls, contributions or other sums payable in respect of all such Insurances, to produce or to cause to be produced all relevant receipts when so required by the Security Trustee and duly and punctually to perform and observe or to cause duly and punctually to be performed and observed any other obligations and conditions under all such Insurances;

(v) to execute or use reasonable efforts to cause to be executed such guarantees as may from time to time be required by any relevant protection and indemnity association or club;

(vi) not to reduce the coverage of any Insurances without the Security Trustee’s prior written approval (acting at the direction of the Majority Lenders);

(vii) not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of all policies, binders, cover notes or other instruments of the Insurances (including any warranties express or implied therein) without first obtaining the written consent of the Insurers to such employment (if required by such Insurers) and complying with such requirements as to extra premiums or otherwise as the Majority Lenders and/or the Insurers may prescribe;

(viii) to provide, within a reasonable period of time after a written request therefor, such additional insurances as the Majority Lenders may from time to time reasonably require on account of such insurances being required by any applicable law, regulation, public body, classification society or similar relevant authority or such insurances in the reasonable opinion of the Majority Lenders being customary or recommended for vessels of a similar type or vessels employed in a similar trade, in which case the provisions of this Section 1(A) shall be applicable, if appropriate.

(C)

Granting of Collateral upon a Flag Change. To execute and deliver in favor of the Security Trustee on the date which the Vessel is reflagged under the laws of another Approved Flag Jurisdiction, a Mortgage, an Earnings Assignment, Insurances Assignment and, if applicable, a Charter Assignment, and arrange for the delivery of all such documents required thereunder.

3.

Waiver; Amendment. None of the terms and conditions of this Undertaking Letter may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the Security Trustee.

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4.

Invalidity. If any provision of this Undertaking Letter shall at any time for any reason be declared invalid, void, unenforceable or otherwise inoperative by a court of competent jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in favor of the Security Trustee in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity and unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the assignment herein contained is either wholly or partly defective, the Owner hereby undertakes to furnish the Security Trustee with an alternative assignment or alternative security and/or to do all such other acts as, in the sole opinion of the Security Trustee, acting reasonably, shall be required in order to ensure and give effect to the full intent of this Undertaking Letter.

5.

Termination. If (i) the Owner shall pay and discharge all of its obligations under or in connection with the Credit Agreement, the Notes and the other relevant Loan Documents or is released therefrom in accordance with the terms thereof, (ii) if there is a Total Loss of the Vessel and the Owner has substituted acceptable collateral for the Vessel in accordance with the Credit Agreement, or (iii) the Vessel is flagged under the laws of another Approved Flag Jurisdiction, and the Owner has executed and delivered to the Security Trustee the Loan Documents described in Section 2(C) of this Undertaking Letter, this Undertaking Letter shall terminate. Upon any such termination, the Security Trustee will, at the Owner’s expense, execute and deliver to the Owner such documents (in form and substance satisfactory to the Security Trustee) as the Owner shall reasonably prepare and request to evidence such termination, without representation, recourse, or warranty of any kind, express or implied. For the avoidance of doubt, the Security Trustee shall not be obligated to execute or deliver any document pursuant to this Section 5 until it has received the documents provided for in Section 18.17 of the Credit Agreement.

6.

WAIVER OF JURY TRIAL. EACH OF THE OWNER, AND BY ITS ACCEPTANCE HEREOF, THE SECURITY TRUSTEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS UNDERTAKING LETTER.

7.	Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

8.	Governing Law. This Undertaking Letter shall be governed by and construed in accordance with the laws of the State of New York.

9.

Submission to Jurisdiction. The Owner hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Owner under this Undertaking Letter or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Owner by mailing by certified mail, signature required, or delivering the same by hand to the Owner at the address indicated for notices in the Credit Agreement. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed

10

personal service and accepted by the Owner as such, and shall be legal and binding upon the Owner for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Owner to the Security Trustee) against the Owner in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Owner will advise the Security Trustee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Security Trustee may bring any legal action or proceeding in any other appropriate jurisdiction.

10.

Counterparts. This Undertaking Letter may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.	Headings. In this Undertaking Letter, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

12.

Facility Agent and Security Trustee Benefit. In obtaining the benefits of this Undertaking Lender, each of the Facility Agent and the Security Trustee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Facility Agent and the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Undertaking Letter shall require the Facility Agent or the Security Trustee to exercise any discretionary acts, and any provisions of this Undertaking Letter that authorize or permit the Facility Agent or the Security Trustee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Facility Agent or the Security Trustee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[Signature page follows]

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[SEACOR MARLIN LLC]
[SEACOR Offshore 2 LLC]

By:
Name:
Title:

Vessels

Vessel	Owner	IMO
[SEACOR MARLIN]	[SEACOR MARLIN LLC]	9823601
[AMY CLEMONS MCCALL]	[SEACOR Offshore 2 LLC]	9688257

Exhibit P

Form of Pre-Delivery Assignment

2

Agreed Form

ASSIGNMENT OF SHIPBUILDING CONTRACT AND REFUND GUARANTEE

THIS ASSIGNMENT OF SHIPBUILDING CONTRACT AND REFUND GUARANTEE, dated [___], 2024 (this “Assignment”), is made by [BUYER], a limited liability company formed in the Republic of the Marshall Islands (the “Assignor”), to and in favor of KROLL TRUSTEE SERVICES LIMITED, a private limited company organized and existing under the laws of England and Wales, as security trustee for the Lenders (the “Assignee”).

WHEREAS:

(A) The Assignor has entered into a shipbuilding contract dated [___], 2024 (as amended, supplemented or otherwise modified from time to time, the “Shipbuilding Contract”) with Fujian Mawei Shipbuilding Ltd., a company existing under the laws of the People’s Republic of China (the “Yard”) providing for the construction and acquisition of one Z-4423 MPSV vessel bearing Hull No. MW628-[11/12] (the “Vessel”).

(B) The Assignor is or will be the beneficiary of certain refund guarantees (each, as amended, supplemented, replaced, substituted or otherwise modified from time to time, collectively, the “Refund Guarantee”, and together with the Shipbuilding Contract, the “Assigned Contracts”, and each separately, an “Assigned Contract”) issued in connection with the Shipbuilding Contract to the order of the Borrower by the [REFUND GUARANTOR], a [___] (the “Refund Guarantor”).

(C) By a senior secured credit agreement, dated [___], 2024 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, (1) SEACOR Marine Foreign Holdings Inc., as borrower (the “Borrower”), (2) SEACOR Marine Holdings Inc., as parent guarantor, (3) the entities listed on Schedule 1-A thereto, including the Assignor, as subsidiary guarantors, (4) the lenders listed on Schedule 1-B thereto (the “Lenders”), (5) Kroll Agency Services Limited, as facility agent and (6) Kroll Trustee Services Limited, as security trustee, the Lenders have agreed to make available to the Borrower a senior secured term loan facility (the “Loan”).

(D) The Assignor is a wholly owned subsidiary of the Parent Guarantor and will receive certain indirect benefits in connection with the Loan.

(E) It is a condition under the Credit Agreement that the Assignor executes and delivers to the Assignee, this Assignment.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby agrees with the Assignee as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein, including in the preamble and recitals of this Assignment.

SECTION 2. Assignment. As security for the payments and performance by the Obligors for the indebtedness, liabilities and obligations of the Obligors from time to time under the Credit Agreement, the Notes and the other relevant Loan Documents (the “Obligations”), the Assignor, as legal and beneficial owner, does hereby assign, transfer and set over unto the Assignee, for the benefit of the Assignee and its successors and assigns, and does hereby grant the Assignee a security interest in, all of the Assignor’s right, title and interest in and to the following personal property (hereinafter collectively referred to as the “Collateral”):

(a)	the Assigned Contracts;

(b)	the Vessel under construction;

(c)

all monies and claims for moneys due and to become due to the Assignor, whether as indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, the Assigned Contracts; and

(d)	all proceeds of all of the foregoing.

SECTION 3. Notice. Upon the Assignor’s execution of this Assignment, the Assignor will give notice, in the forms annexed hereto as Annex 1 and Annex 2, of this Assignment to each of the Yard and the Refund Guarantor and obtain the acknowledgment of the Yard and the Refund Guarantor thereto substantially in the form annexed hereto as Annex 3 and Annex 4, respectively.

SECTION 4. Assignor to Remain Liable. Anything herein contained to the contrary notwithstanding, the Assignee, and its respective successors and assigns, shall have no obligation or liability by reason of or arising out of this Assignment under any agreement, including without limitation under the Assigned Contracts, shall not be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to any agreement, including without limitation the Assigned Contracts, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or to take any other action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled hereunder at any time or times.

SECTION 5. Assignee Appointed Attorney-in-Fact. (a) The Assignor hereby constitutes the Assignee, its successors and assigns, its true and lawful attorney, irrevocably, with full power (in the name of the Assignor or otherwise), upon the occurrence of an Event of Default and so long as such Event of Default shall be continuing, to carry out the provisions of this Assignment and to take any action and execute any instruments which the Assignee may deem necessary or advisable to accomplish the purposes hereof, including without limitation, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem necessary or advisable in the premises.

(b) The Assignor hereby further authorizes the Assignee to file financing statements (including Form UCC-1 and UCC-3) and amendments thereto as provided in Article 9 of the UCC, and any other instrument of like effect, as the Assignee may reasonably deem necessary in connection with the perfection of the Assignee’s security interest in the Collateral.

(c) The powers and authority granted to the Assignee herein have been given for valuable consideration, are coupled with an interest and are hereby declared to be irrevocable.

SECTION 6. Enforcement.

(a) Enforcement without prior judgment. The Assignee (or any person or entity designated by the Assignee) is entitled to exercise the rights given under this Assignment without obtaining a ruling or other basis of execution.

(b)  Action following Event of Default. If an Event of Default under the Credit Agreement has occurred and is continuing, the Assignee is entitled (but not required) to:

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(i)

enforce any and all of the Assignor’s rights under the Shipbuilding Contract, including without limitation the rights to take delivery of the Vessel and to make claims under the Refund Guarantee; and/or

(ii)

cure any default under the Shipbuilding Contract and/or assume the rights and/or obligations of the Assignor under the Shipbuilding Contract and/or appoint third parties who shall substitute the Assignor as buyer pursuant to the Shipbuilding Contract and/or sell the Shipbuilding Contract and/or Refund Guarantee to a third party at a private or public sale at such price and on such terms as the Assignee may decide in its sole discretion; and/or

(iii)	exercise any other rights given under this Assignment and/or the other Finance Documents; and/or

(iv)	enforce any and all statutory rights under any applicable law; and/or

(v)	recover from the Assignor on demand all expenses incurred or paid by the Assignee on behalf of the Creditor Parties in connection with the exercise of the powers referred to in this Section 6.

This Section 6 shall not limit any other rights of the Assignee under this Assignment or the other Finance Documents.

SECTION 7. No Waiver. No failure on the part of the Assignee to exercise, and no delay in exercising, any right, remedy, power or privilege shall operate as waiver thereof, nor shall any single or partial exercise by the Assignee of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Assignee under this Assignment are cumulative and may be exercised (where possible to do so) singly, concurrently, successively and/or in conjunction with or apart from and without prejudice to any other rights and remedies available to the Assignee under the other Finance Documents and are not exclusive of any rights or remedies provided by law.

SECTION 8. Further Assurances. The Assignor agrees that at any time and from time to time, upon the written request of the Assignee and at the reasonable expense of the Assignor, it shall duly execute and deliver as soon as practicable any and all such further instruments and documents as the Assignee may deem necessary in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

SECTION 9. Continuing Security. It is declared and agreed that the security created by this Assignment shall be held by the Assignee as a continuing security for the payment of all moneys which may at any time and from time to time be or become payable by the Assignor under the Credit Agreement, the Note and any other relevant Loan Document and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security now or hereafter held by the Assignee for all or any part of the moneys hereby secured.

SECTION 10. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignee and the Assignor.

SECTION 11. Termination. If the Assignor shall pay and discharge all of its obligations under or in connection with the Credit Agreement, the Note and the other relevant Loan Documents, or is

3

released therefrom in accordance with the terms thereof, all of the right, title and interest herein assigned shall revert to the Assignor and this Assignment shall terminate. Upon any such termination, the Assignee will, at the Assignor’s expense, execute and deliver to the Assignor such documents (in form and substance satisfactory to the Assignee) as the Assignor shall prepare and reasonably request to evidence such termination.

SECTION 12. WAIVER OF JURY TRIAL. EACH OF THE ASSIGNOR, AND BY ITS ACCEPTANCE HEREOF, THE ASSIGNEE, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ASSIGNMENT.

SECTION 13. Notices. Notices and other communications hereunder shall be in writing and shall be sent in accordance with the Credit Agreement.

SECTION 14. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 15. Submission to Jurisdiction. The Assignor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Assignee under this Assignment or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Assignor by mailing by certified mail, signature required, or delivering the same by hand to the Assignor at the address indicated for notices in Section 13 hereof. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Assignor as such, and shall be legal and binding upon the Assignor for all the purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Assignor to the Assignee) against the Assignor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. The Assignor will advise the Assignee promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Assignee may bring any legal action or proceeding in any other appropriate jurisdiction.

SECTION 16. Counterparts. This Assignment may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 17. Headings. In this Assignment, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

SECTION 18. Assignee Benefit. In obtaining the benefits of this Assignment, the Assignee shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Security Trustee thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Assignment shall require the Assignee to exercise any discretionary acts, and any provisions of this Assignment that authorize or permit the Assignee to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Assignee receiving instruction from the Majority Lenders (or, if the relevant Loan Document expressly stipulates the matter is a decision for any other Finance Party or group

4

of Finance Parties, from that Finance Party or group of Finance Parties) to take such action or to exercise such rights.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

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IN WITNESS WHEREOF, the Assignor has executed and delivered this Assignment of Shipbuilding Contract and Refund Guarantee on the date first above written.

[BUYER], as Assignor

By:
Name:
Title:

ANNEX A

NOTICE OF ASSIGNMENT – SHIPBUILDING CONTRACT

To: [YARD]

PLEASE TAKE NOTICE that, pursuant to an Assignment of Shipbuilding Contract and Refund Guarantee dated ___________, 2024 (the “Assignment”) made by the undersigned (the “Assignor”) to and in favor of KROLL TRUSTEE SERVICES LIMITED, as security trustee (the “Assignee”), the undersigned has granted to the Assignee a security interest in all of the Assignor’s right, title and interest in and to the following: (A) that certain shipbuilding contract dated [DATE] (as amended, supplemented or otherwise modified from time to time, the “Shipbuilding Contract”) with Fujian Mawei Shipbuilding Ltd., a company existing under the laws of the People’s Republic of China, providing for the construction and acquisition of one Z-4423 MPSV vessel bearing Hull No. MW628-[11/12] (the “Vessel”), (B) all moneys and claims for moneys due and to become due to the undersigned, whether as indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, such Shipbuilding Contract, and (C) all proceeds of all of the foregoing.

Neither the Vessel being constructed under the Shipbuilding Contract nor any bill of sale, builder’s certificate or any other document transferring title to the Vessel may be delivered to the Assignor without the prior written notice to the Assignee.

The authority and instructions herein contained cannot be varied by us without the consent of the Assignee and no material amendment or variation to the terms and conditions of the Shipbuilding Contract shall be made without the Assignee’s prior written consent if such amendment or variation (w) extends the delivery date under the Shipbuilding Contract after March 31, 2027 or (x) alters the payment schedule of the contract price instalments under the Shipbuilding Contract or (y) changes the purchase price due thereunder in excess of 5%, or (z) modifies the specifications unless it maintains or improves the specifications of the vessel under construction, or grants any waiver or release of any of your material duties and liabilities under the Shipbuilding Contract.

All of our obligations as Buyer under the Shipbuilding Contract shall remain with us and consequently you can raise no claim against the Assignee as a result of the assignment.

Nothing in the assignment shall limit the obligations of the Assignor under the Shipbuilding Contract, including without limitation its obligation to pay the purchase price under the Shipbuilding Contract.

In the event of any default by us under the Shipbuilding Contract or any agreement with the Assignee (including any Event of Default under the Credit Agreement (as each term is defined in the Assignment)), the Assignee shall have the right, but not the obligation, to assume all our rights and obligations as Buyer under the Shipbuilding Contract and/or appoint a third party to substitute us as Buyer under the Shipbuilding Contract.

As from the date hereof and so long as the foregoing Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all of the foregoing amounts from time to time due and payable to, or receivable by, the undersigned to the Assignee’s account as follows:

Bank:
Swift Code:
Account No.:
Beneficiary:

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due.

This Notice of Assignment is irrevocable unless otherwise agreed by the Assignee.

Dated:

[ASSIGNOR]

By:
Name:
Title:

ANNEX B

NOTICE OF ASSIGNMENT – REFUND GUARANTEE

To: [REFUND GUARANTOR]

PLEASE TAKE NOTICE that, pursuant to an Assignment of Shipbuilding Contract and Refund Guarantee dated ___________, 2024 (the “Assignment”) made by the undersigned (the “Assignor”) to and in favor of KROLL TRUSTEE SERVICES LIMITED, as security trustee (the “Assignee”) the undersigned has granted to the Assignee a security interest in all of the Assignor’s right, title and interest in and to the following: (A) that certain refund guarantee #[__], dated [__], 2024 (as amended, supplemented, replaced, substituted or otherwise modified from time to time, the “Refund Guarantee”)11 to the order of the Assignor by the [REFUND GUARANTOR], issued in connection with that certain shipbuilding contract dated [DATE] (as amended, supplemented or otherwise modified from time to time, the “Shipbuilding Contract”), with Fujian Mawei Shipbuilding Ltd., a company existing under the laws of the People’s Republic of China, providing for the construction and acquisition of one Z-4423 MPSV vessel bearing Hull No. MW628-[11/12], (B) all moneys and claims for moneys due and to become due to the undersigned, whether as indemnities, payments or otherwise, under, and all claims for damages arising out of any breach of, such Refund Guarantee and/or such Shipbuilding Contract, and (C) all proceeds of all of the foregoing.

We have irrevocably appointed the Assignee as our attorney with full power to receive the proceeds to be described in our demand which will be presented by us or by the Assignee on our behalf in accordance with the terms of the Refund Guarantee.

You are hereby irrevocably authorized and instructed and demanded by us to pay to the Assignee all sums or any part thereof which may become due by you to us under the Refund Guarantee and you shall only have fulfilled your obligation to make payments under the Refund Guarantee if such payments are made to the Assignee.

The authority and instructions herein contained cannot be revoked or varied by us without the consent of the Assignee and no amendments, variations, additions or other changes to the Refund Guarantee can be made without the prior written consent of the Assignee.

You shall have the same rights under and in relation to the Refund Guarantee against the Assignee as you would have had against ourselves.

As from the date hereof and so long as the foregoing Assignment is in effect, you are hereby irrevocably authorized and instructed to pay all of the foregoing amounts from time to time due and payable to, or receivable by, the undersigned to the below account as follows:

Bank:

Swift Code:

Account No.:

Beneficiary:

or to such other account as the Assignee may direct by notice in writing to you from time to time, all such payments to be made in immediately available funds by wire transfer on the day when such payment is due.

[11]	Notices and Consents to be delivered for each Refund Guarantee.

This Notice of Assignment is irrevocable unless otherwise agreed by the Assignee.

Dated:

[BUYER]

By:
Name:
Title:

ANNEX C

YARD’S ACKNOWLEDGEMENT

THE UNDERSIGNED, Fujian Mawei Shipbuilding Ltd., a company existing under the laws of the People’s Republic of China, hereby acknowledges receipt of the above Notice of Assignment and agrees and undertakes to be bound by the terms thereof.

We further undertake that should [BUYER] (the “Assignor”) default in their obligations to make payment of any installment or installments of the Contract Price (as such term is defined in the Shipbuilding Contract) or should the Assignor commit any other default by reason whereof the undersigned would have the right to rescind or terminate the Shipbuilding Contract, we shall promptly give the Assignee notice in writing of such default within 10 days and shall not exercise any option, remedy or right accruing to us on any such default without first giving the Assignee a 30 day period to remedy the default and assume all of the Assignor’s liabilities and obligations under the Shipbuilding Contract.

We hereby agree that:

(i)

all obligations of the Buyer under the Shipbuilding Contract shall remain with the Assignor, provided however, if the Assignee notifies us in writing that an event of default has occurred and is continuing under the Credit Agreement (as defined in the Assignment), we shall permit the Assignee (but the Assignee is not required) to assume all of the Assignor’s liabilities and obligations under the Shipbuilding Contract;

(ii)	no assignment or other security interest or encumbrance contrary to the Assignment has been notified to us;

(iii)

the vessel being constructed under the Shipbuilding Contract shall not, nor any bill of sale, builder’s certificate or any other document transferring title to the vessel may be delivered by us to the Assignor without prior written notice to the Assignee;

(iv)	any and all payments from us or made on our behalf under the Shipbuilding Contract must be made to the Assignee;

(v)

in the event of a default by the Buyer under the Shipbuilding Contract, the Assignee shall have the right, but not the obligation, to cure such default and/or assume the rights and obligations as Buyer under the Shipbuilding Contract and/or appoint a third party who shall substitute the Assignor as Buyer under the Shipbuilding Contract, provided that the Assignee guarantees the obligations of such third party under the Shipbuilding Contract;

(vi)	we waive any and all rights under the Shipbuilding Contract which might be contrary to or prevent the Assignment;

(vii)	the Assignment referred to in the Notice shall not increase our obligations or limit our rights towards the Buyer under the Shipbuilding Contract;

(viii)

we shall not, without the Assignee’s prior written consent, agree to any material amendment or variation to the terms and conditions of the Shipbuilding Contract which (w) extends the delivery date under the Shipbuilding Contract after March 31, 2027 or (x) alters the payment schedule of the contract price instalments under the Shipbuilding Contract or (y) changes the purchase price due thereunder in excess of 5%, or (z) modifies the specifications unless it maintains or improves the specifications of the vessel under construction, or agree to the granting of any waiver or release of any of our material duties and liabilities under the Shipbuilding Contract); and

(ix)	we confirm that as of the date hereof, no event of default or potential event of default has occurred under the Shipbuilding Contract due to late payments or otherwise.

Dated:

FUJIAN MAWEI SHIPBUILDING LTD.

By:
Name:
Title:

ANNEX D

REFUND GUARANTOR’S ACKNOWLEDGEMENT

THE UNDERSIGNED, [REFUND GUARANTOR], hereby acknowledges receipt of the above Notice of Assignment and agrees and undertakes to be bound by the terms thereof. We further confirm that we have received no other notice of assignment or other security interest in respect of the Refund Guarantee, no amendments, variations, additions or other changes to the Refund Guarantee can be made without the prior written consent of the Assignee and all payments from or on behalf of us under the Refund Guarantee will be made to the Assignee.

Dated:

[REFUND GUARANTOR]

By:
Name:
Title:

Exhibit Q

Form of Joinder Agreement

Agreed Form

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder Agreement”), dated as of [DATE], is made by each entity listed on Schedule 1 hereto (the “Joining Subsidiaries,” and each individually, a “Joining Subsidiary”), and delivered to the Administrative Agent under the Credit Agreement, dated as of November [●], 2024 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among SEACOR FOREIGN MARINE HOLDINGS INC., a Marshall Islands corporation, as the Borrower, SEACOR Marine Holdings Inc., a Delaware corporation, as Parent Guarantor, the Subsidiary Guarantors from time to time party thereto, the Lenders identified on Schedule 1-B thereto, Kroll Agency Services Limited, as Facility Agent and Kroll Trustee Services Limited, as Security Trustee.

WHEREAS, each Joining Subsidiary is required under the Credit Agreement to execute this Joinder Agreement to become a Subsidiary Guarantor and each Joining Subsidiary agrees to be joined as a party to the Credit Agreement pursuant to the terms of this Joinder Agreement; and

NOW, THEREFORE, each Joining Subsidiary hereby agrees as follows:

1. Joinder. Each Joining Subsidiary hereby agrees that, by its execution of this Joinder Agreement, such Joining Subsidiary hereby becomes a party to the Credit Agreement, and is and shall be for all purposes a “Subsidiary Guarantor”, a “Guarantor” and a “Loan Party” under the Loan Documents and shall have (and hereby unconditionally, absolutely and irrevocably assumes) all the terms, conditions, obligations, liabilities and undertakings of, and joins in each grant, pledge and assignment of any interest by, a Guarantor as if it had manually executed the Credit Agreement and each other applicable Loan Document. Each Joining Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to a Guarantor contained in the Credit Agreement and each other applicable Loan Document. Each Joining Subsidiary hereby represents and warrants that each of the representations and warranties contained in the Credit Agreement as they relate to such Joining Subsidiary is true and correct on and as the date hereof (after giving effect to this Joinder Agreement) as if made on and as of such date.

2. Affirmations. Each Joining Subsidiary hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the representations, warranties, acknowledgements and certifications made by, and each of the waivers made by, a Guarantor contained in the Credit Agreement.

3. Schedule 2 (Vessels). Schedule 2 (Vessels) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex I hereto.

4. Waiver. Each Joining Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty contained in Section 20 (Guarantee and Indemnity) of the Credit Agreement by such Joining Subsidiary upon the execution of this Joinder Agreement by such Joining Subsidiary.

5. Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6. Incorporation by Reference. Sections 18.3 (Invalidity), 18.14 (Counterparts; Electronic Delivery), 18.15 (Headings), and 19 (Applicable Law, Jurisdiction and Waiver) of the Credit Agreement is hereby incorporated herein by reference, mutatis mutandis.

1

Agreed Form

[Remainder of page intentionally left blank]

2

Agreed Form

IN WITNESS WHEREOF, each Joining Subsidiary has duly executed and delivered this Joinder Agreement as of the day and year first written above.

[JOINING SUBSIDIARY]

By:
Name:
Title:

[Signature Page to Joinder Agreement]

SCHEDULE 1

Joining Subsidiaries

Name	Jurisdiction
[SEA-CAT Crewzer III LLC]	Marshall Islands
[SEACOR Congo LLC	Marshall Islands
SEACOR Parana LLC	Marshall Islands
SEACOR Nile LLC	Marshall Islands
SEACOR Murray LLC	Marshall Islands
SEACOR Yangtze LLC	Marshall Islands
SEACOR Ohio LLC	Marshall Islands
SEACOR Demerara LLC	Marshall Islands
SEACOR Amazon LLC	Marshall Islands]

Agreed Form

Annex I

SCHEDULE 212

VESSELS

	Vessel Name	Vessel Owner	Flag	IMO Number	Vessel Type
1.	SEACOR Brave	SEACOR Brave LLC	USA	9753519	PSV
2.	SEACOR Chief	SEACOR Chief LLC	USA	9724300	PSV
3.	SEACOR Courageous	SEACOR Courageous LLC	Marshall Islands	9742338	PSV
4.	SEACOR Fearless	SEACOR Fearless LLC	USA	9720897	PSV
5.	SEACOR Resolute	SEACOR Resolute LLC	Marshall Islands	9706176	PSV
6.	SEACOR Tarahumara	SEACOR Offshore 2 LLC	USA	9903097	PSV
7.	SEACOR Totonaca	SEA-CAT Crewzer LLC	Marshall Islands	9849306	PSV
8.	SEACOR Mixteca	SEACOR Offshore 2 LLC	USA	9883596	PSV
9.	Paula McCall	SEACOR Paula McCall LLC	Marshall Islands	9561435	FSV
10.	Aaron S McCall	Aaron S McCall LLC	Marshall Islands	9612703	FSV
11.	Alya McCall	Alya McCall LLC	Marshall Islands	9752486	FSV
12.	Capt. Elliott McCall	SEACOR Offshore Mischief LLC	USA	9744453	FSV
13.	Carlene McCall	SEACOR Offshore McCall LLC	Marshall Islands	9590448	FSV
14.	Liam J McCall	SEACOR Offshore 2 LLC	Marshall Islands	9802554	FSV
15.	Michael Crombie McCall	SEACOR Offshore 2 LLC	USA	9670690	PSV
16.	Michael G McCall	Michael G McCall LLC	Marshall Islands	9583885	FSV
17.	Mr. Steven McCall	SEACOR Offshore Mystery LLC	USA	9744465	FSV
18.	SEACOR Cheetah	SEA-CAT Crewzer LLC	Marshall Islands / Nigeria (Bareboat)	9429493	FSV
19.	SEACOR Cougar	SEA-CAT Crewzer LLC	Marshall Islands	9551296	FSV
20.	SEACOR Leopard	SEA-CAT Crewzer II LLC	Marshall Islands	9665384	FSV
21.	SEACOR Lynx	SEA-CAT Crewzer II LLC	Marshall Islands	9665372	FSV
22.	Amy Clemons McCall	SEACOR Offshore 2 LLC	USA	9688257	FSV
23.	Falcon Diamond	Falcon Diamond LLC	Marshall Islands	9769623	Liftboat
24.	Falcon Pearl	Falcon Pearl LLC	Marshall Islands	9757709	Liftboat
25.	SEACOR 88	SEACOR 88 LLC	Marshall Islands	9503108	AHTS
26.	SEACOR 888	SEACOR 888 LLC	Marshall Islands	9503110	AHTS
27.	SEACOR Andes	SEACOR Andes LLC	Marshall Islands	9676943	PSV
28.	SEACOR Atlas	SEACOR Atlas LLC	Marshall Islands	9676955	PSV
29.	SEACOR Alps	SEACOR Alps LLC	Marshall Islands	9676931	PSV
30.	SEACOR Marlin	SEACOR Marlin LLC	Mexico	9823601	PSV
31.	SEACOR Defiance	Sea-Cat Crewzer LLC	Marshall Islands	9421788	PSV
32.	Alexander S McCall	SEACOR Offshore McCall LLC	Marshall Islands	9715347	FSV

[12]	To be updated at execution of Joinder Agreement to reflect any additional or removed vessels.

Agreed Form

33.	Ava J. McCall	SEACOR Marine LLC	Marshall Islands / Nigeria (Bareboat)	9802566	FSV
34.	Emily Day McCall	SEACOR Offshore McCall LLC	USA	9688269	FSV
35.	Molly R McCall	SEACOR Offshore McCall LLC	Marshall Islands	9715335	FSV
36.	Alex F McCall	Graham Offshore LLC	Marshall Islands	9670688	FSV
37.	RJ Coco McCall	SEACOR Offshore McCall LLC	Marshall Islands	9618109	FSV
38.	[SEACOR Congo	SEACOR Congo LLC	Marshall Islands	9734032	PSV
39.	SEACOR Parana	SEACOR Parana LLC	Marshall Islands	9734020	PSV
40.	SEACOR Nile	SEACOR Nile LLC	Marshall Islands	9710945	PSV
41.	SEACOR Murray	SEACOR Murray LLC	Marshall Islands	9752955	PSV
42.	SEACOR Yangtze	SEACOR Yangtze LLC	Marshall Islands	9659373	PSV
43.	SEACOR Ohio	SEACOR Ohio LLC	Marshall Islands	9659385	PSV
44.	SEACOR Demerara	SEACOR Demerara LLC	Marshall Islands	9752967	PSV
45.	SEACOR Amazon	SEACOR Amazon LLC	Marshall Islands	9710933	PSV]
46.	[SEACOR Panther	Sea-Cat Crewzer III LLC	Marshall Islands	9805879	FSV
47.	SEACOR Puma	Sea-Cat Crewzer III LLC	Marshall Islands	9805867	FSV]